As filed with the Securities and Exchange Commission on [•], 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GUIDED THERAPEUTICS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	3845	58-2029543
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5835 Peachtree Corners East, Suite B

Norcross, Georgia

(770) 242-8723

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Mr. Gene S. Cartwright, Ph.D.

President and Chief Executive Officer

5835 Peachtree Corners East, Suite B

Norcross, Georgia

(770) 242-8723

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert F. Charron, Esq. Sarah E. Williams, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Phone: (212) 370-1300 Fax: (212) 370-7889	M. Ali Panjwani, Esq. Michael T. Campoli, Esq. Pryor Cashman LLP 7 Times Square New York, New York 10036 Phone: (212) 421-4100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common stock, par value	$17,250,000	$1,881.98
Common stock Purchase Warrants
Shares of common stock underlying shares of common stock purchase warrants	$17,250,000	$1,881.98
Pre-funded warrants to purchase shares of common stock
Shares of common stock underlying pre-funded warrants

Total	$34,500,000	$3,763.96

(1)

Pursuant to Rule 416 under the Securities Act, the shares of common stock registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(3)

The proposed maximum aggregate offering price of the shares of common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the pre-funded warrants offered and sold in the offering (plus the aggregate exercise price of the shares of common stock issuable upon exercise of the pre-funded warrants), and as such the proposed aggregate maximum offering price of the shares of common stock and pre-funded warrants (including the shares of common stock issuable upon exercise of the pre-funded warrants), if any, is $17,250,000.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

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The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [ ], 2021

PRELIMINARY PROSPECTUS

Up to [•] Shares of Common Stock

or

Up to [•] Pre-Funded Warrants to Purchase Shares of Common Stock

and

[•] Warrants to Purchase Shares of Common Stock

Guided Therapeutics, Inc.

We are offering [•] shares of common stock, together with warrants (“Public Warrants”) to purchase [•] shares of common stock pursuant to this prospectus at an assumed public offering price of $[•] per share, the minimum required price for listing on the Nasdaq Capital Market ("Nasdaq") and [•] Public Warrant. Each Public Warrant is exercisable to purchase one share of Common Stock at an assumed exercise price of [•], will be exercisable upon issuance and will expire five years from the date of issuance. The shares of common stock and Public Warrants will be separately issued, but the shares and warrants will be issued and sold to purchasers. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of Public Warrants.

We are also offering to certain purchasers whose purchase of common stock in this offering that would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding shares of our common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded warrants, in lieu of shares of common stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding shares of our common stock. Each pre-funded warrant will be exercisable for one share of common stock. The purchase price of each pre-funded warrant and the accompanying Public Warrant will be equal to the price at which a share of common stock and accompanying Public Warrant are sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $[•] per share of common stock. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering. Each pre-funded warrant is being sold together with one Public Warrant. Each Public Warrant is exercisable to purchase one share of common stock at an assumed exercise price of [•] per share, will be exercisable upon issuance and will expire five years from the date of issuance. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. Because we will issue one Public Warrant for each share of common stock and for each pre-funded warrant to purchase one share of common stock sold in this offering, the number of Public Warrants sold in this offering will not change as a result of a change in the mix of the shares of common stock and pre-funded warrants sold. The shares of common stock and pre-funded warrants, and the accompanying Public Warrants, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

Our common stock are currently quoted under the symbol “GTHP” on the OTC Markets. We have applied to list our common stock on the Nasdaq Capital Market (“Nasdaq”) under the symbol “[•].” The successful listing of our common stock on the Nasdaq is a condition of this offering.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page 11 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Common Share and related Public Warrant	[Per Pre-Funded Warrant and related Public Warrant]	Total
Public offering price
Underwriting discount(1)(2)
Proceeds, before expenses, to us

(1)

Does not include our obligation to reimburse the underwriters for their expenses in an amount not to exceed $100,000. We refer you to “Underwriting” beginning on page 94 of this prospectus for information regarding expenses reimbursable by us to the underwriter.

(2)

The public offering price and underwriting discount corresponds to (x)(i) a public offering price per share of common stock $     and (ii) a public offering price per Public Warrant of $     , and (y)(i) a public offering price per pre-funded warrant of $     and (ii) a public offering price per Public Warrant of $     .

(3)

The underwriters may also exercise their option to purchase up to an additional shares of common stock and/or Public Warrants to purchase up to an aggregate of shares of common stock from us, in any combination thereof, at the public offering price, less the underwriting discounts and commissions, for 45 days after the date of this prospectus.

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Book-Running Manager

Roth Capital Partners

Prospectus dated     , 2021.

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ABOUT THIS PROSPECTUS

Neither we nor the underwriters have authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus or any free writing prospectus prepared by or on behalf of us or to which we may have referred you in connection with this offering. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriters are making an offer to sell or seeking offers to buy these securities in any jurisdiction where, or to any person to whom, the offer or sale is not permitted. The information in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus. Our business, financial condition, results of operations and future growth prospects may have changed since those dates.

We obtained the industry, market and competitive position data in this prospectus from our own internal estimates and research as well as from industry and general publications and research surveys and studies conducted by third parties. This information involves many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors,” that could cause results to differ materially from those expressed in these. publications and reports.

This prospectus contains references to our trademark and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Unless otherwise indicated, references in this prospectus to “$”, “dollars”, “USD” or “United States dollars” are to United States dollars.

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PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information in this prospectus, including our financial statements and related notes, before investing in our securities. If any of the following risks materialize, our business, financial condition, operating results and prospects could be materially and adversely affected. In that event, the price of our securities could decline, and you could lose part or all of your investment.

Unless the context indicates otherwise, as used in this prospectus, the terms “Guided,” “Guided Therapeutics,” “we,” “us,” “our,” “our company” and “our business” refer to Guided Therapeutics, Inc.

Our Company

Overview

We are a medical technology company focused on developing innovative medical devices that have the potential to improve healthcare. Our primary focus is the sales and marketing of our LuViva® Advanced Cervical Scan non-invasive cervical cancer detection device. The underlying technology of LuViva primarily relates to the use of biophotonics for the non-invasive detection of cancers. LuViva is designed to identify cervical cancers and precancers painlessly, non-invasively and at the point of care by scanning the cervix with light, then analyzing the reflected and fluorescent light.

LuViva is designed to provide a less invasive and painless alternative to conventional tests for cervical cancer screening and detection. Additionally, LuViva is designed to improve patient well-being not only because it eliminates pain, but also because it is convenient to use and provides rapid results at the point of care. We focus on two primary applications for LuViva: first, as a cancer screening tool in the developing world, where infrastructure to support traditional cancer-screening methods is limited or non-existent, and second, as a triage following traditional screening in the developed world, where a high number of false positive results cause a high rate of unnecessary and ultimately costly follow-up tests.

Screening for cervical cancer represents one of the most significant demands on the practice of diagnostic medicine. As cervical cancer is linked to a sexually transmitted disease—the human papillomavirus (HPV)—every woman essentially becomes “at risk” for cervical cancer simply after becoming sexually active. In the developing world, there are approximately 2.0 billion women aged 15 and older who are potentially eligible for screening with LuViva. Guidelines for screening intervals vary across the world, but U.S. guidelines call for screening every three years. Traditionally, the Pap smear screening test, or Pap test, is the primary cervical cancer screening methodology in the developed world. However, in developing countries, cancer screening using Pap tests is expensive and requires infrastructure and skill not currently existing, and not likely to be developed in the near future, in these countries.

We believe LuViva is the answer to the developing world’s cervical cancer screening needs. Screening for cervical cancer in the developing world often requires working directly with foreign governments or non-governmental agencies (NGOs). By partnering with governments or NGOs, we can provide immediate access to cervical cancer detection to large segments of a nation’s population as part of national or regional governmental healthcare programs, eliminating the need to develop expensive and resource-intensive infrastructures.

In the developed world, we believe LuViva offers a more accurate and ultimately cost-effective triage medical device, to be used once a traditional Pap test or HPV test indicates the possibility of cervical cancer. Due to the high number of false positive results from Pap tests, traditional follow-on tests entail increased medical treatment costs. We believe these costs can be minimized by utilizing LuViva as a triage to determine whether and to what degree follow-on tests are warranted.

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We believe our non-invasive cervical cancer detection technology can be applied to the early detection of other cancers as well. For example, we have developed prototypes and conducted limited clinical studies using our biophotonic technology for the detection of esophageal cancer. We believe that skin cancer detection is also a promising target for our biophotonic technology, but currently we are focused primarily on the large-scale commercialization of LuViva.

Our Potential Market

The Developing World

According to the most recent data published by the World Health Organization (WHO), cervical cancer is the fourth most frequent cancer in women worldwide, with an estimated 570,000 new cases in 2018, an increase of 40,000 cases from 2012. For women living in less developed regions, however, cervical cancer is the second most common cancer, and 9 out of 10 women who die from cervical cancer reside in low- and middle-income countries. In 2018, GLOBOCAN, the international cancer tracking agency, estimated that approximately 311,000 women died from cervical cancer, with 85% of these deaths occurring in low- and middle-income countries.

As noted by the WHO, in developed countries, programs are in place that enable women to get screened, making most pre-cancerous lesions identifiable at stages when they can easily be treated. Early treatment prevents up to 80% of cervical cancers in these countries. In developing countries, however, limited access to effective screening means that the disease is often not identified until it is further advanced and symptoms develop. In addition, prospects for treatment of such late-stage disease may be poor, resulting in a higher rate of death from cervical cancer in these countries.

We have executed formal distribution agreement covering 40 countries, some of which have since expired. Presently, we still have active contracts in place for 24 countries that cover roughly half of the world’s population, including China and certain countries in Southeast Asia (including Indonesia), and certain countries in Eastern Europe and Russia.

We believe that the greatest need and market opportunity for LuViva lies in screening for cervical cancer in developing countries where the infrastructure for traditional screening may be limited or non-existent.

In addition to private care markets, we are actively working with distributors in the following countries to implement government-sponsored screening programs: Turkey, Indonesia and several countries in Eastern Europe. The number of screening candidates in those countries is approximately 155 million.

The Developed World

The Pap test, which involves a sample of cervical tissue being placed on a slide and observed in a laboratory, is currently the most common form of cervical cancer screening. Since the introduction of screening and diagnostic methods, the number of cervical cancer deaths in the developed world has declined dramatically, due mainly to the increased use of the Pap test. However, the Pap test has a wide variation in sensitivity, which is the ability to detect the disease, and specificity, which is the ability to exclude false positives. A study by Duke University for the U.S. Agency for Health Care Policy and Research published in 1999 showed Pap test performance ranging from a 22%-95% sensitivity and 78%-90% specificity, although new technologies improving the sensitivity and specificity of the Pap test have recently been introduced and are finding acceptance in the marketplace. Currently, about 50 million Pap tests are given annually in the United States, and combined with a pelvic exam as the standard of care, has an average price of approximately $380 per exam.

After a Pap test returns a positive result for cervical cancer, accepted protocol calls for a visual examination of the cervix using a colposcope, usually followed by a biopsy, or tissue sampling, at one or more locations on the cervix. This method looks for visual changes attributable to cancer. There are about two million colposcope examinations annually in the United States and Europe. According to industry reports by MD Save and Costhelper Health, leading online medical service providers, the average cost of a colposcopy examination with biopsy in the United States is currently $943.

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Given this landscape, we believe that there is a material need and market opportunity for LuViva as a triage device in the developed world where LuViva represents a more cost-effective method of verifying a positive Pap test than the alternatives.

The LuViva Advanced Cervical Scan

LuViva is designed to identify cervical cancers and precancers painlessly, non-invasively and at the point of care by scanning the cervix with light, then analyzing the light reflected from the cervix. The information presented by the light would be used to indicate the likelihood of cervical cancer or precancers. Our product, in addition to detecting the structural changes attributed to cervical cancer, is also designed to detect the biochemical changes that precede the development of visual lesions. In this way, cervical cancer may be detected earlier in its development, which should increase the chances of effective treatment. In addition to the device itself, operation of LuViva requires employment of our single-use, disposable calibration and alignment cervical guide.

To date, thousands of women in multiple international clinical settings have been tested with LuViva. As a result, more than 25 papers and presentations have been published regarding LuViva in a clinical setting, including at the International Federation of Gynecology and Obstetrics Congress in London in 2015 and at the Indonesian National Obstetrics and Gynecology (POGI) Meeting in Solo in 2016.

Internationally, we contract with country-specific or regional distributors. We believe that the international market will be significantly larger than the U.S. market due to the international demand for cervical cancer screening. We have executed formal distribution agreements covering over 40 countries, some of which have expired. We still have active contracts in place for countries including China and Southeast Asia (including Indonesia), Eastern Europe and Russia. In 2021, we intend to focus on other large markets such as those in the European Union, India and certain Latin American countries, such as Mexico.

We currently have regulatory approval to sell LuViva in 44 countries, including the 33 countries in Europe under our Edition 3 CE Mark. In addition, we have approval to sell LuViva in 11 additional countries under country specific approvals including India, Indonesia, Singapore and Kenya. Finally, several non-EU countries such as Saudi Arabia, Egypt and South Africa rely on the CE Mark for medical devices. LuViva has also previously obtained marketing approval from Health Canada and COFEPRIS in Mexico but these have expired. In addition, in 2018, we were approved for sales and marketing in India. We currently are seeking regulatory approval to market LuViva in the United States but have not yet received approval from the U.S. Food and Drug Administration (FDA). As of December 31, 2020, we have sold 140 LuViva devices and approximately 76,980 single-use-disposable cervical guides to international distributors.

We believe our non-invasive cervical cancer detection technology can be applied to the early detection of other cancers as well. Starting in 2008, we had been working with Konica Minolta to explore the feasibility of adapting our microporation and biophotonic cancer detection technology to other areas of medicine and to determine potential markets for these products in anticipation of a development agreement. In February 2013, we replaced our existing agreements with Konica Minolta with a new agreement, pursuant to which and subject to the payment of a nominal license fee due upon FDA approval, Konica Minolta has granted us a five-year, world-wide, non-transferable and non-exclusive right and license to manufacture and to develop a non-invasive esophageal cancer detection product from Konica Minolta and based on our biophotonic technology platform. The license permitted us to use certain related intellectual property of Konica Minolta. In return for the license, we have agreed to pay Konica Minolta a royalty for each licensed product we sell that includes their intellectual property. To date, we have not achieved any sales of products that include the intellectual property of Konica Minolta. As we develop LuViva as a commercial product, we continue to seek new collaborative partners focused on marketing and sales of our biophotonic technology.

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Manufacturing, Sales Marketing and Distribution

We manufacture LuViva at our Norcross, Georgia facility. Most of the components of LuViva are custom made for us by third-party manufacturers. We adhere to ISO 13485:2003 quality standards in our manufacturing processes. Our single-use cervical guides are manufactured by a vendor that specializes in injection molding of plastic medical products. On January 22, 2017, we entered into a license agreement with Shandong Yaohua Medical Instrument Corporation (“SMI”), as amended on March 28, 2017, pursuant to which we granted SMI an exclusive global license to manufacture the LuViva device and related disposables (subject to a carve-out for manufacture in Turkey). On December 18, 2018, we entered into a co-development agreement with Newmars Technologies, Inc. (“NTI”), whereby NTI will perform final assembly of the LuViva device for its contracted distribution countries in Eastern Europe and Russia at its ISO 13485 facility in Hungary. This additional carve out has been agreed to by SMI. On August 12, 2021 the Company entered into a second amendment with SMI pursuant to which the Company has continued to grant SMI exclusive distribution, sales and manufacturing rights of the LuViva for China, Taiwan, Hong Kong and Macau.

We rely on distributors to sell our products. Distributors can be country exclusive or cover multiple countries in a region. We manage these distributors, provide them marketing materials and train them to demonstrate and operate LuViva. We seek distributors that have experience in gynecology and in introducing new technology into their assigned territories. Currently, we rely on SMI in distributing our products in the People's Republic of China, Macau, Hong Kong and Taiwan; we rely on NTI in distributing our products in Eastern Europe and Russia.

We have only limited experience in the production planning, quality system management, facility development, and production scaling that will be needed to bring production to increased sustained commercial levels. We will likely need to develop additional expertise in order to successfully manufacture, market, and distribute any future products.

Our Team

Our management team is comprised of highly experienced pharmaceutical and biotechnology executives with successful track records in researching, developing, gaining approval for and commercializing novel medicines to treat serious diseases. Each member of our management team has over 20 to 30 years of industry experience, including our CEO and COO. These individuals have held leadership positions with industry leaders such as Abbott Laboratories, and GE Health among others, and also with early stage biotechnology and emerging technology companies such as Biofield Corp and SpectRx, Inc. Additionally, the team has significant experience in company formation, capital raises, mergers/acquisitions, business development, and sales and marketing in the pharmaceutical industry. Our board of directors (the “Board”) is constituted by individuals with significant experience in the pharmaceutical and biotechnology industries.

Our Strengths

Currently, we are the only commercial stage company with a biophotonic technology that potentially addresses a large primary screening market and a potential R&D pipeline that could improve the early detection of numerous cancers that afflict men and women., Key strengths include:

•	The engineering and production risks have been largely addressed as we have sold over 100 working systems worldwide.

•	Regulatory approvals have been granted covering over 40 countries.

•	We have legitimate pathways for securing marketing approvals in the two largest medical markets – the US and China, within a 2-3 year period.

•	The clinical results of our technology have been published in leading peer-reviewed journals by world famous, thought leading physicians.

Our Business Strategy

Our near term goals are to accomplish the following over the next two years by pursuing the following strategies:

•	Seek US FDA approval by completing a clinical trial.

•	Contingent upon FDA approval, discuss opportunities to partner with a larger U.S. based company for distribution in the U.S. At the same time, we intend to build a small dedicated sales force based near major metropolitan centers and focused on generating sales at large centralized Ob-Gyn practices.

•	Seek Chinese FDA approval working with our existing partner in China, Shandong Medical Instrumentation Co. Ltd.

•	Pursue regulatory approval in Russia and work with our partner in Eastern Europe, Newmars Technology, Inc. to generate sales in Europe.

•	Continue to selectively support sales through our distributors in large countries such as Indonesia.

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Risk Factor Summary

Our ability to implement our business strategy is subject to numerous risks that you should be aware of before making an investment decision. These risks are described more fully in the section entitled “Risk Factors” in this prospectus. These risks include, among others:

•	Although we will be required to raise additional funds in 2021, there is no assurance that such funds can be raised on terms that we would find acceptable, on a timely basis, or at all.

•	If we cannot obtain additional funds when needed, we will not be able to implement our business plan.

•	We have a history of losses, and we expect losses to continue.

•	We are currently delinquent with our federal payroll and unemployment taxes and applicable state tax return filings.

•	Our ability to sell our products is controlled by government regulations, and we may not be able to obtain any necessary clearances or approvals.

•	In foreign countries, including European countries, we are subject to government regulation, which could delay or prevent our ability to sell our products in those jurisdictions.

•	In the United States, we are subject to regulation by the U.S. FDA, which approval has not yet been obtained, which could prevent us from selling our products domestically.

•	Even if we obtain clearance or approval to sell our products, we are subject to ongoing requirements and inspections that could lead to the restriction, suspension or revocation of our clearance.

•	We depend on a limited number of distributors and any reduction, delay or cancellation of an order from these distributors or the loss of any of these distributors could cause our revenue to decline.

Corporate Information

We were incorporated in the state of Delaware in 1992, under the Delaware General Corporation Law, or “DGCL”, under the name “SpectRx, Inc.” and subsequently changed our name to Guided Therapeutics, Inc. on February 22, 2008. At the same time, we renamed our wholly owned subsidiary, InterScan, Inc. which originally had been incorporated as “Guided Therapeutics, Inc.” Our telephone number is (770) 242-8723. Our website address is https://www.guidedinc.com/. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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The Offering

Common stock offered by us	[•] shares, based on an assumed public offering price of $[•] per share of common stock and related Public Warrant.

Pre-funded warrants offered by us

We are also offering to certain purchasers whose purchase of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding shares of our common stock immediately following the consummation of this offering, the opportunity to purchase, if such purchasers so choose, pre-funded warrants, in lieu of shares of common stock that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding shares of our common stock. Each pre-funded warrant will be exercisable for one share of common stock. The purchase price of each pre-funded warrant and the accompanying Public Warrant will equal the price at which the shares of common stock and the accompanying Public Warrant are being sold to the public in this offering, minus $[•], and the exercise price of each pre-funded warrant will be $[•] per share. The pre-funded warrants will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. Because we will issue one Public Warrant for each share of common stock and for each pre-funded warrant to purchase one share of common stock sold in this offering, the number of Public Warrants sold in this offering will not change as a result of a change in the mix of the shares of common stock and pre-funded warrants sold. For additional information, see “Description of Securities—Pre-Funded Warrants to be Issued as Part of this Offering” on page [__] of this prospectus.

Description of Public Warrants

We are offering Public Warrants to purchase an aggregate of [•] shares of common stock. Each share of common stock and each pre-funded warrant to purchase one share of Common Stock is being sold together with one Public Warrant to purchase one share of common stock. Each Public Warrant will have an assumed exercise price of $[•] per share, will be upon issuance exercisable and will expire on the fifth anniversary of the original issuance date. The shares of common stock and pre-funded warrants, and the accompanying Public Warrants, as the case may be, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Public Warrants. For additional information, see “Description of Securities—Public Warrants to be Issued as Part of this Offering” on page [__] of this prospectus.

Shares of common stock to be outstanding after this offering	[•] shares (or [•] shares if the underwriters exercise their option to purchase additional shares in full).

Underwriters’ option to purchase additional securities

We have granted the underwriters a 45-day option to purchase up to [•] additional shares of common stock and/or Public Warrants at the public offering price, less underwriting discounts and commissions on the same terms as set forth in this prospectus.

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Use of proceeds

We estimate that the net proceeds to us from the sale of shares of our common stock in this offering will be approximately $[•] million, or $[•] million if the underwriters exercise their option to purchase additional shares in full, assuming an initial public offering price of $[•] per share and related Public Warrants as set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering [______]. See “Use of Proceeds.

Proposed Nasdaq Capital Market symbol

We have applied to list our common stock on Nasdaq under the symbol “[ ]”. The successful listing of our common stock on the Nasdaq is a condition of this offering. However, there can be no assurance that Nasdaq will approve our listing application.

No Listing of Warrants	We do not intend to apply for listing of the pre-funded warrants or Public Warrants on any national securities exchange or trading system.

Risk Factors

Investment in our securities involves substantial risks. You should read this prospectus carefully, including the section entitled “Risk Factors” and the financial statements and the related notes to those statements included in this prospectus, before investing in our common stock.

The number of shares of common stock to be outstanding after this offering is based on an aggregate of 13,296,880 shares outstanding as of June 30, 2021. The disclosure above does not include:

•

1,825,000 shares of common stock issuable upon exercise of outstanding options as of June 30, 2021, at a weighted average exercise price of $0.49 per share, of which 894,114 shares were vested as of such date;

•

4,684,411 shares of common stock reserved for future issuance under our stock option plan as of June 30, 2021, plus any future increases in the number of shares of common stock reserved for issuance under our stock option plan pursuant to evergreen provisions;

•	shares of common stock that may be issued upon the exercise of pre-funded warrants and Public Warrants issued in this offering; and

•	35,622,768 shares of common stock underlying warrants and convertible debt at a weighted average exercise price of $0.301 per share.

Except as otherwise indicated herein, all information in this prospectus, including the number of shares that will be outstanding after this offering, assumes no exercise by the underwriters of their option to purchase additional securities.

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Summary Financial Data

GUIDED THERAPEUTICS INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in Thousands, except per share data)

	FOR THE THREE MONTHS ENDED JUNE 30,		FOR THE SIX MONTHS ENDED JUNE 30,
	2021	2020	2021	2020
Revenue:
Sales – devices and disposables	$2	$-	$2	$-
Cost of goods sold	-	6	-	6
Gross profit (loss)	2	(6)	2	(6)

Operating Expenses:
Research and development	20	55	36	80
Sales and marketing	30	37	66	71
General and administrative	513	271	1,340	453
Total operating expenses	563	363	1,442	604

Operating loss	(561)	(369)	(1,440)	(610)

Other Income (Expenses):
Other income	27	50	27	51
Interest expense	(315)	(308)	(456)	(594)
Change in fair value of derivative liability	-	-	(88)	-
Loss from extinguishment of debt	(185)	(343)	(185)	(316)
Change in fair value of warrants	-	(5,779)	448	(2,551)
Total other income (expenses)	(473)	(6,380)	(254)	(3,410)

Loss Before Income Taxes	(1,034)	(6,749)	(1,694)	(4,020)

Provision For Income Taxes	-	-	-	-

Net Loss	(1,034)	(6,749)	(1,694)	(4,020)
Preferred Stock Dividends	(125)	(17)	(177)	(29)

Net Loss Attributable To Common Stockholders	$(1,159)	$(6,766)	$(1,871)	$(4,049)

Net Loss Per Share Attributable To Common Stockholders
Basic	$(0.09)	$(0.57)	$(0.14)	$(0.48)
Diluted	$(0.09)	$(0.57)	$(0.14)	$(0.48)

Weighted Average Shares Outstanding
Basic	13,280	11,913	13,226	8,463
Diluted	13,280	11,913	13,226	8,463

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	Years Ended December 31,
	2020	2019
	(in thousands, except share and per share data)
Consolidated Statements of Operations
Revenue:
Sales – devices and disposables, net	$102	$36
Cost of goods recovered (sold)	41	(70)
Gross profit (loss)	143	(34)

Operating expenses:
Research and development and patents	$143	$122
Sales and marketing	139	87
General and administrative	913	694
Total operating expenses	1,195	903

Operating loss	(1,052)	(937)

Other Income (Expenses):
Other Income	271	48
Interest expense	(1,056)	(1,412)
Loss from extinguishment of debt	(296)	-
Change in fair value of derivative liability	(25)	-
Change in fair value of warrants	1,879	380
Total other income (expenses)	773	(984)

Net Loss	(279)	(1,921)

Preferred Stock Dividends	(122)	-
Net Loss Attributable To Common Stockholders	$(401)	$(1,921)

Net Loss Per Share Attributable To Common Stockholders(1)
Basic	$(0.04)	$(0.58)
Diluted	$(0.04)	$(0.58)

Weighted-Average Shares Outstanding
Basic	10,767	3,302
Diluted	10,767	3,302

(1)

See Note 2 of the notes to our Consolidated Financial Statements for the Years Ended December 31, 2020 and 2019 included elsewhere in this prospectus for a description of how we compute basic and diluted net loss per share attributable to common stockholders.

	Year ended December 31,
	2020	2019
Balance Sheet Data:
Total current assets	$896	$1,030
Total noncurrent assets	454	150
Working capital	(8,066)	(11,380)
Total assets	1,350	1,180
Current liabilities	8,962	12,410
Non-current liabilities	3,243	5,705
Total liabilities	12,205	18,115
Accumulated deficit	(139,956)	(139,555)
Total stockholders’ equity	$(10,855)	(16,935)

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this prospectus, including the consolidated financial statements and the related notes, before making a decision to buy our common stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Although we may be required to raise additional funds in 2021, if the proceeds of this offering is not sufficient to carry out our business, there is no assurance that such funds can be raised on terms that we would find acceptable, on a timely basis, or at all.

Additional debt or equity financing may be required for us to continue as a going concern. We may seek to obtain additional funds for the financing of our cervical cancer detection business through additional debt or equity financings and/or new collaborative arrangements. Management believes that additional financing, if obtainable, will be sufficient to support planned operations only for a limited period. Management has implemented operating actions to reduce cash requirements. Any required additional funding may not be available on terms attractive to us, on a timely basis, or at all. If we cannot obtain additional funds or achieve profitability, we may not be able to continue as a going concern.

Because we must obtain additional funds through financing transactions or through new collaborative arrangements in order to grow the revenues of our cervical cancer detection product line, there exists substantial doubt about our ability to continue as a going concern. Therefore, it will be necessary to raise additional funds. There can be no assurance that we will be able to raise these additional funds. If we do not secure additional funding when needed, we will be unable to conduct all of our product development efforts as planned, which may cause us to alter our business plan in relation to the development of our products. Even if we obtain additional funding, we will need to achieve profitability thereafter.

Our independent registered public accountants’ report on our consolidated financial statements as of and for the year ended December 31, 2020, indicated that there was substantial doubt about our ability to continue as a going concern because we had suffered recurring losses from operations and had an accumulated deficit of $141.8 million at June 30, 2021 summarized as follows:

Accumulated deficit, from inception to 12/31/2018	$137.7 million
Net Loss for fiscal year 2019, ended 12/31/2019	$1.9 million
Accumulated deficit, from inception to 12/31/2019	$139.6 million
Preferred dividends for fiscal year 2020	$0.1 million
Net Loss for the year to date ended 12/31/2020	$0.3 million
Accumulated deficit, from inception to 12/31/2020	$140.0 million
Net Loss for the quarter to date ended 3/31/2021	$0.6million
Net Loss for the quarter to date ended 6/30/2021	$1.2 million
Accumulated deficit, from inception to 6/30/2021	$141.8 million

Our management has implemented reductions in operating expenditures and reductions in some development activities. We have determined to make cervical cancer detection the focus of our business. We are managing the development of our other programs only when funds are made available to us via grants or contracts with government entities or strategic partners. However, there can be no assurance that we will be able to successfully implement or continue these plans.

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If we cannot obtain additional funds when needed, we will not be able to implement our business plan.

We require substantial additional capital to develop our products, including completing product testing and clinical trials, obtaining all required regulatory approvals and clearances, beginning and scaling up manufacturing, and marketing our products. We have historically financed our operations though the public and private sale of debt and equity, funding from collaborative arrangements, and grants. Any failure to achieve adequate funding in a timely fashion would delay our development programs and could lead to abandonment of our business plan. To the extent we cannot obtain additional funding, our ability to continue to manufacture and sell our current products, or develop and introduce new products to market, will be limited. Further, financing our operations through the public or private sale of debt or equity may involve restrictive covenants or other provisions that could limit how we conduct our business or finance our operations. Financing our operations through collaborative arrangements generally means that the obligations of the collaborative partner to fund our expenditures are largely discretionary and depend on a number of factors, including our ability to meet specified milestones in the development and testing of the relevant product. We may not be able to obtain an acceptable collaboration partner, and even if we do, we may not be able to meet these milestones, or the collaborative partner may not continue to fund our expenditures.

We have a history of losses, and we expect losses to continue.

We have never been profitable and we have had operating losses since our inception. We expect our operating losses to continue as we continue to expend substantial resources to complete commercialization of our products, obtain regulatory clearances or approvals; build our marketing, sales, manufacturing and finance capabilities, and conduct further research and development. The further development and commercialization of our products will require substantial development, regulatory, sales and marketing, manufacturing and other expenditures. We have only generated limited revenues from product sales. As of June 30, 2021 and December 31, 2020, our accumulated deficit was approximately $141.8 million and $140.0 million, respectively.

We are currently delinquent with our federal payroll and unemployment taxes and applicable state tax returns filings.

Although we have been experiencing recurring losses, we are obligated to file tax returns for compliance with IRS regulations and that of applicable state jurisdictions. At June 30, 2021 and December 31, 2020, the Company has approximately $61.6 million of net operating losses carryforward available. This net operating loss will be eligible to be carried forward for tax purposes at federal and applicable states level, but the use of such net operating losses may be subject to restrictions under applicable tax law. A full valuation allowance has been recorded related to the deferred tax assets generated from the net operating losses.

Our ability to sell our products is controlled by government regulations, and we may not be able to obtain any necessary clearances or approvals.

The design, manufacturing, labeling, distribution and marketing of medical device products are subject to extensive and rigorous government regulation in most of the markets in which we sell, or plan to sell, our products, which can be expensive and uncertain and can cause lengthy delays before we can begin selling our products in those markets.

In foreign countries, including European countries, we are subject to government regulation, which could delay or prevent our ability to sell our products in those jurisdictions.

In order for us to market our products in Europe and some other international jurisdictions, we and our distributors and agents must obtain required regulatory registrations or approvals. We must also comply with extensive regulations regarding safety, efficacy and quality in those jurisdictions. We may not be able to obtain the required regulatory registrations or approvals, or we may be required to incur significant costs in obtaining or maintaining any regulatory registrations or approvals we receive. Delays in obtaining any registrations or approvals required for marketing our products, failure to receive these registrations or approvals, or future loss of previously obtained registrations or approvals would limit our ability to sell our products internationally. For example, international regulatory bodies have adopted various regulations governing product standards, packaging requirements, labeling requirements, import restrictions, tariff regulations, duties and tax requirements. These regulations vary from country to country. In order to sell our products in Europe, in 2018 we had to undergo an inspection and re-file for ISO 13485:2016 and the CE Mark, which is an international symbol of quality and compliance with applicable European medical device directives. Failure to maintain ISO 13485:2016 certification or CE mark certification or other international regulatory approvals would prevent us from selling in some countries in the European Union.

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As of June 30, 2021, our products have achieved and maintain both ISO 13485:2016 certification and the CE Mark through our contract manufacturer, Newmars Technologies.

For our products to be marketed and sold in the People’s Republic of China, they must gain approval from the Chinese National Medical Products Administration (NMPA), formerly known as the Chinese Food and Drug Administration (Chinese FDA). We are working with our Chinese partner, Shandong Yaohua Medical Instrument Corporation, to achieve NMPA approval and as of June 30, 2021 had passed compliance testing for device safety and preparing for the clinical trial necessary for NMPA approval.

Our business is subject to the risks of international operations.

Our business and financial results could be adversely affected due to a variety of factors, including:

•	changes in a specific country or region’s political and cultural climate or economic condition, including change in governmental regime;
•	unexpected or unfavorable changes in foreign laws, regulatory requirements and related interpretations;
•	difficulty of effective enforcement of contractual provisions in local jurisdictions;
•	inadequate intellectual property protection in foreign countries;
•	trade protection measures, import or export licensing requirements such as Export Administration Regulations promulgated by the U.S. Department of Commerce and fines, penalties or suspension or revocation of export privileges;
•	trade sanctions imposed by the United States or other governments with jurisdictional authority over our business operations;
•	the effects of applicable and potentially adverse foreign tax law changes;
•	significant adverse changes in foreign currency exchange rates;
•	longer accounts receivable cycles;
•	managing a geographically dispersed workforce; and
•	compliance with the U.S. Foreign Corrupt Practices Act, or FCPA, and the Office of Foreign Assets Control regulations, particularly in emerging markets.

In foreign countries, particularly in those with developing economies, certain business practices may exist that are prohibited by laws and regulations applicable to us, such as the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act and other anti-corruption laws. Although our policies and procedures require compliance with these laws and are designed to facilitate compliance with these laws, our employees, contractors and agents may take actions in violation of applicable laws or our policies. Any such violation, even if prohibited by our policies, could have a material adverse effect on our business and reputation.

Our international businesses must comply with applicable laws such as the U.S. Foreign Corrupt Practices Act. Failure to maintain compliance with or adapt to changes in any of the aforementioned requirements could result in fines, penalties or regulatory actions that could have an adverse impact on our business, results of operations and financial condition.

In the United States, we are subject to regulation by the U.S. FDA, which could prevent us from selling our products domestically.

In order for us to market our products in the United States, we must obtain clearance or approval from the U.S. Food and Drug Administration, or U.S. FDA. We cannot be sure that:

•	we, or any collaborative partner, will make timely filings with the U.S. FDA;
•	the U.S. FDA will act favorably or quickly on these submissions;
•	we will not be required to submit additional information or perform additional clinical studies; or
•	we will not face other significant difficulties and costs necessary to obtain U.S. FDA clearance or approval.

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It can take several years from initial filing of a PMA application and require the submission of extensive supporting data and clinical information. The U.S. FDA may impose strict labeling or other requirements as a condition of its clearance or approval, any of which could limit our ability to market our products domestically. Further, if we wish to modify a product after U.S. FDA approval of a PMA application, including changes in indications or other modifications that could affect safety and efficacy, additional clearances or approvals will be required from the U.S. FDA. Any request by the U.S. FDA for additional data, or any requirement by the U.S. FDA that we conduct additional clinical studies, could result in a significant delay in bringing our products to market domestically and require substantial additional research and other expenditures. Similarly, any labeling or other conditions or restrictions imposed by the U.S. FDA could hinder our ability to effectively market our products domestically. Further, there may be new U.S. FDA policies or changes in U.S. FDA policies that could be adverse to us.

Currently, we have agreed with the U.S. FDA on the clinical trial protocol and are preparing to start the study of approximately 400 women in either September or October 2021.

Even if we obtain clearance or approval to sell our products, we are subject to ongoing requirements and inspections that could lead to the restriction, suspension or revocation of our clearance.

We, as well as any potential collaborative partners, will be required to adhere to applicable regulations in the markets in which we operate and sell our products, regarding good manufacturing practice, which include testing, control, and documentation requirements. Ongoing compliance with good manufacturing practice and other applicable regulatory requirements will be strictly enforced applicable regulatory agencies. Failure to comply with these regulatory requirements could result in, among other things, warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, failure to obtain premarket clearance or premarket approval for devices, withdrawal of approvals previously obtained, and criminal prosecution. The restriction, suspension or revocation of regulatory approvals or any other failure to comply with regulatory requirements would limit our ability to operate and could increase our costs.

We depend on a limited number of distributors and any reduction, delay or cancellation of an order from these distributors or the loss of any of these distributors could cause our revenue to decline.

Each year we have had one or a few distributors that have accounted for substantially all of our limited revenues. As a result, the termination of a purchase order with any one of these distributors may result in the loss of substantially all of our revenues. We are constantly working to develop new relationships with existing or new distributors, but despite these efforts we may not be successful at generating new orders to maintain similar revenues as current purchase orders are filled. In addition, since a significant portion of our revenues is derived from a relatively few distributors, any financial difficulties experienced by any one of these distributors, or any delay in receiving payments from any one of these distributors, could have a material adverse effect on our business, results of operations, financial condition and cash flows.

To successfully market and sell our products internationally, we must address many issues with which we have limited experience.

All of our sales of LuViva to date have been to distributors outside of the United States. We expect that substantially all of our business will continue to come from sales in foreign markets, through increased penetration in countries where we currently sell LuViva, combined with expansion into new international markets. However, international sales are subject to a number of risks, including:

•	difficulties in staffing and managing international operations;
•	difficulties in penetrating markets in which our competitors’ products may be more established;
•	reduced or no protection for intellectual property rights in some countries;
•	export restrictions, trade regulations and foreign tax laws;
•	fluctuating foreign currency exchange rates;
•	foreign certification and regulatory clearance or approval requirements;
•	difficulties in developing effective marketing campaigns for unfamiliar, foreign countries;

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•	customs clearance and shipping delays;
•	political and economic instability; and
•	preference for locally produced products.

If one or more of these risks were realized, it could require us to dedicate significant resources to remedy the situation, and even if we are able to find a solution, our revenues may still decline.

To market and sell LuViva internationally, we depend on distributors and they may not be successful.

We currently depend almost exclusively on third-party distributors to sell and service LuViva internationally and to train our international distributors, and if these distributors terminate their relationships with us or under-perform, we may be unable to maintain or increase our level of international revenue. We will also need to engage additional international distributors to grow our business and expand the territories in which we sell LuViva. Distributors may not commit the necessary resources to market, sell and service LuViva to the level of our expectations. If current or future distributors do not perform adequately, or if we are unable to engage distributors in particular geographic areas, our revenue from international operations will be adversely affected.

Our success largely depends on our ability to maintain and protect the proprietary information on which we base our products.

Our success depends in large part upon our ability to maintain and protect the proprietary nature of our technology through the patent process, as well as our ability to license from others patents and patent applications necessary to develop our products. If any of our patents are successfully challenged, invalidated or circumvented, or our right or ability to manufacture our products was to be limited, our ability to continue to manufacture and market our products could be adversely affected. In addition to patents, we rely on trade secrets and proprietary know-how, which we seek to protect, in part, through confidentiality and proprietary information agreements. The other parties to these agreements may breach these provisions, and we may not have adequate remedies for any breach. Additionally, our trade secrets could otherwise become known to or be independently developed by competitors.

As of June 30, 2021, we have been issued, or have rights to, 27 U.S. patents (including those under license). In addition, we have filed for, or have rights to, one U.S. patents (including those under license) that is still pending. There are additional international patents and pending applications. One or more of the patents we hold directly or license from third parties, including those for our cervical cancer detection products, may be successfully challenged, invalidated or circumvented, or we may otherwise be unable to rely on these patents. These risks are also present for the process we use or will use for manufacturing our products. In addition, our competitors, many of whom have substantial resources and have made substantial investments in competing technologies, may apply for and obtain patents that prevent, limit or interfere with our ability to make, use and sell our products, either in the United States or in international markets.

The medical device industry has been characterized by extensive litigation regarding patents and other intellectual property rights. In addition, the U.S. Patent and Trademark Office, or USPTO, may institute interference proceedings. The defense and prosecution of intellectual property suits, USPTO proceedings and related legal and administrative proceedings are both costly and time consuming. Moreover, we may need to litigate to enforce our patents, to protect our trade secrets or know-how, or to determine the enforceability, scope and validity of the proprietary rights of others. Any litigation or interference proceedings involving us may require us to incur substantial legal and other fees and expenses and may require some of our employees to devote all or a substantial portion of their time to the proceedings. An adverse determination in the proceedings could subject us to significant liabilities to third parties, require us to seek licenses from third parties or prevent us from selling our products in some or all markets. We may not be able to reach a satisfactory settlement of any dispute by licensing necessary patents or other intellectual property. Even if we reached a settlement, the settlement process may be expensive and time consuming, and the terms of the settlement may require us to pay substantial royalties. An adverse determination in a judicial or administrative proceeding or the failure to obtain a necessary license could prevent us from manufacturing and selling our products.

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We may not be able to generate sufficient sales revenues to sustain our growth and strategy plans.

Our cervical cancer diagnostic activities have been financed to date through a combination of government grants, strategic partners and direct investment. Growing revenues for this product is the main focus of our business. In order to effectively market the cervical cancer detection product, additional capital will be needed.

Additional product lines involve the modification of the cervical cancer detection technology for use in other cancers. These product lines are only in the earliest stages of research and development and are currently not projected to reach market for several years. Our goal is to receive enough funding from government grants and contracts, as well as payments from strategic partners, to fund development of these product lines without diverting funds or other necessary resources from the cervical cancer program.

Because our products, which use different technology or apply technology in different ways than other medical devices, are or will be new to the market, we may not be successful in launching our products and our operations and growth would be adversely affected.

Our products are based on new methods of cancer detection. If our products do not achieve significant market acceptance, our sales will be limited and our financial condition may suffer. Physicians and individuals may not recommend or use our products unless they determine that these products are an attractive alternative to current tests that have a long history of safe and effective use. To date, our products have been used by only a limited number of people, and few independent studies regarding our products have been published. The lack of independent studies limits the ability of doctors or consumers to compare our products to conventional products.

If we are unable to compete effectively in the highly competitive medical device industry, our future growth and operating results will suffer.

The medical device industry in general and the markets in which we expect to offer products in particular, are intensely competitive. Many of our competitors have substantially greater financial, research, technical, manufacturing, marketing and distribution resources than we do and have greater name recognition and lengthier operating histories in the health care industry. We may not be able to effectively compete against these and other competitors. A number of competitors are currently marketing traditional laboratory-based tests for cervical cancer screening and diagnosis. These tests are widely accepted in the health care industry and have a long history of accurate and effective use. Further, if our products are not available at competitive prices, health care administrators who are subject to increasing pressures to reduce costs may not elect to purchase them. Also, a number of companies have announced that they are developing, or have introduced, products that permit non-invasive and less invasive cancer detection. Accordingly, competition in this area is expected to increase.

Furthermore, our competitors may succeed in developing, either before or after the development and commercialization of our products, devices and technologies that permit more efficient, less expensive non-invasive and less invasive cancer detection. It is also possible that one or more pharmaceutical or other health care companies will develop therapeutic drugs, treatments or other products that will substantially reduce the prevalence of cancers or otherwise render our products obsolete.

We have limited manufacturing experience, which could limit our growth.

We do not have manufacturing experience that would enable us to make products in the volumes that would be necessary for us to achieve significant commercial sales, and we rely upon our suppliers. In addition, we may not be able to establish and maintain reliable, efficient, full scale manufacturing at commercially reasonable costs in a timely fashion. Difficulties we encounter in manufacturing scale-up, or our failure to implement and maintain our manufacturing facilities in accordance with good manufacturing practice regulations, international quality standards or other regulatory requirements, could result in a delay or termination of production. In the past, we have had substantial difficulties in establishing and maintaining manufacturing for our products and those difficulties impacted our ability to increase sales. Companies often encounter difficulties in scaling up production, including problems involving production yield, quality control and assurance, and shortages of qualified personnel.

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Since we rely on sole source suppliers for several of the components used in our products, any failure of those suppliers to perform would hurt our operations.

Several of the components used in our products or planned products, are available from only one supplier, and substitutes for these components could not be obtained easily or would require substantial modifications to our products. Any significant problem experienced by one of our sole source suppliers may result in a delay or interruption in the supply of components to us until that supplier cures the problem or an alternative source of the component is located and qualified. Any delay or interruption would likely lead to a delay or interruption in our manufacturing operations. For our products that require premarket approval, the inclusion of substitute components could require us to qualify the new supplier with the appropriate government regulatory authorities. Alternatively, for our products that qualify for premarket notification, the substitute components must meet our product specifications.

Because we operate in an industry with significant product liability risk, and we have not specifically insured against this risk, we may be subject to substantial claims against our products.

The development, manufacture and sale of medical products entail significant risks of product liability claims. We currently have no product liability insurance coverage beyond that provided by our general liability insurance. Accordingly, we may not be adequately protected from any liabilities, including any adverse judgments or settlements, we might incur in connection with the development, clinical testing, manufacture and sale of our products. A successful product liability claim or series of claims brought against us that result in an adverse judgment against or settlement by us in excess of any insurance coverage could seriously harm our financial condition or reputation. In addition, product liability insurance is expensive and may not be available to us on acceptable terms, if at all.

The availability of third party reimbursement for our products is uncertain, which may limit consumer use and the market for our products.

In the United States and elsewhere, sales of medical products are dependent, in part, on the ability of consumers of these products to obtain reimbursement for all or a portion of their cost from third-party payors, such as government and private insurance plans. Any inability of patients, hospitals, physicians and other users of our products to obtain sufficient reimbursement from third-party payors for our products, or adverse changes in relevant governmental policies or the policies of private third-party payors regarding reimbursement for these products, could limit our ability to sell our products on a competitive basis. We are unable to predict what changes will be made in the reimbursement methods used by third-party health care payors. Moreover, third-party payors are increasingly challenging the prices charged for medical products and services, and some health care providers are gradually adopting a managed care system in which the providers contract to provide comprehensive health care services for a fixed cost per person. Patients, hospitals and physicians may not be able to justify the use of our products by the attendant cost savings and clinical benefits that we believe will be derived from the use of our products, and therefore may not be able to obtain third-party reimbursement.

Reimbursement and health care payment systems in international markets vary significantly by country and include both government-sponsored health care and private insurance. We may not be able to obtain approvals for reimbursement from these international third-party payors in a timely manner, if at all. Any failure to receive international reimbursement approvals could have an adverse effect on market acceptance of our products in the international markets in which approvals are sought.

We have a substantial amount of indebtedness, which may adversely affect our cash flow and our ability to operate our business.

Our outstanding indebtedness, which includes all of the liabilities, was $7.4 million at June 30, 2021.

The terms of our indebtedness could have negative consequences to us, such as:

•	we may be unable to obtain additional financing to fund working capital, operating losses, capital expenditures or acquisitions on terms acceptable to us, or at all;

•	the amount of our interest expense may increase if we are unable to make payments when due;

•	our assets might be subject to foreclosure if we default on our secured debt (see “—We have outstanding debt that is collateralized by a general security interest in all of our assets, including our intellectual property. If we were to fail to repay the debt when due, the holders would have the right to foreclose on these assets.”);

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•	our vendors or employees may, and some have, instituted proceedings to collect on amounts owed them;

•	we have to use a substantial portion of our cash flows from operations to repay our indebtedness, including ordinary course accounts payable and accrued payroll liabilities, which reduces the amount of money we have for future operations, working capital, inventory, expansion, or general corporate or other business activities; and

•	we may be unable to refinance our indebtedness on terms acceptable to us, or at all.

Our ability to meet our expenses and debt obligations will depend on our future performance, which will be affected by financial, business, economic, regulatory and other factors. We will be unable to control many of these factors, such as economic conditions. We cannot be certain that our earnings will be sufficient to allow us to pay the principal and interest on our debt and meet any other obligations. If we do not have enough money to service our debt, we may be required, but unable, to refinance all or part of our existing debt, sell assets, borrow money or raise equity on terms acceptable to us, if at all.

Our success depends on our ability to attract and retain scientific, technical, managerial and finance personnel.

Our ability to operate successfully and manage our future growth depends in significant part upon the continued service of key scientific, technical, managerial and finance personnel, as well as our ability to attract and retain additional highly qualified personnel in these fields. We may not be able to attract and retain key employees when necessary, which would limit our operations and growth. In addition, if we are able to successfully develop and commercialize our products, we will need to hire additional scientific, technical, marketing, managerial and finance personnel. We face intense competition for qualified personnel in these areas, many of whom are often subject to competing employment offers.

Certain provisions of our certificate of incorporation that authorize the issuance of additional shares of preferred stock may make it more difficult for a third party to effect a change in control.

Our certificate of incorporation authorizes our board of directors to issue up to 5.0 million shares of preferred stock of which 11,769 are outstanding. Our undesignated shares of preferred stock may be issued in one or more series, the terms of which may be determined by the board without further stockholder action. These terms may include, among other terms, voting rights, including the right to vote as a series on particular matters, preferences as to liquidation and dividends, repurchase rights, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of our common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with or sell assets to a third party. The ability of our board to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change in control, which in turn could prevent our stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

Risks Related to Our Common Stock

The market prices for our common stock are volatile and will fluctuate.

The market price for our common stock may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control, including the following: (i) actual or anticipated fluctuations in our quarterly financial results; (ii) recommendations by securities research analysts; (iii) changes in the economic performance or market valuations of other issuers that investors deem comparable to ours; (iv) addition or departure of our executive officers or members of our Board and other key personnel; (v) release or expiration of lock-up or other transfer restrictions on outstanding common stock; (vi) sales or perceived sales of additional common stock; (vii) liquidity of the common stock; (viii) significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors; and (ix) news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in our industry or target markets. Financial markets often experience significant price and volume fluctuations that affect the market prices of equity securities of public entities and that are, in many cases, unrelated to the operating performance, underlying asset values or prospects of such entities. Accordingly, the market price of our common stock may decline even if our operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. As well, certain institutional investors may base their investment decisions on consideration of our environmental, governance and social practices and performance against such institutions’ respective investment guidelines and criteria, and failure to meet such criteria may result in limited or no investment in our common stock by those institutions, which could materially adversely affect the trading price of our common stock. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue for a protracted period of time, our operations could be materially adversely impacted and the trading price of our common stock may be materially adversely affected.

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There is a limited market for our securities.

Our common stock is listed on the OTC Markets. We have applied to list our common stock on Nasdaq. The successful listing of our common stock on the Nasdaq is a condition of this offering. However, there can be no assurance that Nasdaq will approve our listing application, or that an active and liquid market for the common stock will develop or be maintained on the applicable stock exchanges, and an investor may find it difficult to resell any of our securities.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies.

We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, existing ownership interests will be diluted and the terms of such financings may include liquidation or other preferences that adversely affect the rights of existing stockholders. Debt financings may be coupled with an equity component, such as warrants to purchase shares, which could also result in dilution of our existing stockholders’ ownership. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business and may result in liens being placed on our assets and intellectual property. If we were to default on such indebtedness, we could lose such assets and intellectual property. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies or grant licenses on terms that are not favorable to us.

Future offerings of debt or equity securities may rank senior to common stock.

If we decide to issue debt or equity securities in the future ranking senior to our common stock or otherwise incur additional indebtedness, it is possible that these securities or indebtedness will be governed by an indenture or other instrument containing covenants restricting our operating flexibility and limiting our ability to pay dividends to stockholders. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges, including with respect to dividends, more favorable than those of common stock and may result in dilution to stockholders. Because our decision to issue debt or equity securities in any future offering or otherwise incur indebtedness will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or financings, any of which could reduce the market price of our common stock and dilute their value.

Common stockholders are subordinated to our lenders.

In the event of bankruptcy, liquidation or reorganization, any holders of our debt and our trade creditors will generally be entitled to payment of their claims from our assets before any assets are made available for distribution to us or our stockholders. The common stock is effectively subordinated to our debt and other obligations. As of the date hereof, we have $7 million in total liabilities and out of it $295,000 is related to deferred revenue.

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Future sales of common stock by officers and directors may negatively impact the market price for our common stock.

Subject to compliance with applicable securities laws, our directors and officers and their affiliates may sell some or all of their common stock in the future. No prediction can be made as to the effect, if any, such future sales of common stock may have on the market price of the common stock prevailing from time to time. However, the future sale of a substantial number of common stock by our directors and officers and their affiliates, or the perception that such sales could occur, could adversely affect prevailing market prices for our common stock.

We do not currently pay dividends on our common stock and have no intention to pay dividends on our common stock for the foreseeable future.

No dividends on our common stock have been paid by us to date. We do not intend to declare or pay any cash dividends in the foreseeable future. Payment of any future dividends will be at the discretion of our Board, after taking into account a multitude of factors appropriate in the circumstances, including our operating results, financial condition and current and anticipated cash needs. In addition, the terms of any future debt or credit facility may preclude us from paying any dividends unless certain consents are obtained and certain conditions are met.

We may not be able to maintain the listing of our common stock on Nasdaq.

We must meet certain financial and liquidity criteria to maintain the listing of our common stock on Nasdaq. If we fail to meet any of Nasdaq’s continued listing standards, our common stock may be delisted. These continued listing standards include specifically enumerated criteria, such as:

•	a $1.00 minimum closing bid price;

•	stockholders’ equity of $2.5 million;

•	500,000 shares of publicly-held common stock with a market value of at least $1 million;

•	300 round-lot stockholders; and

•	Compliance with Nasdaq’s corporate governance requirements, as well as additional or more stringent criteria that may be applied in the exercise of Nasdaq’s discretionary authority.

There can be no assurance that we will be able to maintain compliance and remain in compliance in the future. In particular, our share price may continue to decline for a number of reasons, including many that are beyond our control.

In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq would materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. A delisting of our common stock would also significantly impair our ability to raise capital.

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We have broad discretion in the use of our cash and cash equivalents, including the net proceeds we receive in this offering, and may not use them effectively.

Our management has broad discretion to use our cash and cash equivalents, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common stock, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline. Pending their use to fund our operations, we may invest our cash and cash equivalents, including the net proceeds from this offering, in a manner that does not produce income or that loses value.

There is no public market for the warrants being offered by us in this offering.

There is no established public trading market for the Public Warrants and the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Public Warrants or the pre-funded warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Public Warrants and the pre-funded warrants will be limited.

Holders of the warrants offered hereby will have no rights as common stockholders with respect to the shares our common stock underlying the warrants until such holders exercise their warrants and acquire our common stock, except as otherwise provided in the warrants.

Until holders of the Public Warrants and the pre-funded warrants acquire shares of our common stock upon exercise thereof, such holders will have no rights with respect to the shares of our common stock underlying such warrants, except to the extent that holders of such warrants will have certain rights to participate in distributions or dividends paid on our common stock as set forth in the warrants. Upon exercise of the Public Warrants and the pre-funded warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

If our shares of common stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we are unable to maintain the listing of our common stock on Nasdaq or another national securities exchange and if the price of our common stock is less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

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In connection with the audit of our financial statements as of and for the year ended December 31, 2020, a material weakness in our internal control over financial reporting was identified and we may identify additional material weaknesses in the future.

In connection with the preparation and audits of our financial statements as of and for the years ended December 31, 2020, material weaknesses (as defined under the Exchange Act and by the auditing standards of the U.S. Public Company Accounting Oversight Board, or “PCAOB”), were identified in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual financial statements will not be prevented or detected on a timely basis. The material weaknesses identified arose from a lack of recourses to properly research and account for complex transactions and lack of oversight and approval by the Board of Directors and Audit Committee, including formally documented approval of significant transactions, including related party transactions.

Except as described above, there were no changes to the Company’s internal controls over financial reporting occurred during the year ended December 31, 2020 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

In light of the identified material weaknesses, it is possible that, had we performed a formal assessment of our internal control over financial reporting or had our independent registered public accounting firm performed an audit of our internal control over financial reporting in accordance with PCAOB standards, additional control deficiencies may have been identified.

We have begun taking measures, and plan to continue to take measures, to remediate these material weaknesses. However, the implementation of these measures may not fully address these material weaknesses in our internal control over financial reporting, and, if so, we would not be able to conclude that they have been fully remedied. Our failure to correct these material weaknesses or our failure to discover and address any other control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and make related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our common stock, may be materially and adversely affected.

We have incurred, and will continue to incur, increased costs as a result of operating as a public company, and our management has been required, and will continue to be required, to devote substantial time to new compliance initiatives.

As a public company, we have incurred and are continuing to incur significant legal, accounting and other expenses. We are subject to the reporting requirements of the Exchange Act and the rules adopted, and to be adopted, by the SEC. Our management and other personnel devote a substantial amount of time to these compliance initiatives.

Moreover, these rules and regulations have substantially increased our legal and financial compliance costs and made some activities more time-consuming and costly. The increased costs have increased our net loss. These rules and regulations may make it more difficult and more expensive for us to maintain sufficient director’s and officer’s liability insurance coverage. We cannot predict or estimate the amount or timing of additional costs we may continue to incur to respond to these requirements. The ongoing impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our Board, our Board committees or as executive officers.

Anti-takeover provisions in our Amended and Restated Certificate of Incorporation and By-laws may reduce the likelihood of a potential change of control, or make it more difficult for our stockholders to replace management.

Certain provisions of our Amended and Restated Certificate of Incorporation and By-laws could have the effect of making it more difficult for our stockholders to replace management at a time when a substantial number of stockholders might favor a change in management. These provisions include authorizing the board of directors to fill vacant directorships or increase the size of its board of directors.

Furthermore, our board of directors has the authority to issue up to 5,000,000 shares of preferred stock in one or more series and to determine the rights and preferences of the shares of any such series without stockholder approval. Any series of preferred stock is likely to be senior to the common stock with respect to dividends, liquidation rights and, possibly, voting rights. The board’s ability to issue preferred stock may have the effect of discouraging unsolicited acquisition proposals, thus adversely affecting the market price of our common stock.

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If securities or industry analysts publish inaccurate or unfavorable research about our business, our share price and trading volume may decline.

The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrade our shares or publish inaccurate or unfavorable research about our business, our shares price may decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our shares may decrease, which may cause our shares price and trading volume to decline.

We plan to effect a reverse stock split at a ratio of up to 1-for-20. There are risks associated with a reverse stock split.

In order to qualify for an uplisting to Nasdaq, we plan to effect a reverse stock split at a ratio of up to 1-for-20. All fractional shares created by the reverse stock split were rounded up to the nearest whole share. There are certain risks associated with the reverse stock split, including the following:

•	We will have additional authorized shares of common stock that the board could issue in future without stockholder approval, and such additional shares could be issued, among other purposes, in financing transactions or to resist or frustrate a third-party transaction that is favored by a majority of the independent directors. This could have an anti-takeover effect, in that additional shares could be issued, within the limits imposed by applicable law, in one or more transactions that could make a change in control or takeover of us more difficult.

•	There can be no assurance that our stockholders will approve the reverse stock split or the reverse stock split will achieve the benefits that we hope it will achieve. The total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

The reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that were outstanding immediately following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may have increased the number of stockholders who own odd lots of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following the reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

The number of shares of our common stock issuable upon the conversion of our outstanding convertible debt and preferred stock or exercise of outstanding warrants and options is substantial.

As of June 30, 2021, our outstanding convertible debt was convertible into an aggregate of 5,341,000 shares of our common stock, and the outstanding shares of our Series C, Series C1, Series C2, Series D, Series E, Series F, Series F-2 and Series G preferred stock were convertible into an aggregate of 37,180,000 shares of common stock. Also, as of that date we had warrants outstanding that were exercisable for an aggregate of 30,031,913 shares, and outstanding options to purchase 1,825,000 shares. The shares of common stock issuable upon conversion or exercise of these securities would have constituted approximately 85.0% of the total number of shares of common stock then issued and outstanding.

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Further, under the terms of our convertible debt and preferred stock, as well as certain of our outstanding warrants, the conversion price or exercise price, as the case may be, could be adjusted downward, causing substantial dilution. See “—Adjustments to the conversion price for our convertible debt and preferred stock, and the exercise price for certain of our warrants, will dilute the ownership interests of our existing stockholders.”

Adjustments to the conversion price of some of our convertible debt and preferred stock, and the exercise price for certain of our warrants, will dilute the ownership interests of our existing stockholders.

Under the terms of a portion of our convertible debt, the conversion price fluctuates with the market price of our common stock. Additionally, under the terms of our Series C preferred stock, any dividends we choose to pay in shares of our common stock will be calculated based on the then-current market price of our common stock. Accordingly, if the market price of our common stock decreases, the number of shares of our common stock issuable upon conversion of the convertible debt or upon payment of dividends on our outstanding Series C preferred stock will increase, and may result in the issuance of a significant number of additional shares of our common stock.

Under the terms of some of our preferred stock and certain of our convertible notes and outstanding warrants, the conversion price or exercise price will be lowered if we issue common stock at a per share price below the then-conversion price or then-exercise price for those securities. Reductions in the conversion price or exercise price would result in the issuance of a significant number of additional shares of our common stock upon conversion or exercise, which would result in dilution in the value of the shares of our outstanding common stock and the voting power represented thereby.

Our need to raise additional capital in the near future or to use our equity securities for payments could have a dilutive effect on your investment.

In order to continue operations, we will need to raise additional capital. We may attempt to raise capital through the public or private sale of our common stock or securities convertible into or exercisable for our common stock. In addition, from time to time we have issued our common stock or warrants in lieu of cash payments. If we sell additional shares of our common stock or other equity securities, or issue such securities in respect of other claims or indebtedness, such sales or issuances will further dilute the percentage of our equity that you own. Depending upon the price per share of securities that we sell or issue in the future, if any, your interest in us could be further diluted by any adjustments to the number of shares and the applicable exercise price required pursuant to the terms of the agreements under which we previously issued convertible securities.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

Risk Related to this Offering

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use these proceeds effectively.

We intend to use the net proceeds from this offering for working capital and general corporate purposes. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common stock to decline.

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You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on a public offering price of $[____] per share, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of approximately $[____] per share in the net tangible book value of the common stock. See the section entitled “Dilution” in this prospectus for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

In addition, we have a significant number of stock options, warrants and convertible preferred stock outstanding. To the extent that outstanding stock options, warrants have been or may be exercised or other shares issued, you may experience further dilution.

Future sales of substantial amounts of our common stock could adversely affect the market price of our common stock.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. If additional capital is raised through the sale of equity or convertible debt securities, or perceptions that those sales could occur, the issuance of these securities could result in further dilution to investors purchasing our common stock in this offering or result in downward pressure on the price of our common stock, and our ability to raise capital in the future.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of our common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of our common stock and sellers remain willing to sell the shares. All of the securities issued in the offering will be freely tradable without restriction or further registration under the Securities Act.

For all of the aforesaid reasons and others set forth in this registration statement, an investment in our common stock, warrants and any other securities that we may offer from time to time involves a certain degree of risk. Any person considering an investment in our common stock , warrants or any other of our securities should be aware of these and other factors set forth in this registration statement and should consult with his or her legal, tax and financial advisors prior to making an investment in our common stock, warrants or any other of our securities that may be offered from time to time. Our common stock, warrants and any other securities that we may offer from time to time should only be purchased by persons who can afford to lose all of their investment.

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FORWARD-LOOKING STATEMENTS

This prospectus contains a number of “forward-looking statements”. Specifically, all statements other than statements of historical facts included in this prospectus regarding our financial position, business strategy and plans and objectives of management for future operations are forward-looking statements. These forward-looking statements are based on the beliefs of management at the time these statements were made, as well as assumptions made by and information currently available to management. When used in this prospectus and the documents incorporated by reference herein, the words “anticipate,” “believe,” “estimate,” “expect,” “may,” “will,” “continue” and “intend,” and words or phrases of similar import, as they relate to our financial position, business strategy and plans, or objectives of management, are intended to identify forward-looking statements. These statements reflect our current view with respect to future events and are subject to risks, uncertainties and assumptions related to various factors.

A variety of factors, some of which are outside our control, may cause our operating results to fluctuate significantly. They include:

•	access to sufficient debt or equity capital to meet our operating and financial needs;

•	the extent of dilution of the holdings of our existing stockholders upon the issuance, conversion or exercise of securities issued as part of our capital raising efforts;

•	the extent to which certain debt holders may call the notes to be paid;

•	the effectiveness and ultimate market acceptance of our products and our ability to generate sufficient sales revenues to sustain our growth and strategy plans;

•	whether our products in development will prove safe, feasible and effective;

•	whether and when we or any potential strategic partners will obtain required regulatory approvals in the markets in which we plan to operate;

•	our need to achieve manufacturing scale-up in a timely manner, and our need to provide for the efficient manufacturing of sufficient quantities of our products;

•	the lack of immediate alternate sources of supply for some critical components of our products;

•	our ability to establish and protect the proprietary information on which we base our products, including our patent and intellectual property position;

•	Based on the current outbreak of the Coronavirus SARS-CoV-2, the pathogen responsible for COVID-19, which has already had an impact on financial markets, there could be additional repercussions in our operating business, including but not limited to, the sourcing of materials for product candidates, manufacture of supplies for preclinical and/or clinical studies, delays in clinical operations, which may include the availability or the continued availability of patients for trials due to such things as quarantines, conduct of patient monitoring and clinical trial data retrieval at investigational study sites;

•	The future impact of the outbreak is highly uncertain and cannot be predicted, and we cannot provide any assurance that the outbreak will not have a material adverse impact on our operations or future results or filings with regulatory health authorities. The extent of the impact, if any, we will depend on future developments, including actions taken to contain the coronavirus;

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•	the need to fully develop the marketing, distribution, customer service and technical support and other functions critical to the success of our product lines;

•	the dependence on potential strategic partners or outside investors for funding, development assistance, clinical trials, distribution and marketing of some of our products; and

•	other risks and uncertainties described from time to time in our reports filed with the SEC.

These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties. We discuss many of these risks in greater detail under “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately [ ] million (or approximately $[•] million if the underwriters’ option to purchase additional shares and/or warrants is exercised in full) from the sale of the securities offered by us in this offering, based on an assumed initial offering price of [•] per share of Common Stock and/or pre-funded warrant and related Public Warrants and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

A $1.00 increase (decrease) in the assumed public offering price of [•] per share would increase (decrease) the net proceeds to us from this offering by approximately $[•] million, assuming that the number of securities offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Similarly, a 100,000 share increase (decrease) in the number of securities offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the net proceeds to us by approximately $[•] million, based on an assumed initial public offering price of [•] per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The principal purposes of this offering are to obtain additional capital to support our operations. We intend to use the net proceeds from this offering for the following purposes:

•	Fund completion of the US FDA clinical trial and application for FDA approval for LuViva.

•	Support international sales and marketing partners for distribution of our products, especially LuViva.

•	Build and train a U.S. sales force once U.S. FDA approval for LuViva is achieved.

•	Pay off remaining debt, of approximately $272,000, as needed to complete current agreements for debt reduction, including forgiveness from consultants and legal firms. Order parts for manufacturing LuViva and it disposable accessories.

•	Other expenses as deemed necessary by the Company’s Board.

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DIVIDEND POLICY

We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our Board and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our Board may deem relevant.

The Company pays dividends on its preferred stock.

Holders of the Series C preferred stock are entitled to quarterly cumulative dividends at an annual rate of 12.0% until 42 months after the original issuance date (the “Dividend End Date”), payable in cash or, subject to certain conditions, the Company’s common stock. In addition, upon conversion of the Series C preferred stock prior to the Dividend End Date, the Company will also pay to the converting holder a “make-whole payment” equal to the number of unpaid dividends through the Dividend End Date on the converted shares. At June 30, 2021 and December 31, 2020, the “make-whole payment” for a converted share of Series C preferred stock would convert to 200 shares of the Company’s common stock. The Series C preferred stock generally has no voting rights except as required by Delaware law. Upon the Company’s liquidation or sale to or merger with another corporation, each share will be entitled to a liquidation preference of $1,000, plus any accrued but unpaid dividends. In addition, the purchasers of the Series C preferred stock received, on a pro rata basis, warrants exercisable to purchase an aggregate of approximately 1 share of Company’s common stock. The warrants contained anti-dilution adjustments in the event that the Company issues shares of common stock, or securities exercisable or convertible into shares of common stock, at prices below the exercise price of such warrants. As a result of the anti-dilution protection, the Company was required to account for the warrants as a liability recorded at fair value each reporting period. At September 30, 2020 the exercise price per share was $512,000. The warrants expired at the end of 2020.

Series C1 and Series C2 preferred stock do not pay dividends (unless and to the extent declared on the common stock) or at-the-market “make-whole payments” and, while it has the same anti-dilution protections afforded the Series C preferred stock, it does not automatically reset in connection with a reverse stock split or conversion of our outstanding convertible debt.

The Series D Preferred Stock has cumulative dividends at the rate per of 10% per annum, calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, payable quarterly on January 15, April 15, July 15 and October 15, beginning on the first such date after the original issue date and on each optional redemption date in cash, or, following the approval of Canadian Trading Market and at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable shares of common stock, or a combination based on the dividend conversion rate which is equal to the average of the 20 volume weighted average prices of the Common Stock on the principal Trading Market immediately prior to the dividend payment date.

As of June 30, 2021, the Company issued aggregate of 209,251 common stock shares for the payment of Series D Preferred Stock dividends accrued. As of June 30, 2021, the Company had accrued Series D dividends of $14,306.

The Series E Preferred Stock has cumulative dividends at the rate per share of 8% per annum, calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, payable annually, beginning on the first such date after the original issue date and on each optional redemption date. in cash, or, following the approval of Canadian Trading Market and at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable shares of common stock, or a combination based on the dividend conversion rate which is equal to the average of the 20 volume weighted average prices of the Common Stock on the principal Trading Market immediately prior to the dividend payment date. As of June 30, 2021, the Company had accrued Series E dividends of $136,667.

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The Series F Preferred Stock has cumulative dividends at the rate per share of 6% per annum, calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, payable annually, beginning on the first such date after the original issue date and on each optional redemption date. in cash, or, following the approval of Canadian Trading Market and at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable shares of common stock, or a combination based on the dividend conversion rate which is equal to the average of the 20 volume weighted average prices of the Common Stock on the principal Trading Market immediately prior to the dividend payment date. In addition to the 6% annual dividend, the Company also will pay a one-time, non-recurring, dividend equal to 15% of the aggregate stated value of preferred stock then held by the holder, in cash or common stock, if the corporation is unable to successfully uplist to the NASDAQ Stock Exchange by December 31, 2021; and is unable to file its clinical data intended for FDA approval of its primary product, LuViva, by December 31, 2021.

As of June 30, 2021, the Company had accrued Series F dividends of $22,659.

The Series F-2 Preferred Stock has cumulative dividends at the rate per share of 6% per annum, calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, payable annually, beginning on the first such date after the original issue date and on each optional redemption date. in cash, or, following the approval of Canadian Trading Market and at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable shares of common stock, or a combination based on the dividend conversion rate which is equal to the average of the 20 volume weighted average prices of the Common Stock on the principal Trading Market immediately prior to the dividend payment date. In addition to the 6% annual dividend, the Company also will pay a one-time, non-recurring, dividend equal to 15% of the aggregate stated value of preferred stock then held by the holder, in cash or common stock, if the corporation is unable to successfully uplist to the NASDAQ Stock Exchange by December 31, 2021; and is unable to file its clinical data intended for FDA approval of its primary product, LuViva, by December 31, 2021.

As of June 30, 2021, the Company had accrued Series F-2 dividends of $51,031.

The Series G Preferred Stock preferred stock carries 8% annual dividend, cumulative and payable solely upon redemption, liquidation or conversion. Upon the occurrence of an Event of Default (, the Dividend Rate shall automatically increase to twenty two percent (22%).

On June 4, 2021, the Company paid $2,952 for the Series G Preferred Stock dividends accrued. As of June 30, 2021, the balance on accrued Series G dividends was $1,915.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents as well as capitalization as of June 30, 2021:

•	on an actual basis; and

•

on an as adjusted basis to give effect to the sale of [•] securities offered hereby at the assumed combined offering price of [•] per share, which is the minimum listing price on the Nasdaq, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. The assumed offering price may not be the final price of the Offering and will be adjusted based on the actual initial public offering price and other terms of our initial public offering determined at pricing.

You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus, and our financial statements and related notes thereto.

36

GUIDED THERAPEUTICS INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(Unaudited, in Thousands)

	Actual			Pro forma as adjusted(1)
	June 30, 2021	Adjustments		June 30, 2021
	share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$922	8,153	(a)	9,075
Accounts receivable, net of allowance for doubtful accounts of $126 at June 30, 2021	26			26
Inventory, net of reserves of $758 at June 30, 2021	631			631
Other current assets	61			61
Total current assets	1,640			9,793
NONCURRENT ASSETS:
Property and equipment, net	7			7
Lease asset-right, net of amortization	403			403
Other assets	17			17
Total noncurrent assets	427			427
TOTAL ASSETS	2,067			10,220

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Current portion of long-term debt	24			24
Notes payable in default, related parties	-			-
Notes payable in default	308			308
Short-term notes payable	-			-
Short-term notes payable, related parties, past due	65			65
Convertible notes in default	169			169
Convertible notes payable, past due	-			-
Short-term convertible notes payable	720	(350	)(b)	370
Accounts payable	2,383	(2,370	)(c)	13
Accounts payable, related parties	97			97
Accrued liabilities	1,731	(359	)(d)	1,372
Mandatorily redeemable Series G convertible preferred stock	50			50
Current portion of lease liability	62			62
Deferred revenue	62			62
Total current liabilities	5,671			2,592
LONG-TERM LIABILITIES:
Warrants, at fair value	-			-
Lease liability	357			357
Derivative liability	29			29
Long term debt	0	995	(e)	995
Long-term convertible debt	755	(755	)(f)	-
Long-term debt-related parties	579			579
Total long-term liabilities	1,720			1,960
TOTAL LIABILITIES	7,391			4,552

COMMITMENTS & CONTINGENCIES (Note 7)
STOCKHOLDERS’ DEFICIT:
Series C convertible preferred stock, $.001 par value; 9.0 shares authorized, 0.3 shares issued and outstanding as of June 30, 2021 (Liquidation preference of $286 at June 30, 2021).	105			105
Series C1 convertible preferred stock, $.001 par value; 20.3 shares authorized, 1.0 shares issued and outstanding as of June 30, 2021(Liquidation preference of $1,049 at June 30, 2021).	170			170
Series C2 convertible preferred stock, $.001 par value; 5,000 shares authorized, 3.3 shares issued and outstanding as of June 30, 2021 (Liquidation preference of $3,263 at June 30, 2021).	531			531
Series D convertible preferred stock, $.001 par value; 6.0 shares authorized, 0.8 shares issued and outstanding as of June 30, 2021 (Liquidation preference of $763 at June 30, 2021).	276			276
Series E convertible preferred stock, $.001 par value; 5.0 shares authorized, 1.7 shares issued and outstanding as of June 30, 2021. (Liquidation preference of $1,736 at June 30, 2021).	1,639	(1,639	)(g)	-
Series F convertible preferred stock, $.001 par value; 1.5 shares authorized, 1.4 shares issued and outstanding as of June 30, 2021 (Liquidation preference of $1,421 at June 30, 2021).	1,195	(1,195	)(h)	-
Series F-2 convertible preferred stock, $.001 par value; 5.0 shares authorized, 3.3 shares issued and outstanding as of June 30, 2021. (Liquidation preference of $3,339 at June 30, 2021).	2,963	(2,963	)(i)	-
Series G convertible preferred stock, $.001 par value; 1,000 shares authorized, 62 shares issued and outstanding as of June 30, 2021. (Liquidation preference of $62 at June 30, 2021).	-			-
Common stock, $.001 par value; 3,000,000 shares authorized, 13,297 as of June 30, 2021.	3,403	49	(j)	3,452
Additional paid-in capital	126,353	16,165	(k)	142,518
Treasury stock, at cost	(132)			(132)
Accumulated deficit	(141,827)	575	(l)	(141,252)
TOTAL STOCKHOLDERS’ DEFICIT	(5,324)			5,668
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	2,067			10,220

WORKING CAPITAL	(4,031)			7,201

37

(1)	Pro-forma as adjusted does not give effect to the impact of Public Warrants.

a)

Assumes 10 million new cash from the Nasdaq uplisting, less legal expenses and commissions related to the closing of approximately $250,000 and $600,000, respectively and additional accounting costs of $100,000. The Company will use the proceeds to make payments of approximately $897,000 on its contractual obligations with Jones Day and other vendors.

b)	Assumes conversion of $350,000 to Auctus Fund, LLC, per the Exchange Agreement dated June 2, 2021.

c)

Per the Exchange Agreement dated January 6, 2020, we assume a reduction of the accounts payable balance with $175,000 in payments to Jones Day and the issuance of two long term notes payable in the amounts of $550,000 and $444,767.62 respectively, followed by a forgiveness of approximately $575,000. Additionally, we expect payments in aggregate of $625,000 made on historical accounts payable balances.

d)

Per the Exchange Agreement dated July 9, 2020, we will issue a long term unsecured note payable in the amount of $97,052 followed by a forgiveness of approximately $97,052. Additionally, we issued common stock in lieu of Series D and Series E preferred stock dividends. The transaction resulted in the decrease of approximately $151,000. We also assume a decrease of $14,130 related interest on 10% the Senior Unsecured Convertible Debenture. The purchasers are contractually obligated to participate in the Nasdaq uplisting.

e)	Based on the Exchange Agreement dated January 6, 2020, we will issue two long term notes payable to Jones Day in the amounts of $550,000 and $444,767.62.

f)

Assumes a decrease of $1,130,000 related to 10% Senior Unsecured Convertible Debenture. The purchasers are contractually obligated to participate in the Nasdaq uplisting. As a result of this transaction, related debt discount for the warrant proceeds and debt issuance cost will be reversed for a total of $375,490.

g)

Series E Preferred share investors are contractually obligated to participate in the Nasdaq uplisting, which will result in the conversion of 1,735.50 Series E preferred shares, with a Stated Value of $1,000 into 6,942,000 shares of common stock, par value $0.001. The transaction will decrease the Series E preferred share balance by $1,638,605 while increasing the shares of common stock and additional paid in capital by $6,942 and $1,630,000.

h)

The Series F preferred share investors are contractually obligated to participate in the Nasdaq uplisting, which will result in the conversion of 1,436 Series F preferred shares, with a Stated Value $1,000 into 5,744,000 shares of common stock, par value $0.001. The transaction will decrease the Series F preferred share balance by $1,044,102 while increasing the shares of common stock and additional paid in capital by $5,744 and $1.04 million, respectively.

i)

The Series F-2 preferred share investors are contractually obligated to participate in the Nasdaq uplisting, which will result in the conversion of 3,237 Series F-2 preferred shares, with a Stated Value $1,000 into 12,948,000 shares of common stock, par value $0.001. The transaction will decrease the Series F-2 preferred share balance by $3,113,503 while increasing the shares of common stock and additional paid in capital by $12,948 and $3.1 million, respectively.

j)

Assumes an issuance of 20,000,000 new shares of common stock at $0.50 per share, par value $0.001 as a result of the Nasdaq uplisting investment of $10,000,000 and additional increases from transactions related to Series E, Series F and Series F-2 preferred stock (See (f) (g) (h)) and 10% Senior Unsecured Convertible Debenture (See (d)) conversions.

k)

Assumes an issuance of 20,000,000 new shares of common stock at $0.50 per share, par value $0.001 as a result of the Nasdaq uplisting investment of $10,000,000, less legal expenses and commissions related to the closing of approximately $250,000 and $600,000, respectively and additional accounting costs of $100,000; the issuance of and aggregate of 165,561 shares of common stock in lieu of Series D and Series E dividends; the conversion of Series E, Series F and Series F-2 preferred shares of a total of $5.79 million, net of commissions and finder's fees, into 25,634,000 shares of common stock, $0.50 per share, par value $0.001; conversion of the Auctus prepayment penalty balance of $350,000 into 700,000 shares of common stock, $0.50 per share, par value $0.001 and conversion of $1,144,102 10% Senior Unsecured Convertible Debenture, interest of $14,103 included into 2,288,204 shares of common stock, $0.50 per share, par value $0.001, together with the reversal of debt discount for the warrants proceeds and debt issuance cost on that debenture.

l)

The decrease in the Company's accumulated deficit will be a result of income statement transactions related to debt forgiveness of approximately $575,000 and $97,000 per two Exchange Agreements dated January 6, 2020 and July 9, 2020, respectively; a reverse of debt issuance cost of $83,520 on 10% Senior Unsecured Convertible Debenture and expense on Series E preferred share dividends.

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Each $1.00 increase or decrease in the assumed combined public offering price of $[•] per share and related Public Warrant would increase or decrease our net tangible book value after this offering by approximately $[•] million, or approximately $[•] per share, and increase or decrease the dilution per share to new investors by approximately $[•] per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering. An increase or decrease of 100,000 securities in the number of securities offered by us would increase or decrease our net tangible book value after this offering by approximately $[•], or $[•] per share, and increase or decrease the dilution per share to new investors by approximately $[•] per share, assuming that the assumed public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

The number of shares of common stock to be outstanding after this offering is based on an aggregate of 13,296,880 shares outstanding as of June 30, 2021. The table above does not include:

•

1,825,000 shares of common stock issuable upon exercise of outstanding options as of June 30, 2021, at a weighted average exercise price of $0.49 per share, of which 894,114 shares were vested as of such date;

•

4,684,411 shares of common stock reserved for future issuance under our stock option plan as of June 30, 2021, plus any future increases in the number of shares of common stock reserved for issuance under our stock option plan pursuant to evergreen provisions;

•	Shares of common stock that may be issued upon the exercise of pre-funded warrants and Public Warrants issued in this offering; and

•	35,622,768 shares of common stock underlying warrants and convertible debt at a weighted average exercise price of $0.301 per share.

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DILUTION

Investors purchasing shares of common stock in this offering will experience immediate and substantial dilution in the as adjusted net tangible book value of their shares of common stock. Dilution in as adjusted net tangible book value represents the difference between the public offering price per share and the as adjusted net tangible book value per share of Common Stock immediately after the offering.

The historical net tangible book value of our common stock as of June 30, 2021 was $(5,805,229) or $(0.437) per share. Historical net tangible book value per share of common stock represents our total tangible assets (total assets less intangible assets) less total liabilities divided by the number of shares of common stock outstanding as of that date.

After giving effect to the sale of [•] shares of common stock and related Public Warrants in this offering at the assumed offering price of [•] per share and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value as of June 30, 2021 would have been $[•], or $[•] per share. The assumed offering price may not be the final price of the Offering and will be adjusted based on the actual initial public offering price and other terms of our initial public offering determined at pricing. This amount represents an immediate increase in net tangible book value of $[•] per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $[•] per share to new investors purchasing our common stock in this offering. We determine dilution by subtracting the net tangible book value per share after the offering from the amount of cash that a new investor paid for a share of common stock.

The following table illustrates this dilution on a per share basis:

Assumed offering price per share of common stock and associated Public Warrant(1)	$	[•]
Historical net tangible book value per share as of June 30, 2021		$(0.437)
Increase in net tangible book value per share attributable to Investors	$	[•]
Net tangible book value per share after the offering	$	[•]
Dilution per share to new investors	$	[•]

(1)

The assumed offering price may not be the final price of the Offering and will be adjusted based on the actual initial public offering price and other terms of our initial public offering determined at pricing.

Each $1.00 increase or decrease in the assumed combined public offering price of [•] per share and related Public Warrant would increase or decrease our net tangible book value after this offering by approximately $[•], or approximately $[•] per share, and increase or decrease the dilution per share to new investors by approximately $[•] per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering. An increase or decrease of 100,000 securities in the number of securities offered by us would increase or decrease our net tangible book value after this offering by approximately $[•], or $[•] per share, and increase or decrease the dilution per share to new investors by approximately $[•] per share, assuming that the assumed public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

If the underwriters exercise their option to purchase additional shares in full, the net tangible book value per share after giving effect to the offering would be $[•] per share. This represents an immediate increase in pro forma net tangible book value of $[•] per share to existing stockholders and an immediate dilution in net tangible book value of $[•] per share to new investors purchasing our common stock in this offering.

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The table above does not include:

•

1,825,000 shares of common stock issuable upon exercise of outstanding options as of June 30, 2021, at a weighted average exercise price of $0.49 per share, of which 894,114 shares were vested as of such date;

•

4,684,411 shares of common stock reserved for future issuance under our stock option plan as of June 30, 2021, plus any future increases in the number of shares of common stock reserved for issuance under our stock option plan pursuant to evergreen provisions;

•	Shares of common stock that may be issued upon the exercise of pre-funded warrants and Public Warrants issued in this offering; and

•	35,622,768 shares of common stock underlying warrants and convertible debt at a weighted average exercise price of $0.301 per share.

To the extent that outstanding options are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

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SELECTED FINANCIAL DATA

The selected statements of operations data for the years ended December 31, 2020 and 2019, the quarter ended June 30, 2021 and the balance sheet data as of December 31, 2020 and 2019 are derived from our audited consolidated financial statements and quarterly statements for the period ended June 30, 2021 that are included elsewhere in this prospectus. Our historical results are not necessarily indicative of our results in any future period and results from our interim period may not necessarily be indicative of the results of the entire 2021.

You should read the following selected financial data together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this prospectus. The selected financial data in this section are not intended to replace our financial statements and the related notes and are qualified in their entirety by the financial statements and related notes included elsewhere in this prospectus.

GUIDED THERAPEUTICS INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in Thousands, except per share data)

	FOR THE THREE MONTHS ENDED JUNE 30,		FOR THE SIX MONTHS ENDED JUNE 30,
	2021	2020	2021	2020
Revenue:
Sales – devices and disposables	$2	$-	$2	$-
Cost of goods sold	-	6	-	6
Gross profit (loss)	2	(6)	2	(6)

Operating Expenses:
Research and development	20	55	36	80
Sales and marketing	30	37	66	71
General and administrative	513	271	1,340	453
Total operating expenses	563	363	1,442	604

Operating loss	(561)	(369)	(1,440)	(610)

Other Income (Expenses):
Other income	27	50	27	51
Interest expense	(315)	(308)	(456)	(594)
Change in fair value of derivative liability	-	-	(88)	-
Loss from extinguishment of debt	(185)	(343)	(185)	(316)
Change in fair value of warrants	-	(5,779)	448	(2,551)
Total other income (expenses)	(473)	(6,380)	(254)	(3,410)

Loss Before Income Taxes	(1,034)	(6,749)	(1,694)	(4,020)

Provision For Income Taxes	-	-	-	-

Net Loss	(1,034)	(6,749)	(1,694)	(4,020)
Preferred Stock Dividends	(125)	(17)	(177)	(29)

Net Loss Attributable To Common Stockholders	$(1,159)	$(6,766)	$(1,871)	$(4,049)

Net Loss Per Share Attributable To Common Stockholders
Basic	$(0.09)	$(0.57)	$(0.14)	$(0.48)
Diluted	$(0.09)	$(0.57)	$(0.14)	$(0.48)

Weighted Average Shares Outstanding
Basic	13,280	11,913	13,226	8,463
Diluted	13,280	11,913	13,226	8,463

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	Years Ended December 31,
	2020	2019
	(in thousands, except share and per share data)
Consolidated Statements of Operations
Revenue:
Sales – devices and disposables, net	102	36
Cost of goods recovered (sold)	41	(70)
Gross profit (loss)	143	(34)

Operating Expenses:
Research and development and patents	$143	$122
Sales and marketing	139	87
General and administrative	913	694
Total operating expenses	1,195	903
Other Income (Expenses):
Other Income	271	48
Interest expense	(1,056)	(1,412)
Loss from extinguishment of debt	(296)	-
Change in fair value of derivative liability	(25)	-
Change in fair value of warrants	1,879	380
Total Other Income (Expenses)	773	(984)

Net Loss	(279)	(1,921)

Preferred Stock Dividends	(122)	-
Net Loss Attributable To Common Stockholders	$(401)	$(1,921)

Net Loss Per Share Attributable To Common Stockholders(1)
Basic	$(0.04)	$(0.58)
Diluted	$(0.04)	$(0.58)

Weighted-Average Shares Outstanding
Basic	10,767	3,302
Diluted	10,767	3,302

(1)

See Note 2 of the notes to our Consolidated Financial Statements for the Years Ended December 31, 2020 and 2019 included elsewhere in this prospectus for a description of how we compute basic and diluted net loss per share attributable to common stockholders.

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	Year ended December 31,
	2020	2019
Balance Sheet Data:
Total current assets	$896	$1,030
Total noncurrent assets	454	150
Working capital	(8,066)	(11,380)
Total assets	1,350	1,180
Current liabilities	8,962	12,410
Non-current liabilities	3,243	5,705
Total liabilities	12,205	18,115
Accumulated deficit	(139,956)	(139,555)
Total stockholders’ equity	$(10,855)	(16,935)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the “Selected Financial Data” and our financial statements and related notes thereto included elsewhere in this prospectus. In addition to historical information, this discussion contains forward-looking statements that involve risks, uncertainties and assumptions that could cause actual results to differ materially from management’s expectations. Factors that could cause such differences are discussed in the sections entitled “Forward-Looking Statements” and “Risk Factors.” We are not undertaking any obligation to update any forward-looking statements or other statements we may make in the following discussion or elsewhere in this document even though these statements may be affected by events or circumstances occurring after the forward-looking statements or other statements were made. Therefore, no reader of this document should rely on these statements being current as of any time other than the time at which this document is declared effective by the SEC.

Overview

We are a medical technology company focused on developing innovative medical devices that have the potential to improve healthcare. Our primary focus is the sales and marketing of our LuViva® Advanced Cervical Scan non-invasive cervical cancer detection device. The underlying technology of LuViva primarily relates to the use of biophotonics for the non-invasive detection of cancers. LuViva is designed to identify cervical cancers and precancers painlessly, non-invasively and at the point of care by scanning the cervix with light, then analyzing the reflected and fluorescent light.

LuViva is designed to provide a less invasive and painless alternative to conventional tests for cervical cancer screening and detection. Additionally, LuViva is designed to improve patient well-being not only because it eliminates pain, but also because it is convenient to use and provides rapid results at the point of care. We focus on two primary applications for LuViva: first, as a cancer screening tool in the developing world, where infrastructure to support traditional cancer-screening methods is limited or non-existent, and second, as a triage following traditional screening in the developed world, where a high number of false positive results cause a high rate of unnecessary and ultimately costly follow-up tests.

44

We are a Delaware corporation, originally incorporated in 1992 under the name “SpectRx, Inc.,” and, on February 22, 2008, changed our name to Guided Therapeutics, Inc. At the same time, we renamed our wholly owned subsidiary, InterScan, which originally had been incorporated as “Guided Therapeutics.”

Since our inception, we have raised capital through the public and private sale of debt and equity, funding from collaborative arrangements, and grants.

Our prospects must be considered in light of the substantial risks, expenses and difficulties encountered by entrants into the medical device industry. This industry is characterized by an increasing number of participants, intense competition and a high failure rate. We have experienced operating losses since our inception and, as of December 30, 2020 and June 30, 2021 we have an accumulated deficit of approximately $140.0 million and $141.8 million, respectively. To date, we have engaged primarily in research and development efforts and the early stages of marketing our products. We do not have significant experience in manufacturing, marketing or selling our products. We may not be successful in growing sales for our products. Moreover, required regulatory clearances or approvals may not be obtained in a timely manner, or at all. Our products may not ever gain market acceptance and we may not ever generate significant revenues or achieve profitability. The development and commercialization of our products requires substantial development, regulatory, sales and marketing, manufacturing and other expenditures. We expect our operating losses to continue for the foreseeable future as we continue to expend substantial resources to complete commercialization of our products, obtain regulatory clearances or approvals, build our marketing, sales, manufacturing and finance capabilities, and conduct further research and development.

Our product revenues to date have been limited. In 2020, the majority of our revenues were from the sale of LuViva devices and disposables. We expect that the majority of our revenue in 2021 will be derived from revenue from the sale of LuViva devices and disposables.

Current Demand for LuViva

Based on discussions with our distributors, we currently hold and expect to generate additional purchase orders for approximately $0.5 to $1.0 million in LuViva devices and disposables in 2021 and expect those purchase orders to result in actual sales of $0.2 to $0.5 million in 2021, representing what we view as current demand for our products. We cannot be assured that we will generate all or any of these additional purchase orders, or that existing orders will not be canceled by the distributors or that parts to build product will be available to meet demand, such that existing orders will result in actual sales. Because we have a short history of sales of our products, we cannot confidently predict future sales of our products beyond this time frame and cannot be assured of any particular amount of sales. Accordingly, we have not identified any particular trends with regard to sales of our products.

Recent Developments

During 2021, we received equity investments in the amount of $1,944,000. These investors purchased a total of 1,944 Series F Preferred Stock (if the Investor elects to convert their Series F Preferred Stock, each Series F Preferred Stock share converts into 4,000 shares of our common stock shares). On April 15, 2021, certain holders of the Series F convertible preferred stock each executed an acknowledgement (each, an “Acknowledgement”), pursuant to which the holders would receive an aggregate 1,944 shares of the Company’s newly designated Series F-2 preferred stock in lieu of 1,944 shares of the Company’s Series F convertible preferred stock (the “Exchange”). The rights and preferences of the Series F-2 preferred stock are identical in every aspect to the Series F convertible preferred stock.

Critical Accounting Policies

Our material accounting policies, which we believe are the most critical to investors understanding of our financial results and condition, are discussed below. Because we are still early in our enterprise development, the number of these policies requiring explanation is limited. As we begin to generate increased revenue from different sources, we expect that the number of applicable policies and complexity of the judgments required will increase.

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Revenue Recognition: ASC 606 Revenue from Contracts with Customers establishes a single and comprehensive framework which sets out how much revenue is to be recognized, and when. The core principle is that a vendor should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the vendor expects to be entitled in exchange for those goods or services. Revenue will now be recognized by a vendor when control over the goods or services is transferred to the customer. In contrast, Revenue based revenue recognition around an analysis of the transfer of risks and rewards; this now forms one of a number of criteria that are assessed in determining whether control has been transferred. The application of the core principle in ASC 606 is carried out in five steps: Step 1 – Identify the contract with a customer: a contract is defined as an agreement (including oral and implied), between two or more parties, that creates enforceable rights and obligations and sets out the criteria for each of those rights and obligations. The contract needs to have commercial substance and it is probable that the entity will collect the consideration to which it will be entitled. Step 2 – Identify the performance obligations in the contract: a performance obligation in a contract is a promise (including implicit) to transfer a good or service to the customer. Each performance obligation should be capable of being distinct and is separately identifiable in the contract. Step 3 – Determine the transaction price: transaction price is the amount of consideration that the entity can be entitled to, in exchange for transferring the promised goods and services to a customer, excluding amounts collected on behalf of third parties. Step 4 – Allocate the transaction price to the performance obligations in the contract: for a contract that has more than one performance obligation, the entity will allocate the transaction price to each performance obligation separately, in exchange for satisfying each performance obligation. The acceptable methods of allocating the transaction price include adjusted market assessment approach, expected cost plus a margin approach, and, the residual approach in limited circumstances. Discounts given should be allocated proportionately to all performance obligations unless certain criteria are met and reallocation of changes in standalone selling prices after inception is not permitted. Step 5 – Recognize revenue as and when the entity satisfies a performance obligation: the entity should recognize revenue at a point in time, except if it meets any of the three criteria, which will require recognition of revenue over time: the entity’s performance creates or enhances an asset controlled by the customer, the customer simultaneously receives and consumes the benefit of the entity’s performance as the entity performs, and the entity does not create an asset that has an alternative use to the entity and the entity has the right to be paid for performance to date.

Valuation of Deferred Taxes: We account for income taxes in accordance with the liability method. Under the liability method, we recognize deferred assets and liabilities based upon anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases. We establish a valuation allowance to the extent that it is more likely than not that deferred tax assets will not be utilized against future taxable income.

Valuation of Equity Instruments Granted to Employee, Service Providers and Investors: On the date of issuance, the instruments are recorded at their fair value as determined using either the Black-Scholes valuation model or Monte Carlo Simulation mode.

Beneficial Conversion Features of Convertible Securities: Conversion options that are not bifurcated as a derivative pursuant to ASC 815 and not accounted for as a separate equity component under the cash conversion guidance are evaluated to determine whether they are beneficial to the investor at inception (a beneficial conversion feature) or may become beneficial in the future due to potential adjustments. The beneficial conversion feature guidance in ASC 470-20 applies to convertible stock as well as convertible debt which are outside the scope of ASC 815. A beneficial conversion feature is defined as a nondetachable conversion feature that is in the money at the commitment date. The beneficial conversion feature guidance requires recognition of the conversion option’s in-the-money portion, the intrinsic value of the option, in equity, with an offsetting reduction to the carrying amount of the instrument. The resulting discount is amortized as a dividend over either the life of the instrument, if a stated maturity date exists, or to the earliest conversion date, if there is no stated maturity date. If the earliest conversion date is immediately upon issuance, the dividend must be recognized at inception. When there is a subsequent change to the conversion ratio based on a future occurrence, the new conversion price may trigger the recognition of an additional beneficial conversion feature on occurrence.

Allowance for Accounts Receivable: We estimate losses from the inability of our distributors to make required payments and periodically review the payment history of each of our distributors, as well as their financial condition, and revise our reserves as a result.

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Inventory Valuation: All inventories are stated at lower of cost or net realizable value, with cost determined substantially on a “first-in, first-out” basis. Selling, general, and administrative expenses are not inventoried, but are charged to expense when purchased.

Results of Operations

COMPARISON OF THE THREE MONTHS ENDED JUNE 30, 2021 AND 2020

Sales Revenue, Cost of Sales and Gross Profit from Devices and Disposables: Revenues from the sale of LuViva devices for the three months ended June 30, 2021 and 2020 were approximately $2,000 and nil, respectively. Revenues for the three months ended June 30, 2021 were $2,000 higher when compared to the same period in 2020, due to no sales activity in 2020. Related cost of sales was approximately $0 and $6,000 in the three months ended June 30, 2021 and 2020, respectively. Cost of sales for the three months ended June 30, 2021, were $6,000 lower when compared to the same period in 2020, due to inventory write off in 2020 This resulted in a gross profit of approximately $2,000 on the sales of devices and disposables for the three months ended June 30, 2021 compared with a gross loss of approximately $6,000 for the same period in 2020.

Research and Development Expenses: Research and development expenses for the three months ended June 30, 2021, decreased to approximately $20,000, from approximately $55,000 to the same period in 2020. The decrease of $35,000, or 64%, was primarily due to a reduction in research and development clinical costs and payroll expenses.

Sales and Marketing Expenses: Sales and marketing for the three months ended June 30, 2021, decreased to approximately $30,000, from approximately $37,000 to the same period in 2020. The decrease of $7,000, or 16%, was primarily due to a decrease in sales and marketing rent and storage related expenses.

General and Administrative Expense: General and administrative expenses for the three months ended June 30, 2021, increased to approximately $513,000, compared to $271,000 for the same period in 2020. The increase of approximately $242,000, or 89%, was primarily related to higher consulting expenses of $228,000 for warrants issued to finders in the capital raises.

Other Income: Other income for the three months ended June 30, 2021, decreased to approximately $27,000, compared to $50,000 for the same period in 2020. The decrease of $23,000 or 47% was primarily the result of $26,000 in write off of accrued salaries.

Interest Expense: Interest expense for the three months ended June 30, 2021 increased to approximately $315,000, compared to $308,000 for the same period in 2020. The increase of approximately $7,000, or 2%, was primarily related to higher interest payments in 2021 compared to 2020.

Loss from extinguishment of debt: Loss from extinguishment of debt for the three months ended June 30, 2021 decreased to approximately $185,000, compared to a loss from extinguishment of debt of $343,000 for the same period in 2020. The decrease of approximately $158,000, or 46%, was primarily related to a $350,000 prepayment penalty recorded, gain from debt extinguished in 2021 compared to a loss on debt extinguished in 2020, a gain from the extinguishment of the derivative liability and $24,000 in forgiveness of PPP loan.

Change in Fair Value of Warrants: Change in fair value of warrants for the three months ended June 30, 2021, decreased to approximately nil compared to $5,779,000 for the same period in 2020. The decrease of approximately $5,779,000, or 100% was primarily due to an increase in the number of common stock warrants outstanding, the exchange of common stock warrants for fixed price common stock warrants, the exchange of debt and for favorable changes in warrant conversion prices and increase in stock price in the three months ended June 30, 2020.

Net loss: Net loss attributable to common stockholders decreased to approximately $1,159,000, or $0.09 per share, for the three months ended June 30, 2021, from a net loss of $6,766,000, or $0.57 per share, for the same period in 2020. The decrease in the net loss of $5,607,000, or 83% was for reasons outlined above.

There was no income tax benefit recorded for the three months ended June 30, 2021 or 2020, due to recurring net operating losses.

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COMPARISON OF THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

Sales Revenue, Cost of Sales and Gross Profit from Devices and Disposables: Revenues from the sale of LuViva devices for the six months ended June 30, 2021 and 2020 were approximately $2,000 and nil, respectively. Revenues for the six months ended June 30, 2021 were $2,000 higher when compared to the same period in 2020, due to no sales activity in 2020. Related cost of sales was approximately $0 and $6,000 in the six months ended June 30, 2021 and 2020, respectively. Cost of sales for the six months ended June 30, 2021, were $6,000 lower when compared to the same period in 2020, due to inventory write off in 2021. This resulted in a gross profit of approximately $2,000 on the sales of devices and disposables for the six months ended June 30, 2021 compared with a gross loss of approximately $6,000 for the same period in 2020.

Research and Development Expenses: Research and development expenses for the six months ended June 30, 2021, decreased to approximately $36,000, from approximately $80,000 to the same period in 2020. The decrease of $44,000, or 55%, was primarily due to a reduction in research and development clinical costs and payroll expenses.

Sales and Marketing Expenses: Sales and marketing for the six months ended June 30, 2021, decreased to approximately $66,000, from approximately $71,000 to the same period in 2020. The decrease of $5,000, or 7%, was primarily due to a decrease in sales and marketing rent and storage related expenses.

General and Administrative Expense: General and administrative expenses for the six months ended June 30, 2021, increased to approximately $1,340,000, compared to $453,000 for the same period in 2020. The increase of approximately $887,000, or 196%, was primarily related to higher compensation expenses incurred during the same period and the recording of a charge of $398,000 for warrants issued to Mr. Blumberg for consulting services and consulting expenses of $228,000 for warrants issued to finders in the capital raises.

Other Income: Other income for the six months ended June 30, 2021 decreased to approximately $27,000, compared to $51,000 for the same period in 2020. In the six months ended June 30, 2021 the amounts were primarily the result of $26,000 in write off of accrued salaries.

Interest Expense: Interest expense for the six months ended June 30, 2021 decreased to approximately $456,000, compared to $594,000 for the same period in 2020. The decrease of approximately $138,000, or 23%, was primarily related to lower interest payments for the six months ended June 30, 2021 compared to the same period in 2020.

Change in fair value of derivative liability: Change in fair value of derivative liability for the three months ended 2021 increased to approximately $88,000, compared to nil for the same period in 2020. The increase of $88,000, was primarily related to the change in the value of the derivative liability.

Loss from extinguishment of debt: Loss from extinguishment of debt for the six months ended June 30, 2021 decreased to approximately a loss of $185,000, compared to a loss of $316,000 for the same period in 2020. The decrease of approximately $131,000, or 41%, was primarily related to a $350,000 prepayment penalty recorded, gain from debt extinguished in 2021 compared to a loss on debt extinguished in 2020, a gain from the extinguishment of the derivative liability and $24,000 in forgiveness of PPP loan.

Change in Fair Value of Warrants: Fair value of warrants recovery for the six months ended June 30, 2021, increased to approximately $448,000 compared to change in fair value of warrants of ($2,551,000) for the same period in 2020. The increase of approximately $2,999,000, or 118% was primarily due to the recording of the debt exchange for the debt to GPB and the elimination of the warrant liability and due to favorable significant changes in warrant conversion prices and increase in stock price in the six months ended June 30, 2020.

Net loss/ Income: Net loss attributable to common stockholders increased to approximately $1,871,000, or $0.14 per share, for the six months ended June 30, 2021, from a net loss of $4,049,000, or $0.48 per share, for the same period in 2020. The decrease in the net loss of $2,178,000, or 54% was for reasons outlined above.

There was no income tax benefit recorded for the six months ended June 30, 2021 or 2019, due to recurring net operating losses.

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Comparison of 2020 and 2019

Sales Revenue, Cost of Sales and Gross Profit from Devices and Disposables: Revenues from the sale of other parts of our LuViva devices for 2020 and 2019 was approximately $102,000 and $36,000, respectively. Revenues for 2020 was approximately, $66,000 or 183% higher when compared to the same period in 2019, due to a sale of parts to one customer in 2020. Related cost of sales recovered was approximately $41,000 for 2020 compared to $70,000 cost of sales for 2019, a decrease of $111,000 or 159%. Cost of sales recovered was a result of the buy-back of parts from one customer that were then sold and the revaluation of inventory reserve, the net effect was a cost of goods sold recovered. This resulted in a gross profit of approximately $143,000 on the sales of devices and disposables for 2020 compared with a gross loss of approximately $34,000 for the same period in 2019.

Research and Development Expenses: Research and development expenses for 2020, increased to approximately $143,000, from approximately $122,000 to the same period in 2019. The increase of $21,000, or 17%, was primarily due to increases in research and development costs and salaries incurred in 2020.

Sales and Marketing Expenses: Sales and marketing expenses for 2020, increased to approximately $139,000, compared to $87,000 for the same period in 2019. The increase, of approximately $52,000, or 60% was primarily due to higher payroll expenses for 2020.

General and Administrative Expense: General and administrative expenses for 2020, increased to approximately $913,000, compared to $694,000 for the same period in 2019. The increase of approximately $219,000, or 32%, was primarily related to higher compensation, stock based compensation and insurance expenses incurred during the same period. During 2020, the Company had also reversed a $292,000 reserve taken for a deposit made for inventory parts for its devices, and the Company recorded stock based compensation expense of $310,000 for stock options granted in July 2020.

Other Income: Other income for 2020, increased to approximately $271,000, compared to $48,000 for the same period in 2019. The increase of approximately $223,000 or 465% was primarily a result of the recovery of employment expenses and old outstanding payables which had exceeded their statute of limitations on collectability.

Interest Expense: Interest expense for 2020 decreased to approximately $1,056,000, compared to $1,412,000 for the same period in 2019. The decrease of approximately $356,000, or 25%, was primarily related to amortization expense of and interest recorded for the value of the beneficial conversion feature on convertible debt outstanding and amortization of debt issuance costs.

Loss from Extinguishment of Debt: Loss from extinguishment of debt for 2020 increased to approximately $296,000, compared to nil for the same period in 2019. The increase of approximately $296,000, or 100%, was primarily related to debt that had been eliminated from debt exchange agreements and debt reduction through exchanges and forgiveness.

Fair Value of Derivative Liability: Fair value of derivatives for 2020, increased to approximately $25,000 compared to fair value of derivatives expense of $0 for the same period in 2019. The increase of approximately $25,000, or 100% was primarily due to changes to the derivative liability for a short-term convertible note payable in 2020.

Fair Value of Warrants: Fair value of warrants recovered for 2020, increased to approximately $1,879,000 compared to fair value of warrants recovered of $380,000 for the same period in 2019. The increase of approximately $1,499,000, or 394% was primarily due to favorable significant changes in common stock warrant conversion prices, a reduction in the number of outstanding warrants and an increase in the warrant conversion price in 2020.

Net Loss: Net loss attributable to common stockholders decreased to approximately $401,000, or $0.04 per share for 2020, from a net loss of $1,921,000, or $0.58 per share, for the same period in 2019. The decrease in the net loss of $1,520,000, or 79% was for reasons outlined above. As stated previously, our net loss for 2020, would have been greater if it were not for favorable results from changes in the fair value of warrants, favorable significant changes in common stock warrant conversion prices, a reduction in the number of outstanding warrants and an increase in the warrant conversion price in 2020. There was no income tax benefit recorded for 2020 or 2019, due to recurring net operating losses.

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LIQUIDITY AND CAPITAL RESOURCES

Since our inception, we have raised capital through the public and private sale of debt and equity, funding from collaborative arrangements, and grants. At June 30, 2021, we had cash of approximately $0.9 million and a negative working capital of approximately $4.0 million. Our major cash flows for the six months ended June 30, 2021 consisted of cash out-flows of $1.0 million from operations, including approximately $1.7 million of net loss, and a net change from financing activities of $1.7 million, which primarily represented the proceeds received from issuance of preferred stock, long-term debt and exchanged outstanding debt.

At March 31, 2021, we had cash of approximately $1.2 million and a negative working capital of approximately $4.2 million. At December 31, 2020, we had cash of approximately $182,000 and negative working capital of approximately $8,000,000. Our major cash flows for 2020 consisted of cash out-flows of $1.9 million from operations, including approximately $0.4 million of net loss, (as stated previously, our net loss for 2020, would have been greater if it were not for favorable results from changes in the fair value of warrants, favorable significant changes in common stock warrant conversion prices, a reduction in the number of outstanding warrants and an increase in the warrant conversion price), and a net change from financing activities of $1.2 million; which primarily represented the proceeds received from issuance of preferred stock, common stock and warrants, loans and payments made on notes payable.

Our major cash flows for the three months ended March 31, 2021 consisted of cash out-flows of $0.3 million from operations, including approximately $0.6 million of net loss and a change in fair value of warrants of $0.5 million, and a net change from financing activities of $1.4 million, which primarily represented the proceeds received from issuance of preferred stock and exchanged outstanding debt.

Capital resources for 2021

During 2021, we received 10% debenture unit investments in the amount of $1,130,000. These investors received a total of 1,130,000 warrats for shares of common stock. The debentures are convertible into 2,260,000 shares of our common stock.

During 2021 we received equity investments in the amount of $2,114,000. These investors received a total of 2,114 shares of Series F and Series F-2 preferred stock (if the investor elects to convert their Series F or Series F-2 preferred stock, each share of Series F or Series F-2 preferred stock converts into 4,000 shares of our common stock.

During 2021, we finalized an investment by Power Up Lending Group Ltd. Power Up invested $132,000, net to us is $125,000, for 153,000 shares of Series G preferred stock. Due to the mandatory redemption feature of the Series G preferred stock, the total amount of proceeds of $125,000 was recorded as a liability. On June 4, 2021, the Company redeemed the January 2021 investment of $75,000 for $114,597, this $39,597 difference was recorded as interest expense. As of June 30, 2021, the amount outstanding was $50,000 and is presented as a liability. As of June 30, 2021, the Company has also accrued dividends of $1,915.

Capital resources for 2020

During 2020, we received equity investments in the amount of $1,735,500. These investors received a total of 1,735.5 shares of Series E preferred stock (if the Investor elects to convert their Series E preferred stock, each share of Series E preferred stock converts into 4,000 shares of our common stock).

During January and April 2020, we received equity investments in the amount of $128,000. These investors received a total of 256,000 shares of common stock and 256,000 warrants issued to purchase shares of common stock at a strike price of $0.25, 256,000 warrants to purchase shares of common stock at a strike price of $0.75 and 128 shares of Series D preferred stock (if the Investor elects to convert their Series D preferred stock, each share of Series D preferred stock converts into 3,000 shares of our common stock shares). Of the amount invested $38,000 was from related parties.

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On January 6, 2020, we entered into an exchange agreement with Jones Day. Upon making a payment of $175,000, which had not yet occurred, we will exchange $1,744,768 of debt outstanding for: $175,000, an unsecured promissory note in the amount of $550,000; due 13 months form the date of issuance, that may be called at any time prior to maturity upon a payment of $150,000; and an unsecured promissory note in the principal amount of $444,768, bearing an annualized interest rate of 6.0% and due in four equal annual installments beginning on the second anniversary of the date of issuance.

On January 8, 2020, we exchanged $2,064,366 in debt for several equity instruments (noted below) that were determined to have a total fair value of $2,065,548, resulting in a loss on extinguishment of debt of $1,183 which is recorded in other income (expense) on the accompanying consolidated statements of operations. We also issued 6,957,013 warrants to purchase shares of common stock; with exercise prices of $0.25, $0.75 and $0.20.

On June 3, 2020, we exchanged $328,422 in debt from Auctus, (summarized in footnote 10: Convertible Notes), for 500,000 shares of common stock and 700,000 warrants to purchase shares of common stock. The fair value of the shares of common stock was $250,000 (based on a $0.50 fair value for our stock) and of the warrants to purchase shares of common stock was $196,818 (based on a $0.281 black scholes fair valuation). This resulted in a net loss on extinguishment of debt of $118,396 ($446,818 fair value less the $328,422 of exchanged debt).

On June 30, 2020, we exchanged $125,000 in debt (during June 2020, $125,000 in payables had been converted into short-term debt) from Mr. James Clavijo, for 500,000 shares of common stock and 250,000 warrants to purchase shares of common stock. The fair value of the shares of common stock was $250,000 (based on a $0.50 fair value for our stock) and of the warrants to purchase shares of common stock was $99,963 (based on a $0.40 black scholes fair valuation). This resulted in a net loss on extinguishment of debt of $224,963 ($349,963 fair value less the $125,000 of exchanged debt). After the exchange transaction a balance was due Mr. Clavijo of $10,213 which was paid.

On July 9, 2020, we entered into an exchange agreement with Mr. Bill Wells (one of its former employees). In lieu of agreeing to dismiss approximately half of what is owed or $220,000, Mr. Wells will receive the following: (i) cash payments of $20,000 within 60 days of the signing of the agreement; cash payments over time in the amount of $90,000 in the form of an unsecured note to be executed within 30 days of a new financing(s) totaling at least $3.0 million. The note shall bear interest of 6.0% and mature over 18 months; (iii) 66,000 common share stock options that vest at a rate of 3,667 per month and have a $0.49 exercise price (if two consecutive payments in (ii) are not made the stock options will be canceled and a cash payment will be required; and (iv) the total amount of forgiveness by creditor of approximately $110,000 shall be prorated according to amount paid.

The following table summarizes the debt exchanges:

	Total Debt and Accrued Interest	Total Debt	Total Accrued Interest	Common Stock Shares	Warrants (Exercise $0.25)	Warrants (Exercise $0.75)	Warrants (Exercise $0.20)	Warrants (Exercise $0.15)	Warrants (Exercise $0.50)

Aquarius	$145,544	$107,500	$38,044	291,088	145,544	145,544	-	-	-
K2 Medical (Shenghuo)3	803,653	771,927	31,726	1,905,270	704,334	704,334	496,602	-	-
Mr. Blumberg	305,320	292,290	13,030	1,167,630	119,656	119,656	928,318	-	-
Mr. Case	179,291	150,000	29,291	896,456	-	-	896,456	-	-
Mr. Grimm	51,110	50,000	1,110	255,548	-	-	255,548	-	-
Mr. Gould	111,227	100,000	11,227	556,136	-	-	556,136	-	-
Mr. Mamula	15,577	15,000	577	77,885	-	-	77,885	-	-
Dr. Imhoff2	400,417	363,480	36,937	1,699,255	100,944	100,944	1,497,367	-	-
Ms. Rosenstock1	50,000	50,000	-	100,000	50,000	50,000	-	-	-
Mr. James2	2,286	2,000	286	7,745	1,227	1,227	5,291	-	-
Auctus	328,422	249,119	79,303	500,000	-	-	-	700,000	-
Mr. Clavijo	125,000	125,000	-	500,000	-	-	-	-	250,000
Mr. Wells4	220,000	220,000	-	-	-	-	-	-	-
Total	2,737,847	2,496,316	241,531	7,957,013	1,121,705	1,121,705	4,713,603	700,000	250,000

1 Ms. Rosenstock also forgave $28,986 in debt.

2 Mr. Imhoff and Mr. James are members of the board of directors and therefore related parties.

3 Our COO and director, Mark Faupel, is a shareholder of Shenghuo, and another current director, Richard Blumberg, also is a managing member of Shenghuo.

4 Mr. Wells will also receive 66,000 common share stock options; the details of which are explained above.

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On January 16, 2020, we entered into an exchange agreement with GPB. Under the terms of this exchange agreement, we will exchange $3,360,811 of debt outstanding as of December 12, 2019 for the following: (1) a cash payment of $1,500,000, (2) 7,185,000 warrants to purchase common stock, previously outstanding, would be exchanged for new warrants to purchase shares of common stock at a strike price of $0.20 and (3) a certain number of shares of preferred stock s for the remaining balance outstanding upon the final exchange date. On January 8, 2021, we made the final payment of $750,000 out of the total $1,500,000 as required by this exchange agreement with GPB. On June 30, 2021, we issued 2,236 shares of series F-2 preferred stock in accordance with the terms of the agreement.

On March 31, 2020, we entered into a securities purchase agreement with Auctus Fund, LLC for the issuance and sale to Auctus of $112,750 in aggregate principal amount of a 12% convertible promissory note. On March 31, 2020, we issued the note to Auctus and issued 250,000 five-year common stock warrants at an exercise price of $0.16. On April 3, 2020, we received net proceeds of $100,000. The note matures on January 26, 2021 and accrues interest at a rate of 12% per year. As of June 30, 2021, the Company was in default.

On May 4, 2020, we received a loan from the Small Business Administration (SBA) pursuant to the Paycheck Protection Program (PPP) as part of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) in the amount of $50,184. We were notified that the application for loan forgiveness was approved in the amount of $23,742 in principal and $234 in interest. We are planning on appealing the amount forgiven.

On May 20, 2020, we received a $70,000 loan from Mr. Blumberg, which was paid off in June 2020.

On May 22, 2020, we entered into an exchange agreement with Auctus. Based on this agreement we exchanged three outstanding notes, in the amounts of $150,000, $89,250, and $65,000 for a total amount $304,250 of debt outstanding, as well as any accrued interest and default penalty, for: $160,000 in cash payments (payable in monthly payments of $20,000), converted a portion of the notes pursuant to original terms of the notes into 500,000 restricted shares of common stock (shares were issued on June 3, 2020); and 700,000 warrants issued to purchase shares of common stock with an exercise price of $0.15. The fair value of the shares of common stock was $250,000 (based on a $0.50 fair value for our stock) and of the warrants to purchase shares of common stock was $196,818 (based on a $0.281 black scholes fair valuation). This resulted in a net loss on extinguishment of debt of $118,396 ($446,818 fair value less the $328,422 of exchanged debt). As of June 30, 2021, the note had been paid off.

On May 27, 2020, we received the second tranche in the amount of $400,000, from the December 17, 2019, securities purchase agreement and convertible note with Auctus. The net amount paid to us was $313,000 This second tranche is part of the convertible note issued to Auctus for a total of $2.4 million of which $700,000 has already been provided by Auctus. The maturity date of the notes is December 17, 2021 and the interest rate is ten percent (10%).

Contingencies

Based on the current outbreak of the Coronavirus SARS-CoV-2, the pathogen responsible for COVID-19, which has already had an impact on financial markets, there could be additional repercussions in our operating business, including but not limited to, the sourcing of materials for product candidates, manufacture of supplies for preclinical and/or clinical studies, delays in clinical operations, which may include the availability or the continued availability of patients for trials due to such things as quarantines, conduct of patient monitoring and clinical trial data retrieval at investigational study sites.

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The future impact of the outbreak is highly uncertain and cannot be predicted, and we cannot provide any assurance that the outbreak will not have a material adverse impact on our operations or future results or filings with regulatory health authorities. The extent of the impact, if any, we will depend on future developments, including actions taken to contain the coronavirus.

Off-Balance Sheet Arrangements

We have no material off-balance sheet arrangements, no special purpose entities, and no activities that include non-exchange-traded contracts accounted for at fair value.

BUSINESS

Overview

We are a medical technology company focused on developing innovative medical devices that have the potential to improve healthcare. Our primary focus is the sales and marketing of our LuViva® Advanced Cervical Scan non-invasive cervical cancer detection device. The underlying technology of LuViva primarily relates to the use of biophotonics for the non-invasive detection of cancers. LuViva is designed to identify cervical cancers and precancers painlessly, non-invasively and at the point of care by scanning the cervix with light, then analyzing the reflected and fluorescent light.

LuViva is designed to provide a less invasive and painless alternative to conventional tests for cervical cancer screening and detection. Additionally, LuViva is designed to improve patient well-being not only because it eliminates pain, but also because it is convenient to use and provides rapid results at the point of care. We focus on two primary applications for LuViva: first, as a cancer screening tool in the developing world, where infrastructure to support traditional cancer-screening methods is limited or non-existent, and second, as a triage following traditional screening in the developed world, where a high number of false positive results cause a high rate of unnecessary and ultimately costly follow-up tests.

Screening for cervical cancer represents one of the most significant demands on the practice of diagnostic medicine. As cervical cancer is linked to a sexually transmitted disease—the human papillomavirus (HPV)—every woman essentially becomes “at risk” for cervical cancer simply after becoming sexually active. In the developing world, there are approximately 2.0 billion women aged 15 and older who are potentially eligible for screening with LuViva. Guidelines for screening intervals vary across the world, but U.S. guidelines call for screening every three years. Traditionally, the Pap smear screening test, or Pap test, is the primary cervical cancer screening methodology in the developed world. However, in developing countries, cancer screening using Pap tests is expensive and requires infrastructure and skill not currently existing, and not likely to be developed in the near future, in these countries.

We believe LuViva is the answer to the developing world’s cervical cancer screening needs. Screening for cervical cancer in the developing world often requires working directly with foreign governments or non-governmental agencies (NGOs). By partnering with governments or NGOs, we can provide immediate access to cervical cancer detection to large segments of a nation’s population as part of national or regional governmental healthcare programs, eliminating the need to develop expensive and resource-intensive infrastructures.

In the developed world, we believe LuViva offers a more accurate and ultimately cost-effective triage medical device, to be used once a traditional Pap test or HPV test indicates the possibility of cervical cancer. Due to the high number of false positive results from Pap tests, traditional follow-on tests entail increased medical treatment costs. We believe these costs can be minimized by utilizing LuViva as a triage to determine whether and to what degree follow-on tests are warranted.

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We believe our non-invasive cervical cancer detection technology can be applied to the early detection of other cancers as well. For example, we have developed prototypes and conducted limited clinical studies using our biophotonic technology for the detection of esophageal cancer. The Company believes that skin cancer detection also is a promising target for our technology, but currently we are focused primarily on the large-scale commercialization of LuViva.

Cancer

Cancer is a group of many related diseases. All forms of cancer involve the out-of-control growth and spread of abnormal cells. Normal cells grow, divide, and die in an orderly fashion. Cancer cells, however, continue to grow and divide and can spread to other parts of the body. As reported in 2015, in the United States, one in every two women and one in every three men will develop cancer in their lifetimes. According to the American Cancer Society, the sooner a cancer is found and treatment begins, the better a patient’s chances are of being cured. We began investigating the applications of our biophotonic technology to cancer detection before 1997, when we initiated a preliminary market analysis. We concluded that our biophotonic technology had applications for the detection of a variety of cancers through the exposure of tissue to light. We selected detection of cervical cancer and skin cancer from a list of the ten most promising applications to pursue initially, and ultimately focused primarily on our LuViva cervical cancer detection device.

Cervical cancer is a cancer that begins in the lining of the cervix (which is located in the lower part of the uterus). Cervical cancer forms over time and may spread to other parts of the body if left untreated. There is generally a gradual change from a normal cervix to a cervix with precancerous cells to cervical cancer. For some women, precancerous changes may go away without any treatment. While the majority of precancerous changes in the cervix do not advance to cancer, if precancers are treated, the risk that they will become cancers can be greatly reduced.

The Developing World

According to the most recent data published by the WHO, cervical cancer is the fourth most frequent cancer in women worldwide, with an estimated 570,000 new cases in 2018, an increase of 40,000 cases from 2012. For women living in less developed regions, however, cervical cancer is the second most common cancer, and 9 out of 10 women who die from cervical cancer reside in low- and middle-income countries. In 2018, GLOBOCAN, the international cancer tracking agency, estimated that approximately 311,000 women died from cervical cancer, with 85% of these deaths occurring in low- and middle-income countries.

As noted by the WHO, in developed countries, programs are in place that enable women to get screened, making most pre-cancerous lesions identifiable at stages when they can easily be treated. Early treatment prevents up to 80% of cervical cancers in these countries. In developing countries, however, limited access to effective screening means that the disease is often not identified until it is further advanced and symptoms develop. In addition, prospects for treatment of such late-stage disease may be poor, resulting in a higher rate of death from cervical cancer in these countries.

We believe that the greatest need and market opportunity for LuViva lies in screening for cervical cancer in developing countries where the infrastructure for traditional screening may be limited or non-existent.

In addition to private care markets, we are actively working with distributors in the following countries to implement government-sponsored screening programs: Turkey, Indonesia and several countries in Eastern Europe. The number of screening candidates in those countries is approximately 155 million.

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The Developed World

The Pap test, which involves a sample of cervical tissue being placed on a slide and observed in a laboratory, is currently the most common form of cervical cancer screening. Since the introduction of screening and diagnostic methods, the number of cervical cancer deaths in the developed world has declined dramatically, due mainly to the increased use of the Pap test. However, the Pap test has a wide variation in sensitivity, which is the ability to detect the disease, and specificity, which is the ability to exclude false positives. A study by Duke University for the U.S. Agency for Health Care Policy and Research published in 1999 showed Pap test performance ranging from a 22%-95% sensitivity and 78%-10% specificity, although new technologies improving the sensitivity and specificity of the Pap test have recently been introduced and are finding acceptance in the marketplace. About 60 million Pap tests are given annually in the United States, at an average price of approximately $26 per test.

After a Pap test returns a positive result for cervical cancer, accepted protocol calls for a visual examination of the cervix using a colposcope, usually followed by a biopsy, or tissue sampling, at one or more locations on the cervix. This method looks for visual changes attributable to cancer. There are about two million colposcope examinations annually in the United States and Europe. In 2003, the average cost of a standalone colposcope examination in the United States was $185 and the average cost of a colposcopy with biopsy was $277.

Given this landscape, we believe that there is a material need and market opportunity for LuViva as a triage device in the developed world where LuViva represents a more cost-effective method of verifying a positive Pap test than the alternatives.

The LuViva Advanced Cervical Scan

LuViva is designed to identify cervical cancers and precancers painlessly, non-invasively and at the point of care by scanning the cervix with light, then analyzing the light reflected from the cervix. The information presented by the light would be used to indicate the likelihood of cervical cancer or precancers. Our product, in addition to detecting the structural changes attributed to cervical cancer, is also designed to detect the biochemical changes that precede the development of visual lesions. In this way, cervical cancer may be detected earlier in its development, which should increase the chances of effective treatment. In addition to the device itself, operation of LuViva requires employment of our single-use, disposable calibration and alignment cervical guide.

To date, thousands of women in multiple international clinical settings have been tested with LuViva. As a result, more than 25 papers and presentations have been published regarding LuViva in a clinical setting, including at the International Federation of Gynecology and Obstetrics Congress in London in 2015 and at the Indonesian National Obstetrics and Gynecology (POGI) Meeting in Solo in 2016.

Internationally, we contract with country-specific or regional distributors. We believe that the international market will be significantly larger than the U.S. market due to the international demand for cervical cancer screening. We have executed formal distribution agreements covering over 40 countries, some of which have since expired. We still have active contracts in place for countries including China and Southeast Asia (including Indonesia), Eastern Europe and Russia. In 2020, we intend to focus on other large markets such as those in the European Union, India, and certain Latin American countries, such as Mexico.

We have previously obtained regulatory approval to sell LuViva in Europe under our Edition 3 CE Mark. Additionally, LuViva has also previously obtained marketing approval from Health Canada, COFEPRIS in Mexico, Ministry of Health in Kenya, which have all expired. Presently, we have marketing approval from India and the Singapore Health Sciences Authority. In addition, in 2018, we were approved for sales and marketing in India. We currently are seeking regulatory approval to market LuViva in the United States but have not yet received approval from the U.S. Food and Drug Administration (FDA). As of December 31, 2020, we have sold 140 LuViva devices and approximately 76,980 single-use-disposable cervical guides to international distributors.

We believe our non-invasive cervical cancer detection technology can be applied to the early detection of other cancers as well. From 2008 to early 2013, we worked with Konica Minolta to explore the feasibility of adapting our microporation and biophotonic cancer detection technology to other areas of medicine and to determine potential markets for these products in anticipation of a development agreement. In February 2013, we replaced our existing agreements with Konica Minolta with a new agreement, pursuant to which, subject to the payment of a nominal license fee due upon FDA approval, Konica Minolta has granted us a five-year, world-wide, non-transferable and non-exclusive right and license to manufacture and to develop a non-invasive esophageal cancer detection product from Konica Minolta and based on our biophotonic technology platform. The license permitted us to use certain related intellectual property of Konica Minolta. In return for the license, we agreed to pay Konica Minolta a royalty for each licensed product we sell that includes their intellectual property. To date, we have not achieved any sales of products that include the intellectual property of Konica Minolta. As we develop LuViva as a commercial product, we will continue to seek new collaborative partners focused especially on marketing and sales.

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Our Strengths

Currently, we are the only commercial stage company with a biophotonic technology that potentially addresses a large primary screening market and a potential R&D pipeline that could improve the early detection of numerous cancers that afflict men and women. Key strengths include:

•	The engineering and production risks have been largely addressed as we have sold over 100 working systems worldwide.

•	Regulatory approvals have been granted covering over 40 countries.

•	We have legitimate pathways for securing marketing approvals in the two largest medical markets – the US and China, within a 2-3 year period.

•	The clinical results of our technology have been published in leading peer-reviewed journals by world famous, thought leading physicians.

Our Business Strategy

Our near term goals are to accomplish the following over the next two years by pursuing the following strategies:

•	Seek US FDA approval by completing a clinical trial.

•	Contingent upon FDA approval, discuss opportunities to partner with a larger U.S. based company for distribution in the U.S. At the same time, we intend to build a small dedicated sales force based near major metropolitan centers and focused on generating sales at large centralized Ob-Gyn practices.

•	Seek Chinese FDA approval working with our existing partner in China, Shandong Medical Instrumentation Co. Ltd.

•	Pursue regulatory approval in Russia and work with our partner in Eastern Europe, Newmars Technology, Inc. to generate sales in Europe.

•	Continue to selectively support sales through our distributors in large countries such as Indonesia.

Manufacturing, Sales Marketing and Distribution

We manufacture LuViva at our Norcross, Georgia facility and our contract manufacturer, Newmars Technology, Inc, located near Budapest, Hungary. Most of the operational components of LuViva are custom made for us by third-party manufacturers. We adhere to ISO 13485:2003 quality standards in our manufacturing processes. Our single-use cervical guides are manufactured by a vendor that specializes in injection molding of plastic medical products. On January 22, 2017, we entered into a license agreement with SMI, as amended on March 28, 2017, pursuant to which we granted SMI an exclusive global license to manufacture the LuViva device and related disposables (subject to a carve-out for manufacture in Turkey). On December 18, 2018, we entered into a co-development agreement with NTI, whereby NTI will perform final assembly of the LuViva device for its contracted distribution countries in Eastern Europe and Russia at its ISO 13485 facility in Hungary. This additional carve out has been agreed to by SMI. On August 12, 2021 the Company entered into a second amendment with SMI pursuant to which the Company has continued to grant SMI exclusive distribution, sales and manufacturing rights of the LuViva for China, Taiwan, Hong Kong and Macau.

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We rely on distributors to sell our products. Distributors can be country exclusive or cover multiple countries in a region. We manage these distributors, provide them marketing materials and train them to demonstrate and operate LuViva. We seek distributors that have experience in gynecology and in introducing new technology into their assigned territories. Currently, we rely on SMI in distributing our products in the People's Republic of China, Macau, Hong Kong and Taiwan; we rely on NTI in distributing our products in Eastern Europe and Russia.

We have only limited experience in the production planning, quality system management, facility development, and production scaling that will be needed to bring production to increased sustained commercial levels. We will likely need to develop additional expertise in order to successfully manufacture, market, and distribute any future products.

Research, Development and Engineering

We have been engaged primarily in the research, development and testing of our LuViva non-invasive cervical cancer detection product and our core biophotonic technology. Since 2013, we have incurred approximately $8.0 million in research and development expenses, net of about $927,000 reimbursed through collaborative arrangements and government grants. Research and development costs were approximately $0.1 million in 2020 and 2019, and approximately $36,000 for the six months ended June 30, 2021.

Since 2013, we have focused our research and development and our engineering resources almost exclusively on development of our biophotonic technology, with only limited support of other programs funded through government contracts or third-party funding. Because our research and clinical development programs for other cancers are at a very early stage, substantial additional research and development and clinical trials will be necessary before we can produce commercial prototypes of other cancer detection products.

Several of the components used in LuViva currently are available from only one supplier, and substitutes for these components could not be obtained easily or would require substantial modifications to our products.

Patents

We have pursued a course of developing and acquiring patents and patent rights and licensing technology. Our success depends in large part on our ability to establish and maintain the proprietary nature of our technology through the patent process and to license from other’s patents and patent applications necessary to develop our products. As of June 30, 2021, we have 41 granted U.S. and foreign patents, collectively, relating to our biophotonic cancer detection technology that were developed in-house and are owned by the Company. 13 patents are still currently active and 28 have since expired. Currently, we do not own third party patents nor do we make any outside payments for patents.

Patents can be extended up to an additional five (5) years. However, patent term extension under the Hatch-Waxman Act does not occur automatically and the patent owner must file an application with the USPTO requesting term extension within 60 days of obtaining FDA marketing approval.

Patent No.	Title	Ctry	Grant Date	Expiration Date
6,792,982	Vacuum Source For Harvesting Substances	US	09/21/2004	07/23/2023
7,174,927	Vacuum Source For Harvesting Substances	US	02/13/2007	09/03/2024
7,301,629	Apparatus and Method for Determining Tissue Characteristics	US	11/27/2007	07/03/2023
7,335,166	System And Methods For Fluid Extractions And Monitoring	US	02/26/2008	05/22/2023
8,644,912	Method and Apparatus For Determining Tissue Characteristics	US	02/04/2014	08/22/2031
8,781,560	Method and Apparatus For Rapid Detection and Diagnosis of Tissue Abnormalities	US	07/15/2014	07/14/2031
9,561,003	Method and Apparatus For Rapid Detection and Diagnosis of Tissue Abnormalities	US	02/07/2017	07/14/2031
60244928.6	Method And Apparatus For Determining Tissue Characteristics	DE	5/08/2013	3/01/2022
1392152	Method And Apparatus For Determining Tissue Characteristics	FR	5/08/2013	3/01/2022
1392152	Method And Apparatus For Determining Tissue Characteristics	GB	5/08/2013	3/01/2022
D714453	Mobile Cart and Hand Held Unit for Diagnostics of Measurement	US	09/30/2014	09/30/2028
D724199	Medical Diagnostic Stand Off Tube	US	03/10/2015	03/10/2029
D746475	Mobile Cart and Hand Held Unit for Diagnostics or Measurement	US	12/29/2015	12/29/2029

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The Company has applied for two additional US patents, although there is no assurance that these patents will be granted. The Company’s strategy is to continue improving its products and filing new patents to protect those improvements.

In the United States, additional years of patent protection may be added (on a case by case basis) beyond the standard patent terms under the 1984 Drug Price Competition and Patent Term Restoration Act, also known as the Hatch-Waxman Act. The Hatch-Waxman act includes Section 156, which provides for the extension of the term of a granted patent (PTE) under certain circumstances. The intent behind Section 156 is to extend patent life to compensate patent holders for patent term lost while developing their product and awaiting FDA approval. The Company’s patents qualify under Section 156 because LuViva has not yet been commercialized in the United States and it is being regulated by FDA as a Class III Medical Device.

Competition

The medical device industry in general and the markets for cervical cancer detection in particular, are intensely competitive. If successful in our product development, we will compete with other providers of cervical cancer detection and prevention products.

Current cervical cancer screening and diagnostic tests, primarily the Pap test, HPV test, and colposcopy, are well established and pervasive. Improvements and new technologies for cervical cancer detection and prevention, such as Thin-Prep from Hologic and HPV testing from Qiagen, have led to other new competitors. In addition, there are other companies attempting to develop products using forms of biophotonic technologies in cervical cancer detection, such as Spectrascience, which has a very limited U.S. FDA approval to market its device for detection of cervical cancers, but has not yet entered the market. The approval limits use of the Spectrascience device only after a colposcopy, as an adjunct. In addition to the Spectrascience device, there are other technologies that are seeking to enter the market as adjuncts to colposcopy, including devices from Dysis and Zedco. While these technologies are not direct competitors to LuViva, modifications to them or other new technologies will require us to develop devices that are more accurate, easier to use or less costly to administer so that our products have a competitive advantage.

In April 2014, the U.S. FDA approved the use of the Roche cobas HPV test as a primary screener for cervical cancer. Using a sample of cervical cells, the cobas HPV test detects DNA from 14 high-risk HPV types. The test specifically identifies HPV 16 and HPV 18, while concurrently detecting 12 other types of high-risk HPVs. This could make HPV testing a competitor to the Pap test. However, due to its lower specificity, we believe that screening with HPV will increase the number of false positive results if widely adopted.

In June 2006, the U.S. FDA approved the HPV vaccine Gardasil from drug maker Merck. Gardasil is a prophylactic HPV vaccine, meaning that it is designed to prevent the initial establishment of HPV infections. For maximum efficacy, it is recommended that girls receive the vaccine prior to becoming sexually active. Since Gardasil will not block infection with all of the HPV types that can cause cervical cancer, the vaccine should not be considered a substitute for routine Pap tests. On October 16, 2009, GlaxoSmithKline PLC was granted approval in the United States for a similar preventive HPV vaccine, known as Cervarix. Due to the limited availability and lack of 100% protection against all potentially cancer-causing strains of HPV, we believe that the vaccines will have a limited impact on the cervical cancer screening and diagnostic market for many years.

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Government Regulation

The medical devices that we manufacture are subject to regulation by numerous regulatory bodies, including the Chinese FDA(recently renamed the Chinese , the U.S. FDA, and comparable international regulatory agencies. These agencies require manufacturers of medical devices to comply with applicable laws and regulations governing the development, testing, manufacturing, labeling, marketing and distribution of medical devices. Devices are generally subject to varying levels of regulatory control, the most comprehensive of which requires that a clinical evaluation program be conducted before a device receives approval for commercial distribution.

In the European Union, medical devices are required to comply with the Medical Devices Directive and obtain CE Mark certification in order to market medical devices. The CE Mark certification, granted following approval from an independent “Notified Body,” is an international symbol of adherence to quality assurance standards and compliance with applicable European Medical Devices Directives. From 2017 through 2019, we were unable to pay the annual registration fees to maintain our ISO 13485:2003 certification and our CE Mark. Once our financing is completed, we will make the required payments and reobtain both certifications. In addition, our December 21, 2018 agreement with Newmars, described above, will allow final assembly at their ISO 13485:2016 accredited facility. Once all inspections have been passed for LuViva, this will allow an alternative path for obtaining the CE Mark.

China has a regulatory regime similar to that of the European Union, but due to interaction with the U.S. regulatory regime, the CFDA also shares some similarities with its U.S. counterpart. Devices are classified by the CFDA’s Center for Medical Device Evaluation (CMDE) into three categories based on medical risk, with the level of regulatory oversight determined by degree of risk and invasiveness. CMDE’s device classifications and definitions are as follows:

•	Class I device: The safety and effectiveness of the device can be ensured through routine administration.

•	Class II device: Further control is required to ensure the safety and effectiveness of the device.

•	Class III device: The device is implanted into the human body; used for life support or sustenance; or poses potential risk to the human body, and thus must be strictly controlled in respect to safety and effectiveness.

Based on the above definitions and several discussions with regulatory consultants and potential partners, we believe that LuViva is most likely to be classified as a Class II device, however, this is not certain and the CFDA may determine that LuViva requires a Class III registration. Class III registrations are granted by the national CFDA office while Class I and II registrations occur at the provincial level. Typically, registration granted at the provincial level allows a medical device to be marketed in all of China’s provinces.

While Class I devices usually do not require clinical trial data from Chinese patients and Class III devices almost always do, Class II medical devices sometimes do and sometimes do not require Chinese clinical trials, and this determination may depend on the claim for the device and quality of clinical trials conducted outside of China. If clinical trials conducted in China are required, they usually are less burdensome for Class II devices than Class III devices.

CFDA labs also conduct electrical, mechanical and electromagnetic emission safety testing for medical devices similar to those required for the CE Mark. As is the case with the U.S. FDA, manufacturers in China undergo periodic inspections and must comply with international quality standards such as ISO 13485 for medical devices. As part of our agreement with SMI, SMI will underwrite the cost of securing approval of LuViva with the CFDA. As of the date of this Prospectus, SMI has informed us in writing that LuViva has passed electrical, mechanical and electromagnetic emission safety testing for medical devices, which allows clinical trials to commence.

In the United States, permission to distribute a new device generally can be met in one of two ways. The first process requires that a pre-market notification (510(k) Submission) be made to the U.S. FDA to demonstrate that the device is as safe and effective as, or substantially equivalent to, a legally marketed device that is not subject to premarket approval (PMA). A legally marketed device is a device that (1) was legally marketed prior to May 28, 1976, (2) has been reclassified from Class III to Class II or I, or (3) has been found to be substantially equivalent to another legally marketed device following a 510(k) Submission. The legally marketed device to which equivalence is drawn is known as the “predicate” device. Applicants must submit descriptive data and, when necessary, performance data to establish that the device is substantially equivalent to a predicate device. In some instances, data from human clinical studies must also be submitted in support of a 510(k) Submission. If so, these data must be collected in a manner that conforms with specific requirements in accordance with federal regulations. The U.S. FDA must issue an order finding substantial equivalence before commercial distribution can occur. Changes to existing devices covered by a 510(k) Submission which do not significantly affect safety or effectiveness can generally be made by us without additional 510(k) Submissions.

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The second process requires that an application for premarket approval (PMA) be made to the U.S. FDA to demonstrate that the device is safe and effective for its intended use as manufactured. This approval process applies to most Class III devices, including LuViva. In this case, two steps of U.S. FDA approval are generally required before marketing in the United States can begin. First, investigational device exemption (IDE) regulations must be complied with in connection with any human clinical investigation of the device in the United States. Second, the U.S. FDA must review the PMA application, which contains, among other things, clinical information acquired under the IDE. The U.S. FDA will approve the PMA application if it finds that there is a reasonable assurance that the device is safe and effective for its intended purpose.

We completed enrollment in our U.S. FDA pivotal trial of LuViva in 2008 and, after the U.S. FDA requested two-years of follow-up data for patients enrolled in the study, the U.S. FDA accepted our completed PMA application on November 18, 2010, effective September 23, 2010, for substantive review. On March 7, 2011, we announced that the U.S. FDA had inspected two clinical trial sites and audited our clinical trial data base systems as part of its review process and raised no formal compliance issues. On January 20, 2012, we announced our intent to seek an independent panel review of our PMA application after receiving a “not-approvable” letter from the U.S. FDA. On November 14, 2012 we filed an amended PMA with the U.S. FDA. On September 6, 2013, we received a letter from the U.S. FDA with additional questions and met with the U.S. FDA on May 8, 2014 to discuss our response. On July 25, 2014, we announced that we had responded to the U.S. FDA’s most recent questions.

We received a “not-approvable” letter from the U.S. FDA on May 15, 2015. We had a follow up meeting with the U.S. FDA to discuss a path forward on November 30, 2015, at which we agreed to submit a detailed clinical protocol for U.S. FDA review so that additional studies can be completed. We held a follow up teleconference with FDA on January 28, 2020 and filed a pre-submission document to the Agency on February 17, 2020 that summarized the clinical protocol to be submitted for FDA review. We agreed with the FDA on the study protocol during the second quarter of 2021 and are recruiting clinical sites for the study. These studies may not be completed in 2021, although we intend to pursue FDA approval and start studies in 2021 once funds are available. We remain committed to obtaining U.S. FDA approval, but at the same time we are focused on international sales growth, where we believe the commercial opportunities are larger and the clinical need is more significant.

The process of obtaining clearance to market products is costly and time-consuming in virtually all of the major markets in which we sell, or expect to sell, our products and may delay the marketing and sale of our products. Countries around the world have recently adopted more stringent regulatory requirements, which are expected to add to the delays and uncertainties associated with new product releases, as well as the clinical and regulatory costs of supporting those releases. No assurance can be given that our products will be approved on a timely basis in any particular jurisdiction, if at all. In addition, regulations regarding the development, manufacture and sale of medical devices are subject to future change. We cannot predict what impact, if any, those changes might have on our business. Failure to comply with regulatory requirements could have a material adverse effect on our business, financial condition and results of operations.

Noncompliance with applicable requirements can result in import detentions, fines, civil penalties, injunctions, suspensions or losses of regulatory approvals or clearances, recall or seizure of products, operating restrictions, denial of export applications, governmental prohibitions on entering into supply contracts, and criminal prosecution. Failure to obtain regulatory approvals or the restriction, suspension or revocation of regulatory approvals or clearances, as well as any other failure to comply with regulatory requirements, would have a material adverse effect on our business, financial condition and results of operations.

Regulatory approvals and clearances, if granted, may include significant labeling limitations and limitations on the indicated uses for which the product may be marketed. In addition, to obtain regulatory approvals and clearances, the U.S. FDA and some foreign regulatory authorities impose numerous other requirements with which medical device manufacturers must comply. U.S. FDA enforcement policy strictly prohibits the marketing of approved medical devices for unapproved uses. Any products we manufacture or distribute under U.S. FDA clearances or approvals are subject to pervasive and continuing regulation by the U.S. FDA. The U.S. FDA also requires us to provide it with information on death and serious injuries alleged to have been associated with the use of our products, as well as any malfunctions that would likely cause or contribute to death or serious injury.

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The U.S. FDA requires us to register as a medical device manufacturer and list our products. We are also subject to inspections by the U.S. FDA and state agencies acting under contract with the U.S. FDA to confirm compliance with good manufacturing practice. These regulations require that we manufacture our products and maintain documents in a prescribed manner with respect to manufacturing, testing, quality assurance and quality control activities. The U.S. FDA also has promulgated final regulatory changes to these regulations that require, among other things, design controls and maintenance of service records. These changes will increase the cost of complying with good manufacturing practice requirements.

Distributors of medical devices may also be required to comply with other foreign regulatory agencies, and we or our distributors currently have marketing approval for LuViva from Health Canada, COFEPRIS in Mexico, the Ministry of Health in Kenya, and the Singapore Health Sciences Authority. The time required to obtain these foreign approvals to market our products may be longer or shorter than that required in China or the United States, and requirements for those approvals may differ from those required by the CFDA or the U.S. FDA.

We are also subject to a variety of other controls that affect our business. Labeling and promotional activities are subject to scrutiny by the U.S. FDA and, in some instances, by the U.S. Federal Trade Commission. The U.S. FDA actively enforces regulations prohibiting marketing of products for unapproved users. We are also subject, as are our products, to a variety of state and local laws and regulations in those states and localities where our products are or will be marketed. Any applicable state or local regulations may hinder our ability to market our products in those regions. Manufacturers are also subject to numerous federal, state and local laws relating to matters such as safe working conditions, manufacturing practices, environmental protection, fire hazard control and disposal of hazardous or potentially hazardous substances. We may be required to incur significant costs to comply with these laws and regulations now or in the future. These laws or regulations may have a material adverse effect on our ability to do business.

Although our marketing and distribution partners around the world assist in the regulatory approval process, ultimately, we are be responsible for obtaining and maintaining regulatory approvals for our products. The inability or failure to comply with the varying regulations or the imposition of new regulations would materially adversely affect our business, financial condition and results of operations.

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REGULATORY OVERVIEW

The development of innovative new drugs is a time-consuming, expensive, and risky process. Despite these challenges, the pharmaceutical industry has been remarkably successful in developing a broad range of important new medicines. It is also a heavily regulated industry. Drugs are evaluated for safety, efficacy, and manufacturing quality as a condition of market access, and promotional messages must adhere to approved product characteristics. Drug prices also are regulated in most countries with national health insurance systems. Regulation of market access and promotion derives from uncertainty about drug safety and efficacy. These product characteristics can only be determined from accumulated experience over large numbers of patients in carefully designed trials or observational studies. The 1962 Amendments to the United States Food and Drug Agency Act extended the powers of the FDA to review safety, efficacy, manufacturing quality and promotion. Subsequent studies concluded that the safety and efficacy requirements added to the intrinsically high cost of research and development, led to launch delay of new drugs and favored large over small firms.

However, more recently the biotechnology revolution has transformed the nature of drug discovery and the structure of the industry. Increasingly, new drugs originate in small firms, which often out-license their products to more experienced firms for later-stage drug development, regulatory review, and commercialization. In any given year, the biotechnology industry may comprise a couple of thousand firms, but the identities of these firms change as new start-ups are formed and established firms grow, merge, or are acquired by other established companies.

Government Regulation and Product Approval

United States Government Regulation

Government authorities in the United States, at the federal, state and local level, and in other countries extensively regulate, among other things, the research, development, testing, manufacture, packaging, storage, recordkeeping, labeling, advertising, promotion, distribution, marketing, import and export of the medical devices such as those we are developing. The processes for obtaining regulatory approvals in the United States and in foreign countries, along with subsequent compliance with applicable statutes and regulations, require the expenditure of substantial time and financial resources.

In the United States, the FDA regulates drugs under the Federal Food, Drug, and Cosmetic Act, or FDCA, and its implementing regulations. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations requires the expenditure of substantial time and financial resources. Failure to comply with the applicable United States requirements at any time during the product development process, approval process or after approval, may subject an applicant to a variety of administrative or judicial sanctions, such as the FDA’s refusal to approve pending new drug applications, or NDAs, withdrawal of an approval, imposition of a clinical hold, issuance of warning or untitled letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement or civil or criminal penalties.

European Union Regulation

In the European Union, medical devices are required to comply with the Medical Devices Directive and obtain CE Mark certification in order to market medical devices. The CE Mark certification, granted following approval from an independent “Notified Body,” is an international symbol of adherence to quality assurance standards and compliance with applicable European Medical Devices Directives. From 2017 through 2019, we were unable to pay the annual registration fees to maintain our ISO 13485:2003 certification and our CE Mark. Once our financing is completed, we will make the required payments and reobtain both certifications. In addition, our December 21, 2018 agreement with NTI, described above, will allow final assembly at their ISO 13485:2016 accredited facility. Once all inspections have been passed for LuViva, this will allow an alternative path for obtaining the CE Mark.

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MANAGEMENT

The following table provides information regarding our executive officers and directors as of the date hereof:

Gene S. Cartwright, Ph.D.	67	Chief Executive Officer, President, Acting Chief Financial Officer and Director
Mark Faupel, Ph.D.	66	Chief Operating Officer and Director
Richard P. Blumberg	65	Director
Michael C. James	63	Chairman and Director
John E. Imhoff, M.D.	72	Director

Except as set forth below, all of the executive officers have been associated with us in their present or other capacities for more than the past five years. Officers are elected annually by the board of directors and serve at the discretion of the board. There are no family relationships among any of our executive officers and directors.

The following is a biographical summary of the experience of our executive officers, other senior management and directors. There are no family relationships among any of our executive officers, other senior management or directors.

Gene S. Cartwright, Ph.D – President, Chief Executive Officer, President, Acting Chief Financial Officer and Director

Gene S. Cartwright, Ph.D. joined us in January 2014 as the President, Chief Executive Officer and Acting Chief Financial Officer. He was elected as a director on January 11, 2014. His most recent position was with Omnyx, LLC, a Joint Venture between GE Healthcare and the University of Pittsburgh Medical Center, where, as CEO for over four years he founded and managed the successful development of products for the field of Digital Pathology. Prior to his work with Omnyx, LLC, he was President of Molecular Diagnostics for GE Healthcare. Prior to GE, Dr. Cartwright was Divisional Vice President/General Manager for Abbott Diagnostics’ Molecular Diagnostics business. In his 24-year career at Abbott, he also served as Divisional Vice President for U.S. Marketing for five years. He received a Master of Management degree from Northwestern’s Kellogg School of Management and also holds a Ph.D. in chemistry from Stanford University and an AB from Dartmouth College.

Dr. Cartwright brings over 30 years of experience working in the IVD diagnostics industry. He has great experience in the diagnostics market both in the development and introduction of new diagnostics technologies, as well as extensive successful commercial experience with global businesses. With his background and experience, Dr. Cartwright, as President and Chief Executive Officer, as well as Acting Chief Financial Officer, works with and advises the board as to how we can successfully market and build LuViva international sales.

Mark Faupel, Ph.D., – Chief Operating Officer and Director

Mark Faupel, Ph.D., rejoined us as Chief Operating Officer and director on December 8, 2016. He previously served on our board of directors through 2013 and has more than 30 years of experience in developing non-invasive alternatives to surgical biopsies and blood tests, especially in the area of cancer screening and diagnostics. Dr. Faupel was one of our co-founders and also served as our Chief Executive Officer from May 2007 through 2013. Prior thereto was our Chief Technical Officer from April 2001 to May 2007. Dr. Faupel has served as a National Institutes of Health reviewer, is the inventor on 32 U.S. patents and has authored numerous scientific publications and presentations, appearing in such peer-reviewed journals as The Lancet. Dr. Faupel earned his Ph.D. in neuroanatomy and physiology from the University of Georgia. Dr. Faupel is also a stockholder of Shenghuo Medical, LLC. See Item 13, Certain Relationships and Related Transactions and Director Independence.

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John E. Imhoff, M.D. – Director

John E. Imhoff, M.D. has served as a member of our Board of Directors since April 2006. Dr. Imhoff is an ophthalmic surgeon who specializes in cataract and refractive surgery. He is one of our principal stockholders and invests in many other private and public companies. He has a B.S. in Industrial Engineering from Oklahoma State University, an M.D. from the University of Oklahoma and completed his ophthalmic residency at the Dean A. McGee Eye Institute. He has worked as an ophthalmic surgeon and owner of Southeast Eye Center since 1983.

Dr. Imhoff has experience in clinical trials and in other technical aspects of a medical device company. His background in industrial engineering is especially helpful to us, especially as Dr. Imhoff can combine this knowledge with clinical applications. His experience in the investment community is invaluable to a public company often undertaking capital raising efforts.

Michael C. James – Chairman and Director

Michael C. James has served as a member of our Board of Directors since March 2007 and as Chairman of the Board since October 2013. Mr. James is also the Managing Partner of Kuekenhof Capital Management, LLC, a private investment management company, Chief Executive Officer and the Chief Financial Officer of Inergetics, Inc., a nutraceutical supplements company and also the Chief Financial Officer of Terra Tech Corporation, which is a hydroponic and agricultural company. He also holds the position of Managing Director of Kuekenhof Equity Fund, L.P. and Kuekenhof Partners, L.P. Mr. James currently sits on the Board of Directors of Inergetics; Inc. Mr. James was Chief Executive Officer of Nestor, Inc. from January 2009 to September 2009 and served on their Board of Directors from July 2006 to June 2009. He was employed by Moore Capital Management, Inc., a private investment management company from 1995 to 1999 and held position of Partner. He was employed by Buffalo Partners, L.P., a private investment management company from 1991 to 1994 and held the position of Chief Financial and Administrative Officer. He began his career in 1980 as a staff accountant with Eisner LLP. Mr. James received a B.S. degree in Accounting from Farleigh Dickinson University in 1980.

Mr. James has experience both in the areas of company finance and accounting, which is invaluable to us during financial audits and offerings. Mr. James has extensive experience in the management of both small and large companies and his entrepreneurial background is relevant as we develop as a company.

Richard P. Blumberg - Director

 Richard P. Blumberg was appointed to the Board of Directors on November 10, 2016 and resigned on March 27, 2019, but was reappointed on September 1, 2020. Mr. Blumberg has been a long-time investor in the Company. Since 1978, Mr. Blumberg has been a Principal at Webster, Mrak & Blumberg, a medical-legal and class action labor litigation firm. He is also currently a Managing Member of K2 Medical, LLC formerly known as Shenghuo Medical, LLC (“Shenghuo”), a company with licensing rights in several Asian countries for the Company’s LuViva Advanced Cervical Scan, and is a Managing Member of Elysian Medical, LLC, a company with world-wide rights for certain breast cancer detection technology. He served from 2004 to 2007 as Chief Executive Officer of Energy Logics, a wind power company that developed projects in Alberta, Canada and Montana. Mr. Blumberg holds a B.S. in Electrical Engineering and Computer Science from the University of Illinois and received a J. D. from Stanford University. He also brings extensive experience as a venture capitalist specializing in high-tech and life science companies.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table lists specified compensation we paid or accrued during each of the fiscal years ended December 31, 2020 and 2019 to the Chief Executive Officer and our two other most highly compensated executive officers, collectively referred to as the “named executive officers,” in 2020:

2020 and 2019 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(4)	Bonus ($)	Option Awards ($)(1)	Other ($)(5)	Total ($)
Gene S. Cartwright, Ph.D.	2020	12,000	-	193,200	-	205,200
President, CEO, Acting CFO and Director (2)	2019	-	-	-	-	-

Mark Faupel, Ph.D.	2020	12,000	-	193,200	14,000	219,200
COO and Director(3)(2)	2019	-	-	-	36,000	36,000

Richard Fowler	2020	-	-	--	21,000	21,000
Senior Vice President of Engineering(2)	2019	62,000	-	-	49,000	111,000

(1) Option awards figure includes the value of common stock option awards at grant date as calculated under FASB ASC 718.

(2) All amounts reported as accrued. Dr. Cartwright and Dr. Faupel have elected not to get paid a salary, due to our cash position.

(3) On December 8, 2016, the board of directors appointed Dr. Faupel as our new COO and director.

(4) Dr. Cartwright and Dr. Faupel each accrued $1,000 per month as compensation, the amounts have not been paid.

(5) Other expenses are related to the Company health insurance plan

For 2020, Dr. Cartwright and Dr. Faupel did not receive salary compensation.

Outstanding Equity Awards to Officers at December 31, 2020

Name and Principal Position	Option Awards (#)	Exercise Price ($)
Gene S. Cartwright, Ph.D. (1) President, CEO, Acting CFO and Director	400,000	0.49
Mark L. Faupel, Ph.D. (1) COO and Director	400,000	0.49

Outstanding Equity Awards to Directors at December 31, 2020

Name and Principal Position	Option Awards (#)	Exercise Price ($)
John E. Imhoff, M.D., Director	7	57,143
(2)	50,000	0.49
Michael C. James, Chairman and Director	6	56,267
(2)	50,000	0.49

(1) 25% vest immediately and 25% each year thereafter, 36 months in total

(2) vest immediately

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Stock Options

Our 1995 Stock Plan (the “Plan”) has expired pursuant to its terms, so zero shares remained available for issuance at December 31, 2019 and 2018. The Plan allowed for the issuance of incentive stock options, nonqualified stock options, and stock purchase rights. The exercise price of options was determined by the our board of directors, but incentive stock options were granted at an exercise price equal to the fair market value of our common stock as of the grant date. Options historically granted have generally become exercisable over four years and expire ten years from the date of grant. As of December 31, 2020, and 2019, there were no stock options outstanding and exercisable.

The 1:800 reverse stock split of all of our issued and outstanding common stock was implemented on March 29, 2019. As a result of the reverse stock split, every 800 shares of issued and outstanding common stock were converted into 1 share of common stock. This resulted in the number of stock options outstanding to be zero.

2018 Stock Option Plan

Overview Our stockholders approved and adopted the Guided Therapeutics, Inc. 2018 Stock Option Plan (the “Plan”) and the material terms thereunder at the annual meeting of our stockholders in 2018. A total of 6,509,411 shares of common stock are reserved for issuance under the Plan.

Administration Our Board or a committee of at least two people as our Board may appoint (the “Committee”) administer the Plan. The Committee has the authority to determine the terms and conditions of any agreements evidencing any awards granted under the Plan and to adopt, alter and repeal rules, guidelines and practices relating to the Plan. The Committee has full discretion to administer and interpret the Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility Employees, directors, officers, advisors or consultants of our company or our affiliates are eligible to participate in the Plan. The Committee has the sole and complete authority to determine who will be granted an award under the Plan, however, it may delegate such authority to one or more officers of the Company under the circumstances set forth in the Plan.

Number of Shares Authorized The Plan provides for an aggregate of 6,509,411 shares of common stock to be available for awards. If an award is forfeited or if any option terminates, expires or lapses without being exercised, the shares of our common stock subject to such award will again be made available for future grant. Shares that are used to pay the exercise price of an option or that are withheld to satisfy the plan participant’s tax withholding obligation will not be available for re-grant under the Plan. If there is any change in our corporate capitalization, the Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under the Plan, the number of shares covered by awards then outstanding under the Plan, the limitations on awards under the Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

Term The Plan has a term of ten years and no further awards may be granted under the Plan after that date.

Awards Available for Grant The Committee may grant awards of Non-Qualified Stock Options, Incentive (qualified) Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards or any combination of the foregoing; provided, that the Committee may not grant to any one person in any one calendar year Awards (i) for more than 500,000 shares of common stock in the aggregate or (ii) payable in cash in an amount to exceed $25,000 in the aggregate.

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On July 14, 2020, the Company granted 1,800,000 stock options to employees and consultants. The new Stock Plan (the “Plan”) allows for the issuance of incentive stock options, nonqualified stock options, and stock purchase rights. The exercise price of options was determined by the Company’s board of directors, but incentive stock options were granted at an exercise price equal to the fair market value of the Company’s common stock as of the grant date. Options historically granted have generally become exercisable over four years and expire ten years from the date of grant. The Plan provides for stock options to be granted up to 10% of the outstanding shares of common stock shares. The fair value of options issued during the year ended December 31, 2020 was estimated using the Black-Scholes option-pricing model and the following assumptions:

•	a dividend yield of 0%;
•	an expected life of 10 years;
•	volatility of 153.1%; and
•	risk-free interest rate of 0.98%.

The fair value of each option grant made during 2020 was estimated on the date of each grant using the BlackScholes option pricing model and recognized as stock based compensation ratably over the option vesting periods, which approximates the service period

Risk Oversight

Our board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant board committees that report on their deliberations to the full board, as further described below. Given the small size of the board, the board feels that this structure for risk oversight is appropriate (except for those risks that require risk oversight by independent directors only). The audit committee is specifically charged with discussing risk management (primarily financial and internal control risk), and receives regular reports from management and independent auditors on risks related to, among others, our financial controls and reporting. The compensation committee reviews risks related to compensation and makes recommendations to the board with respect to whether the Company’s compensation policies are properly aligned to discourage inappropriate risk-taking, and is regularly advised by management. In addition, the Company’s management regularly communicates with the board to discuss important risks for their review and oversight, including regulatory risk, and risks stemming from periodic litigation or other legal matters in which we are involved.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board recognizes that related person transactions present a heightened risk of conflicts of interest. The audit committee has the authority to review and approve all related party transactions involving our directors or executive officers.

Under the policy, when management becomes aware of a related person transaction, management reports the transaction to the audit committee and requests approval or ratification of the transaction. Generally, the audit committee will approve only related party transactions that are on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third person. The audit committee will report to the full board all related person transactions presented to it. Based on the definition of independence of Nasdaq, the board has determined that Mr. James and Dr. Imhoff are independent directors.

James Clavijo was previously a consultant to the Company. On June 23, 2020, we entered into an exchange agreement with Mr. Clavijo. Based on this agreement we exchanged outstanding payables, in the amount of $135,213 of debt outstanding for: $10,213 in cash; 500,000 restricted common stock shares; and 250,000 warrants issued to purchase common stock shares at a strike price of $0.50.

Mark Faupel is one of our directors and our Chief Operating Officer, and Richard Blumberg is one of our directors. Dr. Faupel is a shareholder of Shenghuo, and Mr. Blumberg, is a managing member of Shenghuo. We entered into a license agreement with Shenghuo pursuant to which we granted Shenghuo an exclusive license to manufacture, sell and distribute our LuViva Advanced Cervical Cancer device and related disposables in Taiwan, Brunei Darussalam, Cambodia, Laos, Myanmar, Philippines, Singapore, Thailand, and Vietnam. Shenghuo has been our exclusive distributor in China, Macau and Hong Kong, and the license extends to manufacturing in those countries as well. Pursuant to the license agreement, Shenghuo had the option to have a designee appointed to our board of directors. As partial consideration for, and as a condition to, the license, and to further align the strategic interests of the parties, we agreed to issue a convertible note to Shenghuo, in exchange for an aggregate cash investment of $200,000. The note will provide for a payment to Shenghuo of $300,000, expected to be due the earlier of 90 days from issuance and consummation of any capital raising transaction by us with net cash proceeds of at least $1.0 million. The note will accrue interest at 20% per year on any unpaid amounts due after that date. The note will be convertible into shares of our common stock at a conversion price per share of $11,137, subject to customary anti-dilution adjustment. The note will be unsecured and is expected to provide for customary events of default. We will also issue Shenghuo a five-year warrant exercisable immediately for 22 shares of common stock at an exercise price equal to the conversion price of the note, subject to customary anti-dilution adjustment. As of December 31, 2020, the balance was paid. In September 2015, Dr. Faupel participated in our Series C preferred stock issuance by investing $100,000 in cash, for a total of 133 shares of Series C preferred stock and warrants to purchase 1 share of common stock. Dr. Faupel participated on terms equal to those of other Series C investors. In April 2016, Dr. Faupel exchanged his shares of Series C preferred stock for a total of 300 shares of Series C1 preferred stock and 2 shares of common stock. Dr. Faupel participated on terms equal to those of other Series C1 investors.

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PRINCIPAL STOCKHOLDERS

The following table lists information regarding the beneficial ownership of our equity securities as of June 30, 2021 by (1) each person whom we know to beneficially own more than 5% of the outstanding shares of our common stock, (2) each director, (3) each officer named in the summary compensation table below, and (4) all directors and executive officers as a group. Unless otherwise indicated, the address of each officer and director is 5835 Peachtree Corners East, Suite B, Norcross, Georgia 30092.

	Series C		Series C1		Series C2
Common Stock (2)	Preferred Stock (3)		Preferred Stock (4)		Preferred Stock (5)
Name and Address of Beneficial Owner (1)	Number of Shares	Percentage	Number of Shares	Percentage	Number of Shares	Percentage	Number of Shares	Percentage
John E. Imhoff (8)	11,073,444	50.36%	-	-	-	-	2,400.75	73.59%
Lynne Imhoff (9)	1,350,005	9.22%	-	-	675.00	64.33%	-	-
Michael C. James/Kuekenhof Equity Fund, LLP (10)	65,506	*	-	-	-	-	-	-
Gene Cartwright (11)	1,313,836	9.07%	-	-	-	-		*
Richard L. Fowler (12)	200,005	1.48%	-	-	-	-	-	-
Mark L. Faupel (13)	1,739,072	11.63%	-	-	-	-	299.25	9.17%
Richard P. Blumberg (14)	4,869,260	28.65%	-	-	-	-	-	-
Rosalind Master Fund (15)	3,319,506	20.69%	-	-	-	-	-	-
K2 Medical (16)	3,810,540	25.07%	-	-	-	-	-	-
Auctus (17)	10,495,000	45.06%	-	-	-	-	-	-
Flynn D. Case Living Trust (18)	1,792,912	12.63%	-	-	-	-	-	-
CannaIncome Fund Corp.(19)	756,111	5.38%	-	-	-	-	-	-
FCMI (20)	2,717,944	16.97%	-	-	-	-	-	-
GHS Investments LLC (21)	1,172,000	8.10%	286.00	100.00%	-	-	-	-
Gould, John (22)	1,112,272	8.03%	-	-	-	-	-	-
MacInnis, Thomas (23)	702,444	5.02%	-	-	-	-	-	-
Maloof, Dolores (24)	1,688,400	11.35%	-	-	-	-	562.25	17.24%
Narbut, Laurence (25)	800,000	5.68%	-	-	-	-	-	-
Rezaie, Peyman (26)	1,000,000	6.99%	-	-	-	-	-	-
Wells Plus 6ix Multi Strategy (27)	1,991,333	13.03%	-	-	-	-	-	-
All directors and executive officers as a group (5 persons) (28)	19,061,118	58.91%	-	-	-	-	2,700	82.76%

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	Series D		Series E		Series F		Series F2
	Preferred Stock (5)		Preferred Stock (6)		Preferred Stock (7)		Preferred Stock (7)
Name and Address of Beneficial Owner (1)	Number of Shares	Percentage	Number of Shares	Percentage	Number of Shares	Percentage	Number of Shares	Percentage
John E. Imhoff (8)	300	39.32%	-	-	10	*	-	-
Lynne Imhoff (9)	-	-	-	-	-	-	-	-
Michael C. James/Kuekenhof Equity Fund, LLP (10)	-	-	-	-	-	-	-	-
Gene Cartwright (11)	50	6.55%	-	-	-	-	110	3.40%
Richard L. Fowler (12)	-	-	-	-	-	-	50	1.54%
Mark L. Faupel (13)	38	4.98%	-	-	-	-	97	3.00%
Richard P. Blumberg (14)	-	-	233	13.43%	-	-	88	2.72%
Rosalind Master Fund (15)	250	32.77%	250	14.41%	-	-	-	-
K2 Medical (16)	-	-	-	-	-	-	-	-
Auctus (17)	-	-	105	6.05%	200	13.93%	-	-
Flynn D. Case Living Trust (18)	-	-	-	-	-	-	-	-
CannaIncome Fund Corp.	-	-	-	-	-	-	-	-
FCMI	-	-	500	28.81%	-	-	-	-
GHS Investments LLC	-	-	150	8.64%	-	-	-	-
Gould, John	-	-	-	-	-	-	-	-
MacInnis, Thomas	-	-	-	-	100	6.96%	-	-
Maloof, Dolores	50	6.55%	-	-	25	1.74%	-	-
Narbut, Laurence	-	-	-	-	200	13.93%	-	-
Rezaie, Peyman	-	-	250	14.41%	-	-	-	-
Wells Plus 6ix Multi Strategy	-	-	-	-	-	-	271	8.37%
All directors and executive officers as a group (5 persons) (28)	388	50.85%	233	13.43%	10	*	295	9.11%

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(*) Less than 1%.

(1)

Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

(2)

Percentage ownership is based on 13,296,880 shares of common stock outstanding as of June 30, 2021. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors that include voting and investment power with respect to shares. Shares of common stock subject to convertible securities convertible or exercisable within 60 days after the record date, are deemed outstanding for purposes of computing the percentage ownership of the person holding those securities but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Note that certain of our outstanding securities, including certain warrants and the shares of Series C1 preferred stock held by the persons listed in this table, have anti-dilution “ratchet” or “price-protection” provisions that, when triggered, will increase the number of shares of common stock underlying such securities. Subject to customary exceptions, these provisions are triggered anytime we issue shares of common stock to third parties at a price lower than the then-current conversion price or exercise price of the subject securities. As a result, the beneficial ownership reported in this table is only as of the date presented, and the beneficial ownership amounts of the persons in this table may increase on a future date, even though such persons have not actually acquired any additional shares of common stock.

(3)	As of June 30, 2021, there were 763 shares of Series D preferred stock outstanding, and each such share was convertible into approximately 3,000 shares of common stock.
(4)

As of June 30, 2021, there were 1,049.25 shares of Series C1 preferred stock outstanding, and each such share was convertible into approximately 2,000 shares of common stock. Three shareholders elected to convert 3,263.00 of their Series C1 preferred stock for Series C2 preferred stock.

(5)	As of June 30, 2021, there were 3,262.25 shares of Series C2 preferred stock outstanding, and each such share was convertible into approximately 2,000 shares of common stock.
(6)	As of June 30, 2021, there were 1,735.5 shares of Series E preferred stock outstanding, and each such share was convertible into approximately 4,000 shares of common stock.
(7)

As of June 30, 2021, there were 1,436 and 3,237 shares of Series F and Series F-2 preferred stock outstanding, respectively, and each such share was convertible into approximately 4,000 shares of common stock.

(8)

Shares of common stock consist of 2,382,682 shares of common stock directly held, 2,899,255 shares issuable upon exercise of warrants, 50,007 shares subject to options, 40,000 shares issuable upon conversion of 10 shares of Series F preferred stock, 900,000 shares issuable upon conversion of 300 shares of Series D preferred stock and 4,801,500 shares issuable upon conversion of 2,400.75 shares of Series C2 preferred stock. Dr. Imhoff is on the Board.

(9)	Shares of common stock consist of 5 shares of common stock directly held, and 1,350,000 shares issuable upon conversion of 675.00 shares of Series C1 preferred stock.
(10)	Shares of common stock consist of 7,755 shares of common stock directly held, 7,745 shares issuable upon exercise of warrants, and 50,006 shares subject to options. Mr. James is on the Board.
(11)

Shares of common stock consist of 123,831 shares of common stock directly held, 200,000 shares issuable upon exercise of warrants, 440,000 shares issuable upon conversion of 110 shares of Series F-2 preferred stock, 150,000 shares issuable upon conversion of 50 shares of Series D preferred stock and 400,002 shares subject to options. Dr. Cartwright is the CEO and is on the Board.

(12)	Shares of common stock consist of 1 share of common stock directly held, 200,000 shares issuable upon the conversion of 50 shares of Series F-2 preferred stock and 5 shares subject to options.
(13)

Shares of common stock consist of 86,563 shares of common stock directly held, 152,000 shares issuable upon exercise of warrants, 400,009 shares subject to options, 388,000 shares issuable upon conversion of 97 shares of Series F-2 preferred stock, 114,000 shares issuable upon conversion of 38 shares of Series D preferred stock and 598,500 shares issuable upon conversion of 300.00 shares of Series C2 preferred stock. Dr. Faupel is the COO and on the Board.

(14)

Shares of common stock consists of 1,167,630 shares of common stock directly held, 2,417,630 shares issuable upon exercise of warrants, 932,000 shares issuable upon conversion of 233 shares of Series E preferred stock, and 352,000 shares issuable upon conversion of 88 shares of Series F-2 preferred stock. Mr. Blumberg is on the Board.

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(15)

Shares of common stock consists of 569,506 shares of common stock directly held, and 1,000,000 shares issuable upon exercise of warrants, 750,000 shares issuable upon conversion of 250 shares of Series D preferred stock, and 1,000,000 shares issuable upon conversion of 250 shares of Series E preferred stock.

(16)	Shares of common stock consists of 1,905,270 shares of common stock directly held, and 1,905,270 shares issuable upon exercise of warrants.
(17)

Shares of common stock consists of 8,775,000 shares issuable upon exercise of warrants, 500,000 shares of common stock directly held, 420,000 shares issuable upon conversion of 105 shares of Series E preferred stock, and 800,000 shares issuable upon conversion of 200 shares of Series F preferred stock.

(18)	Shares of common stock consists of 896,456 shares of common stock directly held, and 896,456 shares issuable upon exercise of warrants.
(19)	Shares of common stock consists 750,000 shares issuable upon exercise of warrants and 506,111 shares of common stock.
(20)

Shares of common stock consists of 2,000,000 shares issuable upon conversion of 500 shares of Series E preferred stock, 202,444 shares of common stock and 515,500 shares issuable upon exercise of warrants.

(21)	Shares of common stock consists of 600,000 shares issuable upon conversion of 150 shares of Series E preferred stock, 572,000 shares issuable upon conversion of 286 shares of Series C preferred.
(22)	Shares of common stock consists of 556,136 shares of common stock directly held, and 556,136 shares issuable upon exercise of warrants.
(23)

Shares of common stock consists of 400,000 shares issuable upon conversion of 100 shares of Series F preferred stock, 202,444 shares of common stock and 100,000 shares issuable upon exercise of warrants.

(24)

Shares of common stock consists of 113,900 shares of common stock directly held, 200,000 shares issuable upon exercise of warrants, 1,124,500 shares issuable upon conversion of 562.25 shares of Series C2 preferred stock, and 150,000 shares issuable upon conversion of 50 shares of Series D preferred stock and 100,000 shares issuable upon conversion of 25 shares of Series F preferred stock.

(25)	Shares of common stock consists of 800,000 shares issuable upon conversion of 200 shares of Series F preferred stock.
(26)	Shares of common stock consists of 1,000,000 shares issuable upon conversion of 250 shares of Series E preferred stock.
(27)

Shares of common stock consists of 1,084,000 shares issuable upon conversion of 271 shares of Series F-2 preferred stock, 300,000 shares issuable upon exercise of warrants and 607,333 shares of common stock.

(28)

Shares of common stock consists of 3,818,451 shares of common stock directly held, 5,676,630 shares issuable upon exercise of warrants, 900,029 shares subject to options, 40,000 shares issuable upon conversion of 10 shares of Series F preferred stock, 1,180,000 shares issuable upon conversion of 295 shares of Series F-2 preferred stock, 932,000 shares issuable upon conversion of 233 shares of Series E preferred stock, 1,164,000 shares issuable upon conversion of 388 shares of Series D preferred stock and 5,400,000 shares issuable upon conversion of 2,700.75 shares of Series C2 preferred stock.

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DESCRIPTION OF SECURITIES

General

Our Certificate of Incorporation authorizes the issuance of up to 500,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, we had 13,296,880 shares of common stock issued and outstanding, 286 shares of Series C preferred stock, 1,049.25 shares of Series C1 preferred stock, 3,262.25 shares of Series C2 preferred stock issued and outstanding, 763 shares of Series D preferred stock, 1,735.50 shares of Series E preferred stock, 1,436 shares of Series F preferred stock and 3,237 shares of Series F-2 preferred stock.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Other matters are decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of 5,000,000 shares of blank check preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. As of the date of this prospectus, there are 1,735.50 shares of Series E preferred stock, 763 shares of Series D preferred stock, 286 shares of Series C preferred stock, 1,049.25 shares of Series C1 preferred stock and 3,262.25 shares of Series C2 preferred stock outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. We may issue some or all of the preferred stock to effect a business transaction. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us.

Series C Convertible Preferred Stock

Pursuant to the Series C certificate of designations, shares of Series C preferred stock are convertible into common stock by their holder at any time and may be mandatorily convertible upon the achievement of specified average trading prices for our common stock, subject to customary adjustments, including for any accrued but unpaid dividends and pursuant to certain anti-dilution provisions, as set forth in the Series C certificate of designations. The conversion price will automatically adjust downward to 80% of the then-current market price of our common stock 15 trading days after any reverse stock split of our common stock, and 5 trading days after any conversions of our outstanding convertible debt.

Holders of the Series C preferred stock are entitled to quarterly cumulative dividends at an annual rate of 12.0% until 42 months after the original issuance date (the “Dividend End Date”), payable in cash or, subject to certain conditions, our common stock. In addition, upon conversion of the Series C preferred stock prior to the Dividend End Date, we will also pay to the converting holder a “make-whole payment” equal to the number of unpaid dividends through the Dividend End Date on the converted shares. The Series C preferred stock generally has no voting rights except as required by Delaware law. Upon our liquidation or sale to or merger with another corporation, each share will be entitled to a liquidation preference of $1,000, plus any accrued but unpaid dividends. In addition, the purchasers of the Series C preferred stock received, on a pro rata basis, warrants exercisable to purchase an aggregate of approximately 1 share of our common stock.

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Series C1 Convertible Preferred Stock

The Series C1 preferred stock has terms that are substantially the same as the Series C preferred stock, except that the Series C1 preferred stock does not pay dividends (unless and to the extent declared on the common stock) or at-the-market “make-whole payments” and, while it has the same anti-dilution protections afforded the Series C preferred stock, it does not automatically reset in connection with a reverse stock split or conversion of our outstanding convertible debt.

Series C2 Convertible Preferred Stock

The terms of the Series C2 Preferred Stock are substantially the same as the Series C1 Preferred Stock, except that (i) shares of Series C1 preferred stock may not be convertible into the Company’s common stock by their holder for a period of 180 days following the date of the filing of the Certificate of Designation (the “Lock-Up Period”); (ii) the Series C2 preferred stock has the right to vote as a single class with the Company’s common stock on an as-converted basis, notwithstanding the Lock-Up Period; and (iii) the Series C2 preferred stock will automatically convert into that number of securities sold in the next Qualified Financing (as defined in the Exchange Agreement) determined by dividing the stated value ($1,000 per share) of such share of Series C2 preferred stock by the purchase price of the securities sold in the Qualified Financing.

Series D Convertible Preferred Stock

As of the date of this prospectus, 6,000 shares have been designated as Series D Convertible Preferred Stock (“Series D Preferred Stock”), of which 763 shares are issued and outstanding. The following is a summary of the rights, privileges and preferences of the Series D Preferred Stock, which such summary is qualified in its entirety by the Series D Certificate of Designation.

Each share of Series D Preferred Stock has a par value of $0.001 per share and a stated value equal to $763, subject to increase set forth in its Certificate of Designation (the "Stated Value").

Each holder of Series D Preferred Stock is entitled to receive cumulative dividends of 10% per annum, payable quarterly in cash or, following the listing of the Company’s common stock on certain Canadian trading markets and at the option of the Company, shares of common stock.

Upon any liquidation, dissolution or winding-up of the Company, the holders shall be entitled to receive an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing before any distribution or payment shall be made to the holders of common stock and any other securities junior to Series D Preferred Stock.

Each share of Series D Preferred Stock is convertible, at any time for a period of 5 years after issuance, into shares of common stock. The conversion price for the Series D Preferred Stock is $0.25, subject to adjustment set forth in the Series D Certificate of Designation (the “Series D Conversion Price”). The conversion of Series D Preferred Stock is subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% at the election of the holder of the Series D Preferred Stock. If the average of the VWAPs (as defined under the Series D Certificate of Designation) for any consecutive 5 trading day period (“Series D Measurement Period”) exceeds 200% of the then Series D Conversion Price and the average daily trading volume of the common stock on the primary trading market exceeds a number of shares per trading day during the Series D Measurement Period (subject to adjustments), the Company may redeem the then outstanding Series D Preferred Stock, for cash in an amount equal to aggregate Stated Value then outstanding plus accrued but unpaid dividends.

Except for certain matters affecting the rights of Series D Preferred Stock or as otherwise required by law, the holders of Series D Preferred Stock do not have voting rights.

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Series E Convertible Preferred Stock

As of the date of this prospectus, 6,000 shares have been designated as Series E Convertible Preferred Stock (“Series E Preferred Stock”), of which 1,736 shares are issued and outstanding. The following is a summary of the rights, privileges and preferences of the Series E Preferred Stock, which such summary is qualified in its entirety by the Series E Certificate of Designation.

Each share of Series E Preferred Stock has a par value of $0.001 per share and a Stated Value equal to $1,000, subject to increase set forth in its Certificate of Designation.

Each holder of Series E Preferred Stock is entitled to receive cumulative dividends of 8% per annum, payable annually in cash or, following the listing of the Company’s common stock on certain Canadian trading markets and at the option of the Company, shares of common stock.

Upon any liquidation, dissolution or winding-up of the Company, the holders shall be entitled to receive an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing before any distribution or payment shall be made to the holders of common stock and any other securities junior to Series D Preferred Stock.

Each share of Series E Preferred Stock is convertible, at any time for a period of 5 years after issuance, into that number of shares of common stock. The conversion price for the Series E Preferred Stock is $0.25, subject to adjustment set forth in the Series E Certificate of Designation (the “Series E Conversion Price”). The conversion of Series E Preferred Stock is subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% at the election of the holder of the Series E Preferred Stock. If the average of the VWAPs (as defined under the Series E Certificate of Designation) for any consecutive 5 trading day period (“Series E Measurement Period”) exceeds 200% of the then Series E Conversion Price and the average daily trading volume of the common stock on the primary trading market exceeds a number of shares per trading day during the Series E Measurement Period (subject to adjustments), the Company may redeem the then outstanding Series E Preferred Stock, for cash in an amount equal to aggregate Stated Value then outstanding plus accrued but unpaid dividends.

Except for certain matters affecting the rights of Series E Preferred Stock or as otherwise required by law, the holders of Series E Preferred Stock do not have voting rights.

Series F Convertible Preferred Stock

As of the date of this prospectus, 1,500 shares have been designated as Series F Convertible Preferred Stock (“Series F Preferred Stock”), of which 1,436 shares are issued and outstanding. The following is a summary of the rights, privileges and preferences of the Series F Preferred Stock, which such summary is qualified in its entirety by the Series F Certificate of Designation.

Each share of Series F Preferred Stock has a par value of $0.001 per share and a Stated Value equal to $1,000, subject to increase set forth in its Certificate of Designation.

Each holder of Series F Preferred Stock is entitled to receive cumulative dividends of 6% per annum, payable annually in cash or, following the listing of the Company’s common stock on certain Canadian trading markets and at the option of the Company, shares of common stock.

Upon any liquidation, dissolution or winding-up of the Company, the holders shall be entitled to receive an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing before any distribution or payment shall be made to the holders of common stock and any other securities junior to Series F Preferred Stock.

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Each share of Series F Preferred is convertible, at any time for a period of 5 years after issuance, into that number of shares of Common Stock, determined by dividing the Stated Value by $0.25, subject to certain adjustments set forth in the Series F Certificate of Designation (the “Series F-2 Conversion Price”). The conversion of Series F-2 Preferred is subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% at the election of the holder of the Series F Preferred. If the average of the VWAPs (as defined in the Series F-2 Certificate of Designation) for any consecutive 5 trading day period (“Measurement Period”) exceeds 200% of the then Series F-2 Conversion Price and the average daily trading volume of the Common Stock on the primary trading market exceeds 1,000 shares per trading day during the Measurement Period (subject to adjustments), the Company may redeem the then outstanding Series F Preferred, for cash in an amount equal to aggregate Stated Value then outstanding plus accrued but unpaid dividends.

Except for certain matters affecting the rights of Series F Preferred Stock or as otherwise required by law, the holders of Series F Preferred Stock do not have voting rights.

Series F-2 Convertible Preferred Stock

As of the date of this prospectus, 3,500 shares have been designated as Series F-2 Convertible Preferred Stock (“Series F-2 Preferred Stock”), of which 3,237 shares are issued and outstanding. The following is a summary of the rights, privileges and preferences of the Series F-2 Preferred Stock, which such summary is qualified in its entirety by the Series F-2 Certificate of Designation.

Each share of Series F-2 Preferred Stock has a par value of $0.001 per share and a Stated Value equal to $1,000, subject to increase set forth in its Certificate of Designation.

Each holder of Series F-2 Preferred Stock is entitled to receive cumulative dividends of 6% per annum, payable annually in cash or, following the listing of the Company’s common stock on certain Canadian trading markets and at the option of the Company, shares of common stock.

Upon any liquidation, dissolution or winding-up of the Company, the holders shall be entitled to receive an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing before any distribution or payment shall be made to the holders of common stock and any other securities junior to Series F-2 Preferred Stock.

Each share of Series F-2 Preferred is convertible, at any time for a period of 5 years after issuance, into that number of shares of Common Stock, determined by dividing the Stated Value by $0.25, subject to certain adjustments set forth in the Series F-2 Certificate of Designation (the “Series F-2 Conversion Price”). The conversion of Series F-2 Preferred is subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% at the election of the holder of the Series F-2 Preferred. If the average of the VWAPs (as defined in the Series F-2 Certificate of Designation) for any consecutive 5 trading day period (“Measurement Period”) exceeds 200% of the then Series F-2 Conversion Price and the average daily trading volume of the Common Stock on the primary trading market exceeds 1,000 shares per trading day during the Measurement Period (subject to adjustments), the Company may redeem the then outstanding Series F-2 Preferred, for cash in an amount equal to aggregate Stated Value then outstanding plus accrued but unpaid dividends.

Except for certain matters affecting the rights of Series F-2 Preferred Stock or as otherwise required by law, the holders of Series F-2 Preferred Stock do not have voting rights.

Series G Callable Preferred Stock

The Series G Callable Preferred Stock (“Series G Preferred Stock”) consists of 1,000,000 shares. As of the date of this prospectus both $78,500 and $53,500, tranches of Series G Preferred Stock have been redeemed.

Each share of Series G Preferred Stock has a par value of $0.001 per share and a Stated Value equal to $1.00, as set forth in the Certificate of Designation.

Series G Preferred Stock has no right to vote on any matters requiring shareholder approval or any matters on which shareholders are permitted to vote. With respect to any voting rights of the Series G Preferred Stock set forth herein, the Series G Preferred Stock shall vote as a class, each share of Series G Preferred Stock shall have one vote on any such matter, and any such approval may be given via a written consent in lieu of a meeting of the Series G Preferred Stock holders.

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Each share of Series G Preferred Stock will carry an annual dividend in the amount of eight percent (8%) of the Stated Value (the "Dividend Rate"), which shall be cumulative, payable solely upon redemption, liquidation or conversion. Upon the occurrence of an Event of Default (as defined herein), the Dividend Rate shall automatically increase to twenty two percent (22%).

At any time after the date of the issuance of shares of Series G Preferred Stock, the Company has the right, at the Company’s option, to redeem all of the shares of Series G Preferred Stock by paying an amount equal to: (i) the number of shares of Series G Preferred Stock multiplied by the Stated Value (including accrued dividends) (ii) multiplied by the corresponding percentage as follows: Day 1-60, 105%; Day 61-90, 110%; Day 91-120, 115%; and Day 121-180, 122%. After the expiration of the 180 days following the issuance date, except for mandatory redemption, the Company shall have no right to redeem the Series G Preferred Stock. Mandatory redemption occurs within 24 months. In addition, if the Company does not redeem the Series G Preferred Stock then Power Up will have the option to convert into shares of common stock. The variable conversion price will be the value equal to a discount of 19% of the trading price, which is calculated as the average of the three lowest closing bid prices over the previous fifteen trading days. The conversion of Series G Preferred Stock is subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% at the election of the holder of the Series G Preferred Stock.

Warrants

Pre-Funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price

Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.01. The pre-funded warrants will be immediately exercisable and will not expire prior to exercise. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants and Delaware law. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock.

Cashless Exercise

If, at the time a holder exercises its pre-funded warrants, a registration statement registering the issuance of the shares of common stock underlying the pre-funded warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

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Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of common stock to be issued will be rounded to the nearest whole number.

Trading Market

There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Right as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock with respect to the shares of common stock underlying the pre-funded warrants, including any voting rights, until they exercise their pre-funded warrants. The pre-funded warrants will provide that holders have the right to participate in distributions or dividends paid on our common stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Public Warrants

The following summary of certain terms and provisions of the Public Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Public Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Public Warrant for a complete description of the terms and conditions of the Public Warrants. The Public Warrants will be issued in book-entry form and will initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Duration and Exercise Price

The Public Warrants are exercisable from and after the date of their issuance and expire on the fifth anniversary of such date, at an exercise price per share of common stock equal to 100% of the combined public offering price per share of common stock and related Public Warrant in this offering. The Public Warrants will be governed by the terms of a global warrant held in book-entry form. The holder of a Public Warrant will not be deemed a holder of our underlying common stock until the Public Warrant is exercised. No fractional shares of common stock will be issued in connection with the exercise of a Public Warrant. Instead, for any such fractional share that would have otherwise been issued upon exercise of Public Warrants, we will round such fraction down to the next whole share.

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Exercisability

The Public Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Public Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding stock after exercising the holder’s Public Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Public Warrants and Delaware law. Purchasers of Public Warrants in this offering may also elect prior to the issuance of the Public Warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock.

Cashless Exercise

If, at the time a holder exercises its Public Warrants, a registration statement registering the issuance of the shares of common stock underlying the Public Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Public Warrants.

Transferability

Subject to applicable laws, a Public Warrant may be transferred at the option of the holder upon surrender of the Public Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Public Warrants. Rather, the number of shares of common stock to be issued will be rounded to the nearest whole number.

Trading Market

There is no established public trading market for the Public Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Public Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Public Warrants will be limited.

Right as a Stockholder

Except as otherwise provided in the Public Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Public Warrants do not have the rights or privileges of holders of our common stock with respect to the shares of common stock underlying the Public Warrants, including any voting rights, until they exercise their Public Warrants. The Public Warrants will provide that holders have the right to participate in distributions or dividends paid on our common stock.

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Fundamental Transaction

In the event of a fundamental transaction, as described in the Public Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Public Warrants will be entitled to receive upon exercise of the Public Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Public Warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Public Warrants, in the event of certain fundamental transactions, the holders of the Public Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Public Warrants determined according to a formula set forth in the Public Warrants.

Warrant Agent

The Public Warrants will be issued pursuant to the terms of a warrant agency agreement between us and [Computershare], as warrant agent. The warrant agent may resign upon 30 days’ written notice to us, our transfer agent and the holders of any warrant certificates. We have the right to remove the warrant agent upon 30 days’ prior written notice to the warrant agent, our transfer agent and the holders of any warrant certificates. If the warrant agent resigns or is removed, we will appoint a successor warrant agent. If we do not do so within 30 days, then any holder of a warrant certificate may petition a court of competent jurisdiction to appoint a successor warrant agent and we will be deemed to be the warrant agent pending such appointment. In the warrant agency agreement, we have agreed to indemnify the warrant agent against certain liabilities.

Amendments

The warrant agency agreement may be amended by the warrant agent and us without the approval of the holders of Public Warrants to cure any ambiguity, to correct or supplement any defective or inconsistent provisions or to make such other provisions as we and the warrant agent deem necessary or desirable and which do not adversely affect the interest of the holders. In addition, with the consent of the holders of a majority of the outstanding Public Warrants, we and the warrant agent may modify the warrant agency agreement and the Public Warrants for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the warrant agency agreement or modifying in any manner the rights of the holders of the Public Warrants; provided, however, that no modification of the terms (including but not limited to the adjustments provisions) upon which the Public Warrants are exercisable or reducing the percentage required for consent to modification of the warrant agency agreement may be made without the consent of each holder of the then-outstanding Public Warrants.

The description of the warrant agency agreement contained herein is not complete and is qualified in its entirety by the provisions of the warrant agency agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the warrant agency agreement for a complete description of the terms and conditions thereof.

Prior Warrants

Warrants issued in 10% Senior Unsecured Convertible Debenture

We issued warrants to purchase an aggregate of 1,130,000 shares of our common stock (the “10% Senior Unsecured Convertible Debenture Warrants”) with a strike price of $0.80 and a term of two years. These 10% Senior Unsecured Convertible Debenture Warrants contain a 4.99% beneficial ownership blocker which may be increased to 9.99% at the holder’s election.

Warrants issued in Series D Financing

We issued warrants to purchase an aggregate of 1,526,000 shares of our common stock (the “Series D Warrants”) with a strike price of $0.25 and a term of five years. Such warrants are exercisable on the date of issuance and may be exercised cashlessly if there is no effective registration statement covering the Common Stock issuable upon exercise of such warrants. These Series D Warrants contain a 4.99% beneficial ownership blocker which may be increased to 9.99% at the holder’s election.

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We also issued Series D Warrants to purchase an aggregate of 1,526,000 shares of our common stock with a strike price of $0.75 and a term of five years. Such warrants are exercisable on the date of issuance and may be exercised cashlessly if there is no effective registration statement covering the common stock issuable upon exercise of theses Series D Warrants. These Series D Warrants contain a 4.99% beneficial ownership blocker which may be increased to 9.99% at the holder’s election.

Auctus Warrants

On December 17, 2019, we entered into a securities purchase agreement and convertible note with Auctus. In connection with the closing of the first tranche of the Auctus Note, we issued a five-year common stock purchase warrant (the “Auctus Warrant”) to Auctus. Such warrant entitles its holder to purchase 7,500,000 shares of the common stock at an exercise price of $0.20, subject to certain adjustments as provided therein. If, during the period from the issuance date of the Auctus Warrant to December 21, 2021 (or December 17,2024 if an Event of Default occurs under the Auctus Note), we sell any common stock or securities entitling any person to acquire shares of common stock at an effective price per share (the “Base Share Price”) less than the then exercise price of such warrant, then the exercise price of the warrant shall be reduced at the option of the holder and only reduced to equal the Base Share Price, and the number of Warrant Shares issuable thereunder shall be increased proportionately. The Auctus Warrant may be exercised cashlessly if there is no effective registration statement covering the common stock issuable upon exercise of the Auctus Warrant. The Auctus Warrant contains a 4.99% beneficial ownership blocker.

Warrants Issued Pursuant to the Exchange Agreements

On January 23, 2019, we entered into agreement related to promotional activities with B&B Consulting, LLC. Pursuant to that agreement, on February 22, 2021 we issued 1,250,000 warrants to purchase shares of common stock at a strike price of $0.25.

On December 31, 2019, we entered into exchange agreements with K2 Medical LLC, Mr. Blumberg, Mr. Imhoff, Mr. Case, Mr. Grimm, Mr. Mamula, Mr. Gould and Mr. James. Pursuant to these agreements, we issued 4,713,603 warrants to purchase shares of common stock at a strike price of $0.20.

On December 31, 2019, we entered into exchange agreements with K2 Medical LLC, Mr. Imhoff, FGP Protective Opportunity Master Fund SPC, Ms. Rosenstock, Mr. James and Mr. Blumberg. Pursuant to these agreements, we issued 1,109,817 warrants to purchase shares of common stock at a strike price of $0.25.

On December 31, 2019, we entered into exchange agreements with K2 Medical LLC, Mr. Imhoff, FGP Protective Opportunity Master Fund SPC, Ms. Rosenstock, Mr. James and Mr. Blumberg. Pursuant to these agreements we issued 1,109,817 warrants to purchase shares of common stock at a strike price of $0.75.

The warrants issued pursuant to the December 2019 exchange agreements are exercisable on the date of issuance for five years. Such warrants may be exercised cashlessly if there is no effective registration statement covering the common stock issuable upon exercise of these warrants. These warrants contain a 4.99% beneficial ownership blocker which may be increased to 9.99% at the holder’s election.

On June 23, 2020, we entered into an exchange agreement with Mr. Clavijo. Pursuant to this agreement we issued 250,000 warrants to purchase shares of common stock at a strike price of $0.50.

Warrants Issued Pursuant to the Finder’s Fee and Commissions Agreements

We issued commission warrants related to Series D financing to purchase 59,600 shares of our common stock with a strike price of $0.25 and a term of three years.

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We issued commission warrants related to Series E financing to purchase 67,000 shares of our common stock with a strike price of $0.25 and a term of three years.

We issued commission warrants related to Series F and Series F-2 financing to purchase an aggregated 435,950 shares of our common stock with a strike price of $0.25 and a term of three years and 207,750 shares of our common stock with a strike price of $0.50 and a term of three years.

We issued commission warrants related to 10% Senior Unsecured Convertible Debenture to purchase 150,000 shares of our common stock with a strike price of $0.50 and a term of three years, warrants to purchase 200,000 shares of our common stock with a strike price of $0.50 and a term of two years and warrants to purchase 63,600 shares of our common stock with a strike price of $0.80 and a term of two years. Those warrants contain a 4.99% beneficial ownership blocker which may be increased to 9.99% at the holder’s election.

Delaware Anti-Takeover Law and Provisions of Certificate of Incorporation and By-Laws

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•	at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation;

•	an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

•	the affiliates and associates of the above.

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Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s Certificate of Incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

Our Amended and Restated Certificate of Incorporation and amended and restated bylaws do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our board of directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Certificate of Incorporation and Amended and Restated Bylaws

On March 23, 2012, our board of directors approved and adopted our amended and restated bylaws. Provisions of our second amended and restated bylaws and our Certificate of Incorporation may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Certificate of Incorporation and amended and restated bylaws:

•	permit our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

•	provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director;

•	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice; and

•	do not provide for cumulative voting rights, thereby allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of [•], the following is a summary of the material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership and disposition of the shares of common stock acquired pursuant to this prospectus, the exercise, disposition, and lapse of Public Warrants acquired pursuant to this prospectus, and the acquisition, ownership, and disposition of shares of common stock received upon exercise of the Public Warrants (the “warrant shares”), the ownership, exercise and disposition of pre-funded warrants acquired pursuant to this prospectus and the shares of common stock received upon the exercise of the pre-funded warrants. The shares of common stock, Public Warrants, warrant shares [and pre-funded warrants may be referred to in this summary as the “securities.”

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This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition of the securities pursuant to this offering. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of the securities. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of the securities.

No ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax considerations applicable to U.S. Holders as discussed in this summary. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed) promulgated under the Code, published rulings of the IRS, published administrative positions of the IRS, and U.S. court decisions, that are in effect and available as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of the securities acquired pursuant to this prospectus that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are brokers or dealers in securities or currencies or U.S. Holders that are traders in securities that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own the securities as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquired the securities in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold the securities other than as a capital asset within the meaning of Section 1221 of the Code (property held for investment purposes); (h) are partnerships and other pass-through entities (and investors in such partnerships and entities); (i) are subject to special tax accounting rules with respect to the securities; (j) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of our outstanding shares; (k) are U.S. expatriates or former long-term residents of the U.S.; or (l) are subject to taxing jurisdictions other than, or in addition to, the United States. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of the securities.

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If an entity or arrangement that is classified as a partnership (or other pass-through entity) for U.S. federal income tax purposes holds the securities, the U.S. federal income tax consequences to such entity or arrangement and the owners of such entity or arrangement will depend on the activities of such entity or arrangement and the status of such partners (or other owners). This summary does not address the tax consequences to any such entity or arrangement or partner (or other owner). Partners (or other owners) of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisor regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of the securities.

U.S. Federal Income Tax Consequences of the Acquisition of a Combination of Share of Common Stock and Public Warrant

The purchase price for each combination of a share of common stock and a Public Warrant will be allocated between these two components in proportion to their relative fair market values at the time such securities are purchased by the U.S. Holder. This allocation of the purchase price for each such combination will establish a U.S. Holder’s initial tax basis for U.S. federal income tax purposes in the share of common stock and a Public Warrant that comprise each such combination. For this purpose, we will allocate $4.12 of the purchase price to the share of common stock and $0.01 of the purchase price for a Public Warrant. However, the IRS will not be bound by this allocation of the purchase price for the units, and therefore, the IRS or a U.S. court may not respect the allocation set forth above. Each U.S. Holder should consult its own tax advisor regarding the allocation of the purchase price for the units.

The purchase price for each combination of a prefunded warrant and a Public Warrant will be allocated between these two components in proportion to their relative fair market values at the time such securities are purchased by the U.S. Holder. This allocation of the purchase price for each such combination will establish a U.S. Holder’s initial tax basis for U.S. federal income tax purposes in the pre-funded warrant and a Public Warrant that comprises each such combination. For this purpose, we will allocate $4.12 of the purchase price to the pre-funded warrant and $0.01 of the purchase price for a Public Warrant. However, the IRS will not be bound by this allocation of the purchase price for the units, and therefore, the IRS or a U.S. court may not respect the allocation set forth above. Each U.S. Holder should consult its own tax advisor regarding the allocation of the purchase price for the units.

The IRS will not be bound by such allocations of the purchase price, and therefore, the IRS or a U.S. court may not respect the allocation set forth above. Each U.S. Holder should consult its own tax advisor regarding the allocation of the purchase price of the securities acquired pursuant to the prospectus.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, applicable authority indicates that, and we intend to take the position that, the pre-funded warrants should be treated as a separate class of our common stock for U.S. federal income tax purposes and a U.S. Holder of pre funded warrants should generally be taxed in the same manner as a holder of shares of common stock except as described below. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of the shares of common stock received upon exercise of the pre-funded warrant should include the holding period of the a pre-funded warrant. The tax basis of the pre-funded warrant should carry over to the shares of common stock received upon exercise, increased by the exercise price of $0.01 to $0.001 per share. However, such characterization is not binding on the IRS, and the IRS may treat the prefunded warrants as warrants to acquire shares of common stock. If so, the amount and character of a U.S. Holder’s gain with respect to an investment in pre-funded warrants could change, and a U.S. Holder may not be entitled to make the “QEF Election” or “Mark-to-Market Election” described below to mitigate PFIC consequences in the event that we are classified as a PFIC. Accordingly, each U.S. Holder should consult its own tax advisor regarding the risks associated with the acquisition of a pre-funded warrant pursuant to this prospectus (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

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Passive Foreign Investment Company Rules

If we are considered a “passive foreign investment company” within the meaning of Section 1297 of the Code at any time during a U.S. Holder’s holding period, the following sections will provide a summary of the potentially adverse U.S. federal income tax consequences to U.S. Holders of the acquisition, ownership, and disposition of the securities.

We believe that we were classified as a PFIC for our tax year ended December 31, 2020, and based on the nature of our business and the projected composition of our gross income, we expect that we may be a PFIC for the tax year ending December 31, 2021 and may be a PFIC in future tax years. No opinion of [•] or other legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, our PFIC status for the current year and future years cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any PFIC determination made by us. Each U.S. Holder should consult its own tax advisor regarding our status as a PFIC and the PFIC status of each of our non-U.S. subsidiaries.

In any year in which we are classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

We will be a PFIC for any tax year in which (a) 75% or more of our gross income for such tax year is passive income (the “PFIC income test”) or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “PFIC asset test”). “Gross income” includes, among other items, sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” includes, for example, dividends, interest, specified rents and royalties, some gains from the sale of stock and securities, and specified types of gains from commodities transactions.

For purposes of the PFIC income test and PFIC asset test described above, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, “passive income” does not include any interest, dividends, rents, or royalties that are received or accrued by us from related persons (as defined for this purpose), to the extent such items are properly allocable to the income of such related person that is not passive income.

Under applicable attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate share of any of our subsidiaries which is also a PFIC (a “Subsidiary PFIC”), and will be subject to U.S. federal income tax under the “Default PFIC Rules Under Section 1291 of the Code” discussed below on their proportionate share of any (i) distribution on the shares of a Subsidiary PFIC and (ii) disposition or deemed disposition of shares of a Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of shares of common stock are made. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of shares of common stock. Furthermore, Section 1298(b)(1) of the Code provides that stock in a foreign corporation held by a taxpayer is treated as stock in a PFIC if, at any time during the holding period of the taxpayer with respect to such stock, the corporation (or any predecessor) was a PFIC that was not a qualified electing fund (QEF) (“once a PFIC, always a PFIC” rule).

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Default PFIC Rules Under Section 1291 of the Code

If we are a PFIC, the U.S. federal income tax consequences to a U.S. Holder of the acquisition, ownership, and disposition of securities will depend on whether such U.S. Holder makes a “qualified electing fund” or “QEF” election (a “QEF Election”) under Section 1295 of the Code or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”) with respect to the securities as discussed below. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election with respect to any securities (a “Non-Electing U.S. Holder”) will be taxable as described below with respect to such securities.

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code with respect to (a) any gain recognized on the sale or other taxable disposition of securities and (b) any excess distribution received on the shares of common stock, pre-funded warrants and warrant shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the shares of common stock, pre-funded warrants and warrant shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of securities of a PFIC (including an indirect disposition of shares of a Subsidiary PFIC), and any excess distribution received on such shares of common stock, pre-funded warrants and warrant shares (or a distribution by a Subsidiary PFIC to its stockholder that is deemed to be received by a U.S. Holder) must be rateably allocated to each day in a Non-Electing U.S. Holder’s holding period for the shares of common stock, pre-funded warrants or warrant shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferential tax rates, as discussed below). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If we are a PFIC for any tax year during which a Non-Electing U.S. Holder holds securities, it will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether it ceases to be a PFIC in one or more subsequent tax years. If we cease to be a PFIC, a Non-Electing U.S. Holder may terminate this deemed PFIC status with respect to shares of common stock, pre-funded warrants and warrant shares by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code as discussed above) as if such shares of common stock, pre-funded warrants and warrant shares were sold on the last day of the last tax year for which the Company was a PFIC. No such election, however, may be made with respect to the Public Warrants.

Under proposed Treasury Regulations, if a U.S. holder has an option, warrant, or other right to acquire stock of a PFIC (such as the Public Warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code. Under rules described below, the holding period for the warrant shares will begin on the date a U.S. Holder acquires the Public Warrants. This will impact the availability of the QEF Election and Mark-to-Market Election with respect to the warrant shares. Thus, a U.S. Holder will have to account for warrant shares under the PFIC rules and the applicable elections in a manner that is different from the way it accounts for shares of common stock and pre-funded warrants.

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QEF Election

A U.S. Holder that makes a QEF Election for the first tax year in which its holding period of its shares of common stock or pre-funded warrants begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its shares of common stock or pre-funded warrants. However, a U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) our net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) our ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which we are a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by us. However, for any tax year in which we are a PFIC and has no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a timely QEF Election generally (a) may receive a tax-free distribution from us to the extent that such distribution represents “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the shares of common stock or pre-funded warrants to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of shares of common stock or pre-funded warrants.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as “timely” for purposes of avoiding the default PFIC rules discussed above if such QEF Election is made for the first year in the U.S. Holder’s holding period for the shares of common stock or pre-funded warrants in which we were a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year.

A QEF Election will apply to the tax year for which such QEF Election is made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, we cease to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which the Company is not a PFIC. Accordingly, if we become a PFIC in another subsequent tax year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which we qualify as a PFIC.

As discussed above, under proposed Treasury Regulations, if a U.S. holder has an option, warrant or other right to acquire stock of a PFIC (such as the Public Warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code. However, a U.S. Holder of an option, warrant or other right to acquire stock of a PFIC may not make a QEF Election that will apply to the option, warrant or other right to acquire PFIC stock. In addition, under proposed Treasury Regulations, if a U.S. Holder holds an option, warrant or other right to acquire stock of a PFIC, the holding period with respect to shares of stock of the PFIC acquired upon exercise of such option, warrant or other right will include the period that the option, warrant or other right was held.

Consequently, under the proposed Treasury Regulations, if a U.S. Holder of shares of common stock or pre-funded warrants makes a QEF Election, such election generally will not be treated as a timely QEF Election with respect to warrant shares and the rules of Section 1291 of the Code discussed above will continue to apply with respect to such U.S. Holder’s warrant shares. However, a U.S. Holder of warrant shares should be eligible to make a timely QEF Election if such U.S. Holder makes a “purging” or “deemed sale” election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such warrant shares were sold for fair market value. As a result of the “purging” or “deemed sale” election, the U.S. Holder will have a new basis and holding period in the warrant shares acquired upon the exercise of the Public Warrants for purposes of the PFIC rules. In addition, gain recognized on the sale or other taxable disposition (other than by exercise) of the Public Warrants by a U.S. Holder will be subject to the rules of Section 1291 of the Code discussed above.

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For each tax year that we qualify as a PFIC, we: (a) intend to make available to U.S. Holders, upon their written request, a PFIC Annual Information Statement as described in Treasury Regulation Section 1.1295-1(g) (or any successor Treasury Regulation) and (b) upon written request, will use commercially reasonable efforts to provide such additional information that such U.S. Holder is reasonably required to obtain in connection with maintaining such QEF Election with regard to us. We may elect to provide such information on our website. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a QEF Election.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return. However, if we do not provide the required information with regard to us or any of our Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the rules of Section 1291 of the Code, discussed above, that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election with respect to shares of common stock and warrant shares only if the shares of common stock and warrant shares are marketable stock. The shares of common stock and warrant shares generally will be “marketable stock” if the shares of common stock and warrant shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to Section 11A of the U.S. Exchange Act or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange ensure active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be considered “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Provided that the shares of common stock and warrant shares are “regularly traded” as described in the preceding sentence, the shares of common stock and warrant shares, are expected to be marketable stock. U.S. Holders should consult their own tax advisors regarding the marketable stock rules. [A Mark-to-Market Election will likely not be available with respect to the pre-funded warrants.]

A U.S. Holder that makes a Mark-to-Market Election with respect to its shares of common stock generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such shares of common stock. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for the shares of common stock and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the shares of common stock.

Any Mark-to-Market Election made by a U.S. Holder for the shares of common stock will also apply to such U.S. Holder’s warrant shares and any shares of common stock acquired upon exercise of a pre funded warrant. As a result, if a Mark-to-Market Election has been made by a U.S. Holder with respect to shares of common stock, any warrant shares received and shares of common stock received upon exercise of a pre-funded warrant will automatically be marked-to-market in the year of exercise. Because, under the proposed Treasury Regulations, a U.S. Holder’s holding period for warrant shares includes the period during which such U.S. Holder held the Public Warrants, a U.S. Holder will be treated as making a Mark-to-Market Election with respect to its warrant shares after the beginning of such U.S. Holder’s holding period for the warrant shares unless the warrant shares are acquired in the same tax year as the year in which the U.S. Holder acquired its Public Warrants. [Because a U.S. Holder’s holding period for shares of common stock received upon the exercise of pre-funded warrants includes the period during which such U.S. Holder held the pre-funded warrants, a U.S. Holder will be treated as making a Mark-to-Market Election with respect to such shares of common stock after the beginning of such U.S. Holder’s holding period for such shares of common stock unless such shares of common stock are acquired in the same tax year as the year in which the U.S. Holder acquired its pre-funded warrants. Consequently, the default rules under Section 1291 described above generally will apply to the mark-to-market gain realized in the tax year in which warrant shares are received or the tax year in which shares of common stock are received upon the exercise of the pre-funded warrants, as applicable. However, the general mark-to-market rules will apply to subsequent tax years.

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A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which we are a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the shares of common stock and any warrant shares, as of the close of such tax year over (b) such U.S. Holder’s tax basis in the shares of common stock and any warrant shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (i) such U.S. Holder’s adjusted tax basis in the shares of common stock and any warrant shares, over (ii) the fair market value of such shares of common stock and any warrant shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in the shares of common stock and warrant shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of shares of common stock and warrant shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years).

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed U.S. federal income tax return. A timely Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the shares of common stock and warrant shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the shares of common stock and warrant shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the interest charge and other income inclusion rules described above with respect to deemed dispositions of Subsidiary PFIC stock or distributions from a Subsidiary PFIC to its stockholder.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to some exceptions, would cause a U.S. Holder that has not made a timely QEF Election to recognize gain (but not loss) upon transfers of the securities that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which the securities are transferred.

If finalized in their current form, the proposed Treasury Regulations applicable to PFICs would be effective for transactions occurring on or after April 1, 1992. Because the proposed Treasury Regulations have not yet been adopted in final form, they are not currently effective, and there is no assurance that they will be adopted in the form and with the effective date proposed. Nevertheless, the IRS has announced that, in the absence of final Treasury Regulations, taxpayers may apply reasonable interpretations of the Code provisions applicable to PFICs and that it considers the rules set forth in the proposed Treasury Regulations to be reasonable interpretations of those Code provisions. The PFIC rules are complex, and the implementation of aspects of the PFIC rules requires the issuance of Treasury Regulations which in many instances have not been promulgated and which, when promulgated, may have retroactive effect. U.S. Holders should consult their own tax advisors about the potential applicability of the proposed Treasury Regulations.

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Additional adverse rules will apply with respect to a U.S. Holder if we are a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example under Section 1298(b)(6) of the Code, a U.S. Holder that uses the securities as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such the securities.

In addition, a U.S. Holder who acquires the securities from a decedent will not receive a “step up” in tax basis of such the securities to fair market value.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with their own tax advisor regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisor regarding the PFIC rules (including the applicability and advisability of a QEF Election and Mark-to-Market Election) and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of the securities.

U.S. Federal Income Tax Consequences of the Exercise and Disposition of Public Warrants

The following discussion describes the general rules applicable to the ownership and disposition of the Public Warrants but is subject in its entirety to the special rules described above under the heading “Passive Foreign Investment Company Rules.”

Exercise of Public Warrants

A U.S. Holder should not recognize gain or loss on the exercise of a Public Warrant and related receipt of a warrant share (unless cash is received in lieu of the issuance of a fractional warrant share). A U.S. Holder’s initial tax basis in the warrant share received on the exercise of a Public Warrant should be equal to the sum of (a) such U.S. Holder’s tax basis in such Public Warrant plus (b) the exercise price paid by such U.S. Holder on the exercise of such Public Warrant. If, as anticipated, we are a PFIC, a U.S. Holder’s holding period for the warrant share will begin on the date on which such U.S. Holder acquired its Public Warrants.

In certain limited circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of Public Warrants into warrant shares. The U.S. federal income tax treatment of a cashless exercise of Public Warrants into warrant shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Public Warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Public Warrants.

Disposition of Public Warrants

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a Public Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in the Public Warrant sold or otherwise disposed of. Subject to the PFIC rules discussed above, any such gain or loss will be a capital gain or loss, which will be long-term capital gain or loss if the Public Warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Expiration of Public Warrants Without Exercise

Upon the lapse or expiration of a Public Warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the Public Warrant. Any such loss will be a capital loss and will be long-term capital loss if the Public Warrants are held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

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Certain Adjustments to the Public Warrants

Under Section 305 of the Code, an adjustment to the number of warrant shares that will be issued on the exercise of the Public Warrants, or an adjustment to the exercise price of the Public Warrants, may be treated as a constructive distribution to a U.S. Holder of the Public Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits,” or our assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to the stockholders). Adjustments to the exercise price of Public Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Public Warrants should not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. (See more detailed discussion of the rules applicable to distributions made by us at “Distributions on Shares of common stock, Pre-Funded Warrants and Warrant Shares” below).

Rules Applicable to U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Shares of common stock, Pre-Funded Warrants and Warrant Shares

The following discussion describes the rules applicable to the ownership and disposition of the shares of common stock, pre-funded warrants and warrant shares, but is subject in its entirety to the special rules described above under the heading “Passive Foreign Investment Company Rules.”

Distributions on Shares of common stock, Pre-Funded Warrants and Warrant Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a common share, pre-funded warrant or warrant share will be required to include the amount of such distribution in gross income as a dividend to the extent of our current and accumulated “earnings and profits”, as computed under U.S. federal income tax principles. A dividend will be taxed to a U.S. Holder at ordinary income tax rates if we are a PFIC for the tax year of such distribution or the preceding tax year. To the extent that a distribution exceeds our current and accumulated “earnings and profits”, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the shares of common stock, pre-funded warrants or warrant shares and thereafter as gain from the sale or exchange of such shares of common stock, pre-funded warrants or warrant shares (see “Sale or Other Taxable Disposition of Shares of common stock, Pre-Funded warrants or warrant shares” below). However, we may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may be required to assume that any distribution by us with respect to the shares of common stock, pre-funded warrants or warrant shares will constitute ordinary dividend income.

Dividends received on shares of common stock, pre-funded warrants or warrant shares should not be eligible for the “dividends received deduction” applicable to corporations. Subject to applicable limitations and provided we are eligible for the benefits of the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended, or in the case of dividends paid on the shares of common stock or warrant shares, the shares of common stock or warrant shares are readily tradable on a United States securities market, dividends paid by us to non-corporate U.S. Holders, including individuals, should be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided applicable holding period and other conditions are satisfied, including that we are not classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Shares of common stock, Pre-Funded Warrants or Warrant Shares

Upon the sale or other taxable disposition of shares of common stock, pre-funded warrants or warrant shares, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in such shares of common stock, pre-funded warrants or warrant shares sold or otherwise disposed of. Gain or loss recognized on such sale or other taxable disposition will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, such shares of common stock, pre-funded warrants or warrant shares have been held for more than one year. Preferential tax rates may apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

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Additional Income Tax Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency or on the sale, exchange or other taxable disposition of securities will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in foreign currency and engages in a subsequent conversion or other disposition of the foreign currency may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the securities should be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. A credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid or accrued (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Information Reporting; Backup Withholding Tax

Under U.S. federal income tax laws specified categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold specified types of foreign financial assets in excess of established threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person. U.S. Holders may be subject to these reporting requirements unless their securities are held in an account at certain financial institutions. Penalties for failure to file these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file IRS Form 8938.

Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of the Securities may be subject to information reporting and backup withholding tax, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish its correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that it has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, specified exempt persons, such as U.S. Holders that are corporations, are excluded from these information reporting and backup withholding tax rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy reporting requirements may, in some circumstances result in an extension of the time period during which the IRS can assess a tax and, under some circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL INCOME TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF SHARES OF COMMON STOCK, PUBLIC WARRANTS, PRE-FUNDED WARRANTS AND WARRANT SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE INCOME TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

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UNDERWRITING

We have entered into an underwriting agreement on [_], 2021 with Roth Capital Partners, LLC, acting as the representative of several underwriters named below, with respect to the shares of common stock and/or pre-funded warrants and accompanying Public Warrants to purchase shares of common stock subject to this offering. Subject to certain conditions, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase, the following number of securities.

Underwriter	Number of Common Shares	Number of Pre-Funded Warrants	Number of Public Warrants
Roth Capital Partners, LLC

Total

The underwriters are offering the securities subject to their acceptance of the securities from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the securities offered by this prospectus is subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the securities if any such securities are taken. However, the underwriters are not required to take or pay for the securities covered by the underwriters’ over-allotment option described below.

Over-Allotment Option

We have granted the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an aggregate of shares of common stock and/or Public Warrants to purchase up to shares of common stock (equal to 15% of the number of shares of common stock and Public Warrants sold in this offering), including for such purpose shares of common stock underlying pre-funded warrants in any combination thereof to cover over-allotments, if any, at the public offering price per share and Public Warrant set forth on the cover page of this prospectus, less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of common stock offered by this prospectus. If the underwriters exercise this option, the underwriters will be obligated, subject to certain conditions, to purchase a number of additional securities for which the option has been exercised.

Discount, Commissions and Expenses

The underwriters have advised us that they propose to offer the securities to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $      per share of common stock and $      per Public Warrant. After this offering, the public offering price and concession to dealers may be changed by the underwriters. No such change will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

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The following table provides information regarding the amount of the discounts and commissions to be paid to the underwriters by us, before expenses.

	Per share	Per Pre- Funded Warrant	Per Public Warrant	Total Per Share and Accompanying Public Warrant	Total Per Pre- Funded Warrant and Accompanying Public Warrant
Public offering price	$	$	$	$	$
Underwriting discounts and commissions(1)	$	$	$	$	$
Proceeds before expenses, to us	$	$	$	$	$

(1)	We have agreed to pay the underwriters a commission of 7.0% of the gross proceeds of this offering.

We have agreed to reimburse the underwriters for certain out-of-pocket expenses, including the fees and disbursements of their counsel, up to an aggregate of $100,000. We estimate that the total expenses payable by us in connection with this offering, other than the underwriting discount referred to above, will be approximately $ .

Upon the closing of the public offering, we shall grant to the underwriters warrants to purchase shares of our common stock in an amount equal to five percent (5%) of the number of shares of our common stock issued to the investors in the public offering. The warrants shall have an exercise price equal to 120% of the public offering price, will be non-exercisable for six (6) months after the effective date of the registration statement of which this prospectus forms a part and shall expire five (5) years after such date. The warrants will not be subject to redemption by us, and will entitle the holder thereof to unlimited "piggyback" registration rights with respect to the shares of our common stock underlying such warrants at our expense, one demand registration right at our expense and an additional demand registration right at the warrant holder's expense for a period of five (5) years from the effective date of the registration statement of which this prospectus forms a part. The warrants will be subject to FINRA Rule 5110(g)(1) in that, except as otherwise permitted by FINRA rules, for a period of 180 days following the effective date of the registration statement of which this prospectus forms a part, the warrants may not be (i) sold, transferred, assigned, pledged or hypothecated or (ii) the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person.

Right of First Offer

Subject to certain conditions, we granted to Roth Capital Partners, LLC, for a period beginning on the closing of the public offering and ending eighteen (18) months thereafter, a right of first refusal to act as exclusive placement agent or sole book-running manager or sole lead managing underwriter, as applicable, for any private or public offering of equity, equity-linked or debt securities, in each case under a separate agreement containing customary terms and conditions that are mutually agreed upon by us and by Roth Capital Partners LLC. In accordance with FINRA Rule 5110(g)(6), such right shall not have a duration of more than three years from the commencement of sales of this offering.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

We and our officers and directors have agreed, and any affiliates of such officers and directors subject to limited exceptions, for a period of 90 days after the date of the underwriting agreement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the representative. The representative may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements if, in its sole and absolute discretion the market for the shares of common stock would not be adversely impacted by sales and in cases of financial emergency. The restrictions contained in the lock-up agreements shall not apply to the shares of common stock to be sold pursuant to the underwriting agreement on behalf of the undersigned, if any. Notwithstanding the foregoing, if (i) we issue an earnings release or material news, or a material event relating to our Company occurs, during the last 17 days of the restriction period (as defined in the lock-up agreement), or (ii) prior to the expiration of the restriction period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restriction period, the restrictions imposed by the lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the underwriters waive such extension.

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Other Relationships

If we decide to make an offering of our equity or equity-linked securities at any time prior to the fifteen month anniversary of the closing date of this offering, we have granted the representative the right to act as a placement agent or underwriter, subject to certain fee limitations and this offering providing minimum net proceeds of $[•], as applicable.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of shares of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit a syndicate representative to reclaim a selling concession from a syndicate member when the shares of common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids, to the extent applicable, may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the shares of common stock. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

This preliminary prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters, or by their affiliates. Other than this preliminary prospectus in electronic format, the information on the underwriters’ website and any information contained in any other website maintained by such underwriters is not part of this preliminary prospectus or the registration statement of which this preliminary prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

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Other

From time to time, the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, the underwriters have not provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus and we do not expect to retain the underwriters to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the securities or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with such securities may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

LEGAL MATTERS

Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel in connection with this offering, will pass on certain legal matters with respect to United States federal law in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus. Pryor Cashman LLP, New York, New York, has acted as counsel to the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Guided Therapeutics, Inc. as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020, have been included herein in reliance upon the report of UHY LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 consolidated financial statements contains an explanatory paragraph that states that the Company’s incurred recurring losses and negative cash flows and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we will file reports, proxy statements and other information with the SEC.

We also maintain a website at www.guidedinc.com. Information contained in, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is only as an inactive textual reference.

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F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

UHY LLP

Certified Public Accountants

To the Board of Directors and Stockholders of

Guided Therapeutics, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Guided Therapeutics, Inc. and Subsidiary. (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively, the “consolidated financial statements”). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America (“US GAAP”).

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has recurring losses from operations, limited cash flow, and an accumulated deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risk of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved especially challenging, subjective or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-2

Fair Value Measurement of Warrants

As disclosed in Note 3 to the consolidated financial statements, the Company has issued warrants exercisable for common shares in the Company that were measured at fair value as of December 31, 2020. As observable data is not readily available, the valuation of the warrants is determined to be a level 3 fair value measurement according to US GAAP. The Company utilizes a binomial option pricing model in order to determine the fair value of these instruments. This model involves significant management judgment, including the assessment of the volatility and discount rates used in the model.

We have identified the fair value of warrants as a critical audit matter. The valuation methodology involved significant judgment by management when developing the fair value measurement of the warrants. This in turn led to a high degree of auditor judgment, subjectivity and effort in performing procedures to evaluate management’s fair value estimates and significant assumptions.

How the Critical Audit Matter was Addressed

Our audit procedures performed to evaluate the reasonableness of management’s estimates and assumptions included assessing the methodologies used by the Company and testing the significant assumptions and underlying data used in the binomial model. We involved our valuation specialists to assist us in analyzing the significant assumptions underlying the model, such as the volatility and discount rates, and determining the appropriateness and reasonableness of the methodologies employed.

Going Concern Assessment

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As disclosed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, negative operating cash flow, has a net accumulated deficit and expects to continue to incur losses for at least the next twelve months. This matter is also described in the “Emphasis of Matter – Substantial Doubt about the Company’s Ability to Continue as a Going Concern” section of our report.

We identified management’s judgments and assumptions used to assess the Company’s ability to continue as a going concern as a critical audit matter due to inherent complexities and uncertainties related to the Company’s projections of operations. Auditing these judgments and assumptions involved especially challenging auditor judgment due to the nature and extent of audit evidence and effort required to address these matters.

How the Critical Audit Matter was Addressed

The primary procedures we performed to address this critical audit matter included the following: (1) evaluating management’s assessment and assessing the reasonableness of key assumptions underlying management’s conclusion, (2) evaluating the probability that the Company will be able to reduce note payable obligations and other operating expenditures if required, (3) assessing management’s plans in the context of other audit evidence obtained during the audit to determine whether it supported or contradicted the conclusions reached by management.

We have served as the Company’s auditor since 2007.

UHY LLP

Sterling Heights, Michigan

April 5, 2021

F-3

GUIDED THERAPEUTICS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS (in thousands)

AS OF DECEMBER 31,

	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$182	$899
Accounts receivable, net of allowance for doubtful accounts of $126 and $114 at December 31, 2020 and 2019, respectively	24	13
Inventory, net of reserves of $758 and $831 at December 31, 2020 and 2019, respectively	605	48
Other current assets	85	70
Total current assets	896	1,030
NONCURRENT ASSETS:
Property and equipment, net	1	-
Lease asset-right, net of amortization	453	132
Other assets	-	18
Total noncurrent assets	454	150
TOTAL ASSETS	1,350	1,180

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Current portion of long-term debt	28	-
Notes payable in default, related parties	1	349
Notes payable in default	328	427
Short-term notes payable	45	380
Short-term notes payable, related parties, past due	51	646
Convertible notes in default	-	2,915
Convertible notes payable, past due	1,930	-
Short-term convertible notes payable	951	73
Short-term convertible notes payable, related parties	-	513
Accounts payable	2,419	2,897
Accounts payable, related parties	116	136
Accrued liabilities	2,995	3,235
Subscription receivable	-	635
Current portion of lease liability	56	103
Deferred revenue	42	101
Total current liabilities	8,962	12,410
LONG-TERM LIABILITIES:
Warrants, at fair value	2,203	5,092
Lease liability	392	29
Derivative liability	25	-
Long-term convertible notes payable, net	-	15
Long-term debt	23	-
Long-term debt-related parties	600	569
Total long-term liabilities	3,243	5,705
TOTAL LIABILITIES	12,205	18,115

COMMITMENTS & CONTINGENCIES (Note 8)

STOCKHOLDERS’ DEFICIT:
Series C convertible preferred stock, $.001 par value; 9.0 shares authorized, 0.3 shares issued and outstanding as of December 31, 2020 and 2019. (Liquidation preference of $286 at December 31, 2020 and 2019).	105	105
Series C1 convertible preferred stock, $.001 par value; 20.3 shares authorized, 1.0 shares issued and outstanding as of December 31, 2020 and 2019. (Liquidation preference of $1,049 at December 31, 2020 and 2019).	170	170
Series C2 convertible preferred stock, $.001 par value; 5,000 shares authorized, 3.3 shares issued and outstanding as of December 31, 2020 and 2019. (Liquidation preference of $3,263 at December 31, 2020 and 2019).	531	531
Series D convertible preferred stock, $.001 par value; 6.0 shares authorized, 0.8 and nil shares issued and outstanding as of December 31, 2020 and 2019, respectively. (Liquidation preference of $763 and nil at December 31, 2020 and 2019), respectively.	276	-
Series E convertible preferred stock, $.001 par value; 5.0 shares authorized, 1.7 and nil shares issued and outstanding as of December 31, 2020 and 2019, respectively. (Liquidation preference of $1,736 and nil at December 31, 2020 and 2019), respectively.	1,639	-
Common stock, $.001 par value; 3,000,000 shares authorized, 13,138 and 3,319 shares issued and outstanding as of December 31, 2020 and 2019, respectively	3,403	3,394
Additional paid-in capital	123,109	118,552
Treasury stock, at cost	(132)	(132)
Accumulated deficit	(139,956)	(139,555)
TOTAL STOCKHOLDERS’ DEFICIT	(10,855)	(16,935)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	1,350	1,180

The accompanying notes are an integral part of these consolidated statements.

F-4

GUIDED THERAPEUTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands)

FOR THE YEARS ENDED DECEMBER 31,

	2020	2019
REVENUE:
Sales – devices and disposables, net	$102	$36
Cost of goods recovered (sold)	41	(70)
Gross profit (loss)	143	(34)

OPERATING EXPENSES:

Research and development	143	122
Sales and marketing	139	87
General and administrative	913	694
Total operating expenses	1,195	903

Operating loss	(1,052)	(937)

OTHER INCOME (EXPENSES):
Other income	271	48
Interest expense	(1,056)	(1,412)
Loss from extinguishment of debt	(296)	-
Change in fair value of derivative liability	(25)	-
Change in fair value of warrants	1,879	380
Total other income (expenses)	773	(984)

LOSS BEFORE INCOME TAXES	(279)	(1,921)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	(279)	(1,921)

PREFERRED STOCK DIVIDENDS	(122)	-

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(401)	$(1,921)

NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
BASIC	$(0.04)	$(0.58)
DILUTED	$(0.04)	$(0.58)

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	10,767	3,302
DILUTED	10,767	3,302

The accompanying notes are an integral part of these consolidated statements.

F-5

GUIDED THERAPEUTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019

(In Thousands)

	Preferred Stock Series C		Preferred Stock Series C1		Preferred Stock Series C2		Preferred Stock Series D		Preferred Stock Series E
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
BALANCE, January 1, 2019	-	$105	1	$170	3	$531	-	$-	-	$-
Shares in transit	-	-	-	-	-	-	-	-	-	-
Conversion of debt into common stock	-	-	-	-	-	-	-	-	-	-
Beneficial conversion feature of convertible debt	-	-	-	-	-	-	-	-	-	-
Stock-based compensation	-	-	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-	-	-
BALANCE, December 31, 2019	-	$105	1	$170	3	$531	-	$-	-	$-

Series D preferred offering	-	-	-	-	-	-	1	276	-	-
Series E preferred offering	-	-	-	-	-	-	-	-	2	1,639
Conversion of debt into common stock – exchange agreements	-	-	-	-	-	-	-	-	-	-
Conversion of debt into common stock – convertible debt	-	-	-	-	-	-	-	-	-	-
Issuance of common stock for manufacturing agreements	-	-	-	-	-	-	-	-	-	-
Issuance of common stock for payment of Series D preferred dividends	-	-	-	-	-	-	-	-	-	-
Beneficial conversion feature of convertible debt	-	-	-	-	-	-	-	-	-	-
Warrants exchanged for fixed price warrants	-	-	-	-	-	-	-	-	-	-
Adjustment to warrant liability for adoption of ASU 2017-11	-	-	-	-	-	-	-	-	-	-
Stock-based compensation	-	-	-	-	-	-	-	-	-	-
Accrued preferred dividends	-	-	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-	-	-
BALANCE, December 31, 2020	-	$105	1	$170	3	$531	1	$276	2	$1,639

The accompanying notes are an integral part of these consolidated statements.

F-6

GUIDED THERAPEUTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019 (In Thousands)

	Common Stock		Additional Paid-In	Treasury	Accumulated
	Shares	Amount	Capital	Stock	Deficit	TOTAL
BALANCE, January 1, 2019	2,669	$2,877	$118,259	$(132)	$(137,634)	$(15,824)
Shares in transit	-	-	692	-	-	692
Conversion of debt into common stock	650	517	(484)	-	-	33
Beneficial conversion feature of convertible debt	-	-	77	-	-	77
Stock-based compensation	-	-	8	-	-	8
Net loss	-	-	-	-	(1,921)	(1,921)
BALANCE, December 31, 2019	3,319	$3,394	$118,552	$(132)	$(139,555)	$(16,935)

Series D preferred offering	1,526	1	460	-	-	737
Series E preferred offering	-	-	-	-	-	1,639
Conversion of debt into common stock – exchange agreements	7,957	8	2,871	-	-	2,879
Conversion of debt into common stock – convertible debt	175	-	50	-	-	50
Issuance of common stock for manufacturing agreements	12	-	-	-	-	-
Issuance of common stock for payment of Series D preferred dividends	149	-	40	-	-	40
Beneficial conversion feature of convertible debt	-	-	82	-	-	82
Warrants exchanged for fixed price warrants	-	-	117	-	-	117
Adjustment to warrant liability for adoption of ASU 2017-11	-	-	627	-	-	627
Stock-based compensation	-	-	310	-	-	310
Accrued preferred dividends	-	-	-	-	(122)	(122)
Net loss	-	-	-	-	(279)	(279)
BALANCE, December 31, 2020	13,138	$3,403	$123,109	$(132)	$(139,956)	$(10,855)

The accompanying notes are an integral part of these consolidated statements.

F-7

GUIDED THERAPEUTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31,

(In Thousands)

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(279)	$(1,921)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Bad debt expense	12	-
Inventory reserve	(73)
Depreciation	-	21
Amortization of debt issuance costs and discounts	394	105
Amortization of beneficial conversion feature	102	92
Stock based compensation	310	8
Change in fair value of warrants	(1,879)	(380)
Loss on extinguishment of debt	296	-
Change in fair value of derivatives	25	-
Changes in operating assets and liabilities:
Accounts receivable	(23)	-
Inventory	(483)	66
Other current assets	(15)	(2)
Other assets	18	1
Accounts payable	(372)	20
Deferred revenue	(59)	35
Accrued liabilities	151	1,149
Total adjustments	(1,596)	1,115
Net cash used in operating activities	(1,875)	(806)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(1)	-
Net cash used in investing activities	(1)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Series D offering, net of costs	102	635
Proceeds from Series E offering, net of costs	1,639	-
Proceeds from debt financing, net of discounts and debt issuance costs	519	1,351
Payments made on notes and loans payable	(1,101)	(281)
Net cash provided by financing activities	1,159	1,705

NET CHANGE IN CASH AND CASH EQUIVALENTS	(717)	899

CASH AND CASH EQUIVALENTS, beginning of year	899	-

CASH AND CASH EQUIVALENTS, end of year	$182	$899

SUPPLEMENTAL SCHEDULE OF:
Cash paid for:
Interest	$295	$14

NONCASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock as debt repayment	$2,929	$33
Dividends on preferred stock	$122	$-
Subscription receivable	$635	$-
Warrants exchanged for fixed price warrants	$131	$-
Settlement of dividends through common stock issuance	$40	$-

The accompanying notes are an integral part of these consolidated statements.

F-8

GUIDED THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 and 2019

1. ORGANIZATION, BACKGROUND, AND BASIS OF PRESENTATION

Guided Therapeutics, Inc. (formerly SpectRx, Inc.), together with its wholly owned subsidiary, InterScan, Inc. (formerly Guided Therapeutics, Inc.), collectively referred to herein as the “Company”, is a medical technology company focused on developing innovative medical devices that have the potential to improve healthcare. The Company’s primary focus is the continued commercialization of its LuViva non-invasive cervical cancer detection device and extension of its cancer detection technology into other cancers, including esophageal. The Company’s technology, including products in research and development, primarily relates to biophotonics technology for the non-invasive detection of cancers.

Basis of Presentation

All information and footnote disclosures included in the consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

A 1:800 reverse stock split of all of the Company’s issued and outstanding common stock was implemented on March 29, 2019. As a result of the reverse stock split, every 800 shares of issued and outstanding common stock were converted into 1 share of common stock. All fractional shares created by the reverse stock split were rounded to the nearest whole share. The number of authorized shares of common stock did not change. The reverse stock split decreased the Company’s issued and outstanding shares of common stock from 2,652,309,322 shares to 3,319,486 shares as of that date with rounding. See Note 4, Stockholders’ Deficit. Unless otherwise specified, all per share amounts are reported on a post-stock split basis, as of December 31, 2020 and 2019.

The Company’s prospects must be considered in light of the substantial risks, expenses and difficulties encountered by entrants into the medical device industry. This industry is characterized by an increasing number of participants, intense competition and a high failure rate. The Company has experienced net losses since its inception and, as of December 31, 2020, it had an accumulated deficit of approximately $140.0 million. To date, the Company has engaged primarily in research and development efforts and the early stages of marketing its products. The Company may not be successful in growing sales for its products. Moreover, required regulatory clearances or approvals may not be obtained in a timely manner, or at all. The Company’s products may not ever gain market acceptance and the Company may not ever generate significant revenues or achieve profitability. The development and commercialization of the Company’s products requires substantial development, regulatory, sales and marketing, manufacturing and other expenditures. The Company expects operating losses to continue for the foreseeable future as it continues to expend substantial resources to complete development of its products, obtain regulatory clearances or approvals, build its marketing, sales, manufacturing and finance capabilities, and conduct further research and development.

Certain prior year amounts have been reclassified in order to conform to the current year presentation.

Going Concern

The Company’s consolidated financial statements have been prepared and presented on a basis assuming it will continue as a going concern. The factors below raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary from the outcome of this uncertainty.

At December 31, 2020, the Company had a negative working capital of approximately $8.0 million, accumulated deficit of $140.0 million, and incurred a net loss of $0.4 million for the year then ended. Stockholders’ deficit totaled approximately $10.9 million at December 31, 2020, primarily due to recurring net losses from operations, deemed dividends on warrants and preferred stock, offset by proceeds from the exercise of options and warrants and proceeds from sales of stock.

F-9

The Company has taken the following steps to improve certain factors that are generating the going concern opinion, including:

●	During the end of 2019 and during 2020, the Company was able to raise over $3.5 million in equity and debt investments;

●	The Company has executed several exchange agreements that converted of approximately $2.7 million of debt for equity; and

●	During the quarter ended September 30, 2020, the Company uplisted to the Over the Counter (OTC) bulletin board;

If sufficient capital cannot be raised during 2021, the Company will continue its plans of curtailing operations by reducing discretionary spending and staffing levels and attempting to operate by only pursuing activities for which it has external financial support. However, there can be no assurance that such external financial support will be sufficient to maintain even limited operations or that the Company will be able to raise additional funds on acceptable terms, or at all. In such a case, the Company might be required to enter into unfavorable agreements or, if that is not possible, be unable to continue operations, and to the extent practicable, liquidate and/or file for bankruptcy protection.

The Company had warrants exercisable for approximately 28.3 million shares of its common stock outstanding at December 31, 2020, with exercise prices ranging between $0.04 and $1.82 per share. Exercises of in the money warrants would generate a total of approximately $5.0 million in cash, assuming full exercise, although the Company cannot be assured that holders will exercise any warrants. Management may obtain additional funds through the public or private sale of debt or equity, and grants, if available.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant areas where estimates are used include the allowance for doubtful accounts, inventory valuation and input variables for Black-Scholes, Monte Carlo simulations and binomial calculations. The Company uses the Monte Carlo simulations and binomial calculations in the calculation of the fair value of the warrant liabilities and the valuation of embedded conversion options and freestanding warrants.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Guided Therapeutics, Inc. and its wholly owned subsidiary. All intercompany transactions are eliminated.

Accounting Standard Updates

Recently Adopted Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires that expected credit losses relating to financial assets are measured on an amortized cost basis and available-for-sale debt securities be recorded through an allowance for credit losses. ASU 2016-13 limits the amount of credit losses to be recognized for available-for-sale debt securities to the amount by which carrying value exceeds fair value and also requires the reversal of previously recognized credit losses if fair value increases. The Company adopted the standard on January 1, 2020. The adoption of ASU 2016-13 did not have a material impact on the Company.

F-10

In July, 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2017-11 (“ASU 2017-11”), which addressed accounting for (I) certain financial instruments with down round features and (II) replacement of the indefinite deferral for mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable non-controlling interests with a scope exception. The main provisions of Part I of ASU 2017-11 is to “change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS.” Under previous US GAAP, warrants with a down round feature are not being considered indexed to the entity’s own stock, which results in classification of the warrant as a derivative liability. Under ASU 2017-11, the down round feature qualifies for a scope exception from derivative treatment. ASU 2017-11 is effective for public companies as of December 15, 2018 and interim periods within that fiscal year. Early adoption is permitted, including adoption in an interim period, with adjustments reflected as of the beginning of the fiscal year. The Company has issued financial instruments with down round features. The Company opted to adopt ASU 2017-11 as of December 31, 2020. If the Company had adopted the standard on the effective date the impact would have been immaterial to the financial statements. The impact of this adoption on the quarterly reports for 2020 would require the following debits and (credits) as shown in the schedule below:

	March 31, 2020	June 30, 2020	September 30, 2020
Warrant liability decrease	$870,499	$3,512,254	$2,594,111
Long-term debt increase	(244,941)	(209,096)	(173,251)
Interest expense decrease	(35,845)	(71,690)	(107,535)
Accumulated deficit increase	13,437	2,691,036	1,808,738
Additional paid in capital increase	(625,558)	(3,303,158)	(2,420,860)
Change in fair value of warrants during the year	22,408	2,619,347	1,701,203

In August 2018, the FASB issued Accounting Standards Update No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement, or ASU 2018-13. The amendments in ASU 2018-13 eliminate, add, and modify certain disclosure requirements for fair value measurements. The amendments are effective for the Company’s interim and annual reporting periods beginning after December 15, 2019, with early adoption permitted for either the entire ASU or only the provisions that eliminate or modify requirements. The amendments with respect to changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty are to be applied prospectively. All other amendments are to be applied retrospectively to all periods presented. The adoption of ASU 2016-13 did not have a material impact on the Company.

A variety of proposed or otherwise potential accounting standards are currently under consideration by standard-setting organizations and certain regulatory agencies. Because of the tentative and preliminary nature of such proposed standards, management has not yet determined the effect, if any, that the implementation of such proposed standards would have on the Company’s consolidated financial statements.

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be a cash equivalent.

F-11

Accounts Receivable

The Company performs periodic credit evaluations of its distributors’ financial conditions and generally does not require collateral. The Company reviews all outstanding accounts receivable for collectability on a quarterly basis. An allowance for doubtful accounts is recorded for any amounts deemed uncollectable. Uncollectibility is determined based on the determination that a distributor will not be able to make payment and the time frame has exceeded one year. The Company does not accrue interest receivables on past due accounts receivable.

Concentrations of Credit Risk

The Company, from time to time during the years covered by these consolidated financial statements, may have bank balances in excess of its insured limits. Management has deemed this a normal business risk.

Inventory Valuation

All inventories are stated at lower of cost or net realizable value, with cost determined substantially on a “first-in, first-out” basis. Selling, general, and administrative expenses are not inventoried, but are charged to expense when incurred. At December 31, 2020 and 2019, our inventories were as follows (in thousands):

	December 31,	December 31,
	2020	2019
Raw materials	$1,276	$781
Work in process	80	81
Finished goods	7	17
Inventory reserve	(758)	(831)
Total	$605	$48

The company periodically reviews the value of items in inventory and provides write-downs or write-offs of inventory based on its assessment of market conditions. Write-downs and write-offs are charged to cost of goods sold.

Deposits made for long-term inventory parts were recorded in Other Assets. On September 4, 2020, the Company paid and additional deposit of $200,000 for the deposit of a major part in the assembly of the Company’s devices. The Company had a prior deposit of $292,000 with this vendor that was being held until the Company could pay the entire balance of the $493,000 order. The Company had reserved and recorded an expense for the entire balance of $292,000 in prior periods as it was unsure when it would have the financial resources to pay the balance. Upon the payment of the additional deposit the Company reversed the reserve of $292,000. The parts were received during the year ended December 31, 2020.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over estimated useful lives of three to seven years. Leasehold improvements are amortized at the shorter of the useful life of the asset or the remaining lease term. Depreciation and amortization expense are included in general and administrative expense on the statement of operations. Expenditures for repairs and maintenance are expensed as incurred. Property and equipment are summarized as follows at December 31, 2020 and 2019 (in thousands):

	December 31,	December 31,
	2020	2019
Equipment	$1,042	$1,349
Software	652	740
Furniture and fixtures	41	124
Leasehold Improvement	12	180
	1,747	2,393
Less accumulated depreciation and amortization	(1,746)	(2,393)
Total	$1	$—

F-12

During the year ended December 31, 2020, the Company disposed of approximately $647,000 of property and equipment that was fully depreciated.

Debt Issuance Costs

Debt issuance costs are capitalized and amortized over the term of the associated debt. Debt issuance costs are presented in the balance sheet as a direct deduction from the carrying amount of the debt liability consistent with the debt discount.

Patent Costs (Principally Legal Fees)

Costs incurred in filing, prosecuting, and maintaining patents are recurring, and expensed as incurred. Maintaining patents are expensed as incurred as the Company has not yet received U.S. FDA approval and recovery of these costs is uncertain. Such costs aggregated approximately $17,000 and $15,000 for the year ended December 31, 2020 and 2019, respectively.

Leases

With the implementation of ASU 2016-02, “Leases (Topic 842)”, the Company recorded a lease-right-of-use asset and a lease liability. The Company adopted the standard on January 1, 2019. The implementation required the analysis of certain criteria in determining its treatment. The Company determined that its corporate office lease met those criteria. The Company implemented the guidance using the alternative transition method. Under this alternative, the effective date would be the date of initial application. The Company analyzed the lease at its effective date and calculated an initial lease payment amount of $267,380 with a present value of $213,000 using a 20% discount. See Note 8: Commitments and Contingencies.

The cumulative effect of initially applying the new guidance had an immaterial impact on the opening balance of retained earnings. The Company elected the practical expedients permitted under the transition guidance within the new standards, which allowed the Company to carry forward the historical lease classification.

Accrued Liabilities

Accrued liabilities are summarized as follows (in thousands):

	December 31, 2020	December 31, 2019
Compensation	$1,094	$1,123
Professional fees	83	181
Interest	1,517	1,603
Warranty	-	2
Vacation	34	41
Preferred dividends	202	120
Other accrued expenses	65	165
Total	$2,995	$3,235

Subscription receivables

Cash received from investors for common stock shares that has not completed processing is recorded as a liability to subscription receivables. As of December 31, 2020, all common stock shares were issued to investors. As of December 31, 2020, the outstanding subscription receivable was nil. As of December 31, 2019, the Company had reserved 635 Series D preferred shares and 1,270,000 common stock shares in exchange for $635,000.

F-13

Revenue recognition

The Company follows, ASC 606 Revenue from Contracts with Customers establishes a single and comprehensive framework which sets out how much revenue is to be recognized, and when. The core principle is that a vendor should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the vendor expects to be entitled in exchange for those goods or services. Revenue will now be recognized by a vendor when control over the goods or services is transferred to the customer. In contrast, revenue based revenue recognition around an analysis of the transfer of risks and rewards; this now forms one of a number of criteria that are assessed in determining whether control has been transferred. The application of the core principle in ASC 606 is carried out in five steps: Step 1 – Identify the contract with a customer: a contract is defined as an agreement (including oral and implied), between two or more parties, that creates enforceable rights and obligations and sets out the criteria for each of those rights and obligations. The contract needs to have commercial substance and it is probable that the entity will collect the consideration to which it will be entitled. Step 2 – Identify the performance obligations in the contract: a performance obligation in a contract is a promise (including implicit) to transfer a good or service to the customer. Each performance obligation should be capable of being distinct and is separately identifiable in the contract. Step 3 – Determine the transaction price: transaction price is the amount of consideration that the entity can be entitled to, in exchange for transferring the promised goods and services to a customer, excluding amounts collected on behalf of third parties. Step 4 – Allocate the transaction price to the performance obligations in the contract: for a contract that has more than one performance obligation, the entity will allocate the transaction price to each performance obligation separately, in exchange for satisfying each performance obligation. The acceptable methods of allocating the transaction price include adjusted market assessment approach, expected cost plus a margin approach, and, the residual approach in limited circumstances. Discounts given should be allocated proportionately to all performance obligations unless certain criteria are met and reallocation of changes in standalone selling prices after inception is not permitted. Step 5 – Recognize revenue as and when the entity satisfies a performance obligation: the entity should recognize revenue at a point in time, except if it meets any of the three criteria, which will require recognition of revenue over time: the entity’s performance creates or enhances an asset controlled by the customer, the customer simultaneously receives and consumes the benefit of the entity’s performance as the entity performs, and the entity does not create an asset that has an alternative use to the entity and the entity has the right to be paid for performance to date.

Revenue by product line (in thousands):

	December 31,
	2020	2019
Devices	$-	17
Disposables	2	2
Major part components	100	15
Warranty	-	2
Total	$102	$36

Revenue by geographic location (in thousands):

	December 31,
	2020	2019
Asia	$102	$22
Europe	-	14
Total	$102	$36

Significant Distributors

Accounts receivable, that netted to a balance of $24,000, and were reserved against, were from one distributor as of December 31, 2020. The Allowance on Accounts Receivable was recorded on all but one distributor. During the year ended December 31, 2020, $100,000 or 98% of the total revenue was from one distributor for the sale of parts and cerival guides. During the year ended December 31, 2019, revenues were from two distributors and for extended warranties. Sales revenues from these distributors totaled $34,000 or 94% of the total revenue for the period ended December 31, 2019.

F-14

Deferred revenue

The Company defers payments received as revenue until earned based on the related contracts and applying ASC 606 as required. As of December 31, 2020, and 2019, the Company had $42,000 and $101,000 in deferred revenue, respectively.

Research and Development

Research and development expenses consist of expenditures for research conducted by the Company and payments made under contracts with consultants or other outside parties and costs associated with internal and contracted clinical trials. All research and development costs are expensed as incurred.

Income Taxes

The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Management provides valuation allowances against the deferred tax assets for amounts that are not considered more likely than not to be realized.

The Company has filed its 2019 federal and state corporate tax returns. The Company has entered into an agreed upon payment plan with the IRS for delinquent payroll taxes. The Company is currently in process of setting up a payment arrangement for its delinquent state income taxes with the State of Georgia and the returns are currently under review by state authorities. Although the Company has been experiencing recurring losses, it is obligated to file tax returns for compliance with IRS regulations and that of applicable state jurisdictions. At December 31, 2020, the Company has approximately $71 million of net operating losses, but it has not filed its Federal tax returns, therefore this number may not be accurate. This net operating loss will be eligible to be carried forward for tax purposes at federal and applicable states level. A full valuation allowance has been recorded related the deferred tax assets generated from the net operating losses.

The current corporate tax rates in the U.S. is 21%.

Uncertain Tax Positions

The Company assesses each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. At December 31, 2020 and, 2019, there were no uncertain tax positions.

The Company has entered into an agreed upon payment plan with the IRS for delinquent payroll taxes. The Company has an established payment arrangement for its delinquent state income taxes with the State of Georgia.

Warrants

The Company has issued warrants, which allow the warrant holder to purchase one share of stock at a specified price for a specified period of time. The Company records equity instruments including warrants issued to non-employees based on the fair value at the date of issue. The fair value of warrants classified as equity instruments at the date of issuance is estimated using the Black-Scholes Model. The fair value of warrants classified as liabilities at the date of issuance is estimated using the Monte Carlo Simulation or Binomial model.

F-15

Stock Based Compensation

The Company records compensation expense related to options granted to employees and non-employees based on the fair value of the award. Compensation cost is recorded as earned for all unvested stock options outstanding at the beginning of the first year based upon the grant date fair value estimates, and for compensation cost for all stock based payments granted or modified subsequently based on fair value estimates.

On July 14, 2020, the Company granted stock options to employees and consultants. The new Stock Plan (the “Plan”) allows for the issuance of incentive stock options, nonqualified stock options, and stock purchase rights. The exercise price of options was determined by the Company’s board of directors, but incentive stock options were granted at an exercise price equal to the fair market value of the Company’s common stock as of the grant date. Options historically granted have generally become exercisable over four years and expire ten years from the date of grant.

Stock options granted have a 10-year life and expire 90 days after employment or upon termination of consulting agreement. Vesting schedule varies per grantee. Generally stock options granted vest as follows: 25% vest immediately, and the remaining stock options vest over 33 months, beginning three months after grant.

For the year ended December 31, 2020 and 2019, stock based compensation for options attributable to employees, non-employees, officers and Board members was approximately $310,000 and $8,000, respectively. These amounts have been included in the Company’s statements of operations under general and administrative expense. Compensation costs for stock options which vest over time are recognized over the vesting period. As of December 31, 2020, and 2019 the Company had $559,000 and nil, of unrecognized compensation costs related to granted stock options that will be recognized, respectively.

Beneficial Conversion Features of Convertible Securities

The Company has adopted the provisions of ASU 2017-11 to account for the down round features of warrants issued with private placements effective as of January 1, 2020. In doing so, warrants with a down round feature previously treated as a derivative liabilities in the consolidated balance sheet and measured at fair value are henceforth treated as equity, with no adjustment for changes in fair value at each reporting period. Previously, the Company accounted for conversion options embedded in convertible notes in accordance with ASC 815. ASC 815 generally requires companies to bifurcate conversion options embedded in convertible notes from their host instruments and to account for them as free standing derivative financial instruments. ASC 815 provides for an exception to this rule when convertible notes, as host instruments, are deemed to be conventional, as defined by ASC 815-40. The Company accounts for convertible notes deemed conventional and conversion options embedded in non-conventional convertible notes which qualify as equity under ASC 815, in accordance with the provisions of ASC 470-20, which provides guidance on accounting for convertible securities with beneficial conversion features. Accordingly, the Company records, as a discount to convertible notes, the intrinsic value of such conversion options based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt.

Conversion options that are not bifurcated as a derivative pursuant to ASC 815 and not accounted for as a separate equity component under the cash conversion guidance are evaluated to determine whether they are beneficial to the investor at inception (a beneficial conversion feature) or may become beneficial in the future due to potential adjustments. The beneficial conversion feature guidance in ASC 470-20 applies to convertible stock as well as convertible debt which are outside the scope of ASC 815. A beneficial conversion feature is defined as a nondetachable conversion feature that is in the money at the commitment date. The beneficial conversion feature guidance requires recognition of the conversion option’s in-the-money portion, the intrinsic value of the option, in equity, with an offsetting reduction to the carrying amount of the instrument. The resulting discount is amortized as a dividend over either the life of the instrument, if a stated maturity date exists, or to the earliest conversion date, if there is no stated maturity date. If the earliest conversion date is immediately upon issuance, the dividend must be recognized at inception. When there is a subsequent change to the conversion ratio based on a future occurrence, the new conversion price may trigger the recognition of an additional beneficial conversion feature on occurrence.

F-16

Derivatives

The Company reviews the terms of convertible debt issued to determine whether there are embedded derivative instruments, including embedded conversion options, which are required to be bifurcated and accounted for separately as derivative financial instruments. In circumstances where the host instrument contains more than one embedded derivative instrument, including the conversion option, that is required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

Bifurcated embedded derivatives are initially recorded at fair value and are then revalued at each reporting date with changes in the fair value reported as non-operating income or expense. When the equity or convertible debt instruments contain embedded derivative instruments that are to be bifurcated and accounted for as liabilities, the total proceeds received are first allocated to the fair value of all the bifurcated derivative instruments. The remaining proceeds, if any, are then allocated to the host instruments themselves, usually resulting in those instruments being recorded at a discount from their face value. The discount from the face value of the convertible debt, together with the stated interest on the instrument, is amortized over the life of the instrument through periodic charges to interest expense.

3. FAIR VALUE OF FINANCIAL INSTRUMENTS

The guidance for fair value measurements, ASC820, Fair Value Measurements and Disclosures, establishes the authoritative definition of fair value, sets out a framework for measuring fair value, and outlines the required disclosures regarding fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The Company uses a three-tier fair value hierarchy based upon observable and non-observable inputs as follow:

●	Level 1 – Quoted market prices in active markets for identical assets and liabilities;

●	Level 2 – Inputs, other than level 1 inputs, either directly or indirectly observable; and

●	Level 3 – Unobservable inputs developed using internal estimates and assumptions (there is little or no market date) which reflect those that market participants would use.

The Company records its derivative activities at fair value, which consisted of warrants as of December 31, 2020 and 2019. The fair value of the warrants was estimated using the Binomial Simulation model. Gains and losses from derivative contracts are included in net gain (loss) from derivative contracts in the statement of operations. The fair value of the Company’s derivative warrants is classified as a Level 3 measurement, since unobservable inputs are used in the valuation.

The following table presents the fair value for those liabilities measured on a recurring basis as of December 31, 2020 and 2019:

FAIR VALUE MEASUREMENTS (In Thousands)

The following is summary of items that the Company measures at fair value on a recurring basis:

	Fair Value at December 31, 2020
	Level 1	Level 2	Level 3	Total

Warrants issued in connection with Senior Secured Debt	-	-	(2,203)	(2,203)
Derivative liability/bifurcated conversion option in connection with Auctus $1,100,000 loan on December 17, 2019	-	-	(25)	(25)
Total long-term liabilities at fair value	$-	$-	$(2,228)	$(2,228)

F-17

	Fair Value at December 31, 2019
	Level 1	Level 2	Level 3	Total

Warrants issued in connection with Distributor Debt	-	-	(114)	(114)
Warrants issued in connection with Short-term loans	-	-	(83)	(83)
Warrants issued in connection with Long-term loans	-	-	(893)	(893)
Warrants issued in connection with Senior Secured Debt	-	-	(4,002)	(4,002)
Derivative liability/bifurcated conversion option in connection with Auctus $1,100,000 loan on December 17, 2019	-	-	-	-
Total long-term liabilities at fair value	$-	$-	$(5,092)	$(5,092)

The following is a summary of changes to Level 3 instruments during the year ended December 31, 2020:

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
	Distributor Debt	Short- Term Loans	Long- Term Loans	Senior Secured Debt	Derivative	Total

Balance, December 31, 2019	$(114)	$(83)	$(893)	$(4,002)	$-	$(5,092)
Transfer to equity as a result of warrants exchanged for fixed price warrants	67	50	-	-	-	117
Change in fair value of derivatives during the year	-	-	-	-	(25)	(25)
Transfer to equity as a result of adoption of ASU 2017-11	-	-	627	-	-	627
Reduction of debt discount as result of adoption of ASU 2017-11	-	-	266	-	-	266
Change in fair value of warrants during the year	47	33	-	1,799	-	1,879
Balance, December 31, 2020	$-	$-	$-	$(2,203)	$(25)	$(2,228)

As of December 31, 2020, the fair value of warrants was approximately $2.2 million and the fair value of the derivative liability was $25,000. A net change of approximately $1.9 million has been recorded to the accompanying statement of operations for the year ended, as well as an adjustment to the liability of $0.9 million.

4. STOCKHOLDER’S DEFICIT

Common Stock

The Company has authorized 3,000,000,000 shares of common stock with $0.001 par value, of which 13,138,282 were issued and outstanding as of December 31, 2020. As of December 31, 2019, there were 3,000,000,000 authorized shares of common stock, of which 3,319,469 were issued and outstanding.

For the year ended December 31, 2020, the Company issued 9,818,813 shares of common stock as listed below:

Conversion of debt into common shares – exchange agreements	7,957,013
Conversion of debt into common shares	175,000
Shares issued for manufacturing agreements	12,147
Shares issued for payment of Series D dividends	148,653
Investments	1,526,000
Issued during the year ended December 31, 2020	9,818,813

F-18

Summary table of common stock share transactions:

Balance at December 31, 2019	3,319,469
Issued in 2020	9,818,813
Balance at December 31, 2020	13,138,282

Investments

During 2020, the Company received equity investments in the amount of $1,735,500 and incurred fees due on these investments of $96,985. These investors received a total of 1,736 Series E Preferred Stock (if the Investor elects to convert their Series E Preferred Stock, each Series E Preferred Stock shares converts into 4,000 shares of the Company’s common stock shares).

During January and April 2020, the Company received equity investments in the amount of $128,000. These investors received a total of 256,000 common stock shares and 256,000 warrants issued to purchase common stock shares at a strike price of $0.25, 256,000 warrants to purchase common stock shares at a strike price of $0.75 and 128 Series D Preferred Stock (if the Investor elects to convert their Series D Preferred Stock, each Series D Preferred Stock shares converts into 3,000 shares of the Company’s common stock shares). Of the amount invested $38,000 was from related parties.

During December 2019, the Company received equity investments in the amount of $635,000. The $635,000 of investments were recorded as a subscription liability in December 2019. The common stock shares were issued in January 2020. These investors received a total of 1,270,000 common stock shares and 1,270,000 warrants to purchase common stock shares at a strike price of $0.25, 1,270,000 warrants issued to purchase common stock shares at a strike price of $0.75 and 635 Series D Preferred Stock (each Series D Preferred Stock shares converts into 3,000 shares of the Company’s common stock shares). Of the amount invested $350,000 was from related parties.

For the Series D Preferred Stock, the Company received equity investments in the amount of $763,000 and incurred fees due on these investments of $26,000.

Debt Exchanges

On January 8, 2020, the Company exchanged $2,064,366 in debt for several equity instruments (noted below) that were determined to have a total fair value of $2,065,548, resulting in a loss on extinguishment of debt of $1,183 which is recorded in other income (expense) on the accompanying consolidated statements of operations. The Company also issued 6,957,013 warrants to purchase common stock shares; with exercise prices of $0.25, $0.75 and $0.20. In addition, one of the investors forgave approximately $29,000 of debt, which was recorded as a gain for extinguishment of debt.

On June 3, 2020, the Company exchanged $328,422 in debt from Auctus, (summarized in footnote 10: Convertible Notes), for 500,000 common stock shares and 700,000 warrants to purchase common stock shares. The fair value of the common stock shares was $250,000 (based on a $0.50 fair value for the Company’s stock) and of the warrants to purchase common stock shares was $196,818 (based on a $0.281 black scholes fair valuation). This resulted in a net loss on extinguishment of debt of $118,396 ($446,818 fair value less the $328,422 of exchanged debt).

On June 30, 2020, the Company exchanged $125,000 in debt (during June 2020, $125,000 in payables had been converted into short-term debt) from Mr. James Clavijo, for 500,000 common stock shares and 250,000 warrants to purchase common stock shares. The fair value of the common stock shares was $250,000 (based on a $0.50 fair value for the Company’s stock) and of the warrants to purchase common stock shares was $99,963 (based on a $0.40 black scholes fair valuation). This resulted in a net loss on extinguishment of debt of $224,963 ($349,963 fair value less the $125,000 of exchanged debt). After the exchange transaction a balance was due to Mr. Clavijo of $10,213 which was paid.

F-19

On July 9, 2020, the Company entered into an exchange agreement with Mr. Bill Wells (one of its former employees) for an outstanding debt to him of $220,000. In lieu of agreeing to dismiss approximately half of what is owed by the Company, Mr. Wells will receive the following: (i) cash payments of $20,000 within 60 days of the signing of the agreement; cash payments over time in the amount of $90,000 in the form of an unsecured note with the Company to be executed within 30 days of a new financing(s) totaling at least $3.0 million. The note shall bear interest of 6.0% and mature over 18 months; (ii) 66,000 common share stock options that vest at a rate of 3,667 per month and have a $0.49 exercise price (if two consecutive payments in (iii) are not made the stock options will be canceled and a cash payment will be required; and (iv) the total amount of forgiveness by creditor of approximately $110,000 shall be prorated according to amount paid. During the year ended December 31, 2020, the Company made a payment of $20,000; this payment allowed the Company to reduce $40,000 in debt, with the corresponding $20,000 difference recorded as a gain.

The following table summarizes the debt exchanges:

	Total Debt and Accrued Interest	Total Debt	Total Accrued Interest	Common Stock Shares	Warrants (Exercise $0.25)	Warrants (Exercise $0.75)	Warrants (Exercise $0.20)	Warrants (Exercise $0.15)	Warrants (Exercise $0.50)
Aquarius	$145,544	$107,500	38,044	$291,088	145,544	145,544	-	-	-
K2 Medical (Shenghuo)3	803,653	771,927	31,726	1,905,270	704,334	704,334	496,602	-	-
Mr. Blumberg	305,320	292,290	13,030	1,167,630	119,656	119,656	928,318	-	-
Mr. Case	179,291	150,000	29,291	896,456	-	-	896,456	-	-
Mr. Grimm	51,050	50,000	1,050	255,548	-	-	255,548	-	-
Mr. Gould	111,227	100,000	11,227	556,136	-	-	556,136	-	-
Mr. Mamula	15,577	15,000	577	77,885	-	-	77,885	-	-
Dr. Imhoff2	400,417	363,480	36,937	1,699,255	100,944	100,944	1,497,367	-	-
Ms. Rosenstock1	50,000	50,000	-	100,000	50,000	50,000	-	-	-
Mr. James2	2,286	2,000	286	7,745	1,227	1,227	5,291	-	-
Auctus	328,422	249,119	79,303	500,000	-	-	-	700,000	-
Mr. Clavijo	125,000	125,000	-	500,000	-	-	-	-	500,000
Mr. Wells4	220,000	220,000	-	-	-	-	-	-	-
	$2,737,787	$2,496,316	$241,471	7,957,013	1,121,705	1,121,705	4,713,603	700,000	500,000

1 Ms. Rosenstock also forgave $28,986 in debt to the Company.

2 Mr. Imhoff and Mr. James are members of the board of directors and therefore related parties.

3 The Company’s COO and director, Mark Faupel, is a shareholder of Shenghuo, and a former director, Richard Blumberg, is a managing member of Shenghuo.

4 Mr. Wells will also receive 66,000 common share stock options; the details of which are explained above.

Preferred Stock

The Company has authorized 5,000,000 shares of Preferred Stock with a $.001 par value. The board of directors has the authority to issue these shares and to set dividends, voting and conversion rights, redemption provisions, liquidation preferences, and other rights and restrictions. The board of directors designated 525,000 shares of Preferred Stock redeemable convertible Preferred Stock, none of which remain outstanding, 33,000 shares of Preferred Stock as Series B Preferred Stock, none of which remain outstanding, 9,000 shares of Preferred Stock as Series C Convertible Preferred Stock, (the “Series C Preferred Stock”), of which 286 were issued and outstanding at December 31, 2020 and 2019, respectively and 20,250 shares of Preferred Stock as Series C1 Preferred Stock, of which 1,050 shares were issued and outstanding at December 31, 2020 and 2019. In addition, some holders separately agreed to exchange each share of the Series C1 Preferred Stock held for one (1) share of the Company’s newly created Series C2 Preferred Stock. In total, for 3,262.25 shares of Series C1 Preferred Stock to be surrendered, the Company issued 3,262.25 shares of Series C2 Preferred Stock. At December 31, 2020, shares of Series C2 had a conversion price of $0.50 per share, such that each share of Series C Preferred Stock would convert into approximately 2,000 shares of the Company’s common stock.

F-20

In 2019 and 2020, the board of directors designated 6,000 shares of Preferred Stock as Series D Preferred Stock, 763 of which remain outstanding, and 6,000 shares of Preferred Stock as Series E Preferred Stock, 1,736 of which remain outstanding.

Series C Convertible Preferred Stock

Pursuant to the Series C certificate of designations, shares of Series C Preferred Stock are convertible into common stock by their holder at any time and may be mandatorily convertible upon the achievement of specified average trading prices for the Company’s common stock. At December 31, 2020 and 2019, there were 286 shares outstanding with a conversion price of $0.50 per share, such that each share of Series C Preferred Stock would convert into approximately 2,000 shares of the Company’s common stock; for a total convertible of 572,000 common stock shares, subject to customary adjustments, including for any accrued but unpaid dividends and pursuant to certain anti-dilution provisions, as set forth in the Series C certificate of designations. The conversion price will automatically adjust downward to 80% of the then-current market price of the Company’s common stock 15 trading days after any reverse stock split of the Company’s common stock, and 5 trading days after any conversions of the Company’s outstanding convertible debt.

Holders of the Series C Preferred Stock are entitled to quarterly cumulative dividends at an annual rate of 12.0% until 42 months after the original issuance date (the “Dividend End Date”), payable in cash or, subject to certain conditions, the Company’s common stock. In addition, upon conversion of the Series C Preferred Stock prior to the Dividend End Date, the Company will also pay to the converting holder a “make-whole payment” equal to the number of unpaid dividends through the Dividend End Date on the converted shares. At December 31, 2020, the “make-whole payment” for a converted share of Series C Preferred Stock would convert to 200 shares of the Company’s common stock. The Series C Preferred Stock generally has no voting rights except as required by Delaware law. Upon the Company’s liquidation or sale to or merger with another corporation, each share will be entitled to a liquidation preference of $1,000, plus any accrued but unpaid dividends. In addition, the purchasers of the Series C Preferred Stock received, on a pro rata basis, warrants exercisable to purchase an aggregate of approximately 1 share of Company’s common stock. The warrants contain anti-dilution adjustments in the event that the Company issues shares of common stock, or securities exercisable or convertible into shares of common stock, at prices below the exercise price of such warrants. As a result of the anti-dilution protection, the Company is required to account for the warrants as a liability recorded at fair value each reporting period. At December 31, 2020, the exercise price per share was $512,000.

Series C1 Convertible Preferred Stock

Between April 27, 2016 and May 3, 2016, the Company entered into various agreements with certain holders of Series C Preferred Stock, including directors John Imhoff and Mark Faupel, pursuant to which those holders separately agreed to exchange each share of Series C Preferred Stock held for 2.25 shares of the Company’s newly created Series C1 Preferred Stock and 12 (9,600 pre-split) shares of the Company’s common stock (the “Series C Exchanges”). In connection with the Series C Exchanges, each holder also agreed to roll over the $1,000 Stated Value per share of the holder’s shares of Series C1 Preferred Stock into the next qualifying financing undertaken by the Company on a dollar-for-dollar basis and, except in the event of an additional $50,000 cash investment in the Company by the holder, to execute a customary “lockup” agreement in connection with the financing. In total, for 1,916 shares of Series C Preferred Stock surrendered, the Company issued 4,312 shares of Series C1 Preferred Stock and 29 shares of common stock.

On August 31, 2018, 3,262.25 shares of Series C1 Preferred Stock were surrendered, and the Company issued 3,262.25 shares of Series C2 Preferred Stock.

At December 31, 2020, there were 1,049.25 shares outstanding with a conversion price of $0.50 per share, such that each share of Series C1 Preferred Stock would convert into approximately 2,000 shares of the Company’s common stock; for a total convertible of 2,098,500 common stock shares.

F-21

The Series C1 Preferred Stock has terms that are substantially the same as the Series C Preferred Stock, except that the Series C1 Preferred Stock does not pay dividends (unless and to the extent declared on the common stock) or at-the-market “make-whole payments” and, while it has the same anti-dilution protections afforded the Series C Preferred Stock, it does not automatically reset in connection with a reverse stock split or conversion of our outstanding convertible debt.

Series C2 Convertible Preferred Stock

On August 31, 2018, the Company entered into agreements with certain holders of the Company’s Series C1 Preferred Stock, including the chairman of the Company’s board of directors, and the Chief Operating Officer and a director of the Company pursuant to which those holders separately agreed to exchange each share of the Series C1 Preferred Stock held for one (1) share of the Company’s newly created Series C2 Preferred Stock. In total, for 3,262.25 shares of Series C1 Preferred Stock to be surrendered, the Company issued 3,262.25 shares of Series C2 Preferred Stock. At December 31, 2020, shares of Series C2 had a conversion price of $0.50 per share, such that each share of Series C Preferred Stock would convert into approximately 2,000 shares of the Company’s common stock; for a total convertible of 6,524,500 common stock shares.

The terms of the Series C2 Preferred Stock are substantially the same as the Series C1 Preferred Stock, except that (i) shares of Series C1 Preferred Stock may not be convertible into the Company’s common stock by their holder for a period of 180 days following the date of the filing of the Certificate of Designation (the “Lock-Up Period”); (ii) the Series C2 Preferred Stock has the right to vote as a single class with the Company’s common stock on an as-converted basis, notwithstanding the Lock-Up Period; and (iii) the Series C2 Preferred Stock will automatically convert into that number of securities sold in the next Qualified Financing (as defined in the Exchange Agreement) determined by dividing the Stated Value ($1,000 per share) of such share of Series C2 Preferred Stock by the purchase price of the securities sold in the Qualified Financing.

Series D Convertible Preferred Stock

On January 8, 2020, the Company entered into a Purchase Agreement with the Series D Investors (the “Series D Purchase Agreement”). In total, for $763,000 the Company issued 763 shares of Series D Preferred Stock, 1,526,000 common stock shares, 1,526,000 common stock warrants, exercisable at $0.25, and 1,526,000 common stock warrants, exercisable $0.75. Each Series D Preferred Stock is convertible into 3,000 common stock shares. The Series D Preferred Stock will have cumulative dividends at the rate per share of 10% per annum. The Stated Value and liquidation preference on the Series D Preferred Stock is $763.

Each share of Series D Preferred is convertible, at any time for a period of 5 years after issuance, into that number of shares of Common Stock, determined by dividing the Stated Value by $0.25, subject to certain adjustments set forth in the Series D Certificate of Designation (the “Series D Conversion Price”). The conversion of Series D Preferred is subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% at the election of the holder of the Series D Preferred. If the average of the VWAPs (as defined in the Series D Certificate of Designation) for any consecutive 5 trading day period (“Measurement Period”) exceeds 200% of the then Series D Conversion Price and the average daily trading volume of the Common Stock on the primary trading market exceeds 1,000 shares per trading day during the Measurement Period (subject to adjustments), the Company may redeem the then outstanding Series D Preferred, for cash in an amount equal to aggregate Stated Value then outstanding plus accrued but unpaid dividends .

The Series D Warrants may be exercised cashlessly if there is no effective registration statement covering the Common Stock issuable upon exercise of the Series D Warrants. The Series D Warrants contain a 4.99% beneficial ownership blocker which may be increased to 9.99% at the holder’s election.

On January 8, 2020, the Company also entered into a Registration Rights Agreement (the “Series D Registration Rights Agreement “) with the Series D Investors pursuant to which the Company agreed to file with the SEC, a registration statement on a Form S-3 (or on other appropriate form if a Form S-3 is not available) covering the Common Stock issuable upon conversion of the Series D Warrants within 90 days of the date of the Registration Rights Agreement and cause such registration statement to be declared effective within 120 days of the date of the Registration Rights Agreement. All reasonable expenses related to such registration shall be borne by the Company.

F-22

During August 2020, the Company issued 148,653 common stock shares for the payment of Series D Preferred Stock dividends accrued. As of December 31, 2020, the Company had accrued dividends of $14,306.

Series E Convertible Preferred Stock

During year ended December 31, 2020, the Company entered into a Purchase Agreement with the Series E Investors (the “Series E Purchase Agreement”). In total, for $1,736,000 the Company issued 1,736 shares of Series E Preferred Stock. Each Series E Preferred Stock is convertible into 4,000 common stock shares. The Series E Preferred Stock will have cumulative dividends at the rate per share of 6% per annum. The Stated Value and liquidation preference on the Series E Preferred Stock is $1,736. The Company incurred fees due on these investments of $91,895.

Each share of Series E Preferred is convertible, at any time for a period of 5 years after issuance, into that number of shares of Common Stock, determined by dividing the Stated Value by $0.25, subject to certain adjustments set forth in the Series E Certificate of Designation (the “Series E Conversion Price”). The conversion of Series E Preferred is subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% at the election of the holder of the Series E Preferred. If the average of the VWAPs (as defined in the Series E Certificate of Designation) for any consecutive 5 trading day period (“Measurement Period”) exceeds 200% of the then Series E Conversion Price and the average daily trading volume of the Common Stock on the primary trading market exceeds 1,000 shares per trading day during the Measurement Period (subject to adjustments), the Company may redeem the then outstanding Series E Preferred, for cash in an amount equal to aggregate Stated Value then outstanding plus accrued but unpaid dividends. As of December 31, 2020, the Company had not issued shares as payment of Series E Preferred Stock dividends. As of December 31, 2020, the Company had accrued dividends of $67,247.

Warrants

The following table summarizes transactions involving the Company’s outstanding warrants to purchase common stock for the year ended December 31, 2020:

Warrants (Underlying Shares)
Outstanding, January 1, 2020	46,016,840
Issuances	11,270,013
Cancelled / Expired	(70)
Exchanged in debt restructuring	(28,962,508)
Exercised	—
Outstanding, December 31, 2020	28,324,275

The Company had the following shares reserved for the warrants as of December 31, 2020:

Warrants (Underlying Shares)		Exercise Price	Expiration Date
4,262	(1)	$1.824 per share	March 19, 2021
7,185,000	(2)	$0.20 per share	February 12, 2023
1,725,000	(3)	$0.04 per share	February 21, 2021
325,000	(4)	$0.18 per share	April 4, 2022
215,000	(5)	$0.25 per share	July 1, 2022
100,000	(6)	$0.25 per share	September 1, 2022
7,500,000	(7)	$0.20 per share	December 17, 2024
250,000	(8)	$0.16 per share	March 31, 2025
2,597,705	(9)	$0.25 per share	December 30, 2022
2,597,705	(10)	$0.75 per share	December 30, 2022
4,713,603	(11)	$0.20 per share	December 30, 2022
60,000	(12)	$0.25 per share	April 23, 2023
50,000	(13)	$0.25 per share	December 30, 2022
50,000	(14)	$0.75 per share	December 30, 2022
700,000	(15)	$0.15 per share	May 21, 2023
250,000	(16)	$0.50 per share	June 23, 2023
1,000	(17)	$0.50 per share	August 10, 2022
28,324,275

F-23

(1)	Issued to investors for a loan in March 2018.
(2)	Exchanged in January 2020 from amount issued as part of a February 2016 private placement with senior secured debt holder
(3)	Issued to a placement agent in conjunction with a February 2016 private placement with senior secured debt holder
(4)	Issued to investors for a loan in April 2019
(5)	Issued to investors for a loan in July 2019
(6)	Issued to investors for a loan in September 2019
(7)	Issued to investors for a loan in December 2019
(8)	Issued to investors for a loan in January 2020
(9)	Issued to investors as part of Series D Preferred Stock Capital raise in December 2020
(10)	Issued to investors as part of Series D Preferred Stock Capital raise in December 2020
(11) (12) (13) (14) (15) (16)

Issued to investors as part of Series D Preferred Stock Capital raise in December 2020

Issued to a consultant for services in April 2020

Issued to an investor as part of Series D Preferred Stock Capital raise in April 2020

Issued to an investor as part of Series D Preferred Stock Capital raise in April 2020

Issued to an investor for a loan in May 2020

Issued to an investor in exchange of debt in June 2020

(17)	Issued to a consultant for services in August 2020

Footnote (2) - On January 16, 2020, the Company entered into an exchange agreement with GPB. This exchange agreement canceled the existing outstanding warrants, which were subject to anti-dilution and ratchet provisions, to purchase 35,937,500 shares of common stock at an exercise price of $0.04 per share and resulted in the issuance of new warrants to purchase 7,185,000 share of common stock at a price of $0.20 per share. The new warrants have fixed exercise prices of $0.20. On January 8, 2021, the Company met the requirement by making the final payment of $750,000 as required by the exchange agreement with GPB, which canceled the previously issued warrants.

Warrant to purchase 70 shares of common stock were not recorded as their exercise price after considering reverse stock splits, were greater than $60,000 and deemed to be immaterial for disclosure

On January 6, 2020, the Company entered into a finder’s fee agreement. The finder will receive 5% cash and 5% warrants on all funds it raises including bridge loans. The three-year common stock share warrants will have an exercise price of $0.25. During 2019 and 2020, the finder helped the Company raise $300,000, therefore a fee of $31,650 was paid and 126,600 warrants will be issued.

On January 22, 2020, the Company entered into a promotional agreement with a consultant. The consultant will provide the Company investor and public relations services. As compensation for these services, the Company will issue a total of 5,000,000 common stock warrants at a $0.25 strike price and expiring in three years, if the following conditions occur: 1,250,000 common stock warrants, 6 months after the close of the Series D Preferred Stock units, if the minimum common stock share price is a at least $0.50 based on a 30-day VWAP, with a two year term; 1,250,000 common stock warrants, 12 months after the close of the Series D Preferred Stock units, if the minimum common stock share price is at least $0.75 based on a 30-day VWAP, with a one and half year term; 1,250,000 common stock warrants, 18 months after the close of the Series D Preferred Stock units, if the minimum common stock share price is a minimum of $1.00 based on a 30-day VWAP, with a one year term; and 1,250,000 common stock warrants, 24 months after the close of the Series D Preferred Stock units, if the minimum common stock share price is a minimum of $1.25 based on a 30-day VWAP, with a one year term. The consultant agrees to a 10.0% blocker at any single point in time it cannot own 10.0% of the total common stock shares outstanding.

F-24

5. INCOME TAXES

The Company has incurred net operating losses (“NOLs”) since inception. As of December 31, 2020, the company had NOL carryforwards available through 2038 of approximately $71.4 million to offset its future income tax liability. The company has recorded deferred tax assets but reserved against, due to uncertainties related to utilization of NOLs as well as calculation of effective tax rate. Utilization of existing NOL carryforwards may be limited in future years based on significant ownership changes. The company is in the process of analyzing their NOL and has not determined if the company has had any change of control issues that could limit the future use of NOL. NOL carryforwards that were generated after 2017 of approximately $6.2 million may only be used to offset 80% of taxable income and are carried forward indefinitely.

Components of deferred taxes are as follow at December 31 (in thousands):

	2020	2019
Deferred tax assets:
Warrant liability	$617	$1,087
Accrued executive compensation	519	515
Reserves and other	421	468
Net operating loss carryforwards	17,851	18,961
	19,408	21,031
Valuation allowance	(19,408)	(21,031)
Net deferred tax assets	$0	$0

The following is a summary of the items that caused recorded income taxes to differ from taxes computed using the statutory federal income tax rate for the years ended December 31:

	2020	2019
Statutory federal tax rate	21%	21%
State taxes, net of federal benefit	4	4
Nondeductible expenses	-	-
Valuation allowance	(25)	(25)
Effective tax rate	0%	0%

The Company applies the applicable authoritative guidance which prescribes a comprehensive model for the manner in which a company should recognize, measure, present and disclose in its financial statements all material uncertain tax positions that the Company has taken or expects to take on a tax return. As of December 31, 2020, the Company has no uncertain tax positions. There are no uncertain tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease within twelve months from December 31, 2020.

The Company files federal income tax returns and income tax returns in various state tax jurisdictions with varying statutes of limitations. The Company has filed its 2019 federal and state corporate tax returns.

The provision for income taxes as of the dates indicated consisted of the following (in thousands) December 31:

	2020	2019
Current	$-	$-
Deferred	-	-
Deferred provision (credit)	1,623	434
Change in valuation allowance	(1,623)	(434)
Total provision for income taxes	$-	$-

In 2020 and 2019, our effective tax rate differed from the U.S. federal statutory rate due to the valuation allowance over our deferred tax assets.

F-25

6. STOCK OPTIONS

The Company’s 1995 Stock Plan (the “Plan”) has expired pursuant to its terms, so zero shares remained available for issuance at December 31, 2020 and 2019. The Plan allowed for the issuance of incentive stock options, nonqualified stock options, and stock purchase rights. The exercise price of options was determined by the Company’s board of directors, but incentive stock options were granted at an exercise price equal to the fair market value of the Company’s common stock as of the grant date. Options historically granted have generally become exercisable over four years and expire ten years from the date of grant. As of December 31, 2020, and 2019, there were no stock options outstanding and exercisable.

On July 14, 2020, the Company granted 1,800,000 stock options to employees and consultants. The new Stock Plan (the “Plan”) allows for the issuance of incentive stock options, nonqualified stock options, and stock purchase rights. The exercise price of options was determined by the Company’s board of directors, but incentive stock options were granted at an exercise price equal to the fair market value of the Company’s common stock as of the grant date. Options historically granted have generally become exercisable over four years and expire ten years from the date of grant. The plan provides for stock options to be granted up to 10% of the outstanding common stock shares.

The fair value of options issued during the year ended December 31, 2020 was estimated using the Black-Scholes option-pricing model and the following assumptions:

●	a dividend yield of 0%;

●	an expected life of 10 years;

●	volatility of 153.1%; and

●	risk-free interest rate of 0.98%.

The fair value of each option grant made during 2020 was estimated on the date of each grant using the Black-Scholes option pricing model and recognized as stock based compensation rateably over the option vesting periods, which approximates the service period.

The following lists the stock options granted:

	Grant Date	Expiration Date	Vesting Period	Number of Stock Options Granted	Exercise Price	Black Sholes Valuation
Cartwright, Gene	7/14/20	7/13/30	Vesting(1)	400,000	$0.49	$0.483
Faupel, Mark	7/14/20	7/13/30	Vesting(1)	400,000	$0.49	$0.483
Imhoff, John	7/14/20	7/13/30	Immediate	50,000	$0.49	$0.483
James, Michael	7/14/20	7/13/30	Immediate	50,000	$0.49	$0.483
Clavijo, James	7/14/20	7/13/30	Vesting(1)	300,000	$0.49	$0.483
Battle, Lisa	7/14/20	7/13/30	Vesting(1)	178,000	$0.49	$0.483

(1)	25% immediate and 25% each year thereafter; 36 months in total

As of December 31, 2020, the Company has issued and outstanding options to purchase a total of 1,800,000 shares of common stock pursuant to the plan, at a weighted average exercise price of $0.49 per share.

As of December 31, 2020,

Stock options vested	641,909
Stock options unvested	1,158,091
Total stock options granted at December 31, 2020	1,800,000

F-26

Stock option activity for the year ended December 31, 2020 is as follows:

	December 31, 2020
	Shares	Weighted Average Exercise Price

Outstanding at beginning of year	-	-
Options granted	1,800,000	$0.49
Options exercised	-	-
Options expired/forfeited	-	-
Outstanding at end of the period	1,800,000	$0.49

7. LITIGATION AND CLAIMS

From time to time, the Company may be involved in various legal proceedings and claims arising in the ordinary course of business. Management believes that the dispositions of these matters, individually or in the aggregate, are not expected to have a material adverse effect on the Company’s financial condition. However, depending on the amount and timing of such disposition, an unfavorable resolution of some or all of these matters could materially affect the future results of operations or cash flows in a particular year.

As of December 31, 2020, and 2019, there was no accrual recorded for any potential losses related to pending litigation.

8. COMMITMENTS AND CONTINGENCIES

Operating Leases

In December 2009, the Company moved its offices, which comprise its administrative, research and development, marketing and production facilities to 5835 Peachtree Corners East, Suite B, Peachtree Corners, Georgia 30092. The Company leased approximately 23,000 square feet under a lease that expired in June 2017. In July 2017, the Company leased the offices on a month to month basis. On February 23, 2018, the Company modified its lease to reduce its occupancy to 12,835 square feet. The fixed monthly lease expense will be: $13,859 each month for the period beginning January 1, 2018 and ending June 30, 2018; $8,022 each month for the period beginning April 1, 2018 and ending June 30, 2019; $8,268 each month for the period beginning April 1, 2019 and ending June 30, 2020; and $8,514 each month for the period beginning April 1, 2020 and ending March 31, 2021.

On October 27, 2020, the Company amended the lease of its offices in Norcross, Georgia. The Company has extended the lease for sixty-two (62) months. The lease will begin on April 1, 2021 and end on May 31, 2026. Rents for the one-year periods beginning on April 1, 2021 and ending on May 31, 2026 are: $8,824, $9,091, $9,370, $9,648, $9,936, and $10,236. Also, the Company will pay any additional rent for the Company’s proportionate share of basic costs and all other charges when due and payable under the lease. These costs are accounted for as variable costs and are not determinable at the lease commencement date and are not included in the measurement of the lease asset and liabilities. The landlord will abate the rent for the first two months. In addition, the Company will have a five-year renewal option effective June 1, 2026. The rent for the renewal option will be based upon prevailing market rate and shall escalate by three percent (3%). As of December 31, 2020, the right of use asset calculated for the amended lease was $453,322.

F-27

The Company recognizes lease expense on a straight-line basis over the estimated lease term and combine lease and non-lease components. Future minimum rental payments at December 31, 2020 under non-cancellable operating leases for office space and equipment are as follows (in thousands):

Year	Amount
2021	$91
2022	108
2023	112
2024	115
2025	119
Thereafter	50
Total	595
Less: Interest	147
Present value of lease liability	$448

Related Party Contracts

On June 5, 2016, the Company entered into a license agreement with Shenghuo Medical, LLC pursuant to which the Company granted Shenghuo an exclusive license to manufacture, sell and distribute LuViva in Taiwan, Brunei Darussalam, Cambodia, Laos, Myanmar, Philippines, Singapore, Thailand, and Vietnam. Shenghuo was already the Company’s exclusive distributor in China, Macau and Hong Kong, and the license extended to manufacturing in those countries as well. Under the terms of the license agreement, once Shenghuo was capable of manufacturing LuViva in accordance with ISO 13485 for medical devices, Shenghuo would pay the Company a royalty equal to $2.00 or 20% of the distributor price (subject to a discount under certain circumstances), whichever is higher, per disposable distributed within Shenghuo’s exclusive territories. In connection with the license grant, Shenghuo was to underwrite the cost of securing approval of LuViva with Chinese Food and Drug Administration. At its option, Shenghuo also would provide up to $1.0 million in furtherance of the Company’s efforts to secure regulatory approval for LuViva from the U.S. Food and Drug Administration, in exchange for the right to receive payments equal to 2% of the Company’s future sales in the United States, up to an aggregate of $4.0 million. Pursuant to the license agreement, Shenghuo had the option to have a designee appointed to the Company’s board of directors (current director Richard Blumberg is the designee).

On September 6, 2016, the Company entered into a royalty agreement with one of its directors, John Imhoff, and another stockholder, Dolores Maloof, pursuant to which the Company sold to them a royalty of future sales of single-use cervical guides for LuViva. Under the terms of the royalty agreement, and for consideration of $50,000, the Company will pay them an aggregate perpetual royalty initially equal to $0.10, and from and after October 2, 2016, equal to $0.20, for each disposable that the Company sells (or that is sold by a third party pursuant to a licensing arrangement with the Company).

Other Commitments

On July 24, 2019, Shandong Yaohua Medical Instrument Corporation (“SMI”), agreed to modify its existing agreement. Under the terms of this modification, the Company agreed to grant (1) exclusive manufacturing rights, excepting the disposable cervical guides for the Republic of Turkey, and the final assembly rights for Hungary, and (2) exclusive distribution and sales for LuViva in jurisdictions, subject to the following terms and conditions. First, SMI shall complete the payment for parts, per the purchase order, for five additional LuViva devices. Second, in consideration for the $885,144 that the Company received, SMI will receive 12,147 common stock shares. Third, SMI shall honor all existing purchase orders it has executed to date with the Company, in order to maintain jurisdiction sales and distribution rights. If SMI needs to purchase cervical guides then it will do so at a cost including labor, plus ten percent markup. The Company will provide 200 cervical guides at no cost for the clinical trials. Fourth, the Company and SMI will make best efforts to sell devices after CFDA approval. With an initial estimate of year one sales of 200 LuViva devices; year two sales of 500 LuViva devices; year three sales of 1,000 LuViva devices; and year four sales of 1,250 LuViva devices. Fifth, SMI shall pay for entire costs of securing approval of LuViva with the Chinese FDA. Sixth, SMI shall arrange, at its sole cost, for a manufacturer in China to build tooling to support manufacture. In addition, SMI retains the right to manufacture for China, Hong Kong, Macau and Taiwan, where SMI has distribution and sales rights. For each single-use cervical guide sold by SMI in the jurisdictions, SMI shall transfer funds to escrow agent at a rate of $1.90 per device chip. If within 18 months of the license’s effective date, SMI fails to achieve commercialization of LuViva in China, SMI shall no longer have any rights to manufacture, distribute or sell LuViva. Commercialization is defined as: filing an application with the Chinese FDA for the approval of LuViva; any assembly or manufacture of the devices or disposables that begins in China; and purchase of at least 10 devices and disposables for clinical evaluations and regulatory use and or sales in the jurisdictions. On March 5, 2020 the Company had recorded an accrued liability for SMI of $692,335, which was reclassified to additional paid in capital and 12,147 common stock shares.

F-28

Contingencies

Based on the current outbreak of the Coronavirus SARS-CoV-2, the pathogen responsible for COVID-19, which has already had an impact on financial markets, there could be additional repercussions to the Company’s operating business, including but not limited to, the sourcing of materials for product candidates, manufacture of supplies for preclinical and/or clinical studies, delays in clinical operations, which may include the availability or the continued availability of patients for trials due to such things as quarantines, conduct of patient monitoring and clinical trial data retrieval at investigational study sites.

The future impact of the outbreak is highly uncertain and cannot be predicted, and the Company cannot provide any assurance that the outbreak will not have a material adverse impact on the Company’s operations or future results or filings with regulatory health authorities. The extent of the impact to the Company, if any, will depend on future developments, including actions taken to contain the coronavirus.

9. NOTES PAYABLE

Notes Payable in Default

At December 31, 2020 and 2019, the Company maintained notes payable to both related and non-related parties totaling approximately $329,000 and $776,000, respectively. These notes are short term, straight-line amortizing notes. The notes carry annual interest rates between 0% and 10% and have default rates as high as 20%. The Company is accruing interest at the default rate of 18.0% on two of the loans. As described in Note 4: STOCKHOLDERS’ DEFICIT, certain notes payable in default outstanding had been exchanged for equity and cash as described in the note.

As described previously, the Company entered into an exchange agreement with Dr. Imhoff. Based on this agreement the Company exchanged $199,417 of short-term debt outstanding.

As described previously, the Company entered into an exchange agreement with Ms. Rosenstock. Based on this agreement the Company exchanged $50,000 of short-term debt outstanding and Mr. Rosenstock forgave $28,986.

On February 8, 2019, a note payable in default to Aquarius as reported in the Company’s Form 10-K report - Footnote 9: Notes payable – Note payable in default, was exchanged for a note with a convertible option. The balance on the note was $107,500 and accrued interest was $38,044 for a total of $145,544 outstanding. As of December 31, 2020, the Company had entered into an exchange agreement with Aquarius. Based on this agreement the Company exchanged $145,544 of debt outstanding for: 291,088 common stock shares; 145,544 warrants issued to purchase common stock shares at a strike price of $0.25; and 145,544 warrants issued to purchase common stock shares at a strike price of $0.75.

On July 1, 2019, the Company entered into a loan agreement with Accilent Capital Management Inc / Rev Royalty Income and Growth Trust (“Accilent”), providing for the purchase by Accilent of an unsecured promissory note in the principal amount of $49,389 (CAD$ 65,500). The note was fully funded on July 9, 2019 (net of an 8% original issue discount and other expenses). The note bears an interest rate of 16% and was due and payable on September 11, 2019. Following maturity, demand, default, or judgment and until actual payment in full, interest rate shall be paid at the rate of 19% per annum. The Company issued 315,000 warrants at an exercise price of $0.25 per warrant and exercisable within 3 years from issuance (the “Initial Warrants”). As of December 31, 2020, the loan had been paid off. As of December 31, 2019, $57,946 remained outstanding, which included a fee of $4,951 and interest of $4,606.

As described previously, the Company entered into an exchange agreement with Mr. Blumberg. Based on this agreement the Company exchanged $82,320 of short-term debt outstanding.

As described previously, the Company entered into an exchange agreement with Mr. James. Based on this agreement the Company exchanged $2,286 of short-term debt outstanding.

F-29

The following table summarizes the Notes payable in default, including related parties:

	December 31, 2020	December 31, 2019
Dr. Imhoff	$-	$199
Dr. Cartwright	1	2
Ms. Rosenstock	-	50
Mr. Fowler	26	26
Mr. Mermelstein	285	244
GHS	-	-
GPB	17	17
Aquarius	-	108
Accilent		58
Mr. Blumberg	-	70
Mr. James	-	2
Notes payable in default	$329	$776

The notes payable to related parties was $1,000 of the $329,000 balance at December 31, 2020 and $349,000 of the $776,000 balance at December 31, 2019.

Short Term Notes Payable

At December 31, 2020 and 2019, the Company maintained short term notes payable to both related and non-related parties totaling $96,000 and $1,026,000, respectively. These notes are short term, straight-line amortizing notes. The notes carry annual interest rates between 5% and 19%.

As described previously, the Company entered into an exchange agreement with Dr. Imhoff. Based on this agreement the Company exchanged $201,000 of short-term debt outstanding.

The Company issued promissory notes to Mr. Cartwright and Mr. Faupel, in the amounts of approximately $48,000 and $4,000, respectively. The notes were initially issued with 0% interest, however interest increased to 6.0% interest 90 days after the Company received $1,000,000 in financing proceeds.

On August 22, 2018, the Company issued a promissory note to Mr. Case for $150,000 in aggregate principal amount of a 6% promissory note for an aggregate purchase price of $157,500 (representing a $7,500 original issue discount). As of December 31, 2020, the Company had exchanged $179,291 of debt outstanding for: 896,456 common stock shares; and 896,455 warrants issued to purchase common stock shares at a strike price of $0.20. As of December 31, 2019, the Company had not repaid the note and original issue discount of $157,500 ($7,500 is recorded in accrued expenses).

As described previously, the Company entered into an exchange agreement with Mr. Mamula. Based on this agreement the Company exchanged $15,577 of short-term debt outstanding.

On September 19, 2018, and February 15, 2019, the Company issued promissory notes to Mr. Gould for $50,000 each in aggregate principal amount of a 6% promissory note for an aggregate purchase price of $52,500 each (representing a $2,500 original issue discount). As of December 31, 2020, the Company had entered into an exchange agreement with Mr. Gould. Based on this agreement the Company exchanged $111,227 of debt outstanding for: 556,136 common stock shares; and 556,136 warrants issued to purchase common stock shares at a strike price of $0.20. As of December 31, 2019, the Company had not repaid the note and original issue discount of $52,500 ($2,500 is recorded in accrued expenses) and therefore the accrued interest rate increased to 12%.

As described previously, the Company entered into an exchange agreement with K2 Medical. Based on this agreement the Company exchanged $203,000 of short-term debt outstanding.

F-30

On February 14, 2019, the Company entered into a Purchase and Sale Agreement with Everest Business Funding for the sale of its accounts receivable. The transaction provided the Company with $48,735 after $1,265 in debt issuance costs (bank costs) for a total purchase amount of $50,000, in which the Company would have to repay $68,500. At a minimum the Company would need to pay $535.16 per day or 20.0% of the future collected accounts receivable or “receipts.” The effective interest rate as calculated for this transaction is approximately 132.5%. As of December 31, 2019, $60,105 had been paid, leaving a balance of $8,016. As of December 31, 2020, the balance of $68,121 had been paid in full.

In July 2019, the Company entered into a premium finance agreement to finance its insurance policies totaling $142,000. The note requires monthly payments of $14,459, including interest at 4.91% and matures in April 2020. As of December 31, 2020, the balance was paid in full. The balance due on insurance policies totaled $57,483 at December 31, 2019.

On July 4, 2020, the Company entered into a premium finance agreement to finance its insurance policies totaling $109,000. The note requires monthly payments of $11,299, including interest at 4.968% and matures in April 2021. As of December 31, 2020, the balance was $44,916.

As described previously, the Company entered into an exchange agreement with Mr. Blumberg. Based on this agreement the Company exchanged $223,000 of short-term debt outstanding.

As described previously, the Company entered into an exchange agreement with Mr. Grimm. Based on this agreement the Company exchanged $51,050 of short-term debt outstanding.

On June 30, 2020, the Company exchanged $125,000 in debt (during June 2020, $125,000 in payables had been converted into short-term debt) from Mr. James Clavijo, for 500,000 common stock shares and 250,000 warrants to purchase common stock shares. The fair value of the common stock shares was $250,000 (based on a $0.50 fair value for the Company’s stock) and of the warrants to purchase common stock shares was $99,963 (based on a $0.40 black scholes fair valuation). This resulted in a net loss on extinguishment of debt of $224,963 ($349,963 fair value less the $125,000 of exchanged debt). After the exchange transaction a balance was due Mr. Clavijo of $10,213 which was paid.

The following table summarizes the Short-term notes payable, including related parties:

	December 31, 2020	December 31, 2019
Dr. Imhoff	$-	$167
Dr. Cartwright	46	48
Dr. Faupel	5	5
Ms. Mamula	-	15
Mr. Case	-	150
Mr. Gould	-	100
K2 (Shenghuo)	-	203
Premium Finance (insurance)	45	58
Everest	-	8
Mr. Grimm	-	49
Mr. Blumberg	-	223
Short-term notes payable, including related parties	$96	$1,026

The short-term notes payable past due to related parties was $51,000 of the $96,000 balance at December 31, 2020 and $645,000 of the $1,026,000 balance at December 31, 2019.

Troubled Debt Restructuring

The debt extinguished for Notes Payable was $1,808,712 in debt for common stock shares and warrants as described above that were determined to have a total fair value of $2,235,811, resulting in a loss on extinguishment of debt of $427,099 which is recorded in other income (expense) on the accompanying consolidated statements of operations. Included in that total was an amount that an investor forgave of approximately $29,000 of debt, which was recorded as a gain for extinguishment of debt. This debt extinguished met the criteria for troubled debt. The basic criteria are that the borrower is troubled, ie., they are having financial difficulties, and a concession is granted by the creditor. Due to the Company being in default on several of its loans the debt is considered troubled debt. The troubled debt restructuring for Note Payable, would have increased the loss per share calculation from .04 to .08.

F-31

10. SHORT-TERM CONVERTIBLE DEBT

Related Party Convertible Note Payable – Short-Term

On June 5, 2016, the Company entered into a license agreement with a distributor pursuant to which the Company granted the distributor an exclusive license to manufacture, sell and distribute the Company’s LuViva Advanced Cervical Cancer device and related disposables in Taiwan, Brunei Darussalam, Cambodia, Laos, Myanmar, Philippines, Singapore, Thailand, and Vietnam. The distributor was already the Company’s exclusive distributor in China, Macau and Hong Kong, and the license will extend to manufacturing in those countries as well.

As partial consideration for, and as a condition to, the license, and to further align the strategic interests of the parties, the Company agreed to issue a convertible note to the distributor, in exchange for an aggregate cash investment of $200,000. The note will provide for a payment to the distributor of $240,000, due upon consummation of any capital raising transaction by the Company within 90 days and with net cash proceeds of at least $1.0 million. As of December 31, 2019, the Company had a note due of $512,719. As of December 31, 2020, the note had been exchanged for common stock shares and warrants. This was part of the exchange made on January 8, 2020, for $790,544 of debt outstanding for: 1,905,270 common stock shares issued on March 23, 2020; 496,602 warrants issued to purchase common stock shares at a strike price of $0.20; 692,446 warrants issued to purchase common stock shares at a strike price of $0.25; and 692,446warrants issued to purchase common stock shares at a strike price of $0.75.

Troubled Debt Restructuring

The debt extinguished for Related Party Convertible Note Payable – Short-Term, which closed on January 8, 2020, the Company exchanged in part $600,653 in debt for several common stock shares and warrants as described above. The exchange resulted in a gain of $249,938. This debt extinguished met the criteria for troubled debt. The basic criteria are that the borrower is troubled, i.e., they are having financial difficulties, and a concession is granted by the creditor. Due to the Company being in default on several of its loans the debt is considered troubled debt. The troubled debt restructuring for Related Party Convertible Note Payable – Short-Term, would have reduced the loss per share calculation from .04 to .01.

Short-term Convertible Notes Payable

Auctus

On December 17, 2019, the Company entered into a securities purchase agreement and convertible note with Auctus. The convertible note issued to Auctus will be for a total of $2.4 million. The first tranche of $700,000 was received in December 2019 and matures December 17, 2021 and accrues interest at a rate of ten percent (10%). The note may not be prepaid in whole or in part except as otherwise explicitly allowed. Any amount of principal or interest on the note which is not paid when due shall bear interest at the rate of the lessor of 24% or the maximum permitted by law (the “default interest”). The variable conversion prices shall equal the lesser of: (i) the lowest trading price on the issue date, and (ii) the variable conversion price. The variable conversion price shall mean 95% multiplied by the market price (the market price means the average of the five lowest trading prices during the period beginning on the issue date and ending on the maturity date), minus $0.04 per share, provided however that in no event shall the variable conversion price be less than $0.15. If an event of default under this note occurs and/or the note is not extinguished in its entirety prior to December 17, 2020 the $0.15 price shall no longer apply. In connection with the first tranche of $700,000, the Company issued to 7,500,000 warrants to purchase common stock at an exercise price of $0.20. The fair value of the warrants at the date of issuance was $745,972 and was $635,000 allocated to the warrant liability and a loss of $110,972 was recorded at the date of issuance for the amount of the fair value in excess of the net proceeds received of $635,000. The $700,000 proceeds were received net of debt issuance costs of $65,000 (net proceeds of $635,000, after administrative and legal expenses Company received $570,000). The Company used $65,000 of the proceeds to make a partial payment of the $89,250 convertible promissory note issued on July 3, 2018 to Auctus. On May 27, 2020, the second tranche of $400,000 was received. The last tranche of $1.3 million will be received within 60 days of the S-1 registration statement becoming effective. The conversion price of the notes will be at market value with a minimum conversion amount of $0.15. The last two tranches will have warrants attached. As of December 31, 2020, and 2019, $700,000 remained outstanding and accrued interest of $73,889 and $2,722, respectively. Further, as December 31, 2020 and 2019, the Company had unamortized debt issuance costs of $33,854 and $64,000, respectively and an unamortized debt discount on warrants of $330,729, and $621,271, respectively and providing a net balance of $501,989 and $12,007, respectively. The Company also recorded a liability for the fair value of derivative liability in the amount of $25,000 as of December 31, 2020.

F-32

On May 27, 2020, the Company received the second tranche in the amount of $400,000, from the December 17, 2019, securities purchase agreement and convertible note with Auctus. The net amount paid to the Company was $313,000 This second tranche is part of the convertible note issued to Auctus for a total of $2.4 million of which $700,000 has already been provided by Auctus. The notes maturity date is December 17, 2021 and an interest rate of ten percent (10%). The note may not be prepaid in whole or in part except as otherwise explicitly allowed. Any amount of principal or interest on the note which is not paid when due shall bear interest at the rate of the lessor of 24% or the maximum permitted by law (the “default interest”). The variable conversion prices shall equal the lesser of: (i) the lowest trading price on the issue date, and (ii) the variable conversion price. The variable conversion price shall mean 95% multiplied by the market price (the market price means the average of the five lowest trading prices during the period beginning on the issue date and ending on the maturity date), minus $0.04 per share, provided however that in no event shall the variable conversion price be less than $0.15. If an event of default under this note occurs and/or the note is not extinguished in its entirety prior to December 17, 2020 the $0.15 price shall no longer apply. The last tranche of $1.3 million will be received within 60 days of the S-1 registration statement becoming effective. The conversion price of the notes will be at market value with a minimum conversion amount of $0.15. In addition, as part of this transaction the Company was required to pay a 2.0% fee to a registered broker-dealer. As of December 31, 2020, $400,000 remained outstanding and accrued interest of $24,222. Further, as of December 31, 2020, the Company had unamortized debt issuance costs of $47,086, providing a net balance of $352,914.

The total outstanding balance for the first two tranches outstanding as of December 31, 2020, was approximately $1,100,000.

In addition, the Company determined that the conversion option needed to be bifurcated from the debt arrangement and will be valued at fair value each reporting period. The initial value at the date of issuance deemed to be $0 due to the presence of the $0.15 floor price. As of December 31, 2020, the Company calculated an intrinsic value of the bifurcation to be $8,425.

On March 31, 2020, we entered into a securities purchase agreement with Auctus Fund, LLC for the issuance and sale to Auctus of $112,750 in aggregate principal amount of a 12% convertible promissory note. On March 31, 2020, we issued the note to Auctus and issued 250,000 five-year common stock warrants at an exercise price of $0.16. On April 3, 2020, we received net proceeds of $100,000. The note matures on January 26, 2021 and accrues interest at a rate of 12% per year. We may not prepay the note, in whole or in part. After the 90th calendar day after the issuance date, and ending on the later of maturity date and the date of payment of the default amount, Auctus may convert the note, at any time, in whole or in part, provided such conversion does not provide Auctus with more than 4.99% of the outstanding common share stock. The conversion may be made converted into shares of the our common stock, at a conversion price equal to the lesser of: (i) the lowest Trading Price during the twenty-five (25) trading day period on the last trading prior to the issue date and (ii) the variable conversion price (55% multiplied by the market price, market price means the lowest trading price for the common stock during the twenty-five (25) trading day period ending on the latest complete trading day prior to the conversion date. Trading price is the lowest trade price on the trading market as reported. The note includes customary events of default provisions and a default interest rate of 24% per year. As of December 31, 2020, the note outstanding was $112,750, which consisted of unamortized balance of $8,424 of a beneficial conversion feature, unamortized original issue discount of $5,100, unamortized debt issuance costs of $5,517 and interest of $10,260 included in accrued expenses on the accompanying consolidated balance sheet.

F-33

Other Short-Term Convertible Notes Payable

On May 15, 2019, the Company entered into a securities purchase agreement with Eagle Equities, LLC, providing for the purchase by Eagle of a convertible redeemable note in the principal amount of $57,750. The note was fully funded on May 21, 2019, upon which the Company received $45,000 of net proceeds (net of a 10% original issue discount and other expenses). The note bears an interest rate of 8% is due and payable on May 15, 2020. The note may be converted by Eagle at any time after five months from issuance into shares of the Company common stock (as determined in the notes) calculated at the time of conversion. The conversion price of the notes will be equal to 60% of the average of the two lowest closing bid prices of the Company’s common stock shares as reported on OTC Markets exchange, for the 20 prior trading days including the day upon which the Company receives a notice of conversion. The notes may be prepaid in accordance with the terms set forth in the notes. The notes also contain certain representations, warranties, covenants and events of default including if the Company are delinquent in our periodic report filings with the SEC and increases in the amount of the principal and interest rates under the notes in the event of such defaults. In the event of default, at Eagle’s option and in its sole discretion, Eagle may consider the notes immediately due and payable. During 2020, Eagle provided a forbearance to the Company on the default after a payment was made. On May 15, 2019, the Company had recorded a $38,500 beneficial conversion feature, $5,250 original issue discount and $7,500 of debt issuance costs. As of December 31, 2019, the outstanding note was for $25,651, which consisted of unamortized balance of $14,438 of a beneficial conversion feature, unamortized original issue discount of $1,942, unamortized debt issuance costs of $2,774 and interest of $1,166 included in accrued expenses on the accompanying consolidated balance sheet. On May 14, 2020, the outstanding note was paid off.

On May 15, 2019, the Company entered into a securities purchase agreement with Adar Bays, LLC, providing for the purchase by Adar of a convertible redeemable note in the principal amount of $57,750. The note was fully funded on May 21, 2019, upon which the Company received $45,000 of net proceeds (net of a 10% original issue discount and other expenses). The note bears an interest rate of 8% and are due and payable on May 15, 2020. The note may be converted by Adar at any time after five months from issuance into shares of the Company common stock (as determined in the notes) calculated at the time of conversion. The conversion price of the notes will be equal to 60% of the average of the two lowest closing bid prices of the Company’s common stock shares as reported on OTC Markets exchange, for the 20 prior trading days including the day upon which the Company receives a notice of conversion. The notes may be prepaid in accordance with the terms set forth in the notes. The notes also contain certain representations, warranties, covenants and events of default including if the Company are delinquent in our periodic report filings with the SEC and increases in the amount of the principal and interest rates under the notes in the event of such defaults. In the event of default, at Adar’s option and in its sole discretion, Adar may consider the notes immediately due and payable. During 2020, Adar provided a forbearance to the Company on the default after a payment was made. On May 15, 2019, the Company had recorded a $38,500 beneficial conversion feature, $5,250 original issue discount and $7,500 of debt issuance costs. As of December 31, 2019, the note outstanding increased to $84,780 as a default penalty of $27,030 was added to the outstanding balance of the note, which consisted of unamortized balance of $14,438 of a beneficial conversion feature, unamortized original issue discount of $1,942, unamortized debt issuance costs of $2,774 and interest of $3,190 included in accrued expenses on the accompanying consolidated balance sheet. On May 22, 2020, the outstanding note was paid off.

The following table summarizes the Convertible notes payable – short-term:

	December 31, 2020	December 31, 2019
Shenghuo	$-	$513
Auctus	1,213	-
Eagle	-	26
Adar	-	85
Debt discount and issuance costs to be amortized	(262)	(9)
Debt discount related to beneficial conversion	-	(29)
Convertible notes payable – short-term, including related parties	$951	$586

F-34

11. CONVERTIBLE DEBT

Senior Secured Promissory Note

Effective February 12, 2016, the Company entered into a securities purchase agreement with GPB Debt Holdings II LLC (“GPB”) for the issuance of a $1,437,500 senior secured convertible note for an aggregate purchase price of $1,029,000 (representing an original issue discount of $287,500 and debt issuance costs of $121,000). On May 28, 2016, the balance of the note was increased by $87,500 for a total principal balance of $1,525,000. On December 7, 2016, the Company entered into an exchange agreement with GPB and as a result the principal balance increased by a transfer $312,500 (see – “Senior Secured Promissory Note”) for a total principal balance of $1,837,500. In addition, GPB received warrants for 2,246 shares of the Company’s common stock. The Company allocated proceeds totaling $359,555 to the fair value of the warrants at issuance and recorded an additional discount on the debt. The warrant is exercisable at any time, pending availability of sufficient authorized but unissued shares of the Company’s common stock, at an exercise price per share equal to the conversion price of the convertible note, subject to certain customary adjustments and anti-dilution provisions contained in the warrant. The warrant has a five-year term. At December 31, 2019, the common stock purchase warrant exercise price had been adjusted to $0.04 and the number of common stock shares exchangeable for was 35,937,500.

As of December 31, 2020, and as a result of the January 15, 2020 exchange agreement, the common stock purchase warrant exercise price had been adjusted to $0.20 and the number of common stock shares exchangeable for was 7,185,000. This exchange is subject to the Company meeting repayment conditions. Those conditions involved in part the repayment of $450,000, $100,000 and $950,000 for the completion of each Auctus financing tranche. The Company has executed Tranche 1 and 2 and has paid GPB $550,000. On September 2, 2020, the Company made a payment of $50,000, which provided the Company an additional four-month forbearance as well as paying and additional $150,000 to reduce the balance outstanding. On January 8, 2021, the Company made the final payment of $750,000 as required by this exchange agreement with GPB.

The convertible note required monthly interest payments at a rate of 17% per year and was due on February 12, 2018. Subject to resale restrictions and the availability of sufficient authorized but unissued shares of the Company’s common stock, the note is convertible at a conversion price equal to 70% of the average closing price per share for the five trading days prior to issuance. In an event of default, the note will accrue interest at a rate of 22%. Upon the occurrence of an event of default, the holder may require the Company to redeem the convertible note at 120% of the outstanding principal balance, but as of December 31, 2020 and 2019, had not done so. The note is secured by a lien on substantially all of the Company’s assets.

In connection with the transaction, on February 12, 2016, the Company and GPB entered into a four-year consulting agreement, pursuant to which the investor will provide management consulting services to the Company in exchange for a royalty payment, payable quarterly, equal to 3.85% of the Company’s revenues from the sale of products. As of December 31, 2020, and 2019, GPB had earned approximately $35,000 and $31,000 in royalties that are unpaid, respectively. Based on the exchange agreement GPB will no longer earn royalties.

As of December 31, 2020, the balance due on the convertible debt was $1,709,414, consisting of principal of $1,362,384 and a prepayment penalty of $347,030 and compared to December 31, 2019, where the balance due on the convertible debt was $2,177,030 consisting of principal of $1,830,000 and a prepayment penalty of $347,030. Interest accrued on the note total $1,233,637 and $1,175,925 at December 31, 2020 and 2019, respectively, and is included in accrued expenses on the accompanying consolidated balance sheet.

The Company used a placement agent in connection with the transaction. For its services, the placement agent received a cash placement fee equal to 4% of the aggregate gross proceeds from the transaction and a warrant to purchase shares of common stock equal to an aggregate of 6% of the total number of shares underlying the securities sold in the transaction, at an exercise price equal to, and terms otherwise identical to, the warrant issued to the investor. Finally, the Company agreed to reimburse the placement agent for its reasonable out-of-pocket expenses.

Secured Promissory Note

Effective September 10, 2014, the Company sold a secured promissory note to an accredited investor, GHS Investments, LLC (“GHS”), with an initial principal amount of $1,275,000, for a purchase price of $570,000 (less an original issue discount of $560,000 and debt issuance costs of $145,000). The note is secured by the Company’s current and future accounts receivable and inventory and accrued interest at a rate of 18% per year. The note has subsequently been assigned to different credited investors and the terms of the note were amended extend the maturity until August 31, 2016. The balance of this note was reduced by a transfer of $306,863 as part of a debt restructuring that occurred on December 7, 2016 (see – “Senior Secured Promissory Note”). The holder may convert the outstanding balance into shares of common stock at a conversion price per share equal to 75% of the lowest daily volume average price of common stock during the five days prior to conversion. During 2020, GHS converted $50,454 of principal and interest for 175,000 common stock shares. In addition, during 2020, as part of the conversion of the outstanding note, the Company paid $134,133 in cash for principal and interest that remained outstanding. As of December 31, 2020, the note was paid in full. The balance due on the note was $148,223 at December 31, 2019.

F-35

Other Convertible Debt

GHS

Effective May 19, 2017, the Company entered into a securities purchase agreement with GHS for the purchase of a $66,000 convertible promissory note for the purchase of $60,000 in net proceeds (representing a 10% original issue discount of $6,000). The accrued interest rate of 8% per year until it matured in December 31, 2017. Beginning February 2018, the note is convertible, in whole or in part, at the holder’s option, into shares of the Company’s stock at a conversion price equal to 60% of the lowest trading price during the 25 trading days prior to conversion. Upon the occurrence of an event of default, the note will bear interest at a rate of 20% per year and the holder of the note may require the Company to redeem or convert the note at 150% of the outstanding principal balance. GHS converted $12,700 of principal and accrued interest during the year ended December 31, 2019. On December 16, 2020, the Company paid $25,000 on the note balance. At December 31, 2020 and 2019, the balance due on this note was $63,520 and $83,094, respectively including a default penalty of $37,926. Interest accrued on the note totals $17,816, and $16,641 at December 31, 2020 and 2019, and is included in accrued expenses on the accompanying consolidated balance sheet, respectively.

Effective May 17, 2018, the Company entered into a securities purchase agreement with GHS for the purchase of a convertible promissory note with a principal of $9,250 for a purchase price of $7,500 (representing an original issue discount of $750 and debt issuance costs of $1,000). The note accrued interest at a rate of 8% per year until its matured June 17, 2019. Beginning February 2018, the note is convertible, in whole or in part, at the holder’s option, into shares of the Company’s stock at a conversion price equal to 70% of the lowest trading price during the 25 trading days prior to conversion (if the note cannot be converted due to Depository Trust Company freeze then rate decreases to 60%). Upon the occurrence of an event of default, the note will bear interest at a rate of 20% per year and the holder of the note may require the Company to redeem or convert the note at 150% of the outstanding principal balance. At December 31, 2020 and 2019, the balance due on this note was $14,187, including a default penalty of $4,937. Interest accrued on the note totals $5,006 and $3,972 at December 31, 2020 and 2019, respectively, and is included in accrued expenses on the accompanying consolidated balance sheet.

Effective June 22, 2018, the Company entered into a securities purchase agreement with GHS for the purchase of a $68,000 convertible promissory note for a purchase price of $60,000 (representing an original issue discount of $6,000 and debt issuance costs of $2,000). At issuance, the Company recorded a $29,143 beneficial conversion feature, which was fully amortized at December 31, 2019. The accrued interest at a rate of 10% per year until it matured on June 22, 2019. Beginning May 2019, the note is convertible, in whole or in part, at the holder’s option, into shares of the Company’s stock at a conversion price equal to 70% of the lowest trading price during the 25 trading days prior to conversion (if the note cannot be converted due to Depository Trust Company freeze then rate decreases to 60%). Upon the occurrence of an event of default, the note will bear interest at a rate of 20% per year and the holder of the note may require the Company to redeem or convert the note at 150% of the outstanding principal balance. At December 31, 2020 and 2019, the balance due on this note was $103,285, including a default penalty of $35,285. Interest accrued on the note totals $39,644 and $29,287 at December 31, 2020 and 2019, respectively, and is included in accrued expenses on the accompanying consolidated balance sheet.

Auctus

On May 22, 2020, the Company entered into an exchange agreement with Auctus. Based on this agreement the Company exchanged three outstanding notes, in the amounts of $150,000, $89,250, and $65,000 for a total amount $328,422 of debt outstanding, as well as any accrued interest and default penalty, for: $160,000 in cash payments (payable in monthly payments of $20,000), converted a portion of the notes pursuant to original terms of the notes into 500,000 restricted common stock shares (shares were issued on June 3, 2020); and 700,000 warrants issued to purchase common stock shares at a strike price of $0.15. The fair value of the common stock shares was $250,000 (based on a $0.50 fair value for the Company’s stock) and of the warrants to purchase common stock shares was $196,818 (based on a $0.281 black scholes fair valuation). During the year ended December 31, 2020, the Company paid $100,000 to reduce the outstanding balance. As of December 31, 2020, a balance of $40,000 remained to be paid for these exchanged loans.

F-36

Auctus notes exchanged in the May 22, 2020 transaction

Effective March 20, 2018, the Company entered into a securities purchase with Auctus Fund, LLC (“Auctus”) for the issuance of a $150,000 convertible promissory note and warrants exercisable for 4,262 shares of the Company’s common stock. At issuance, the Company recorded a $97,685 beneficial conversion feature, which was fully amortized at December 31, 2018. The warrants are exercisable at any time, at an exercise price equal to $0.04 per share, subject to certain customary adjustments and price-protection provisions contained in the warrant. The warrants have a five-year term. The note accrued interest at a rate of 12% per year until it matured in December 2018. Beginning December 2018, the note is convertible, in whole or in part, at the holder’s option, into shares of the Company’s stock at a conversion price equal to 60% of the lowest trading price during the 20 trading days prior to conversion. Upon the occurrence of an event of default, the note will bear interest at a rate of 24% per year and the holder of the note may require the Company to redeem or convert the note at 150% of the outstanding principal balance. On May 22, 2020, the default penalty and outstanding interest was exchanged as described in the preceding paragraph. At December 31, 2019, the balance due on this total was $192,267, including a default penalty of $70,931, respectively. Interest accrued on the note totals $45,629 at December 31, 2019, and is included in accrued expenses on the accompanying consolidated balance sheet. Auctus converted nil and $14,236 of principal and accrued interested during year ended December 31, 2020 and 2019, respectively. During the year ended December 31, 2020, the Company paid $100,000 to reduce the outstanding balance. As of December 31, 2020, a balance of $40,000 remained to be paid for these exchanged loans.

Effective July 3, 2018, the Company entered into a securities purchase with Auctus for the issuance of a $89,250 convertible promissory note. At issuance, the Company recorded a $59,000 beneficial conversion feature, which was fully amortized at December 31, 2019. The note accrued interest at a rate of 12% per year until it matured in April 2019. Beginning April 2019, the note is convertible, in whole or in part, at the holder’s option, into shares of the Company’s stock at a conversion price equal to 60% of the lowest trading price during the 20 trading days prior to conversion. Upon the occurrence of an event of default, the note will bear interest at a rate of 24% per year and the holder of the note may require the Company to redeem or convert the note at 150% of the outstanding principal balance. At December 31, 2019, the balance due on this total was $90,641, including a default penalty of $56,852. Interest accrued on the note totals $16,436 at December 31, 2019, and is included in accrued expenses on the accompanying consolidated balance sheet. At December 31, 2020, the balance due on this note was nil.

Effective March 29, 2019, the Company entered into a securities purchase with Auctus for the issuance of a $65,000 convertible promissory note. At issuance, the Company recorded a $65,000 beneficial conversion feature, which was fully amortized at December 31, 2019. The note accrued interest at a rate of 12% until it matured in December 2019. Beginning December 2019, the note is convertible, in whole or in part, at the holder’s option, into shares of the Company’s stock at a conversion price equal to 50% of the lowest trading price during the 25 trading days prior to conversion. Upon the occurrence of an event of default, the note will bear interest at a rate of 24% per year and the holder of the note may require the Company to redeem or convert the note at 150% of the outstanding principal balance. At December 31, 2019, the balance due on this total was $106,210, including a default penalty of $41,210. Interest accrued on the note totaled $142 at December 31, 2019 and is included in accrued expenses on the accompanying consolidated balance sheet. At December 31, 2020, the balance due on this note was nil.

The following table summarizes the Convertible notes (including debt in default):

	December 31, 2020		December 31, 2019
GPB	$1,709	$1,709	$2,177	$2,177
GHS	-		149
	64		83
	14		14
	103	181	103	349
Auctus	40		192
	-		91
	-		106
	-	40	-	389
Convertible notes, past due (including debt in default)		$1,930		$2,915

F-37

The convertible notes payable, past due was $1,930,000 at December 31, 2020 and the convertible notes in default was the total balance of $2,915,000 at December 31, 2019.

Troubled Debt Restructuring

The debt restructured for Convertible Debt, which closed on January 15, 2020, the Company restructured several re-payment plans as described above and in addition cancelled warrants and issued new warrants as part of the restructure. The debt exchanged with Auctus of $328,422 for 500,000 common stock shares resulted in a $118,396 loss. This debt restructure met the criteria for troubled debt. The basic criteria are that the borrower is troubled, i.e., they are having financial difficulties, and a concession is granted by the creditor. The troubled debt restructuring for Convertible Debt, would have increased the loss per share calculation from .04 to .05.

12. LONG-TERM DEBT

Long-term Debt – Related Parties

On July 24, 2019, Dr. Faupel and Mr. Cartwright agreed to an addendum to the debt restructuring exchange agreement and to modify the terms of the original exchange agreement. Under this modification Dr. Faupel and Mr. Cartwright agreed to extend the note to be due in full on the third anniversary of that agreement. The modification also included simple interest at a 6% rate, with the principal and accrued interest due in total at the date of maturity or September 4, 2021, the terms are currently being updated and an amended modification is expected to be completed.

During the quarter ended September 30, 2018, the Company entered into an exchange agreement dated July 14, 2018, Dr Faupel, agreed to exchange outstanding amounts due to him for loans, interest, bonus, salary and vacation pay in the amount of $661,000 for a $207,000 promissory note dated September 4, 2018. As a result of the exchange agreement, the Company recorded a gain for extinguishment of debt of $199,000 and a capital contribution of $235,000 during the year ended December 31, 2018. The resulting difference of $20,000 was recorded to accrued interest. In the July 20, 2018 exchange agreement, Dr, Cartwright, agreed to exchange outstanding amounts due to him for loans, interest, bonus, salary and vacation pay in the amount of $1,621,000 for a $319,000 promissory note dated September 4, 2018. As a result of the exchange agreement, the Company recorded a gain for extinguishment of debt of $840,000 and a capital contribution of $432,000 during the year ended December 31, 2018. The resulting difference of $30,000 was recorded to accrued interest and elimination of debt.

Troubled Debt Restructuring

The debt extinguished for Mr. Cartwright and Mr. Faupel meet the criteria for troubled debt. The basic criteria are that the borrower is troubled, i.e., they are having financial difficulties, and a concession is granted by the creditor. Due to the Company being in default on several of its loans the debt is considered troubled debt. The troubled debt restructuring for Long-term Debt – Related Parties, had an immaterial effect on the Company’s basic or diluted earnings per share calculation for December 31, 2020 and 2019 as the gain was recorded in 2018.

F-38

The table below summarizes the detail of the exchange agreement:

For Dr. Faupel:

Salary	$134
Bonus	20
Vacation	95
Interest on compensation	67
Loans to Company	196
Interest on loans	149
Total outstanding prior to exchange	$661
Amount forgiven during the quarter ended September 30, 2018	(454)
Promissory note dated September 4, 2018	$207
Interest accrued through December 31, 2019	17
Balance outstanding at December 31, 2019	$224
Interest accrued through December 31, 2020	12
Balance outstanding at December 31, 2020	$236
For Dr. Cartwright:
Salary	$337
Bonus	675
Interest on compensation	59
Loans to Company	528
Interest on loans	22
Total outstanding prior to exchange	$1,621
Amount forgiven during the quarter ended September 30, 2018	(1,302)
Promissory note dated September 4, 2018	$319
Interest accrued through December 31, 2019	26
Balance outstanding at December 31, 2019	$345
Interest accrued through December 31, 2020	19
Balance outstanding at December 31, 2020	$364

On February 19, 2021, the Company entered into a new promissory note replacing the original note from September 4, 2018, with Mark Faupel and Gene Cartwright. For Dr. Cartwright the principal amount on the new note was $267,085, matures on February 18, 2023, and will accrue interest at a rate of 6%. For Dr. Faupel the principal amount on the new note was $153,178, matures on February 18, 2023, and will accrue interest at a rate of 6%.

On February 19, 2021, the Company exchanged $100,000 and $85,000 of long-term debt for Dr. Cartwright and Dr. Faupel in exchange for 100 and 85 shares of Series F Preferred Stock, respectively.

Future debt obligations at December 31, 2020 for Long-term Debt – Related Parties are as follows (in thousands):

Year	Amount
2021	$-
2022	200
2023	215
Totals	$415

Long-term debt

On May 4, 2020, the Company received a loan from the Small Business Administration (SBA) pursuant to the Paycheck Protection Program (PPP) as part of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) in the amount of $50,184. The loan bears interest at a rate of 1.00%, and matures in 24 months, with the principal and interest payments being deferred until the date of forgiveness with interest accruing, then converting to monthly principal and interest payments, at the interest rate provided herein, for the remaining eighteen (18) months. Lender will apply each payment first to pay interest accrued to the day Lender received the payment, then to bring principal current, and will apply any remaining balance to reduce principal. Payments must be made on the same day as the date of this Note in the months they are due. Lender shall adjust payments at least annually as needed to amortize principal over the remaining term of the Note. Under the provisions of the PPP, the loan amounts will be forgiven as long as: the loan proceeds are used to cover payroll costs, and most mortgage interest, rent, and utility costs over a 24 week period after the loan is made; and employee and compensation levels are maintained. In addition, payroll costs are capped at $100,000 on an annualized basis for each employee. Not more than 40% of the forgiven amount may be for non-payroll costs. As of December 31, 2020, the outstanding balance was $50,477 including $293 in accrued interest. The Company has applied to have the loan forgiven.

F-39

13. INCOME (LOSS) PER COMMON SHARE

Basic net income (loss) per share attributable to common stockholders, amounts are computed by dividing the net income (loss) plus preferred stock dividends and deemed dividends on preferred stock by the weighted average number of shares outstanding during the year.

Diluted net income (loss) per share attributable to common stockholders amounts are computed by dividing the net income (loss) plus preferred stock dividends, deemed dividends on preferred stock, after-tax interest on convertible debt and convertible dividends by the weighted average number of shares outstanding during the year, plus Series C, Series D and Series E convertible preferred stock, convertible debt, convertible preferred dividends and warrants convertible into common stock shares.

The following table sets forth pertinent data relating to the computation of basic and diluted net loss per share attributable to common shareholders.

In thousands	December 31,
	2020	2019

Net loss	$(401)	$(1,921)
Basic weighted average number of shares outstanding	10,767	3,302
Net income (loss) per share (basic)	$(0.04)	$(0.58)
Diluted weighted average number of shares outstanding	80,545	3,302
Net income (loss) per share (diluted)	$(0.04)	$(0.58)

Dilutive equity instruments (number of equivalent units):
Stock options	-	-
Preferred stock	-	-
Convertible debt	62,095	39,636
Warrants	7,683	30,208
Total Dilutive instruments	69,778	73,144

For period of net loss, basic and diluted earnings per share are the same as the assumed exercise of warrants and the conversion of convertible debt are anit-dilutive.

14. SUBSEQUENT EVENTS

GPB

On January 8, 2021, the Company made the final payment of $750,000 out of the total $1,500,000 as required by this exchange agreement with GPB Debt Holdings II LLC (“GPB”). Based on this final payment, the Company agreed to issue 2,236 shares of Series F Preferred Stock in accordance with the terms of the agreement (see footnote 11: Convertible Debt).

GHS

On January 29, 2021, the Company paid GHS $40,000 per the agreement to reduce the outstanding debt.

F-40

Series F Convertible Preferred Stock

During January and February 2021, the Company entered into a Purchase Agreement with the Series F Investors (the “Series F Purchase Agreement”). In total, for $1,944,000 the Company agreed to issue 1,944 shares of Series F Preferred Stock. Each Series F Preferred Stock is convertible into 4,000 shares of common stock. The Series F Preferred Stock will have cumulative dividends at the rate per share of 6% per annum. The Stated Value and liquidation preference on the Series F Preferred Stock is $1,944. The Company does not have the authorized shares of Series F Preferred Stock necessary at this time. To increase the authorized shares of Series F Preferred Stock, the Company needs approval from both the Company’s shareholders and Series F Preferred Stock shareholders. The Company intends to seek both.

On February 19, 2021, the Company exchanged $100,000 and $85,000 of long-term debt for Dr. Cartwright and Dr. Faupel in exchange for 100 and 85 shares of Series F Preferred Stock, respectively.

Each share of Series F Preferred is convertible, at any time for a period of 5 years after issuance, into that number of shares of Common Stock, determined by dividing the Stated Value by $0.25, subject to certain adjustments set forth in the Series F Certificate of Designation (the “Series F Conversion Price”). The conversion of Series F Preferred is subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% at the election of the holder of the Series F Preferred. If the average of the VWAPs (as defined in the Series F Certificate of Designation) for any consecutive 5 trading day period (“Measurement Period”) exceeds 200% of the then Series F Conversion Price and the average daily trading volume of the Common Stock on the primary trading market exceeds 1,000 shares per trading day during the Measurement Period (subject to adjustments), the Company may redeem the then outstanding Series F Preferred, for cash in an amount equal to aggregate Stated Value then outstanding plus accrued but unpaid dividends.

Powerup (Series G Callable Preferred Stock)

During January 2021, the Company finalized an investment by Power Up Lending Group Ltd. Power Up invested $78,500, net to the Company is $75,000, for 91,000 shares of Series G Preferred Stock with additional tranches of financing up to $925,000 in the aggregate over the terms of the Series G Preferred Stock. Series G will be non-voting on any matters requiring shareholder vote. The Series G Preferred Stock will have cumulative dividends at the rate per share of 8% per annum. At any time during the period indicated below, after the date of the issuance of shares of Series G Preferred Stock, the Company will have the right, at the Company’s option, to redeem all of the shares of Series G Preferred Stock by paying an amount equal to: (i) the number of shares of Series G Preferred Stock multiplied by the Stated Value (including accrued dividends); (ii) multiplied by the corresponding percentage as follows: Day 1-60, 105%; Day 61-90, 110%; Day 91-120, 115%; and Day 121-180, 122%. After the expiration of the 180 days following the issuance date, except for mandatory redemption, the Company shall have no right to redeem the Series G Preferred Stock. Mandatory redemption occurs within 24 months. In addition, if the Company does not redeem the Series G Preferred Stock then Power Up will have the option to convert to common stock shares. The variable conversion price will be the value equal to a discount of 19% off of the trading price; which is calculated as the average of the three lowest closing bid prices over the last fifteen trading days. The conversion of Series G Preferred is subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% at the election of the holder of the Series G Preferred.

During February 2021, the Company finalized an investment by Power Up Lending Group Ltd. Power Up invested $53,500, net to the Company is $50,000, for 62,000 shares of Series G Preferred Stock with additional tranches of financing up to $925,000 in the aggregate over the terms of the Series G Preferred Stock. Series G will be non-voting on any matters requiring shareholder vote. The Series G Preferred Stock will have cumulative dividends at the rate per share of 8% per annum. At any time during the period indicated below, after the date of the issuance of shares of Series G Preferred Stock, the Company will have the right, at the Company’s option, to redeem all of the shares of Series G Preferred Stock by paying an amount equal to: (i) the number of shares of Series G Preferred Stock multiplied by the Stated Value (including accrued dividends); (ii) multiplied by the corresponding percentage as follows: Day 1-60, 105%; Day 61-90, 110%; Day 91-120, 115%; and Day 121-180, 122%. After the expiration of the 180 days following the issuance date, except for mandatory redemption, the Company shall have no right to redeem the Series G Preferred Stock. Mandatory redemption occurs within 24 months. In addition, if the Company does not redeem the Series G Preferred Stock then Power Up will have the option to convert to common stock shares. The variable conversion price will be the value equal to a discount of 19% off of the trading price; which is calculated as the average of the three lowest closing bid prices over the last fifteen trading days. The conversion of Series G Preferred is subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% at the election of the holder of the Series G Preferred.

F-41

Other matters

On February 19, 2021, the Company entered into a new promissory note replacing the original note from September 4, 2018, with Mark Faupel and Gene Cartwright. For Dr. Cartwright the principal amount on the new note was $267,085, matures on February 18, 2023, and will accrue interest at a rate of 6%. For Dr. Faupel the principal amount on the new note was $153,178, matures on February 18, 2023, and will accrue interest at a rate of 6%.

On February 22, 2021, the Company based on a past agreement with Mr. Blumberg, was required to issuance 1,250,000 2-year warrants with an exercise price of $0.25, when the 30-day vwap reached $0.50.

On March 2, 2021, the Company agreed to pay a fee to Aspen Capital Corporation for investor relations. Aspen would receive a fee of $49,000, payable in cash of $24,500 and 98,000 common stock shares. In addition, they would receive 196,000 three year warrants to purchase common stock shares at an exercise price of $0.25 and expiring on March 4, 2024.

On March 10, 2021, the Company entered into a consulting agreement with Richard Blumberg. The consulting agreement requires Mr. Blumberg to provide $350,000 to the Company and additional consulting services in exchange for the following: (1) 900,000 3-year warrants with an exercise price of $0.30 and 400,000 common stock shares; (2) 900,000 3-year warrants with an exercise price of $0.40 and 400,000 common stock shares; (3) 900,000 3-year warrants with an exercise price of $0.50 and 400,000 common stock shares; and (4) 900,000 3-year warrants with an exercise price of $0.60 and 400,000 common stock shares. Based on this agreement the Company will record compensation expense of $3,144,400. In addition, $88,000 in accrued consulting fees for Mr. Blumberg will be converted into 88 series F Preferred Stock shares.

On March 22, 2021, the Company entered into an exchange agreement with Richard Fowler. As of December 31, 2020, the Company owed Mr. Fowler $546,214 ($412,624 in deferred salary and $133,590 in accrued interest). The Company will exchange the amount owed of $546,214 for 20 Series F Preferred Shares (convertible into 200,000 common stock shares), a $150,000 unsecured note and Mr. Fowler will remain on our health insurance plan. The unsecured note of $150,000 will have a four year term, with monthly payments scheduled to begin on March 15, 2022, and then monthly on the 15th thereafter, in the amount of $3,600 and accruing interest at a rate of 6%. The unsecured note will be in default on the 20th of the month. The amount forgiven by Mr. Fowler was $346,214. In addition, the Company will reimburse Mr. Fowler for $4,325 of accrued expenses. The Company will also begin repaying two outstanding notes totaling $45,118 in principal and interest on April 15, 2021. The notes will be combined into one note with a payment of $3,850 per month and have an interest rate of 6%, if the notes go into default the interest will be 18%.

F-42

GUIDED THERAPEUTICS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS (unaudited, in thousands)

	June 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$922	$182
Accounts receivable, net of allowance for doubtful accounts of $126 at June 30, 2021 and December 31, 2020	26	24
Inventory, net of reserves of $758 at June 30, 2021 and December 31, 2020	631	605
Other current assets	61	85
Total current assets	1,640	896
NONCURRENT ASSETS:
Property and equipment, net	7	1
Lease asset-right, net of amortization	403	453
Other assets	17	-
Total noncurrent assets	427	454
TOTAL ASSETS	2,067	1,350

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Current portion of long-term debt	24	28
Notes payable in default, related parties	-	1
Notes payable in default	308	328
Short-term notes payable	-	45
Short-term notes payable, related parties, past due	65	51
Convertible notes in default	169	-
Convertible notes payable, past due	-	1,930
Short-term convertible notes payable	720	951
Accounts payable	2,383	2,419
Accounts payable, related parties	97	116
Accrued liabilities	1,731	2,995
Mandatorily redeemable Series G convertible preferred stock	50	-
Current portion of lease liability	62	56
Deferred revenue	62	42
Total current liabilities	5,671	8,962
LONG-TERM LIABILITIES:
Warrants, at fair value	-	2,203
Lease liability	357	392
Derivative liability	29	25
Long-term convertible debt	755	23
Long-term debt-related parties	579	600
Total long-term liabilities	1,720	3,243
TOTAL LIABILITIES	7,391	12,205

COMMITMENTS & CONTINGENCIES (Note 7)

The accompanying notes are an integral part of these consolidated statements.

F-43

STOCKHOLDERS’ DEFICIT:
Series C convertible preferred stock, $.001 par value; 9.0 shares authorized, 0.3 shares issued and outstanding as of June 30, 2021 and December 31, 2020. (Liquidation preference of $286 at June 30, 2021 and December 31, 2020).	105	105
Series C1 convertible preferred stock, $.001 par value; 20.3 shares authorized, 1.0 shares issued and outstanding as of June 30, 2021 and December 31, 2020. (Liquidation preference of $1,049 at June 30, 2021 and December 31, 2020).	170	170
Series C2 convertible preferred stock, $.001 par value; 5,000 shares authorized, 3.3 shares issued and outstanding as of June 30, 2021 and December 31, 2020. (Liquidation preference of $3,263 at June 30, 2021 and December 31, 2020).	531	531
Series D convertible preferred stock, $.001 par value; 6.0 shares authorized, 0.8 shares issued and outstanding as of June 30, 2021 and December 31, 2020. (Liquidation preference of $763 at June 30, 2021 and December 31, 2020).	276	276
Series E convertible preferred stock, $.001 par value; 5.0 shares authorized, 1.7 shares issued and outstanding as of June 30, 2021 and December 31, 2020. (Liquidation preference of $1,736 at June 30, 2021 and December 31, 2020).	1,639	1,639
Series F convertible preferred stock, $.001 par value; 1.5 shares authorized, 1.4 and nil shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively. (Liquidation preference of $1,421 and nil at June 30, 2021 and December 31, 2020), respectively.	1,195	-
Series F-2 convertible preferred stock, $.001 par value; 5.0 shares authorized, 3.3 and nil shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively. (Liquidation preference of $3,339 and nil at June 30, 2021 and December 31, 2020), respectively.	2,963	-
Series G convertible preferred stock, $.001 par value; 1,000 shares authorized, 62 and nil shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively. (Liquidation preference of $62 and nil at June 30, 2021 and December 31, 2020), respectively.	-	-
Common stock, $.001 par value; 3,000,000 shares authorized, 13,297 and 13,138 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	3,403	3,403
Additional paid-in capital	126,353	123,109
Treasury stock, at cost	(132)	(132)
Accumulated deficit	(141,827)	(139,956)
TOTAL STOCKHOLDERS’ DEFICIT	(5,324)	(10,855)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	2,067	1,350

The accompanying notes are an integral part of these consolidated statements.

F-44

GUIDED THERAPEUTICS INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in Thousands, except per share data)

	FOR THE THREE MONTHS ENDED JUNE 30,		FOR THE SIX MONTHS ENDED JUNE 30,
	2021	2020	2021	2020
REVENUE:
Sales – devices and disposables	$2	$-	$2	$-
Cost of goods sold	-	6	-	6
Gross profit (loss)	2	(6)	2	(6))

OPERATING EXPENSES:
Research and development	20	55	36	80
Sales and marketing	30	37	66	71
General and administrative	513	271	1,340	453
Total operating expenses	563	363	1,442	604

Operating loss	(561)	(369)	(1,440)	(610)

OTHER INCOME (EXPENSES):
Other income	27	50	27	51
Interest expense	(315)	(308)	(456)	(594)
Change in fair value of derivative liability	-	-	(88)	-
Loss from extinguishment of debt	(185)	(343)	(185)	(316)
Change in fair value of warrants	-	(5,779)	448	(2,551)
Total other income (expenses)	(473)	(6,380)	(254)	(3,410)

LOSS BEFORE INCOME TAXES	(1,034)	(6,749)	(1,694)	(4,020)

PROVISION FOR INCOME TAXES	-	-	-	-

NET LOSS	(1,034)	(6,749)	(1,694)	(4,020)
PREFERRED STOCK DIVIDENDS	(125)	(17)	(177)	(29)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,159)	$(6,766)	$(1,871)	$(4,049)

NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
BASIC	$(0.09)	$(0.57)	$(0.14)	$(0.48)
DILUTED	$(0.09)	$(0.57)	$(0.14)	$(0.48)

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	13,280	11,913	13,226	8,463
DILUTED	13,280	11,913	13,226	8,463

F-45

GUIDED THERAPEUTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE SIX MONTHS ENDED JUNE 30, 2021 and 2020 (In Thousands)

	Preferred Stock Series C		Preferred Stock Series C1		Preferred Stock Series C2		Preferred Stock Series D		Preferred Stock Series E		Preferred Stock Series F
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
BALANCE, December 31, 2019	-	$105	1	$170	3	$531	-	$-	-	$-	-	$-
Issuance of preferred stock in financing	-	-	-	-	-	-	1	276	1	853	-	-
Conversion of debt into common stock	-	-	-	-	-	-	-	-	-	-	-	-
Issuance of common stock in financing	-	-	-	-	-	-	-	-	-	-	-	-
Issuance of warrants in financing	-	-	-	-	-	-	-	-	-	-	-	-
Issuance of common stock for manufacturing agreements	-	-	-	-	-	-	-	-	-	-	-	-
Accrued preferred dividends	-	-	-	-	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-	-	-	-	-
BALANCE, June 30, 2020	-	$105	1	$170	3	$531	1	$276	1	$853	-	$-

BALANCE, December 31, 2020	-	$105	1	$170	3	$531	1	$276	2	$1,639	-	$-
Series D preferred offering	-	-	-	-	-	-	-	-	-	-	-	-
Series E preferred offering	-	-	-	-	-	-	-	-	-	-	-	-
Series F preferred offering	-	-	-	-	-	-	-	-	-	-	1	1,195
Series F-2 preferred offering	-	-	-	-	-	-	-	-	-	-	-	-
Conversion of debt and expenses for Series F-2 preferred stock	-	-	-	-	-	-	-	-	-	-	-	-
Issuance of warrants to finders	-	-	-	-	-	-	-	-	-	-	-	-
Series G preferred offering	-	-	-	-	-	-	-	-	-	-	-	-
Series G redemption	-	-	-	-	-	-	-	-	-	-	-	-
Issuance of common stock for payment of Series D preferred dividends	-	-	-	-	-	-	-	-	-	-	-	-
Issuance of warrants to consultants	-	-	-	-	-	-	-	-	-	-	-	-
Conversion of warrants from liability to equity	-	-	-	-	-	-	-	-	-	-	-	-
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	-	-
Accrued preferred dividends	-	-	-	-	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-	-	-	-	-
BALANCE, June 30, 2021	-	$105	1	$170	3	$531	1	$276	2	$1,639	1	$1,195

The accompanying notes are an integral part of these consolidated statements.

F-46

GUIDED THERAPEUTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE SIX MONTHS ENDED JUNE 30, 2021 and 2020 (In Thousands)

	Preferred Stock Series F-2		Preferred Stock Series G		Common Stock		Additional Paid-In	Treasury	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Deficit	Total
BALANCE, December 31, 2019	-	$-	-	$-	3,319	$3,394	$118,552	$(132)	$(139,555)	$(16,935)
Issuance of preferred stock in financing	-	-	-	-	-	-	487	-	-	1,616
Conversion of debt into common stock	-	-	-	-	7,957	8	2,692	-	-	2,700
Issuance of common stock in financing	-	-	-	-	1,476	1	177	-	-	178
Issuance of warrants in financing	-	-	-	-	-	-	67	-	-	67
Issuance of common stock for manufacturing agreements	-	-	-	-	13	-	-	-	-	-
Accrued preferred dividends	-	-	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-	(4,049)	(4,049)
BALANCE, June 30, 2020	-	$-	-	$-	12,765	$3,403	$121,975	$(132)	$(143,604)	$(16,423)

BALANCE, December 31, 2020	-	$-	-	$-	13,138	$3,403	$123,109	$(132)	$(139,956)	$(10,855)
Series D preferred offering	-	-	-	-	-	-	-	-	-	-
Series E preferred offering	-	-	-	-	-	-	-	-	-	-
Series F preferred offering	-	-	-	-	-	-	-	-	-	1,195
Series F-2 preferred offering	1	404	-	-	-	-	-	-	-	404
Conversion of debt and expenses for Series F-2 preferred stock	2	2,559	-	-	-	-	-	-	-	2,559
Issuance of common stock to finders	-	-	-	-	98	-	54	-	-	54
Series G preferred offering	-	-	153	-	-	-	-	-	-	-
Series G redemption	-	-	(91)	-	-	-	-	-	-	-
Issuance of common stock for payment of Series D preferred dividends	-	-	-	-	61	-	28	-	-	28
Issuance of warrants to consultants	-	-	-	-	-	-	1,285	-	-	1,285
Conversion of warrants from liability to equity	-	-	-	-	-	-	1,755	-	-	1,755
Stock-based compensation	-	-	-	-	-	-	122	-	-	122
Accrued preferred dividends	-	-	-	-	-	-	-	-	(177)	(177)
Net loss	-	-	-	-	-	-	-	-	(1,694)	(1,694)
BALANCE, June 30, 2021	3	$2,963	62	$-	13,297	$3,403	$126,353	$(132)	$(141,827)	$(5,324)

The accompanying notes are an integral part of these consolidated financial statements.

F-47

GUIDED THERAPEUTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE THREE MONTHS ENDED JUNE 30, 2021 and 2020 (In Thousands)

	Preferred Stock Series C		Preferred Stock Series C1		Preferred Stock Series C2		Preferred Stock Series D		Preferred Stock Series E		Preferred Stock Series F
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
BALANCE, March 31, 2020	-	$105	1	$170	3	$531	1	$268	-	$-	-	$-
Issuance of preferred stock in financing	-	-	-	-	-	-	-	8	1	853	-	-
Conversion of debt into common stock	-	-	-	-	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-	-	-	-	-
BALANCE, June 30, 2020	-	$105	1	$170	3	$531	1	$276	1	$853	-	$-

BALANCE, March 31, 2021	-	$105	1	$170	3	$531	1	$276	2	$1,639	1	$1,195
Series D preferred offering	-	-	-	-	-	-	-	-	-	-	-	-
Series E preferred offering	-	-	-	-	-	-	-	-	-	-	-	-
Series F-2 preferred offering	-	-	-	-	-	-	-	-	-	-	-	-
Conversion of debt and expenses for Series F-2 preferred stock	-	-	-	-	-	-	-	-	-	-	-	-
Issuance of warrants to finders	-	-	-	-	-	-	-	-	-	-	-	-
Series G preferred offering	-	-	-	-	-	-	-	-	-	-	-	-
Series G redemption	-	-	-	-	-	-	-	-	-	-	-	-
Issuance of common stock for payment of Series D preferred dividends	-	-	-	-	-	-	-	-	-	-	-	-
Issuance of warrants to consultants	-	-	-	-	-	-	-	-	-	-	-	-
Conversion of warrants from liability to equity	-	-	-	-	-	-	-	-	-	-	-	-
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	-	-
Accrued preferred dividends	-	-	-	-	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-	-	-	-	-
BALANCE, June 30, 2021	-	$105	1	$170	3	$531	1	$276	2	$1,639	1	$1.209

The accompanying notes are an integral part of these consolidated statements.

F-48

GUIDED THERAPEUTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE THREE MONTHS ENDED JUNE 30, 2021 and 2020 (In Thousands)

	Preferred Stock Series F-2		Preferred Stock Series G		Common Stock		Additional Paid-In	Treasury	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Deficit	Total
BALANCE, March 31, 2020	-	$-	-	$-	11,765	$3,402	$121,150	$(132)	$(136,839)	$(11,345)
Issuance of preferred stock in financing	-	-	-	-	-	-	487	-	-	1,062
Conversion of debt into common stock	-	-	-	-	1,000	1	624	-	-	625
Net loss	-	-	-	-	-	-	-	-	(6,765)	(6,765)
BALANCE, June 30, 2020	-	$-	-	$-	12,765	$3,403	$121,975	$(132)	$(143,604)	$(16,423)

BALANCE, March 31, 2021	-	$-	-	$-	13,180	$3,403	$125,489	$(132)	$(140,668)	$(7,992)
Series D preferred offering	-	-	-	-	-	-	-	-	-	-
Series E preferred offering	-	-	-	-	-	-	-	-	-	-
Series F-2 preferred offering	-	404	-	-	-	-	-	-	-	404

Conversion of debt and expenses for Series F-2 preferred stock	3	2,559	-	-	-	-	-	-	-	2,559
Issuance of common stock to finders	-	-	-	-	98	-	54	-	-	54
Series G preferred offering	-	-	-	-	-	-	-	-	-	-
Series G redemption	-	-	(91)	-	-	-	-	-	-	-
Issuance of common stock for payment of Series D preferred dividends	-	-	-	-	19	-	14	-	-	14
Issuance of warrants to consultants	-	-	-	-	-	-	736	-	-	736
Conversion of warrants from liability to equity	-	-	-	-	-	-	-	-	-	-
Stock-based compensation	-	-	-	-	-	-	60	-	-	60
Accrued preferred dividends	-	-	-	-	-	-	-	-	(125)	(125)
Net loss	-	-	-	-	-	-	-	-	(1,034)	(1,034)
BALANCE, June 30, 2021	3	$2,963	62	$-	13,297	$3,403	$126,353	$(132)	$(141,827)	$(5,324)

The accompanying notes are an integral part of these consolidated financial statements

F-49

GUIDED THERAPEUTICS INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)
	FOR THE SIX MONTHS ENDED JUNE 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,694)	$(4,020)
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Bad debt expense	-	13
Amortization of debt issuance costs and discounts	236	194
Amortization of beneficial conversion feature	8	53
Stock-based compensation	122	-
Change in fair value of warrants	(448)	2,551
Warrants issued for consulting services	477	-
Loss from extinguishment of debt	185	316
Change in fair value of derivative liability	88	-
Changes in operating assets and liabilities:
Accounts receivable	(2)	-
Inventory	(26)	(3)
Other current assets	24	29
Other assets	(17)	18
Accounts payable	(55)	19
Deferred revenue	20	-
Accrued liabilities	70	(108)
Total adjustments	682	3,082
Net cash used in operating activities	(1,012)	(938)
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to fixed assets	(5)	(1)
Net cash used in investing activities	(5)	-
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt financing, net of discounts and debt issuance costs	1,044	519
Proceeds from issuance of Series E Preferred Stock	-	853
Proceeds from Series F offering, net of costs	1,436	-
Proceeds from Series F-2 offering, net of costs	539	-
Proceeds from Series G offering, net of costs	125	-
Note payable default penalty	56	-
Redemption of Series G Preferred Stock	(75)	-
Payments on notes and loans payable	(1,368)	(697)
Proceeds from the issuance of common stock	-	128
Net cash provided by financing activities	1,757	803
NET CHANGE IN CASH AND CASH EQUIVALENTS	740	(136)
CASH AND CASH EQUIVALENTS, beginning of year	182	899
CASH AND CASH EQUIVALENTS, end of period	$922	$763
SUPPLEMENTAL SCHEDULE OF:
Cash paid for:
Interest	$541	$209
NONCASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock as debt repayment	$-	$2,529
Issuance of Series F-2 preferred stock	$2,559	$-
Issuance of warrants to finders in connection with Series F and Series F-2 preferred stock	$377	$-
Dividends on preferred stock	$177	$29
Subscription receivable	$-	$635
Settlement of dividends through common stock issuance	$31	$-
Settlement of accounts payable through common stock issuance	$24	$-
Warrants exchanged for fixed price warrants	$1,755	$67

The accompanying notes are an integral part of these consolidated financial statements.

F-50

GUIDED THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. ORGANIZATION, BACKGROUND, AND BASIS OF PRESENTATION

Guided Therapeutics, Inc. (formerly SpectRx, Inc.), together with its wholly owned subsidiary, InterScan, Inc. (formerly Guided Therapeutics, Inc.), collectively referred to herein as the “Company”, is a medical technology company focused on developing innovative medical devices that have the potential to improve healthcare. The Company’s primary focus is the continued commercialization of its LuViva non-invasive cervical cancer detection device and extension of its cancer detection technology into other cancers, including esophageal. The Company’s technology, including products in research and development, primarily relates to biophotonics technology for the non-invasive detection of cancers.

Basis of Presentation

All information and footnote disclosures included in the consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The accompanying unaudited consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. Therefore, these financial statements should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the Securities and Exchange Commission (“SEC”) pursuant to Section 13 or 15(d) under the Securities Exchange Act of 1934. In the opinion of management, all adjustments (consisting of normal recurring accruals and other items) considered necessary for a fair presentation have been included.

The Company’s prospects must be considered in light of the substantial risks, expenses and difficulties encountered by entrants into the medical device industry. This industry is characterized by an increasing number of participants, intense competition and a high failure rate. The Company has experienced net losses since its inception and, as of June 30, 2021, it had an accumulated deficit of approximately $141.8 million. To date, the Company has engaged primarily in research and development efforts and the early stages of marketing its products. The Company may not be successful in growing sales for its products. Moreover, required regulatory clearances or approvals may not be obtained in a timely manner, or at all. The Company’s products may not ever gain market acceptance and the Company may not ever generate significant revenues or achieve profitability. The development and commercialization of the Company’s products requires substantial development, regulatory, sales and marketing, manufacturing and other expenditures. The Company expects operating losses to continue for the foreseeable future as it continues to expend substantial resources to complete development of its products, obtain regulatory clearances or approvals, build its marketing, sales, manufacturing and finance capabilities, and conduct further research and development.

Going Concern

The Company’s consolidated financial statements have been prepared and presented on a basis assuming it will continue as a going concern. The factors below raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary from the outcome of this uncertainty.

F-51

At June 30, 2021, the Company had a negative working capital of approximately $4.0 million, accumulated deficit of $141.8 million, and incurred a net loss including preferred dividends of $1.9 million for the six months then ended. Stockholders’ deficit totaled approximately $5.3 million at June 30, 2021, primarily due to recurring net losses from operations.

During 2021, the Company did raise $2.1 million as part of the Series F, Series F-2 and G preferred stock capital raise and $1.1 million for 10% convertible debentures. The Company will need to continue to raise capital in order to provide funding for its operations and FDA approval process. If sufficient capital cannot be raised during 2021, the Company will continue its plans of curtailing operations by reducing discretionary spending and staffing levels and attempting to operate by only pursuing activities for which it has external financial support. However, there can be no assurance that such external financial support will be sufficient to maintain even limited operations or that the Company will be able to raise additional funds on acceptable terms, or at all. In such a case, the Company might be required to enter into unfavorable agreements or, if that is not possible, be unable to continue operations, and to the extent practicable, liquidate and/or file for bankruptcy protection.

The Company had warrants exercisable for approximately 30.1 million shares of its common stock outstanding at June 30, 2021, with exercise prices ranging between $0.15 and $0.80 per share. Exercises of in the money warrants would generate a total of approximately $5.7 million in cash, assuming full exercise, although the Company cannot be assured that holders will exercise any warrants. Management may obtain additional funds through the public or private sale of debt or equity, and grants, if available.

2. SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant areas where estimates are used include the allowance for doubtful accounts, inventory valuation and input variables for Black-Scholes, Monte Carlo simulations and binomial calculations. The Company uses the Monte Carlo simulations and binomial calculations in the calculation of the fair value of the warrant liabilities and the valuation of embedded conversion options and freestanding warrants.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Guided Therapeutics, Inc. and its wholly owned subsidiary. All intercompany transactions are eliminated.

Accounting Standard Updates

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740)”. The amendments in this ASU simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740 and by clarifying and amending other areas of Topic 740. The amendments in this ASU are effective for annual and interim periods beginning after December 15, 2020. We adopted this ASU on January 1, 2021 with no material impact on our consolidated financial statements.

F-52

In August 2020, the FASB issued ASU No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts in an entity’s own equity. Among other changes, ASU 2020-06 removes from U.S. GAAP the liability and equity separation model for convertible instruments with a cash conversion feature, and as a result, after adoption, entities will no longer separately present in equity an embedded conversion feature for such debt. Similarly, the embedded conversion feature will no longer be amortized into income as interest expense over the life of the instrument. Instead, entities will account for a convertible debt instrument wholly as debt unless (1) a convertible instrument contains features that require bifurcation as a derivative under ASC Topic 815, Derivatives and Hedging, or (2) a convertible debt instrument was issued at a substantial premium. Among other potential impacts, this change is expected to reduce reported interest expense, increase reported net income, and result in a reclassification of certain conversion feature balance sheet amounts from stockholders’ equity to liabilities as it relates to the Company’s convertible senior notes. Additionally, ASU 2020-06 requires the application of the if-converted method to calculate the impact of convertible instruments on diluted earnings per share (EPS), which is consistent with the Company’s accounting treatment under the current standard. ASU 2020-06 is effective for fiscal years beginning after December 15, 2021, with early adoption permitted for fiscal years beginning after December 15, 2020, and can be adopted on either a fully retrospective or modified retrospective basis. The Company has early adopted ASU No. 2020-06 under a modified retrospective basis on January 1, 2021. The result of the early adoption would have been a change to retained earnings of $102,000 for the year ended December 31, 2020.

Except as noted above, the guidance issued by the FASB during the current year is not expected to have a material effect on the Company’s consolidated financial statements.

A variety of proposed or otherwise potential accounting standards are currently under consideration by standard-setting organizations and certain regulatory agencies. Because of the tentative and preliminary nature of such proposed standards, management has not yet determined the effect, if any that the implementation of such proposed standards would have on the Company’s consolidated financial statements.

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be a cash equivalent.

Accounts Receivable

The Company performs periodic credit evaluations of its distributors’ financial conditions and generally does not require collateral. The Company reviews all outstanding accounts receivable for collectability on a quarterly basis. An allowance for doubtful accounts is recorded for any amounts deemed uncollectable. Uncollectibility, is determined based on the determination that a distributor will not be able to make payment and the time frame has exceeded one year. The Company does not accrue interest receivables on past due accounts receivable.

Concentrations of Credit Risk

The Company, from time to time during the years covered by these consolidated financial statements, may have bank balances in excess of its insured limits. Management has deemed this a normal business risk.

Inventory Valuation

All inventories are stated at lower of cost or net realizable value, with cost determined substantially on a “first-in, first-out” basis. Selling, general, and administrative expenses are not inventoried, but are charged to expense when incurred. At June 30, 2021 and December 31, 2020, our inventories were as follows (in thousands):

	June 30,	December 31,
	2021	2020
Raw materials	$1,286	$1,276
Work in process	81	80
Finished goods	22	7
Inventory reserve	(758)	(758)
Total	$631	$605

F-53

The company periodically reviews the value of items in inventory and provides write-downs or write-offs of inventory based on its assessment of market conditions. Write-downs and write-offs are charged to cost of goods sold.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over estimated useful lives of three to seven years. Leasehold improvements are amortized at the shorter of the useful life of the asset or the remaining lease term. Depreciation and amortization expense are included in general and administrative expense on the statement of operations. Expenditures for repairs and maintenance are expensed as incurred. Property and equipment are summarized as follows at June 30, 2021 and December 31, 2020 (in thousands):

	June 30,	December 31,
	2021	2020
Equipment	$1,048	$1,042
Software	652	652
Furniture and fixtures	41	41
Leasehold improvement	12	12
	1,753	1,747
Less accumulated depreciation and amortization	(1,746)	(1,746)
Total	$7	$1

During the six months ended June 30, 2021 and year ended December 31, 2020, the Company disposed of approximately nil and $647,000 of property and equipment that was fully depreciated, respectively.

Debt Issuance Costs

Debt issuance costs are capitalized and amortized over the term of the associated debt. Debt issuance costs are presented in the balance sheet as a direct deduction from the carrying amount of the debt liability consistent with the debt discount.

Patent Costs (Principally Legal Fees)

Costs incurred in filing, prosecuting, and maintaining patents are recurring, and expensed as incurred. Maintaining patents are expensed as incurred as the Company has not yet received U.S. FDA approval and recovery of these costs is uncertain. Such costs aggregated approximately $10,000 and $4,000 for the six months ended June 30, 2021 and 2020, respectively.

Leases

With the implementation of ASU 2016-02, “Leases (Topic 842)”, the Company recorded a lease-right-of-use asset and a lease liability. The Company adopted the standard on January 1, 2019. The implementation required the analysis of certain criteria in determining its treatment. The Company determined that its corporate office lease met those criteria. The Company implemented the guidance using the alternative transition method. Under this alternative, the effective date would be the date of initial application. See Note 7: Commitments and Contingencies.

F-54

Accrued Liabilities

Accrued liabilities are summarized as follows (in thousands):

	June 30,	December 31,
	2021	2020
Compensation	$781	$1,094
Professional fees	28	83
Subscription receivable	350	-
Interest	138	1,517
Vacation	43	34
Preferred dividends	347	202
Other accrued expenses	44	65
Total	$1,731	$2,995

Subscription receivables

Cash received from investors for common stock shares that has not completed processing is recorded as a liability to subscription receivables. As of June 30, 2021, the Company had received $350,000 from Mr. Blumberg.

Revenue Recognition

The Company follows, ASC 606 Revenue from Contracts with Customers establishes a single and comprehensive framework which sets out how much revenue is to be recognized, and when. The core principle is that a vendor should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the vendor expects to be entitled in exchange for those goods or services. Revenue will now be recognized by a vendor when control over the goods or services is transferred to the customer. In contrast, revenue based revenue recognition around an analysis of the transfer of risks and rewards; this now forms one of a number of criteria that are assessed in determining whether control has been transferred. The application of the core principle in ASC 606 is carried out in five steps: Step 1 – Identify the contract with a customer: a contract is defined as an agreement (including oral and implied), between two or more parties, that creates enforceable rights and obligations and sets out the criteria for each of those rights and obligations. The contract needs to have commercial substance and it is probable that the entity will collect the consideration to which it will be entitled. Step 2 – Identify the performance obligations in the contract: a performance obligation in a contract is a promise (including implicit) to transfer a good or service to the customer. Each performance obligation should be capable of being distinct and is separately identifiable in the contract. Step 3 – Determine the transaction price: transaction price is the amount of consideration that the entity can be entitled to, in exchange for transferring the promised goods and services to a customer, excluding amounts collected on behalf of third parties. Step 4 – Allocate the transaction price to the performance obligations in the contract: for a contract that has more than one performance obligation, the entity will allocate the transaction price to each performance obligation separately, in exchange for satisfying each performance obligation. The acceptable methods of allocating the transaction price include adjusted market assessment approach, expected cost plus a margin approach, and, the residual approach in limited circumstances. Discounts given should be allocated proportionately to all performance obligations unless certain criteria are met and reallocation of changes in standalone selling prices after inception is not permitted. Step 5 – Recognize revenue as and when the entity satisfies a performance obligation: the entity should recognize revenue at a point in time, except if it meets any of the three criteria, which will require recognition of revenue over time: the entity’s performance creates or enhances an asset controlled by the customer, the customer simultaneously receives and consumes the benefit of the entity’s performance as the entity performs, and the entity does not create an asset that has an alternative use to the entity and the entity has the right to be paid for performance to date.

F-55

The Company had $2,000 and nil in revenues for the six months ended June 30, 2021 and 2020.

Significant Distributors

As of June 30, 2021, accounts receivable outstanding was $152,000, the outstanding amount was netted against a $126,000 allowance, leaving a balance of $26,000 which was from two distributors. As of December 31, 2020, accounts receivable outstanding was $150,000, the outstanding amount was netted against a $126,000 allowance, leaving a balance of $24,000 which was from one distributor.

Deferred revenue

The Company defers payments received as revenue until earned based on the related contracts and applying ASC 606 as required. As of June 30, 2021, and December 31, 2020, the Company had $62,000 and $42,000 in deferred revenue, respectively.

Research and Development

Research and development expenses consist of expenditures for research conducted by the Company and payments made under contracts with consultants or other outside parties and costs associated with internal and contracted clinical trials. All research and development costs are expensed as incurred.

Income Taxes

The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Management provides valuation allowances against the deferred tax assets for amounts that are not considered more likely than not to be realized.

The Company has filed its 2020 federal and state corporate tax returns. The Company has entered into an agreed upon payment plan with the IRS for delinquent payroll taxes. The Company has an established payment arrangement for its delinquent state income taxes with the State of Georgia. Although the Company has been experiencing recurring losses, it is obligated to file tax returns for compliance with IRS regulations and that of applicable state jurisdictions. At December 31, 2020, the Company has approximately $61.6 million of net operating losses carryforward available. This net operating loss will be eligible to be carried forward for tax purposes at federal and applicable states level. A full valuation allowance has been recorded related the deferred tax assets generated from the net operating losses.

The current corporate tax rate in the U.S. is 21%.

Uncertain Tax Positions

The Company assesses each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. At December 31, 2020 and, 2019, there were no uncertain tax positions.

The Company has entered into an agreed upon payment plan with the IRS for delinquent payroll taxes. The Company has an established payment arrangement for its delinquent state income taxes with the State of Georgia.

F-56

Warrants

The Company has issued warrants, which allow the warrant holder to purchase one share of stock at a specified price for a specified period of time. The Company records equity instruments including warrants based on the fair value at the date of issue. The fair value of warrants classified as equity instruments at the date of issuance is estimated using the Black-Scholes Model. The fair value of warrants classified as liabilities at the date of issuance is estimated using the Monte Carlo Simulation or Binomial model.

Stock Based Compensation

The Company records compensation expense related to options granted to employees and non-employees based on the fair value of the award. Compensation cost is recorded as earned for all unvested stock options outstanding at the beginning of the first year based upon the grant date fair value estimates, and for compensation cost for all stock based payments granted or modified subsequently based on fair value estimates.

On July 14, 2020, the Company granted stock options to employees and consultants. The new Stock Plan (the “Plan”) allows for the issuance of incentive stock options, nonqualified stock options, and stock purchase rights. The exercise price of options was determined by the Company’s board of directors, but incentive stock options were granted at an exercise price equal to the fair market value of the Company’s common stock as of the grant date. Options historically granted have generally become exercisable over four years and expire ten years from the date of grant.

Stock options granted have a 10-year life and expire 90 days after employment or upon termination of consulting agreement. Vesting schedule varies per grantee. Generally stock options granted vest as follows: 25% vest immediately, and the remaining stock options vest over 33 months, beginning three months after grant.

For the six months ended June 30, 2021 and 2020 share-based compensation for options attributable to employees, non-employees, officers and Board members were approximately $122,000 and nil, respectively. These amounts have been included in the Company’s statements of operations under general and administrative expense. Compensation costs for stock options which vest over time are recognized over the vesting period. As of June 30, 2021, and 2020 the Company had approximately $450,000 and nil of unrecognized compensation costs related to granted stock options that will be recognized, respectively.

Beneficial Conversion Features of Convertible Securities

The Company has adopted the provisions of ASU 2017-11 to account for the down round features of warrants issued with private placements effective as of January 1, 2020. In doing so, warrants with a down round feature previously treated as a derivative liabilities in the consolidated balance sheet and measured at fair value are henceforth treated as equity, with no adjustment for changes in fair value at each reporting period. Previously, the Company accounted for conversion options embedded in convertible notes in accordance with ASC 815. ASC 815 generally requires companies to bifurcate conversion options embedded in convertible notes from their host instruments and to account for them as free standing derivative financial instruments. ASC 815 provides for an exception to this rule when convertible notes, as host instruments, are deemed to be conventional, as defined by ASC 815-40. The Company accounts for convertible notes deemed conventional and conversion options embedded in non-conventional convertible notes which qualify as equity under ASC 815, in accordance with the provisions of ASC 470-20, which provides guidance on accounting for convertible securities with beneficial conversion features. Accordingly, the Company records, as a discount to convertible notes, the intrinsic value of such conversion options based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt.

Conversion options that are not bifurcated as a derivative pursuant to ASC 815 and not accounted for as a separate equity component under the cash conversion guidance are evaluated to determine whether they are beneficial to the investor at inception (a beneficial conversion feature) or may become beneficial in the future due to potential adjustments. The beneficial conversion feature guidance in ASC 470-20 applies to convertible stock as well as convertible debt which are outside the scope of ASC 815. A beneficial conversion feature is defined as a nondetachable conversion feature that is in the money at the commitment date. The beneficial conversion feature guidance requires recognition of the conversion option’s in-the-money portion, the intrinsic value of the option, in equity, with an offsetting reduction to the carrying amount of the instrument. The resulting discount is amortized as a dividend over either the life of the instrument, if a stated maturity date exists, or to the earliest conversion date, if there is no stated maturity date. If the earliest conversion date is immediately upon issuance, the dividend must be recognized at inception. When there is a subsequent change to the conversion ratio based on a future occurrence, the new conversion price may trigger the recognition of an additional beneficial conversion feature on occurrence.

F-57

The Company also adopted ASU No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts in an entity’s own equity. Among other changes, ASU 2020-06 removes from U.S. GAAP the liability and equity separation model for convertible instruments with a cash conversion feature, and as a result, after adoption, entities will no longer separately present in equity an embedded conversion feature for such debt.

Derivatives

The Company reviews the terms of convertible debt issued to determine whether there are embedded derivative instruments, including embedded conversion options, which are required to be bifurcated and accounted for separately as derivative financial instruments. In circumstances where the host instrument contains more than one embedded derivative instrument, including the conversion option, that is required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

Bifurcated embedded derivatives are initially recorded at fair value and are then revalued at each reporting date with changes in the fair value reported as non-operating income or expense. When the equity or convertible debt instruments contain embedded derivative instruments that are to be bifurcated and accounted for as liabilities, the total proceeds received are first allocated to the fair value of all the bifurcated derivative instruments. The remaining proceeds, if any, are then allocated to the host instruments themselves, usually resulting in those instruments being recorded at a discount from their face value. The discount from the face value of the convertible debt, together with the stated interest on the instrument, is amortized over the life of the instrument through periodic charges to interest expense.

3. FAIR VALUE OF FINANCIAL INSTRUMENTS

The guidance for fair value measurements, ASC820, Fair Value Measurements and Disclosures, establishes the authoritative definition of fair value, sets out a framework for measuring fair value, and outlines the required disclosures regarding fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The Company uses a three-tier fair value hierarchy based upon observable and non-observable inputs as follow:

•	Level 1–Quoted market prices in active markets for identical assets and liabilities;
•	Level 2–Inputs, other than level 1 inputs, either directly or indirectly observable; and
•	Level 3–Unobservable inputs developed using internal estimates and assumptions (there is little or no market date) which reflect those that market participants would use.

The Company records its derivative activities at fair value. As of June 30, 2021 we had one instrument that we valued for the derivative liability associated with the bifurcated conversion option of the Auctus loan for $400,000 ($700,000 of the $1,100,000 was paid in the three months ended June 30, 2021). Warrants were valued at December 31, 2020. The fair value of the warrants was estimated using the Binomial Simulation model. Gains and losses from derivative contracts are included in the change in fair value of the derivative liability in the statement of operations. The fair value of the Company’s derivative warrants is classified as a Level 3 measurement, since unobservable inputs are used in the valuation.

The following table presents the fair value for those liabilities measured on a recurring basis as of June 30, 2021 and December 31, 2020:

F-58

FAIR VALUE MEASUREMENTS (In Thousands)

The following is summary of items that the Company measures at fair value on a recurring basis:

	Fair Value at June 30, 2021
	Level 1	Level 2	Level 3	Total

Derivative liability/bifurcated conversion option in connection with Auctus $400,000 loan on December 17, 2019	-	-	(29)	(29)
Total long-term liabilities at fair value	$-	$-	$(29)	$(29)

	Fair Value at December 31, 2020
	Level 1	Level 2	Level 3	Total

Warrants issued in connection with Senior Secured Debt	-	-	(2,203)	(2,203)
Derivative liability/bifurcated conversion option in connection with Auctus $1,100,000 loan on December 17, 2019	-	-	(25)	(25)
Total long-term liabilities at fair value	$-	$-	$(2,228)	$(2,228)

The following is a summary of changes to Level 3 instruments during the six months ended June 30, 2021:

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
	Senior Secured Debt	Derivative	Total

Balance, December 31, 2020	$(2,203)	$(25)	$(2,228)
Change in the terms of warrants previously recorded as a liability and now reclassified to equity	1,755	-	1,755
Change in value due to warrants expiring during the year	448	-	448
Extinguishment of derivative liability due to payoff of $700,000 loan to Auctus		84	84
Change in fair value during the year	-	(88)	(88)
Balance, June 30, 2021	$-	$(29)	$(29)

F-59

As of June 30, 2021, the fair value of warrants was approximately nil and the fair value of the derivative liability was approximately $29,000. A net change of approximately $2.2 million has been recorded to the accompanying statement of operations for the six months ended June 30, 2021. As of December 31, 2020, the fair value of warrants was approximately $2.2 million and the fair value of the derivative liability was $25,000.

4. STOCKHOLDERS’ DEFICIT

Common Stock

The Company has authorized 3,000,000,000 shares of common stock with $0.001 par value, of which 13,296,880 were issued and outstanding as of June 30, 2021. As of December 31, 2020, there were 3,000,000,000 authorized shares of common stock, of which 13,138,282 were issued and outstanding.

For the six months ended June 30, 2021, the Company issued 158,598 shares of common stock as listed below:

Shares issued for payments of Series D dividends	60,598
Shares issued for payment of finder fee	98,000
Issued during the six months ended June 30, 2021	158,598

Summary table of common stock share transactions:

Balance at December 31, 2020	13,138,282
Issued in 2021	158,598
Balance at June 30, 2021	13,296,880

F-60

Investments

During 2021, the Company received 10% debenture unit investments in the amount of $1,130,000 and incurred fees due on these debentures of $86,400. The Company also issued the finders 413,600 warrants for the Company’s common stock shares. These investors received a total of 1,130,000 warrants for common stock shares. The debentures are convertible into 2,260,000 of the Company’s common stock shares plus accrued interest.

During 2021, the Company received equity investments in the amount of $2,114,000 and incurred fees due on these investments of $139,000. $25,000 of this amount was issued in a form of 98,000 of the Company’s common stock shares. The Company also issued the finders 643,700 warrants for the Company’s common stock shares. These investors received a total of 2,114 Series F and Series F-2 preferred stock (if the Investor elects to convert their Series F or Series F-2 preferred stock, each Series F or Series F-2 preferred stock shares converts into 4,000 shares of the Company’s common stock shares).

During 2021, the Company finalized an investment by Power Up Lending Group Ltd. Power Up invested $132,000, net to the Company is $125,000, for 153,000 shares of Series G preferred stock. As of June 30, 2021, 91,000 of the Series G preferred stock was redeemed and the Company has a remaining balance of 62,000 Series G preferred stock.

During 2020, the Company received equity investments in the amount of $1,735,500 and incurred fees due on these investments of $96,985. The Company also issued the finders 67,000 warrants for the Company’s common stock shares. These investors received a total of 1,735.50 Series E preferred stock (if the Investor elects to convert their Series E preferred stock, each Series E preferred stock shares converts into 4,000 shares of the Company’s common stock shares).

During a period of December 2019 and April 2020, the Company received equity investments in the amount of $763,000 and incurred fees due on these investments of $36,120.. These investors received a total of 1,526,000 common stock shares and 1,526,000 warrants issued to purchase common stock shares at a strike price of $0.25, 1,526,000 warrants to purchase common stock shares at a strike price of $0.75 and 763 Series D preferred stock (if the Investor elects to convert their Series D preferred stock, each Series D preferred stock shares converts into 3,000 shares of the Company’s common stock shares). Of the amount invested $388,000 was from related parties.

Debt Exchanges - 2021

On January 8, 2021, the Company made the final payment of $750,000 out of the total $1,500,000 as required by this exchange agreement with GPB. On June 30, 2021, the Company issued 2,236 series F-2 preferred stock shares in accordance with the terms of the agreement (see NOTE 10: CONVERTIBLE DEBT).

On February 19, 2021, the Company exchanged $100,000 and $85,000 of long-term debt for Dr. Cartwright and Dr. Faupel in exchange for 100 and 85 shares of Series F-2 Preferred Stock, respectively.

On March 10, 2021, the Company exchanged $88,000 in accrued consulting fees for Mr. Blumberg for 88 Series F-2 preferred stock shares.

On March 22, 2021, the Company entered into an exchange agreement with Richard Fowler. As of December 31, 2020, the Company owed Mr. Fowler $546,214 ($412,624 in deferred salary and $133,590 in accrued interest). The Company exchanged $50,000 of the amount owed of $546,214 for 50 Series F-2 Preferred Shares (convertible into 200,000 common stock shares), a $150,000 unsecured note and Mr. Fowler remained on the Company health insurance plan until July 2021. The note accrues interest at the rate of 6% (18% in the event of default) beginning on March 22, 2022 and will be payable in monthly installments of $3,600 for four years, with the first payment being due on March 15, 2022. The effective interest rate of the note is 3.0%. Mr. Fowler also has a short-term note for $26,400 and $18,718 in accrued interest. Mr. Fowler forgave $86,554 and may forgive up to $259,661 if the Company complies with the repayment plan described above.

F-61

Debt Exchanges - 2020

On January 8, 2020, the Company exchanged $2,064,366 in debt for several equity instruments (noted below) that were determined to have a total fair value of $2,065,548, resulting in a loss on extinguishment of debt of $1,183 which is recorded in other income (expense) on the accompanying consolidated statements of operations. The Company also issued 6,957,013 warrants to purchase common stock shares; with exercise prices of $0.25, $0.75 and $0.20. In addition, one of the investors forgave approximately $29,000 of debt, which was recorded as a gain for extinguishment of debt.

On June 3, 2020, the Company exchanged $328,422 in debt from Auctus, (summarized in footnote 10: Convertible Notes), for 500,000 common stock shares and 700,000 warrants to purchase common stock shares. The fair value of the common stock shares was $250,000 (based on a $0.50 fair value for the Company’s stock) and of the warrants to purchase common stock shares was $196,818 (based on a $0.281 black scholes fair valuation). This resulted in a net loss on extinguishment of debt of $118,396 ($446,818 fair value less the $328,422 of exchanged debt).

On June 30, 2020, the Company exchanged $125,000 in debt (during June 2020, $125,000 in payables had been converted into short-term debt) from Mr. James Clavijo, for 500,000 common stock shares and 250,000 warrants to purchase common stock shares. The fair value of the common stock shares was $250,000 (based on a $0.50 fair value for the Company’s stock) and of the warrants to purchase common stock shares was $99,963 (based on a $0.40 black scholes fair valuation). This resulted in a net loss on extinguishment of debt of $224,963 ($349,963 fair value less the $125,000 of exchanged debt). After the exchange transaction a balance was due to Mr. Clavijo of $10,213 which was paid.

On July 9, 2020, the Company entered into an exchange agreement with Mr. Bill Wells (one of its former employees) for an outstanding debt to him of $220,000. In lieu of agreeing to dismiss approximately half of what is owed by the Company, Mr. Wells will receive the following: (i) cash payments of $20,000 within 60 days of the signing of the agreement; cash payments over time in the amount of $90,000 in the form of an unsecured note with the Company to be executed within 30 days of a new financing(s) totaling at least $3.0 million. The note shall bear interest of 6.0% and mature over 18 months; (ii) 66,000 common share stock options that vest at a rate of 3,667 per month and have a $0.49 exercise price (if two consecutive payments in (iii) are not made the stock options will be canceled and a cash payment will be required; and (iv) the total amount of forgiveness by creditor of approximately $110,000 shall be prorated according to amount paid. During the year ended December 31, 2020, the Company made a payment of $20,000; this payment allowed the Company to reduce $40,000 in debt, with the corresponding $20,000 difference recorded as a gain.

The following table summarizes the 2020 debt exchanges:

	Total Debt and Accrued Interest	Total Debt	Total Accrued Interest	Common Stock Shares	Warrants (Exercise $0.25)	Warrants (Exercise $0.75)	Warrants (Exercise $0.20)	Warrants (Exercise $0.15)	Warrants (Exercise $0.50)

Aquarius	$145,544	$107,500	$38,044	291,088	145,544	145,544	-	-	-
K2 Medical (Shenghuo)[3]	803,653	771,927	31,726	1,905,270	704,334	704,334	496,602	-	-
Mr. Blumberg	305,320	292,290	13,030	1,167,630	119,656	119,656	928,318	-	-
Mr. Case	179,291	150,000	29,291	896,456	-	-	896,456	-	-
Mr. Grimm	51,110	50,000	1,110	255,548	-	-	255,548	-	-
Mr. Gould	111,227	100,000	11,227	556,136	-	-	556,136	-	-
Mr. Mamula	15,577	15,000	577	77,885	-	-	77,885	-	-
Dr. Imhoff[2]	400,417	363,480	36,937	1,699,255	100,944	100,944	1,497,367	-	-
Ms. Rosenstock[1]	50,000	50,000	-	100,000	50,000	50,000	-	-	-
Mr. James[2]	2,286	2,000	286	7,745	1,227	1,227	5,291	-	-
Auctus	328,422	249,119	79,303	500,000	-	-	-	700,000	-
Mr. Clavijo	125,000	125,000	-	500,000	-	-	-	-	250,000
Mr. Wells[4]	220,000	220,000	-	-	-	-	-	-	-
	$2,737,847	$2,496,316	$241,531	7,957,013	1,121,705	1,121,705	4,713,603	700,000	250,000

1 Ms. Rosenstock also forgave $28,986 in debt to the Company.

2 Mr. Imhoff and Mr. James are members of the board of directors and therefore related parties.

3 The Company’s COO and director, Mark Faupel, is a shareholder of Shenghuo, and a former director, Richard Blumberg, is a managing member of Shenghuo.

4 Mr. Wells will also receive 66,000 common share stock options; the details of which are explained above.

F-62

5,000,000 shares of preferred stock with a $.001 par value. The board of directors has the authority to issue these shares and to set dividends, voting and conversion rights, redemption provisions, liquidation preferences, and other rights and restrictions.

Series C Convertible Preferred Stock

The board designated 9,000 shares of preferred stock as Series C Convertible Preferred Stock, (the “Series C Preferred Stock”). Pursuant to the Series C certificate of designations, shares of Series C preferred stock are convertible into common stock by their holder at any time and may be mandatorily convertible upon the achievement of specified average trading prices for the Company’s common stock. At June 30, 2021 and December 31, 2020, there were 286 shares outstanding with a conversion price of $0.50 per share, such that each share of Series C preferred stock would convert into approximately 2,000 shares of the Company’s common stock; for a total convertible of 572,000 common stock shares, subject to customary adjustments, including for any accrued but unpaid dividends and pursuant to certain anti-dilution provisions, as set forth in the Series C certificate of designations. The conversion price will automatically adjust downward to 80% of the then-current market price of the Company’s common stock 15 trading days after any reverse stock split of the Company’s common stock, and 5 trading days after any conversions of the Company’s outstanding convertible debt.

Holders of the Series C preferred stock are entitled to quarterly cumulative dividends at an annual rate of 12.0% until 42 months after the original issuance date (the “Dividend End Date”), payable in cash or, subject to certain conditions, the Company’s common stock. In addition, upon conversion of the Series C preferred stock prior to the Dividend End Date, the Company will also pay to the converting holder a “make-whole payment” equal to the number of unpaid dividends through the Dividend End Date on the converted shares. At June 30, 2021 and December 31, 2020, the “make-whole payment” for a converted share of Series C preferred stock would convert to 200 shares of the Company’s common stock. The Series C preferred stock generally has no voting rights except as required by Delaware law. Upon the Company’s liquidation or sale to or merger with another corporation, each share will be entitled to a liquidation preference of $1,000, plus any accrued but unpaid dividends. In addition, the purchasers of the Series C preferred stock received, on a pro rata basis, warrants exercisable to purchase an aggregate of approximately 1 share of Company’s common stock. The warrants contained anti-dilution adjustments in the event that the Company issues shares of common stock, or securities exercisable or convertible into shares of common stock, at prices below the exercise price of such warrants. As a result of the anti-dilution protection, the Company was required to account for the warrants as a liability recorded at fair value each reporting period. At September 30, 2020 the exercise price per share was $512,000. The warrants expired at the end of 2020.

F-63

Series C1 Convertible Preferred Stock

The board designated 20,250 shares of preferred stock as Series C1 Preferred Stock, of which 1,050 shares were issued and outstanding at June 30, 2021 and December 31, 2020. In addition, some holders separately agreed to exchange each share of the Series C1 Preferred Stock held for one (1) share of the Company’s newly created Series C2 Preferred Stock. In total, for 3,262.25 shares of Series C1 Preferred Stock to be surrendered, the Company issued 3,262.25 shares of Series C2 Preferred Stock. At June 30, 2021 and December 31, 2020, shares of Series C2 had a conversion price of $0.50 per share, such that each share of Series C preferred stock would convert into approximately 2,000 shares of the Company’s common stock.

Between April 27, 2016 and May 3, 2016, the Company entered into various agreements with certain holders of Series C preferred stock, including directors John Imhoff and Mark Faupel, pursuant to which those holders separately agreed to exchange each share of Series C preferred stock held for 2.25 shares of the Company’s newly created Series C1 Preferred Stock and 12 (9,600 pre-split) shares of the Company’s common stock (the “Series C Exchanges”). In connection with the Series C Exchanges, each holder also agreed to roll over the $1,000 stated value per share of the holder’s shares of Series C1 Preferred Stock into the next qualifying financing undertaken by the Company on a dollar-for-dollar basis and, except in the event of an additional $50,000 cash investment in the Company by the holder, to execute a customary “lockup” agreement in connection with the financing. In total, for 1,916 shares of Series C preferred stock surrendered, the Company issued 4,312 shares of Series C1 Preferred Stock and 29 shares of common stock.

On August 31, 2018, 3,262.25 shares of Series C1 Preferred Stock were surrendered, and the Company issued 3,262.25 shares of Series C2 Preferred Stock.

At June 30, 2021 and December 31, 2020, there were 1,049.25 shares outstanding with a conversion price of $0.50 per share, such that each share of Series C1 preferred stock would convert into approximately 2,000 shares of the Company’s common stock; for a total convertible of 2,098,500 common stock shares.

The Series C1 preferred stock has terms that are substantially the same as the Series C preferred stock, except that the Series C1 preferred stock does not pay dividends (unless and to the extent declared on the common stock) or at-the-market “make-whole payments” and, while it has the same anti-dilution protections afforded the Series C preferred stock, it does not automatically reset in connection with a reverse stock split or conversion of our outstanding convertible debt.

Series C2 Convertible Preferred Stock

On August 31, 2018, the Company entered into agreements with certain holders of the Company’s Series C1 Preferred Stock, including the chairman of the Company’s board of directors, and the Chief Operating Officer and a director of the Company pursuant to which those holders separately agreed to exchange each share of the Series C1 Preferred Stock held for one (1) share of the Company’s newly created Series C2 Preferred Stock. In total, for 3,262.25 shares of Series C1 Preferred Stock to be surrendered, the Company issued 3,262.25 shares of Series C2 Preferred Stock. At June 30, 2021 and December 31, 2020, shares of Series C2 had a conversion price of $0.50 per share, such that each share of Series C preferred stock would convert into approximately 2,000 shares of the Company’s common stock; for a total convertible of 6,524,500 common stock shares.

The terms of the Series C2 Preferred Stock are substantially the same as the Series C1 Preferred Stock, except that (i) shares of Series C1 Preferred Stock may not be convertible into the Company’s common stock by their holder for a period of 180 days following the date of the filing of the Certificate of Designation (the “Lock-Up Period”); (ii) the Series C2 Preferred Stock has the right to vote as a single class with the Company’s common stock on an as-converted basis, notwithstanding the Lock-Up Period; and (iii) the Series C2 Preferred Stock will automatically convert into that number of securities sold in the next Qualified Financing (as defined in the Exchange Agreement) determined by dividing the stated value ($1,000 per share) of such share of Series C2 Preferred Stock by the purchase price of the securities sold in the Qualified Financing.

F-64

Series D Convertible Preferred Stock

The Board designated 6,000 shares of preferred stock as Series D Preferred Stock, 763 of which remain outstanding. On January 8, 2020, the Company entered into a Stock Purchase Agreement with certain accredited investors (“the Series D Investors”) pursuant to all obligations under the Series D Certificate of Designation. The Series D Investors included the Chief Executive Officer, Chief Operating Officer and a director of the Company. In total, for $763,000 the Company issued 763 shares of Series D Preferred Stock, 1,526,000 common stock shares, 1,526,000 common stock warrants, exercisable at $0.25, and 1,526,000 common stock warrants, exercisable at $0.75. Each Series D Preferred Stock is convertible into 3,000 common stock shares. The Series D Preferred Stock will have cumulative dividends at the rate per share of 10% per annum. The stated value and liquidation preference on the Series D Preferred Stock is $763. The 763 Series D Preferred Shares are convertible into debt at the option of the holder during a prescribed time period. If the Series D Preferred Shares are converted, the Series D preferences are surrendered and the debt is then secured by the Company’s assets. As of June 30, 2021, none of the 763 Series E Preferred Shares have been converted to secured debt.

Each share of Series D Preferred is convertible, at any time for a period of 5 years after issuance, into that number of shares of Common Stock, determined by dividing the Stated Value by $0.25, subject to certain adjustments set forth in the Series D Certificate of Designation (the “Series D Conversion Price”). The conversion of Series D Preferred is subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% at the election of the holder of the Series D Preferred. If the average of the VWAPs (as defined in the Series D Certificate of Designation) for any consecutive 5 trading day period (“Measurement Period”) exceeds 200% of the then Series D Conversion Price and the average daily trading volume of the Common Stock on the primary trading market exceeds 1,000 shares per trading day during the Measurement Period (subject to adjustments), the Company may redeem the then outstanding Series D Preferred, for cash in an amount equal to aggregate Stated Value then outstanding plus accrued but unpaid dividends.

On January 8, 2020, the Company also entered into a Registration Rights Agreement (the “Series D Registration Rights Agreement “) with the Series D Investors pursuant to which the Company agreed to file with the SEC, a registration statement on a Form S-3 (or on other appropriate form if a Form S-3 is not available) covering the Common Stock issuable upon conversion of the Series D Warrants within 90 days of the date of the Registration Rights Agreement and cause such registration statement to be declared effective within 120 days of the date of the Registration Rights Agreement. All reasonable expenses related to such registration shall be borne by the Company.

During the six months ended June 30, 2021, the Company issued 60,598 common stock shares for the payment of Series D Preferred Stock dividends accrued. As of June 30, 2021, the Company had accrued dividends of $14,306.

Series E Convertible Preferred Stock

The Board designated 6,000 shares of preferred stock as Series E Preferred Stock, 1,735.50 of which remain outstanding. During year ended December 31, 2020, the Company entered into a Stock Purchase Agreement with certain accredited investors (“the Series E Investors”). In total, for $1,733,500 the Company issued 1,735.50 shares of Series E Preferred Stock. Each Series E Preferred Stock is convertible into 4,000 common stock shares. The Series E Preferred Stock will have cumulative dividends at the rate per share of 8% per annum. The stated value and liquidation preference on the Series E Preferred Stock is $1,736. The Company incurred fees due on these investments of $91,895.

Each share of Series E Preferred is convertible, at any time for a period of 5 years after issuance, into that number of shares of Common Stock, determined by dividing the Stated Value by $0.25, subject to certain adjustments set forth in the Series E Certificate of Designation (the “Series E Conversion Price”). The conversion of Series E Preferred is subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% at the election of the holder of the Series E Preferred. If the average of the VWAPs (as defined in the Series E Certificate of Designation) for any consecutive 5 trading day period (“Measurement Period”) exceeds 200% of the then Series E Conversion Price and the average daily trading volume of the Common Stock on the primary trading market exceeds 1,000 shares per trading day during the Measurement Period (subject to adjustments), the Company may redeem the then outstanding Series E Preferred, for cash in an amount equal to aggregate Stated Value then outstanding plus accrued but unpaid dividends. As of June 30, 2021, the Company had not issued shares as payment of Series E Preferred Stock dividends. As of June 30, 2021, the Company had accrued dividends of $136,667.

F-65

Series F Convertible Preferred Stock

As provided in other disclosures, the Company was oversubscribed for its Series F Convertible Preferred Stock. This required the Company to file an additional Certificate of Designation for Series F-2 Convertible Preferred Stock with substantially the same terms as the Series F Convertible Preferred Stock. The Board designated 1,500 shares of preferred stock as Series F Preferred Stock, 1,421 of which are issued and outstanding. During 2021, the Company entered into a Stock Purchase Agreement with certain accredited investors (“the Series F Investors”). In total, for $1,421,000 the Company issued 1,421 shares of Series F Preferred Stock. Each Series F Preferred Stock is convertible into 4,000 common stock shares. The Series F Preferred Stock will have cumulative dividends at the rate per share of 6% per annum. The stated value and liquidation preference on the Series F Preferred Stock is $1,421.

Each share of Series F Preferred is convertible, at any time for a period of 5 years after issuance, into that number of shares of Common Stock, determined by dividing the Stated Value by $0.25, subject to certain adjustments set forth in the Series F Certificate of Designation (the “Series F Conversion Price”). The conversion of Series F Preferred is subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% at the election of the holder of the Series F Preferred. If the average of the VWAPs (as defined in the Series F Certificate of Designation) for any consecutive 5 trading day period (“Measurement Period”) exceeds 200% of the then Series F Conversion Price and the average daily trading volume of the Common Stock on the primary trading market exceeds 1,000 shares per trading day during the Measurement Period (subject to adjustments), the Company may redeem the then outstanding Series F Preferred, for cash in an amount equal to aggregate Stated Value then outstanding plus accrued but unpaid dividends. As of June 30, 2021, the Company had not issued shares as payment of Series F Preferred Stock dividends. As of June 30, 2021, the Company had accrued dividends of $22,659.

Series F-2 Convertible Preferred Stock

The Board designated 5,000 shares of preferred stock as Series F-2 Preferred Stock, 3,237 of which are issued and outstanding. During 2021, the Company entered into a Stock Purchase Agreement with certain accredited investors (“the Series F-2 Investors”). In total, for $678,000 the Company issued 678 shares of Series F-2 Preferred Stock. In addition, the Company exchanged outstanding debt of $2,559,000 for 2,559 shares of Series F-2 Preferred Stock. Each Series F-2 Preferred Stock is convertible into 4,000 common stock shares. The Series F-2 Preferred Stock will have cumulative dividends at the rate per share of 6% per annum. The Stated Value and liquidation preference on the Series F-2 Preferred Stock is $3,339. Below is a summary of the debt exchanges.

On January 8, 2021, the Company made the final payment of $750,000 out of the total $1,500,000 as required by this exchange agreement with GPB. On February 24, 2021, the Company agreed to issue 2,236 Series F-2 preferred stock shares in accordance with the terms of the agreement (see NOTE 10: CONVERTIBLE DEBT).

On February 19, 2021, the Company exchanged $100,000 and $85,000 of long-term debt for Dr. Cartwright and Dr. Faupel in exchange for 100 and 85 shares of Series F-2 Preferred Stock, respectively.

On March 10, 2021, the Company exchanged $88,000 in accrued consulting fees for Mr. Blumberg 88 shares of Series F-2 preferred stock shares.

On March 22, 2021, the Company exchanged $50,000 of the amount owed of $546,214 for 50 shares of Series F-2 Preferred Shares (convertible into 200,000 common stock shares), a $150,000 unsecured note and Mr. Fowler will remain on our health insurance plan. Mr. Fowler forgave $86,554 and may forgive up to $259,661 if the Company complies with the repayment plan.

Each share of Series F-2 Preferred is convertible, at any time for a period of 5 years after issuance, into that number of shares of Common Stock, determined by dividing the Stated Value by $0.25, subject to certain adjustments set forth in the Series F-2 Certificate of Designation (the “Series F-2 Conversion Price”). The conversion of Series F-2 Preferred is subject to a4.99% beneficial ownership limitation, which may be increased to 9.99% at the election of the holders of the Series F-2 Preferred. If the average of the VWAPs (as defined in the Series F-2 Certificate of Designation) for any consecutive 5 trading day period (“Measurement Period”) exceeds 200% of the then Series F-2 Conversion Price and the average daily trading volume of the Common Stock on the primary trading market exceeds 1,000 shares per trading day during the Measurement Period (subject to adjustments), the Company may redeem the then outstanding Series F-2 Preferred, for cash in an amount equal to aggregate Stated Value then outstanding plus accrued but unpaid dividends. As of June 30, 2021, the Company had not issued shares as payment of Series F-2 Preferred Stock dividends. As of June 30, 2021, the Company had accrued dividends of $51,031.

F-66

Powerup (Series G Convertible Preferred Stock)

During January 2021, the Company finalized an investment by Power Up Lending Group Ltd. Power Up invested $78,500, net to the Company is $75,000, for 91,000 shares of Series G preferred stock with additional tranches of financing up to $925,000 in the aggregate over the terms of the Series G preferred stock. Series G will be non-voting on any matters requiring shareholder vote. The Series G Preferred Stock will have cumulative dividends at the rate per share of 8% per annum. At any time during the period indicated below, after the date of the issuance of shares of Series G preferred stock, the Company will have the right, at the Company’s option, to redeem all of the shares of Series G preferred stock by paying an amount equal to: (i) the number of shares of Series G preferred stock multiplied by then stated value (including accrued dividends); (ii) multiplied by the corresponding percentage as follows: Day 1-60, 105%; Day 61-90, 110%; Day 91-120, 115%; and Day 121-180, 122%. After the expiration of the 180 days following the issuance date, except for mandatory redemption, the Company shall have no right to redeem the Series G preferred stock. Mandatory redemption occurs within 24 months. In addition, if the Company does not redeem the Series G preferred stock then Power Up will have the option to convert to common stock shares. The variable conversion price will be the value equal to a discount of 19% off of the trading price; which is calculated as the average of the three lowest closing bid prices over the last fifteen trading days. The conversion of Series G Preferred is subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% at the election of the holder of the Series G Preferred. The Company has redeemed all of the Series G preferred stock and the balance is paid.

During February 2021, the Company finalized an investment by Power Up Lending Group Ltd. Power Up invested $53,500, net to the Company is $50,000, for 62,000 shares of Series G preferred stock with additional tranches of financing up to $925,000 in the aggregate over the terms of the Series G preferred stock. Series G will be non-voting on any matters requiring shareholder vote. The Series G Preferred Stock will have cumulative dividends at the rate per share of 8% per annum. At any time during the period indicated below, after the date of the issuance of shares of Series G preferred stock, the Company will have the right, at the Company’s option, to redeem all of the shares of Series G preferred stock by paying an amount equal to: (i) the number of shares of Series G preferred stock multiplied by then stated value (including accrued dividends); (ii) multiplied by the corresponding percentage as follows: Day 1-60, 105%; Day 61-90, 110%; Day 91-120, 115%; and Day 121-180, 122%. After the expiration of the 180 days following the issuance date, except for mandatory redemption, the Company shall have no right to redeem the Series G preferred stock. Mandatory redemption occurs within 24 months. In addition, if the Company does not redeem the Series G preferred stock then Power Up will have the option to convert to common stock shares. The variable conversion price will be the value equal to a discount of 19% off of the trading price; which is calculated as the average of the three lowest closing bid prices over the last fifteen trading days. The conversion of Series G Preferred is subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% at the election of the holder of the Series G Preferred.

Due to the mandatory redemption feature of the Series G preferred stock, the total amount of proceeds of $125,000 was recorded as a liability. On June 4, 2021, the Company redeemed the January 2021 investment of $75,000 for $114,597, this $39,597 difference was recorded as interest expense. As of June 30, 2021, the amount outstanding was $50,000 and is presented as a liability. As of June 30, 2021, the Company has also accrued dividends of $1,915.

Warrants

The following table summarizes transactions involving the Company’s outstanding warrants to purchase common stock for the six months ended June 30, 2021:

Warrants
(Underlying Shares)
Outstanding, January 1, 2021	28,324,275
Issuances	3,437,300
Canceled / Expired	(1,729,662)
Exercised	-
Outstanding, June 30, 2021	30,031,913

F-67

The Company had the following shares reserved for the warrants as of June 30, 2021:

Warrants
(Underlying Shares)		Exercise Price	Expiration Date
7,185,000	(1)	$0.20 per share	12-Feb-23
325,000	(2)	$0.18 per share	4-Apr-22
215,000	(3)	$0.25 per share	1-Jul-22
100,000	(4)	$0.25 per share	1-Sep-22
7,500,000	(5)	$0.20 per share	17-Dec-24
250,000	(6)	$0.16 per share	31-Mar-25
2,597,705	(7)	$0.25 per share	30-Dec-22
2,597,705	(8)	$0.75 per share	30-Dec-22
4,713,603	(9)	$0.20 per share	30-Dec-22
59,600	(10)	$0.25 per share	23-Apr-23
50,000	(11)	$0.25 per share	30-Dec-22
50,000	(12)	$0.75 per share	30-Dec-22
700,000	(13)	$0.15 per share	21-May-23
250,000	(14)	$0.50 per share	23-Jun-23
1,000	(15)	$0.50 per share	10-Aug-22
1,250,000	(16)	$0.25 per share	22-Feb-23
196,000	(17)	$0.25 per share	3-Mar-24
239,950	(18)	$0.25 per share	5-May-24
207,750	(19)	$0.50 per share	5-May-24
1,130,000	(20)	$0.80 per share	17-May-23
200,000	(21)	$0.50 per share	31-May-23
63,600	(22)	$0.80 per share	31-May-23
150,000	(23)	$0.50 per share	31-May-24
30,031,913

(1)	Exchanged in January 2020 from amount issued as part of a February 2016 private placement with senior secured debt holder
(2)	Issued to investors for a loan in April 2019
(3)	Issued to investors for a loan in July 2019
(4)	Issued to investors for a loan in September 2019
(5)	Issued to investors for a loan in December 2019
(6)	Issued to investors for a loan in January 2020
(7)	Issued to investors as part of Series D Preferred Stock Capital raise in December 2020

F-68

(8)	Issued to investors as part of Series D Preferred Stock Capital raise in December 2020
(9)	Issued to investors as part of Series D Preferred Stock Capital raise in December 2020
(10)	Issued to a consultant for services in April 2020
(11) (12) (13) (14) (15) (16)

Issued to an investor as part of Series D Preferred Stock Capital raise in April 2020

Issued to an investor as part of Series D Preferred Stock Capital raise in April 2020

Issued to an investor for a loan in May 2020

Issued to an investor in exchange of debt in June 2020

Issued to a consultant for services in August 2020

Issued to a consultant (director) in February 2021

(17)	Issued to a consultant for Series F Preferred Stock Capital raise in March 2021
(18)	Issued to a consultant for Series F and Series F-2 Preferred Stock Capital raise in May 2021
(19)	Issued to a consultant for Series F and Series F-2 Preferred Stock Capital raise in May 2021
(20)	Issued to investors for 10% Debentures raise in May 2021
(21)	Issued to a consultant for 10% Debentures raise in May 2021
(22)	Issued to a consultant for 10% Debentures raise in May 2021
(23)	Issued to a consultant for 10% Debentures raise in May 2021

Footnote (1) - On January 16, 2020, the Company entered into an exchange agreement with GPB. This exchange agreement canceled the existing outstanding warrants, which were subject to anti-dilution and ratchet provisions, to purchase 35,937,500 shares of common stock at an exercise price of $0.04 per share and resulted in the issuance of new warrants to purchase 7,185,000 shares of common stock at a price of $0.20 per share. The new warrants have fixed exercise prices of $0.20. On January 8, 2021, the Company met the requirement by making the final payment of $750,000 as required by the exchange agreement with GPB, which canceled the previously issued warrants.

5. STOCK OPTIONS

On July 14, 2020, the Company granted 1,800,000 stock options to employees and consultants. The new Stock Plan (the “Plan”) allows for the issuance of incentive stock options, nonqualified stock options, and stock purchase rights. The exercise price of options was determined by the Company’s board of directors, but incentive stock options were granted at an exercise price equal to the fair market value of the Company’s common stock as of the grant date. Options historically granted have generally become exercisable over four years and expire ten years from the date of grant. The plan provides for stock options to be granted up to 10% of the outstanding common stock shares. On February 2, 2021, the Company granted an additional 25,000 stock options to one of its employees.

Outstanding stock options as of June 30, 2021 are as follows:

Stock options vested	894,114
Stock options unvested	930,886
Total stock options granted at June 30, 2021	1,825,000

Stock option activity for the six months ended June 30, 2021 is as follows:

	Shares	Weighted Average Exercise Price

Outstanding at beginning of year	1,800,000	$0.49
Options granted	25,000	0.49
Options exercised	-	-
Options expired/forfeited	-	-
Outstanding at end of the period	1,825,000	$0.49

F-69

6. LITIGATION AND CLAIMS

From time to time, the Company may be involved in various legal proceedings and claims arising in the ordinary course of business. Management believes that the dispositions of these matters, individually or in the aggregate, are not expected to have a material adverse effect on the Company’s financial condition. However, depending on the amount and timing of such disposition, an unfavorable resolution of some or all of these matters could materially affect the future results of operations or cash flows in a particular year.

As of June 30, 2021, and December 31, 2020, there was no accrual recorded for any potential losses related to pending litigation.

7. COMMITMENTS AND CONTINGENCIES

Operating Leases

In December 2009, the Company moved its offices, which comprise its administrative, research and development, marketing and production facilities to 5835 Peachtree Corners East, Suite B, Peachtree Corners, Georgia 30092. The Company leases 12,835 square feet.

On October 27, 2020, the Company amended the lease of its offices in Norcross, Georgia. The Company has extended the lease for sixty-two (62) months. The lease will begin on April 1, 2021 and end on May 31, 2026. Monthly rents for the one-year periods beginning on April 1, 2021 and ending on May 31, 2026 are: $8,824, $9,091, $9,370, $9,648, $9,936, and $10,236. Also, the Company will pay any additional rent for the Company’s proportionate share of basic costs and all other charges when due and payable under the lease. These costs are accounted for as variable costs and are not determinable at the lease commencement date and are not included in the measurement of the lease asset and liabilities. The landlord will abate the rent for the first two months. In addition, the Company will have a five-year renewal option effective June 1, 2026. The rent for the renewal option will be based upon prevailing market rate and shall escalate by three percent (3%). As of June 30, 2021, the right of use asset calculated for the amended lease was $403,014.

The Company recognizes lease expense on a straight-line basis over the estimated lease term and combine lease and non-lease components. Future minimum rental payments at June 30, 2021 under non-cancellable operating leases for office space and equipment are as follows (in thousands):

Year	Amount
2021	$62
2022	$108
2023	$112
2024	$115
2025	$118
Thereafter	$50
Total	$565
Less: Interest	$146
Present value of lease liability	$419

F-70

Related Party Contracts

On June 5, 2016, the Company entered into a license agreement with Shenghuo Medical, LLC pursuant to which the Company granted Shenghuo an exclusive license to manufacture, sell and distribute LuViva in Taiwan, Brunei Darussalam, Cambodia, Laos, Myanmar, Philippines, Singapore, Thailand, and Vietnam. Shenghuo was already the Company’s exclusive distributor in China, Macau and Hong Kong, and the license extended to manufacturing in those countries as well. Under the terms of the license agreement, once Shenghuo was capable of manufacturing LuViva in accordance with ISO 13485 for medical devices, Shenghuo would pay the Company a royalty equal to $2.00 or 20% of the distributor price (subject to a discount under certain circumstances), whichever is higher, per disposable distributed within Shenghuo’s exclusive territories. In connection with the license grant, Shenghuo was to underwrite the cost of securing approval of LuViva with Chinese Food and Drug Administration. At its option, Shenghuo also would provide up to $1.0 million in furtherance of the Company’s efforts to secure regulatory approval for LuViva from the U.S. Food and Drug Administration, in exchange for the right to receive payments equal to 2% of the Company’s future sales in the United States, up to an aggregate of $4.0 million. Pursuant to the license agreement, Shenghuo had the option to have a designee appointed to the Company’s board of directors (current director Richard Blumberg is the designee).

On September 6, 2016, the Company entered into a royalty agreement with one of its directors, John Imhoff, and another stockholder, Dolores Maloof, pursuant to which the Company sold to them a royalty of future sales of single-use cervical guides for LuViva. Under the terms of the royalty agreement, and for consideration of $50,000, the Company will pay them an aggregate perpetual royalty initially equal to $0.10, and from and after October 2, 2016, equal to $0.20, for each disposable that the Company sells (or that is sold by a third party pursuant to a licensing arrangement with the Company).

On January 22, 2020, the Company entered into a promotional agreement with a related party, which is partially owned by Mr. Blumberg, to provide investor and public relations services for a period of two years. As compensation for these services, the Company will issue a total of 5,000,000 warrants, broken into four tranches of 1,250,000. The warrants have a strike price of $0.25 and are subject to vesting based upon the close of the Series D offering and a minimum share price based on the 30-day VWAP. If the minimum share price per the terms of the agreement is not achieved, the warrants will expire three years after the issuance date. The warrants were valued using the Black Scholes model on the grant date of January 22, 2020, which resulted in a total fair value of $715,000. The Company did not appropriately expense the services received in connection with this agreement in 2020. The Company booked consulting expenses of $397,222 for the quarter ended June 30, 2021, which includes twelve months of expense for the year ended December 31, 2020. If the Company had properly accounted for the straight-line expensing of these services in 2020, net loss would have increased by $318,000 for a total net loss of $719,000 for the year ended December 31, 2020 and accumulated deficit would have increased to $140.2 million as of December 31, 2020. Unrecognized consulting expense to be recognized under this agreement is $238,534 as of June 30, 2021.

On March 10, 2021, the Company entered into a consulting agreement with Richard Blumberg. As a result of the consulting agreement Mr. Blumberg provided $350,000, which was recorded to subscription receivable, to the Company in exchange for the following: (1) on September 26, 2021, 900,000 3-year warrants with an exercise price of $0.30 and 400,000 common stock shares; (2) on March 26, 2022, 900,000 3-year warrants with an exercise price of $0.40 and 400,000 common stock shares; (3) on September 26, 2022, 900,000 3-year warrants with an exercise price of $0.50 and 400,000 common stock shares; and (4) on March 26, 2023, 900,000 3-year warrants with an exercise price of $0.60 and 400,000 common stock shares.

F-71

Other Commitments

On July 24, 2019, Shandong Yaohua Medical Instrument Corporation (“SMI”), agreed to modify its existing agreement. Under the terms of this modification, the Company agreed to grant (1) exclusive manufacturing rights, excepting the disposable cervical guides for the Republic of Turkey, and the final assembly rights for Hungary, and (2) exclusive distribution and sales for LuViva in jurisdictions, subject to the following terms and conditions. First, SMI shall complete the payment for parts, per the purchase order, for five additional LuViva devices. Second, in consideration for the $885,144 that the Company received, SMI will receive 12,147 common stock shares. Third, SMI shall honor all existing purchase orders it has executed to date with the Company, in order to maintain jurisdiction sales and distribution rights. If SMI needs to purchase cervical guides then it will do so at a cost including labor, plus ten percent markup. The Company will provide 200 cervical guides at no cost for the clinical trials. Fourth, the Company and SMI will make best efforts to sell devices after CFDA approval. With an initial estimate of year one sales of 200 LuViva devices; year two sales of 500 LuViva devices; year three sales of 1,000 LuViva devices; and year four sales of 1,250 LuViva devices. Fifth, SMI shall pay for entire costs of securing approval of LuViva with the Chinese FDA. Sixth, SMI shall arrange, at its sole cost, for a manufacturer in China to build tooling to support manufacture. In addition, SMI retains the right to manufacture for China, Hong Kong, Macau and Taiwan, where SMI has distribution and sales rights. For each single-use cervical guide sold by SMI in the jurisdictions, SMI shall transfer funds to escrow agent at a rate of $1.90 per device chip. If within 18 months of the license’s effective date, SMI fails to achieve commercialization of LuViva in China, SMI shall no longer have any rights to manufacture, distribute or sell LuViva. Commercialization is defined as: filing an application with the Chinese FDA for the approval of LuViva; any assembly or manufacture of the devices or disposables that begins in China; and purchase of at least 10 devices and disposables for clinical evaluations and regulatory use and or sales in the jurisdictions. On March 5, 2020 the Company had recorded an accrued liability for SMI of $692,335, which was reclassified to additional paid in capital and 12,147 common stock shares.

Contingencies

Based on the current outbreak of the Coronavirus SARS-CoV-2, the pathogen responsible for COVID-19, which has already had an impact on financial markets, there could be additional repercussions to the Company’s operating business, including but not limited to, the sourcing of materials for product candidates, manufacture of supplies for preclinical and/or clinical studies, delays in clinical operations, which may include the availability or the continued availability of patients for trials due to such things as quarantines, conduct of patient monitoring and clinical trial data retrieval at investigational study sites.

The future impact of the outbreak is highly uncertain and cannot be predicted, and the Company cannot provide any assurance that the outbreak will not have a material adverse impact on the Company’s operations or future results or filings with regulatory health authorities. The extent of the impact to the Company, if any, will depend on future developments, including actions taken to contain the coronavirus.

8. NOTES PAYABLE

Notes Payable in Default

At June 30, 2021 and December 31, 2020, the Company maintained notes payable to both related and non-related parties totaling approximately $308,000 and $329,000, respectively. These notes are short term, straight-line amortizing notes. The notes carry annual interest rates between 0% and 10% and have default rates as high as 20%. The Company is accruing interest at the default rate of 18.0% on loan to Mr. Mermelstein. As described in Note 4: STOCKHOLDERS’ DEFICIT, certain notes payable in default outstanding had been exchanged for equity and cash as described in the note.

During 2021, notes payable of $1,000 due to Dr. Cartwright were paid off and notes payable of $26,000 due to Mr. Fowler were brought current and not in default. The note payable to GPB was exchanged as part of the exchange as described in Note 10: CONVERTIBLE DEBT.

The following table summarizes the Notes payable in default, including related parties:

	June 30, 2021	December 31, 2020
Mr. Mermelstein	$308	$285
Dr. Cartwright	-	1
Mr. Fowler	-	26
GPB	-	17
Notes payable in default	$308	$329

F-72

The notes payable to related parties was nil of the $308,000 balance at June 30, 2021 and $27,000 of the $329,000 balance at December 31, 2020.

Short Term Notes Payable

At June 30, 2021 and December 31, 2020, the Company maintained short term notes payable to both related and non-related parties totaling $65,000 and $96,000, respectively. These notes are short term, straight-line amortizing notes. The notes carry annual interest rates between 5% and 19%.

During 2019, the Company issued promissory notes to Mr. Cartwright and Mr. Faupel, in the amounts of approximately $41,000 and $5,000, respectively. The notes were initially issued with 0% interest, however interest increased to 6.0% interest 90 days after the Company received $1,000,000 in financing proceeds.

On July 4, 2020, the Company entered into a premium finance agreement to finance its insurance policies totaling $109,000. The note requires monthly payments of $11,299, including interest at 4.968% and matured in April 2021. As of June 30, 2021, the balance was paid.

On December 21, 2016 and January 19, 2017, the Company issued promissory notes to Mr. Fowler, in the amounts of approximately $26,400 and accrued interest of $18,718. This note carries a monthly payment of $3,850. The notes were initially issued with 0% interest and then went into default with an interest rate of 18%. As part of the March 22, 2021, exchange agreement these notes were brought current and will accrue interest at 6%. As of June 30, 2021 the outstanding balance was $19,508 (At December 31, 2020 this note was recorded in the Notes payable in default section of the Balance Sheet).

The following table summarizes the Short-term notes payable, including related parties:

	June 30, 2021	December 31, 2020
Dr. Cartwright	$41	$46
Dr. Faupel	5	5
Mr. Fowler	19	-
Premium Finance (insurance)	-	45
Short-term notes payable, including related parties	$65	$96

The short-term notes payable past due to related parties was $65,000 at June 30, 2021 and $51,000 of the $96,000 balance at December 31, 2020.

Troubled Debt Restructuring

During the six months ended June 30, 2020, the debt extinguished for Notes Payable was $1,808,712 this debt was exchanged for common stock shares and warrants as described in the Notes to the financial statements. The Company determined that these notes had a total fair value of $2,235,811, resulting in a loss on extinguishment of debt of $427,099 which is recorded in other income (expense) on the accompanying consolidated statements of operations. Included in that total was an amount that an investor forgave of approximately $29,000 of debt, which was recorded as a gain for extinguishment of debt. This debt extinguished met the criteria for troubled debt. The basic criteria are that the borrower is troubled, i.e., they are having financial difficulties, and a concession is granted by the creditor. Due to the Company being in default on several of its loans the debt is considered troubled debt.

F-73

9. SHORT-TERM CONVERTIBLE DEBT

Related Party Convertible Note Payable – Short-Term

On June 5, 2016, the Company entered into a license agreement with a distributor pursuant to which the Company granted the distributor an exclusive license to manufacture, sell and distribute the Company’s LuViva Advanced Cervical Cancer device and related disposables in Taiwan, Brunei Darussalam, Cambodia, Laos, Myanmar, Philippines, Singapore, Thailand, and Vietnam. The distributor was already the Company’s exclusive distributor in China, Macau and Hong Kong, and the license will extend to manufacturing in those countries as well.

As partial consideration for, and as a condition to, the license, and to further align the strategic interests of the parties, the Company agreed to issue a convertible note to the distributor, in exchange for an aggregate cash investment of $200,000. The note will provide for a payment to the distributor of $240,000, due upon consummation of any capital raising transaction by the Company within 90 days and with net cash proceeds of at least $1.0 million. As of December 31, 2019, the Company had a note due of $512,719. As of December 31, 2020, the note had been exchanged for common stock shares and warrants. This was part of the exchange made on January 8, 2020, for $790,544 of debt outstanding for: 1,905,270 common stock shares issued on March 23, 2020; 496,602 warrants issued to purchase common stock shares at a strike price of $0.20; 692,446 warrants issued to purchase common stock shares at a strike price of $0.25; and 692,446 warrants issued to purchase common stock shares at a strike price of $0.75.

Short-term Convertible Notes Payable

Auctus

On December 17, 2019, the Company entered into a securities purchase agreement and convertible note with Auctus. The convertible note issued to Auctus will be for a total of $2.4 million. The first tranche of $700,000 was received in December 2019 and matures December 17, 2021 and accrues interest at a rate of ten percent (10%) . The note may not be prepaid in whole or in part except as otherwise explicitly allowed. Any amount of principal or interest on the note which is not paid when due shall bear interest at the rate of the lessor of 24% or the maximum permitted by law (the “default interest”). The variable conversion prices shall equal the lesser of: (i) the lowest trading price on the issue date, and (ii) the variable conversion price. The variable conversion price shall mean 95% multiplied by the market price (the market price means the average of the five lowest trading prices during the period beginning on the issue date and ending on the maturity date), minus $0.04 per share, provided however that in no event shall the variable conversion price be less than $0.15. If an event of default under this note occurs and/or the note is not extinguished in its entirety prior to December 17, 2020 the $0.15 price shall no longer apply.

In connection with the first tranche of $700,000, the Company issued to 7,500,000 warrants to purchase common stock at an exercise price of $0.20. The fair value of the warrants at the date of issuance was $745,972 and was $635,000 allocated to the warrant liability and a loss of $110,972 was recorded at the date of issuance for the amount of the fair value in excess of the net proceeds received of $635,000. The $700,000 proceeds were received net of debt issuance costs of $65,000 (net proceeds of $635,000, after administrative and legal expenses Company received $570,000). The Company used $65,000 of the proceeds to make a partial payment of the $89,250 convertible promissory note issued on July 3, 2018 to Auctus. The Company made a $700,000 payment on June 1, 2021, which resulted in a prepayment penalty of $350,000 being assessed to the Company. The Company recorded this prepayment penalty as interest expense. Interest will not be assessed on the prepayment penalty. As of June 30, 2021 and December 31, 2020, $350,000 and $700,000, respectively, remained outstanding. As of June 30, 2021, accrued interest was paid in full and at December 31, 2020 $73,889 remained outstanding. Further, as June 30, 2021 and December 31, 2020, the Company had unamortized debt issuance costs of $0 and $31,146, respectively and an unamortized debt discount on warrants of $0, and $304,271, respectively and providing a net balance of $350,000 and $364,583, respectively.

On May 27, 2020, the Company received the second tranche in the amount of $400,000, from the December 17, 2019 securities purchase agreement and convertible note with Auctus. The net amount paid to the Company was $313,000 This second tranche is part of the convertible note issued to Auctus for a total of $2.4 million of which $700,000 has already been provided by Auctus. The notes maturity date is December 17, 2021 and an interest rate of ten percent (10%) . The note may not be prepaid in whole or in part except as otherwise explicitly allowed. Any amount of principal or interest on the note which is not paid when due shall bear interest at the rate of the lessor of 24% or the maximum permitted by law (the “default interest”). The variable conversion prices shall equal the lesser of: (i) the lowest trading price on the issue date, and (ii) the variable conversion price. The variable conversion price shall mean 95% multiplied by the market price (the market price means the average of the five lowest trading prices during the period beginning on the issue date and ending on the maturity date), minus $0.04 per share, provided however that in no event shall the variable conversion price be less than $0.15. If an event of default under this note occurs and/or the note is not extinguished in its entirety prior to December 17, 2020 the $0.15 price shall no longer apply. The last tranche of $1.3 million will be received within 60 days of the S-1 registration statement becoming effective. The conversion price of the notes will be at market value with a minimum conversion amount of $0.15. In addition, as part of this transaction the Company was required to pay a 2.0% fee to a registered broker-dealer. As of June 30, 2021 and December 31, 2020, $400,000 remained outstanding and accrued interest of $44,333 and $24,222, respectively. Further, as of June 30, 2021 and December 31, 2020, the Company had unamortized debt issuance costs of $30,336 and $47,086, providing a net balance of $369,664 and $352,914. As of June 30, 2021 the bifurcated/derivative liability was $28,800.

F-74

The total outstanding balance for the first two tranches outstanding as of June 30, 2021 and December 31, 2020, was approximately $400,000 and $1,100,000, respectively.

In addition, the Company determined that the conversion option needed to be bifurcated from the debt arrangement and will be valued at fair value each reporting period. The initial value at the date of issuance deemed to be $0 due to the presence of the $0.15 floor price.

The following table summarizes the Short-term Convertible Notes Payable (including debt in default):

	June 30, 2021	December 31, 2020
Auctus Tranche 2 (December 17, 2019 note)	$400	$400
Auctus prepayment penalty (December 17, 2019 note)	350	-
Auctus Tranche 1 (December 17, 2019 note)	-	700
Auctus (March 31, 2020 note)	-	113
Debt discount and issuance costs to be amortized	(30)	(262)
Convertible notes payable – short-term	$720	$951

Troubled Debt Restructuring

The prepayment penalty to Auctus was recorded as debt extinguished for Short-term Convertible Notes Payable. This prepayment penalty resulted in a loss of $350,000. This debt extinguished met the criteria for troubled debt. The basic criteria are that the borrower is troubled, i.e., they are having financial difficulties, and a concession is granted by the creditor. Due to the Company being in default on several of its loans the debt is considered troubled debt.

During 2021, the prepayment penalty to Auctus was recorded as debt extinguished for Short-term Convertible Notes Payable. This prepayment penalty resulted in a loss of $350,000. In addition, the gain recognized for the extinguishment of the derivative liability due to the payoff of the $700,000 loan to Auctus of $84,000 was recorded. This debt extinguished met the criteria for troubled debt. The basic criteria are that the borrower is troubled, i.e., they are having financial difficulties, and a concession is granted by the creditor. Due to the Company being in default on several of its loans the debt is considered troubled debt.

10. CONVERTIBLE DEBT

Short-term convertible notes payable

Senior Secured Promissory Note

As of June 30, 2021, all Senior Secured debt due to GPB had been exchanged for 2,236 Series F-2 preferred stock shares in accordance with the terms of the January 15, 2020 exchange agreement. In addition, the common stock purchase warrant exercise price had been adjusted to $0.20 and the number of common stock shares exchangeable for was 7,185,000. The exchange agreement was subject to the Company meeting repayment conditions, which the Company did. Those conditions involved in part the repayment of $450,000, $100,000 and $950,000 for the completion of each Auctus financing tranche. Further on September 2, 2020, the Company made a payment of $50,000, which provided the Company a four-month forbearance as well as paying and additional $150,000 to reduce the balance outstanding at that time. On January 8, 2021, the Company made the final payment of $750,000 as required by this exchange agreement with GPB.

F-75

On February 12, 2016, the Company entered into a securities purchase agreement with GPB Debt Holdings II LLC (“GPB”) for the issuance of a $1,437,500 senior secured convertible note for an aggregate purchase price of $1,029,000 (representing an original issue discount of $287,500 and debt issuance costs of $121,000). On May 28, 2016, the balance of the note was increased by $87,500 for a total principal balance of $1,525,000. On December 7, 2016, the Company entered into an exchange agreement with GPB and as a result the principal balance increased by a transfer $312,500 (see – “Senior Secured Promissory Note”) for a total principal balance of $1,837,500.

In connection with the transaction, on February 12, 2016, the Company and GPB entered into a four-year consulting agreement, pursuant to which the investor will provide management consulting services to the Company in exchange for a royalty payment, payable quarterly, equal to 3.85% of the Company’s revenues from the sale of products. As of June 30, 2021 and December 31, 2020, and 2019, GPB had earned approximately $35,000 in royalties that are unpaid. Based on the exchange agreement GPB will no longer earn royalties.

As of December 31, 2020, the balance due on the convertible debt was $1,709,414, consisting of principal of $1,362,384 and a prepayment penalty of $347,030. Interest accrued on the note total $1,233,637 at December 31, 2020, and is included in accrued expenses on the accompanying consolidated balance sheet.

The Company used a placement agent in connection with the transaction. For its services, the placement agent received a cash placement fee equal to 4% of the aggregate gross proceeds from the transaction and a warrant to purchase shares of common stock equal to an aggregate of 6% of the total number of shares underlying the securities sold in the transaction, at an exercise price equal to, and terms otherwise identical to, the warrant issued to the investor. Finally, the Company agreed to reimburse the placement agent for its reasonable out-of-pocket expenses. The warrants issued to that placement agent had expired during the six months ended June 30, 2021.

Other Convertible Debt

GHS

Effective May 19, 2017, the Company entered into a securities purchase agreement with GHS for the purchase of a $66,000 convertible promissory note for the purchase of $60,000 in net proceeds (representing a 10% original issue discount of $6,000). The accrued interest rate of 8% per year until it matured in December 31, 2017. Beginning February 2018, the note is convertible, in whole or in part, at the holder’s option, into shares of the Company’s stock at a conversion price equal to 60% of the lowest trading price during the 25 trading days prior to conversion. Upon the occurrence of an event of default, the note will bear interest at a rate of 20% per year and the holder of the note may require the Company to redeem or convert the note at 150% of the outstanding principal balance. GHS converted $12,700 of principal and accrued interest during the year ended December 31, 2019. On December 16, 2020, the Company paid $25,000 on the note balance. At June 30, 2021 the note was paid in full. On December 31, 2020, the balance due on this note was $63,520 including a default penalty of $37,926. Interest accrued on the note totaled $17,816, at December 31, 2020 and is included in accrued expenses on the accompanying consolidated balance sheet.

Effective May 17, 2018, the Company entered into a securities purchase agreement with GHS for the purchase of a convertible promissory note with a principal of $9,250 for a purchase price of $7,500 (representing an original issue discount of $750 and debt issuance costs of $1,000). The note accrued interest at a rate of 8% per year until its matured June 17, 2019. Beginning February 2018, the note is convertible, in whole or in part, at the holder’s option, into shares of the Company’s stock at a conversion price equal to 70% of the lowest trading price during the 25 trading days prior to conversion (if the note cannot be converted due to Depository Trust Company freeze then rate decreases to 60%). Upon the occurrence of an event of default, the note will bear interest at a rate of 20% per year and the holder of the note may require the Company to redeem or convert the note at 150% of the outstanding principal balance. As of June 30, 2021, the note was paid in full. At December 31, 2020, the balance due on this note was $14,187, including a default penalty of $4,937. Interest accrued on the note totaled $5,006 at December 31, 2020, and is included in accrued expenses on the accompanying consolidated balance sheet.

F-76

Effective June 22, 2018, the Company entered into a securities purchase agreement with GHS for the purchase of a $68,000 convertible promissory note for a purchase price of $60,000 (representing an original issue discount of $6,000 and debt issuance costs of $2,000). At issuance, the Company recorded a $29,143 beneficial conversion feature, which was fully amortized at December 31, 2019. The accrued interest at a rate of 10% per year until it matured on June 22, 2019. Beginning May 2019, the note is convertible, in whole or in part, at the holder’s option, into shares of the Company’s stock at a conversion price equal to 70% of the lowest trading price during the 25 trading days prior to conversion (if the note cannot be converted due to Depository Trust Company freeze then rate decreases to 60%). Upon the occurrence of an event of default, the note will bear interest at a rate of 20% per year and the holder of the note may require the Company to redeem or convert the note at 150% of the outstanding principal balance. At June 30, 2021 the note was paid in full. At December 31, 2020, the balance due on this note was $103,285 and includes a default penalty of $35,285. Interest accrued on the note totals $0 and $39,644 at June 30, 2021 and December 31, 2020, respectively, and is included in accrued expenses on the accompanying consolidated balance sheet.

Auctus

On May 22, 2020, the Company entered into an exchange agreement with Auctus. Based on this agreement the Company exchanged three outstanding notes, in the amounts of $150,000, $89,250, and $65,000 for a total amount $328,422 of debt outstanding, as well as any accrued interest and default penalty, for: $160,000 in cash payments (payable in monthly payments of $20,000), converted a portion of the notes pursuant to original terms of the notes into 500,000 restricted common stock shares (shares were issued on June 3, 2020); and 700,000 warrants issued to purchase common stock shares at a strike price of $0.15. The fair value of the common stock shares was $250,000 (based on a $0.50 fair value for the Company’s stock) and of the warrants to purchase common stock shares was $196,818 (based on a $0.281 black scholes fair valuation). During the year ended December 31, 2020, the Company paid $100,000 to reduce the outstanding balance. As of June 30, 2021, the balance was paid in full. At December 31, 2020, a balance of $40,000 remained to be paid for these exchanged loans.

Auctus notes exchanged in the May 22, 2020 transaction

Effective March 20, 2018, the Company entered into a securities purchase with Auctus Fund, LLC (“Auctus”) for the issuance of a $150,000 convertible promissory note and warrants exercisable for 4,262 shares of the Company’s common stock. At issuance, the Company recorded a $97,685 beneficial conversion feature, which was fully amortized at December 31, 2018. The warrants are exercisable at any time, at an exercise price equal to $0.04 per share, subject to certain customary adjustments and price-protection provisions contained in the warrant. The warrants have a five-year term. The note accrued interest at a rate of 12% per year until it matured in December 2018. Beginning December 2018, the note is convertible, in whole or in part, at the holder’s option, into shares of the Company’s stock at a conversion price equal to 60% of the lowest trading price during the 20 trading days prior to conversion. Upon the occurrence of an event of default, the note will bear interest at a rate of 24% per year and the holder of the note may require the Company to redeem or convert the note at 150% of the outstanding principal balance. On May 22, 2020, the default penalty and outstanding interest was exchanged as described in the preceding paragraph. As of June 30, 2021, the note was paid in full. During the year ended December 31, 2020, the Company paid $100,000 to reduce the outstanding balance. As of December 31, 2020, a balance of $40,000 remained to be paid for these exchanged loans.

Convertible Notes in default

On March 31, 2020, we entered into a securities purchase agreement with Auctus Fund, LLC for the issuance and sale to Auctus of $112,750 in aggregate principal amount of a 12% convertible promissory note. On June 30, 2020, we issued the note to Auctus and issued 250,000 five-year common stock warrants at an exercise price of $0.16. On April 3, 2020, we received net proceeds of $100,000. The note matured on January 26, 2021 and accrues interest at a rate of 12% per year. We may not prepay the note, in whole or in part. After the 90th calendar day after the issuance date, and ending on the later of maturity date and the date of payment of the default amount, Auctus may convert the note, at any time, in whole or in part, provided such conversion does not provide Auctus with more than 4.99% of the outstanding common share stock. The conversion may be converted into shares of the our common stock, at a conversion price equal to the lesser of: (i) the lowest Trading Price during the twenty-five (25) trading day period on the last trading prior to the issue date and (ii) the variable conversion price (55% multiplied by the market price, market price means the lowest trading price for the common stock during the twenty-five (25) trading day period ending on the latest complete trading day prior to the conversion date. Trading price is the lowest trade price on the trading market as reported. The note includes customary events of default provisions and a default interest rate of 24% per year. As of June 30, 2021 and December 31, 2020, the note outstanding was $168,561(which includes a default penalty of $55,811) and $112,750, respectively. In addition, as of June 30, 2021 and December 31, 2020, unamortized debt issuance costs of $0 and $5,100 and interest of $16,656 and $10,260 are included in accrued expenses on the accompanying consolidated balance sheet, respectively.

F-77

The following table summarizes the Convertible notes (including debt in default):

	June 30, 2021		December 31, 2020
GPB	$-	$-	$1,709	$1,709
GHS	-		64
	-		14
	-	-	103	181
Auctus	169	169	-	40
Convertible notes, past due (including debt in default)		$169		$1,930

As of June 30, 2021, the outstanding balances were $168,561 for debt in default for Auctus. At December 31, 2021 the balance of $1,930,000 was past due.

Troubled Debt Restructuring

During 2021, the Company restructured debt with GPB resulting in the exchange of $1,709,000 of convertible debt. This debt restructure met the criteria for troubled debt. The basic criteria are that the borrower is troubled, i.e., they are having financial difficulties, and a concession is granted by the creditor.

11. LONG-TERM DEBT

Long-term Debt – Related Parties

On July 24, 2019, Dr. Faupel and Mr. Cartwright agreed to an addendum to the debt restructuring exchange agreement and to modify the terms of the original exchange agreement. Under this modification Dr. Faupel and Mr. Cartwright agreed to extend the note to be due in full on the third anniversary of that agreement. The modification also included simple interest at a 6% rate, with the principal and accrued interest due in total at the date of maturity or February 18, 2023.

During the quarter ended September 30, 2018, the Company entered into an exchange agreement dated July 14, 2018, Dr Faupel, agreed to exchange outstanding amounts due to him for loans, interest, bonus, salary and vacation pay in the amount of $661,000 for a $207,000 promissory note dated September 4, 2018. As a result of the exchange agreement, the Company recorded a gain for extinguishment of debt of $199,000 and a capital contribution of $235,000 during the year ended December 31, 2018. The resulting difference of $20,000 was recorded to accrued interest. In the July 20, 2018 exchange agreement, Dr, Cartwright, agreed to exchange outstanding amounts due to him for loans, interest, bonus, salary and vacation pay in the amount of $1,621,000 for a $319,000 promissory note dated September 4, 2018. As a result of the exchange agreement, the Company recorded a gain for extinguishment of debt of $840,000 and a capital contribution of $432,000 during the year ended December 31, 2018. The resulting difference of $30,000 was recorded to accrued interest and elimination of debt.

F-78

On February 19, 2021, the Company entered into a new promissory note replacing the original note from September 4, 2018, with Mark Faupel and Gene Cartwright. For Dr. Cartwright the principal amount on the new note was $267,085, matures on February 18, 2023, and will accrue interest at a rate of 6%. For Dr. Faupel the principal amount on the new note was $153,178, matures on February 18, 2023, and will accrue interest at a rate of 6%.

On February 19, 2021, the Company exchanged $100,000 and $85,000 of long-term debt for Dr. Cartwright and Dr. Faupel in exchange for 100 and 85 shares of Series F-2 Preferred Stock, respectively.

The table below summarizes the detail of the exchange agreement:

For Dr. Faupel:

Salary	$134
Bonus	20
Vacation	95
Interest on compensation	67
Loans to Company	196
Interest on loans	149
Total outstanding prior to exchange	$661
Amount forgiven	(454)
Total Interest accrued through December 31, 2020	29
Balance outstanding at December 31, 2020	$236
Exchange for Series F-2 Preferred Stock	(85)
Interest accrued through June 30, 2021	7
Balance outstanding at June 30, 2021	$158

For Dr. Cartwright:

Salary	$337
Bonus	675
Interest on compensation	528
Loans to Company	196
Interest on loans	149
Total outstanding prior to exchange	$1,621
Amount forgiven	(1,302)
Total Interest accrued through December 31, 2020	45
Balance outstanding at December 31, 2020	$364
Exchange for Series F-2 Preferred Stock	(100)
Interest accrued through June 30, 2021	7
Balance outstanding at June 30, 2021	$271

F-79

On March 22, 2021, the Company entered into an exchange agreement with Richard Fowler. As of December 31, 2020, the Company owed Mr. Fowler $546,214 ($412,624 in deferred salary and $133,590 in accrued interest). The Company exchanged $50,000 of the amount owed of $546,214 for 50 share of Series F-2 Preferred Shares (convertible into 200,000 common stock shares), and a $150,000 unsecured note and Mr. Fowler remains on the Company’s health insurance plan. The note accrues interest at the rate of 6% (18% in the event of default) beginning on March 22, 2022 and is payable in monthly installments of $3,580 for four years, with the first payment being due on March 15, 2022. The effective interest rate of the note is 3.0%. Mr. Fowler also has a short-term note for $26,400 and $18,718 in accrued interest. Mr. Fowler forgave $86,554 and may forgive up to $259,661 if the Company complies with the repayment plan described above.

Future debt obligations which are recorded in the Long-term debt-related parties includes: $271,000, $158,000 and $150,000 for a total of $579,000 for Dr. Cartwright, Dr. Faupel, and Mr. Fowler, respectively. Future debt obligations at June 30, 2021 for Long-term Debt – Related Parties are as follows (in thousands):

2021	$-
2022	-
2023	462
2024	43
2025	43
Thereafter	31
Totals	$579

Long-term debt

On May 4, 2020, the Company received a loan from the Small Business Administration (SBA) pursuant to the Paycheck Protection Program (PPP) as part of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) in the amount of $50,184. The loan bears interest at a rate of 1.00%, and matures in 24 months, with the principal and interest payments being deferred until the date of forgiveness with interest accruing, then converting to monthly principal and interest payments, at the interest rate provided herein, for the remaining eighteen (18) months. Lender will apply each payment first to pay interest accrued to the day Lender received the payment, then to bring principal current, and will apply any remaining balance to reduce principal. Payments must be made on the same day as the date of this Note in the months they are due. Lender shall adjust payments at least annually as needed to amortize principal over the remaining term of the Note. Under the provisions of the PPP, the loan amounts will be forgiven as long as: the loan proceeds are used to cover payroll costs, and most mortgage interest, rent, and utility costs over a 24-week period after the loan is made; and employee and compensation levels are maintained. In addition, payroll costs are capped at $100,000 on an annualized basis for each employee. Not more than 40% of the forgiven amount may be for non-payroll costs. As of June 30, 2021 and December 31, 2020, the outstanding balance was $24,331 (this amount is recorded in current portion of long-term debt) and $50,477, including $331 and $293 in accrued interest, respectively. The Company was notified that the application for loan forgiveness was approved in the amount of $23,742 in principal and $234 in interest. The Company is planning on appealing the amount forgiven.

F-80

Long-term convertible debt

10% Senior Unsecured Convertible Debenture

On May 17, 2021, the Company issued 10% Senior Unsecured convertible debentures to investors, which mature on May 17, 2024 (the “Maturity Date”). The Company subscribed $1,130,000 of the $1,000 convertible debentures. The terms of the debentures are as follows: 1) the principal amount of some or all of the convertible debentures and accrued interest are convertible into common stock shares at the holder’s option, at a price of $0.50 per common stock share (the “conversion price”), subject to adjustment in certain events, at any time prior to maturity date; 2) upon successful uplist to a U.S. National Exchange, the note will automatically convert into the uplisting financing; 3) each debenture unit will have a right to 1,000 warrants for common stock shares, warrants have an exercise price of $0.80 and an expiration date of May 17, 2023; 4) if a Change of Control (as defined in the Convertible Debenture Certificate) occurs prior to the Maturity Date, unless the holder elects in writing to convert the Convertible Debentures into common shares, the Company will repay in cash upon the closing of such Change of Control all outstanding principal and accrued interest under each Convertible Debenture plus a Change of Control premium equal to an additional 3% of the outstanding principal sum under such Convertible Debenture. Prior to the closing of an Change of Control, in lieu of repayment as set forth in the preceding sentence, the holder has the right to elect in writing to convert, effective immediately prior to the effective date of such Change of Control, all outstanding principal and accrued Interest under the Convertible Debentures into common shares at the Conversion Price; 5) Subject to a holder’s option of electing conversion prior to the Redemption Date (as such term is defined below), on or after the date that is 24 months from the Closing Date if the daily volume weighted average trading price of the common shares is $1.50 per common share or more for each trading day over a 30 consecutive trading day period, the Company may, at any time and from time to time thereafter (the “Redemption Date”), at its option, redeem all, or any portion of the Convertible Debentures for either: (i) a cash payment (in the form of a certified cheque or bank draft) that is equal to all outstanding principal and accrued interest under each Convertible Debenture up to the Redemption Date; or (ii) by issuing and delivering common shares to the holders of Convertible Debentures at a deemed price of US$0.50 per common share that is equal to all outstanding principal and accrued interest under each Convertible Debenture up to the Redemption Date, or any combination of (i) or (ii), upon not less than 30 days and not more than 60 days prior written notice in the manner provided in the Debenture Certificate, to the holder of Convertible Debentures.

At June 30, 2021, the balance due on the 10% Senior Secured Convertible Debenture was $1,130,000 and accrued interest of $14,103. At June 30, 2021, the Company had also recorded a bond payable discount of $375,000, leaving a net balance of $755,000. At June 30, 2021, the Company had unamortized debt issuance costs of $83,520, for a net balance of $341,597.

Troubled Debt Restructuring

The debt extinguished for Dr. Cartwright, Mr. Fowler and Dr. Faupel meet the criteria for troubled debt. The basic criteria are that the borrower is troubled, i.e., they are having financial difficulties, and a concession is granted by the creditor. Due to the Company being in default on several of its loans the debt is considered troubled debt. During the six months ended June 30, 2021, the Company recorded a gain of $86,554 for Mr. Fowler’s debt exchange.

12. INCOME (LOSS) PER COMMON SHARE

Basic net income (loss) per share attributable to common stockholders, amounts are computed by dividing the net income (loss) plus preferred stock dividends and deemed dividends on preferred stock by the weighted average number of shares outstanding during the year.

Diluted net income (loss) per share attributable to common stockholders amounts are computed by dividing the net income (loss) plus preferred stock dividends, deemed dividends on preferred stock, after-tax interest on convertible debt and convertible dividends by the weighted average number of shares outstanding during the year, plus Series C, Series D, Series E, Series F and Series F-2 convertible preferred stock, Series G preferred stock, convertible debt, convertible preferred dividends and warrants convertible into common stock shares.

F-81

The following table sets forth pertinent data relating to the computation of basic and diluted net loss per share attributable to common shareholders.

In thousands	June 30,
	2021	2020

Net loss	$(1,871)	$(4,049)
Basic weighted average number of shares outstanding	13,226	8,463
Net loss per share (basic)	$(0.14)	$(0.48)
Diluted weighted average number of shares outstanding	13,226	8,463
Net loss per share (diluted)	$(0.14)	$(0.48)

Dilutive equity instruments (number of equivalent units):
Stock options	-	-
Preferred stock	18,316	-
Convertible debt	1,281	31,228
Warrants	17,869	5,341
Total Dilutive instruments	37,466	36,569

For period of net loss, basic and diluted earnings per share are the same as the assumed exercise of warrants and the conversion of convertible debt are anti-dilutive.

Troubled Debt Restructuring

As provided in the preceding footnotes, several transactions met the basic criteria for troubled debt, which are that the borrower is troubled, i.e., they are having financial difficulties, and a concession is granted by the creditor. Due to the Company being in default on several of its loans the debt is considered troubled debt. As of June 30, 2021, the total troubled debt restructuring was $179,000, since this amount has already been recorded as a loss on extinguishment of debt the loss would not have any impact on the per share calculation. As of June 30, 2020, the troubled debt restructuring for Convertible Debt, based on the reduction in warrants outstanding would have an effect on the Company’s diluted earnings per share calculation for June 30, 2020, but not on the basic earnings per share calculation. However, for the six months ended June 30, 2020 the basic and diluted earnings per share would have remained the same as the Company had a loss.

13. SUBSEQUENT EVENTS

On July 22, 2021 the Company held its 2021 Annual Meeting of Stockholders. At this meeting the following proposals were approved: (1) the election of the director-nominees (the “Directors”) of the Company’s board of directors (the “Board”); (2) the ratification of the appointment of UHY LLP as the Company’s independent registered public accounting firm; (3) an amendment to the Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to enable a potential reverse split of the issued and outstanding shares of Common Stock at a ratio of up to 1-for-20, with such ratio to be determined at the sole discretion of the Board and with such reverse split to be effected at such time and date on or before December 31, 2021, if at all, as determined by the Board in its sole discretion (the “Reverse Split Proposal”); (4) the adoption of an amendment to the Certificate of Incorporation, to, among other things, decrease the Company’s authorized common stock from 3,000,000,000 shares to 500,000,000 shares (the “Charter Proposal”); (5) the adoption of an amendment to the Company’s Certificate of Designation of the Series F preferred stock to increase the number of authorized shares from 1,500 to 4,000 with such increase to be determined at the sole discretion of the Board and with such increase to be effected at such time and date on or before December 31, 2021, if at all, as determined by the Board in its sole discretion (the “Series F Increase”); (6) the approval, on an advisory basis, of the compensation of our named executive officers (“Compensation of Executive Officers”); and (7) approval of the frequency of conducting future stockholder advisory votes on the compensation of named executive officers, the options being one year, two years or three years (“Frequency Proposal”).

F-82

Up to [•] Shares of Common Stock

or

Up to [•] Pre-Funded Warrants to Purchase Shares of Common Stock

and

[•] Warrants to Purchase Shares of Common Stock

Guided Therapeutics, Inc.

PROSPECTUS

Book-Running Manager

Roth Capital Partners

The date of this prospectus is             , 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriter fees to be paid by us in connection with the sale of the shares of our securities being registered hereby. All amounts are estimates except for the SEC registration fee, the FINRA filing fee and the NASDAQ listing fee. All such expenses will be borne by the Company.

SEC registration fee	$
FINRA filing fee
Nasdaq listing fee
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar fees and expenses	*
Miscellaneous	*
Total	$ *

* To be completed by amendment.

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the Delaware General Corporation Law also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Our amended and restated bylaws provide that, we shall indemnify and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person, or the person for whom he is the legally representative, is or was a director or officer of ours, against all liabilities, losses, expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation provides that we shall, indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of ours, or any predecessor of us, or serves or served at any other enterprise as a director, officer or employee at the request of us or any predecessor to us.

II-1

Our amended and restated bylaws provide we shall, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of us, or is or was serving at the request of us as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) and amounts paid in settlement (if such settlement is approved in advance by us, which approval shall not be unreasonably withheld) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in manner he reasonably believed to be in or not opposed to the best interests of us, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding any other provision of this Article VI, no person shall be indemnified hereunder for any expenses or amounts paid in settlement with respect to any action to recover short-swing profits under Section 16(b) of the Securities Exchange Act of 1934, as amended.

Expenses incurred by such a person in defending a civil or criminal action, suit or proceeding by reason of the fact that such person he is or was a director, officer, employee or agent of us, or is or was serving at the request of us, or by or in the right of us to procure a judgment in our favor by reason of the fact that he is a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise, shall be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by us as authorized by relevant sections of the Delaware General Corporation Law.

The indemnification rights provided in our amended and restated bylaws shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, continue as to such person who has ceased to be a director or officer, and inure to the benefit of the heirs, executors and administrators of such a person.

If the Delaware General Corporation Law is amended to expand further the indemnification permitted to indemnitees, then we shall indemnify such persons to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Our amended and restated bylaws shall be deemed to be a contract between us and each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that person is or was, or has agreed to become, a director or officer of ours, or is or was serving, or has agreed to serve, at our request, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, at any time while this by-law is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

The indemnification provision of our amended and restated bylaws does not affect directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of ours, or is or was serving at our request as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not we would have the power to indemnify him against liability under the provisions of this section. We currently maintain such insurance.

The right of any person to be indemnified is subject to our right, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at our expense of by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

II-2

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered herewith, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities1

In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act:

On May 22, 2020, the Company entered into an exchange agreement with Auctus. Based on this agreement the company exchanged three outstanding notes, in the amounts of $150,000, $89,250, and $65,000 for a total amount $328,422 of debt outstanding, as well as any accrued interest and default penalty, for: $160,000 in cash payments (payable in monthly payments of $20,000), converted a portion of the notes pursuant to original terms of the notes into 500,000 restricted common stock shares (shares were issued on June 3, 2020); and 700,000 warrants issued to purchase common stock shares at a strike price of $0.15. The fair value of the common stock shares was $250,000 (based on a $0.50 fair value for the Company’s stock) and of the warrants to purchase common stock shares was $196,818 (based on a $0.281 black scholes fair valuation). During the year ended December 31, 2020, the Company paid $100,000 to reduce the outstanding balance. As of June 30, 2021, the balance was paid in full. At December 31, 2020, a balance of $40,000 remained to be paid for these exchanged loans.

On March 20, 2018, we entered into a securities purchase agreement with Auctus Fund, LLC for the issuance and sale to Auctus of $150,000 in aggregate principal amount of a 12% convertible promissory note. On March 20, 2018, we issued the note to Auctus. Pursuant to the purchase agreement, we also issued to Auctus a warrant exercisable to purchase an aggregate of 4,262 shares of the Company’s common stock. The warrant is exercisable at any time, at an exercise price per share equal to $1.82 (110% of the closing price of the common stock on the day prior to issuance), subject to certain customary adjustments and price-protection provisions contained in the warrant. The warrant has a five-year term. The note matures nine months from the date of issuance and accrues interest at a rate of 12% per year. We could have prepaid the note, in whole or in part, for 115% of outstanding principal and interest until 30 days from issuance, for 125% of outstanding principal and interest at any time from 31 to 60 days from issuance, and for 130% of outstanding principal and interest at any time from 61 days from issuance to 180 days from issuance. After nine months from the date of issuance, Auctus may convert the note, at any time, in whole or in part, into shares of the our common stock, at a conversion price equal to the lower of the price offered in the our next public offering or a 40% discount to the average of the two lowest trading prices of the common stock during the 20 trading days prior to the conversion, subject to certain customary adjustments and price-protection provisions contained in the note. The note includes customary events of default provisions and a default interest rate of 24% per year. Upon the occurrence of an event of default, Auctus may require us to redeem the note (or convert it into shares of common stock) at 150% of the outstanding principal balance plus accrued and unpaid interest. On May 22, 2020, the default penalty and outstanding interest was exchange as described in the preceding paragraph. As of June 30, 2021, the note was paid in full. During the year ended December 31, 2020, the Company paid $100,000 to reduce the outstanding balance. As of December 31, 2020, a balance of $40,000 remained to be paid for these exchanged loans.

On August 22, 2018, we issued a promissory note to an investor for $150,000 in aggregate principal amount of a 6% promissory note for an aggregate purchase price of $157,500 (representing a $7,500 original issue discount). Pursuant to the promissory note the entire unpaid principal balance on the promissory note together with all accrued and unpaid interest and loan origination fees, if any, at the choice of the investor, shall be due and payable in full from the funds received by us from a financing of at least $2,000,000, or at the option of the investor, to be included in our financing under the same terms as the new investors with the most favorable terms making a cash investment. If we do not complete a financing of at least $2,000,000 within 90 days of the execution of this promissory note, any unpaid amounts shall be due in full to the investor and shall accrue interest at 12% (instead of 6%) per annum from the date thereof (90 days after execution), if not paid in full. In addition, the investor will be granted 1,500,000 warrants under this promissory note. The warrants shall be issued and vest upon the financing of at least $2,000,000 and expire on the third anniversary of said financing. The warrant exercise price shall be set at the same price as for warrants granted to the investors with the most favorable terms as part of any $2,000,000 or more financing or $0.25, whichever is lower. The warrants shall have standard anti-dilution features to protect the holder from dilution due to down rounds of financing. As of December 31, 2020, the Company had exchanged $179,291 of debt outstanding for: 896,456 common stock shares; and 896,455 warrants issued to purchase common stock shares at a strike price of $0.20. As of December 31, 2019, the Company had not repaid the note and original issue discount of $157,500 ($7,500 is recorded in accrued expenses).

______________

1 FA to update

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On August 31, 2018, we entered into agreements with certain holders of the our Series C1 preferred stock, par value $0.001 per share (the “Series C1 Preferred Stock”), including John Imhoff, the chairman of our board of directors, and Mark Faupel, the Chief Operating Officer and a director of our company (the “Exchange Agreements”), pursuant to which those holders separately agreed to exchange each share of the Series C1 Preferred Stock held for one (1) share of our newly created Series C2 preferred stock, par value $0.001 per share (the “Series C2 Preferred Stock”). In total, for 3,262 shares of Series C1 Preferred Stock to be surrendered, we issued 3,262 shares of Series C2 Preferred Stock.

On September 19, 2018, we issued a promissory note to an investor for $50,000 in aggregate principal amount of a 6% promissory note for an aggregate purchase price of $52,500 (representing a $2,500 original issue discount). Pursuant to the promissory note the entire unpaid principal balance on the promissory note together with all accrued and unpaid interest and loan origination fees, if any, at the choice of the investor, shall be due and payable in full from the funds received from a financing of at least $2,000,000, or at the option of the investor, to be included in the our financing under the same terms as the new investors with the most favorable terms making a cash investment. If we do not complete a financing of at least $2,000,000 within 90 days of the execution of this promissory note, any unpaid amounts shall be due in full to the investor and shall accrue interest at 12% (instead of 6%) per annum from the date thereof (90 days after execution), if not paid in full. In addition, the investor will be granted 500,000 warrants under this promissory note. The warrants shall be issued and vest upon the financing of at least $2,000,000 and expire on the third anniversary of said financing. The warrant exercise price shall be set at the same price as for warrants granted to the investors with the most favorable terms as part of any $2,000,000 or more financing or $0.25, whichever is lower. The warrants shall have standard anti-dilution features to protect the holder from dilution due to down rounds of financing. As of December 31, 2020, the Company had entered into an exchange agreement with the investor. Based on this agreement the Company exchanged $111,227 of debt outstanding for: 556,136 common stock shares; and 556,136 warrants issued to purchase common stock shares at a strike price of $0.20. As of December 31, 2019, the Company had not repaid the note and original issue discount of $52,500 ($2,500 is recorded in accrued expenses) and therefore the accrued interest rate increased to 12%.

On July 1, 2019, we entered into a loan agreement with Accilent Capital Management Inc/Rev Royalty Income and Growth Trust (“Accilent”), providing for the purchase by Rev of an unsecured promissory note in the principal amount of $49,389 (CAD$ 65,500). The note was fully funded on July 9, 2019 (net of a 8% original issue discount and other expenses). The note bears an interest rate of 16% and was due and payable on September 11, 2019. Following maturity, demand, default, or judgment and until actual payment in full, interest rate shall be paid at the rate of 19% per annum. We will issue warrants to purchase one common share for each warrant held in the aggregate amount of 215,000 warrants at an exercise price of $0.25 per warrant, or alternatively, the same price as for warrants granted to investors as part of our financing subject to adjustment and exercisable within 3 years from issuance (the “Initial Warrants”). In the event that the common shares of the Issuer were not listed on the TSX Venture Exchange pursuant to the “Transaction” on or prior to September 1, 2019, an additional 100,000 warrants will be issued at an exercise price equal to the lesser of $0.25 or the price of the next issuance of common shares of the Issuer (the “Revised Exercise Price”). Further, the exercise price of the Initial Warrants will adjust to the Revised Exercise Price has stated herein. As of December 31, 2020, the loan had been paid off.

On December 5, 2019, we entered into an exchange agreement with Aquarius. Based on this agreement the company exchanged $145,544 of debt outstanding for: 291,088 common stock shares; 145,544 warrants issued to purchase common stock shares at a strike price of $0.25; and 145,544 warrants issued to purchase common stock shares at a strike price of $0.75.

On January 6, 2020, we entered into an exchange agreement with Jones Day. We will exchange $1,744,768 of debt outstanding for: $175,000, an unsecured promissory note in the amount of $550,000; due 13 months form the date of issuance, that may be called at any time prior to maturity upon a payment of $150,000; and an unsecured promissory note in the principal amount of $444,768, bearing an annualized interest rate of 6.0% and due in four equal annual installments beginning on the second anniversary of the date of issuance.

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On January 16, 2020, we entered into an exchange agreement with GPB. This exchange agreement which has not been completed will call for the exchange of $3,360,811 of debt outstanding as of December 12, 2019 for: cash of $1,500,000; 1,860,811 common stock shares; 7,185,000 warrants to purchase common stock shares at a strike price of $0.20 for the 2016 warrants issued; 1,860,811 warrants to purchase common stock shares at a strike price of $0.25; 3,721,622 warrants to purchase common stock shares at a strike price of $0.75; and 2,791 series D preferred stock shares (each Series D preferred stock share converts into 3,000 shares of the Company’s common stock shares). If we are able to raise capital in excess of $4,000,000, the exchange amounts shall be adjusted. If the financing is between $4,000,000 and $4,900,000, for every $100,000 raised in excess of $4,000,000 we will pay an additional $50,000 to pay down debt. If between $5,000,000 and $6,000,000 is raised thru financings, we will pay an additional $1,000,000 to pay down debt. If the financing is in excess of $6,000,000 then we will pay the entire debt balance outstanding. In the event of alternative financings, we may elect to pay GPB a total of $1,500,000 in cash to GPB at which time GPB shall waive any security interest in our assets, and GPB shall exchange any remaining debt from the notes into the Series D unit offering. GPB shall have the right to convert the outstanding notes into equity, but not the obligation. A 9.99% blocker shall be in effect such that GPB agrees to restrict its holdings of our common stock shares to less than 9.99% of the total number of our outstanding common stock shares at any one point in time. All royalty payments owed to GPB pursuant thereto shall remain our obligations to GPB and shall remain in full force and effect. We shall have 8 months from the execution date of this exchange agreement, subject to early termination as forth below (in “forbearance agreement”). We shall be entitled to extend the forbearance agreement for four additional months for a $50,000 per month payment. If after the financing is completed and in the event of future financings or significant collaborations with a partner generating sales greater than $1,000,000, we agree to buy back $500,000 of the Series D preferred stock shares. The interest rate will revert to their original non default rates. Also, all existing warrants issued prior to exchange agreement will be canceled. On January 8, 2021, we made the final payment of $750,000 out of the total $1,500,000 as required by this exchange agreement with GPB, which canceled the previously issued warrants. On March 31, 2021, we issued 2,236 series F2 preferred stock shares in accordance with the terms of the agreement.

On March 31, 2020, we entered into a securities purchase agreement with Auctus Fund, LLC for the issuance and sale to Auctus of $112,750 in aggregate principal amount of a 12% convertible promissory note. On March 31, 2020, we issued the note to Auctus and issued 250,000 five-year common stock warrants at an exercise price of $0.16. On April 3, 2020, we received net proceeds of $100,000. The note matures on January 26, 2021 and accrues interest at a rate of 12% per year. We may not prepay the note, in whole or in part. After the 90th calendar day after the issuance date, and ending on the later of maturity date and the date of payment of the default amount, Auctus may convert the note, at any time, in whole or in part, provided such conversion does not provide Auctus with more than 4.99% of the outstanding common share stock. The conversion may be made converted into shares of the our common stock, at a conversion price equal to the lesser of: (i) the lowest Trading Price during the twenty-five (25) trading day period on the latest complete trading prior to the issue date and (ii) the variable conversion price (55% multiplied by the market price, market price means the lowest trading price for the common stock during the twenty-five (25) trading day period ending on the latest complete trading day prior to the conversion date. Trading price is the lowest trade price on the trading market as reported. The note includes customary events of default provisions and a default interest rate of 24% per year. As of June 30, 2021 and December 31, 2020, the note outstanding was $168,561(which includes a default penalty of $55,811) and $112,750, respectively. In addition, as of June 30, 2021 and December 31, 2020, unamortized debt issuance costs of $0 and $5,100 and interest of $16,656 and $10,260 are included in accrued expenses on the accompanying consolidated balance sheet, respectively.

For the period of January through April 2021, we issued an aggregate of 1,436 shares of Series F preferred stock to certain accredited investors pursuant to certain securities purchase agreements at a price of $1,000 per share. Each Series F preferred stock share converts into 4,000 shares of our common stock shares. The Series F preferred stock will have cumulative dividends at the rate per share of 6% per annum. The Stated Value of the Series F preferred stock is $1,000.

For the period of January through April 2021, we issued an aggregate of 3,237 shares of Series F-2 preferred stock to certain accredited investors pursuant to certain securities purchase agreements at a price of $1,000 per share. Each Series F-2 preferred stock share converts into 4,000 shares of our common stock shares. The Series F preferred stock will have cumulative dividends at the rate per share of 6% per annum. The Stated Value of the Series F-2 preferred stock is $1,000.

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Item 16. Exhibits and financial statement schedules2

(a)	Exhibits

EXHIBIT NO.	DESCRIPTION
1.1*	Form of Underwriting Agreement
3.1	Restated Certificate of Incorporation, as amended through November 3, 2016 (incorporated by reference to Exhibit 3.1 to the annual report on Form 10-K filed March 15, 2016)
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K, filed March 23, 2012)
3.3	Amended and Restated Certificate of Incorporation, (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K, filed November 15, 2018)
3.4

Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

3.5	Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the amended registration statement on Form S-1/A (No. 333-22429) filed April 24, 1997)
4.2	Secured Promissory Note, dated September 10, 2014 (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed September 10, 2014)
4.3	Amendment #1 to Secured Promissory Note, dated March 10, 2015 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed March 19, 2015)
4.4	Amendment #2 to Secured Promissory Note, dated May 4, 2015 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed May 7, 2015)
4.5	Amendment #3 to Secured Promissory Note, dated June 1, 2015 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed June 5, 2015)
4.6	Amendment #4 to Secured Promissory Note, dated June 16, 2015 (incorporated by reference to Exhibit 10.4 to the current report on Form 8-K filed June 30, 2015)
4.7	Amendment #5 to Secured Promissory Note, dated June 29, 2015 (incorporated by reference to Exhibit 10.5 to the current report on Form 8-K filed June 30, 2015)
4.8	Amendment #6 to Secured Promissory Note, dated January 20, 2016 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed February 16, 2016)
4.9	Amendment #7 to Secured Promissory Note, dated February 11, 2016 (incorporated by reference to Exhibit 10.2 to the current report on Form 8-K filed February 16, 2016)
4.10	Amendment #8 to Secured Promissory Note, dated March 7, 2016 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed March 7, 2016)
4.11	Senior Secured Convertible Note, dated February 12, 2016 (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed February 12, 2016)
4.12	Form of Exchange Note (GPB) (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed December 7, 2016)
4.13	10% OID Convertible Promissory Note (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed December 30, 2016)
4.14	Convertible Promissory Note (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed February 16, 2017)
4.15	Form of Warrant (Standard Form) (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K, filed September 14, 2010)
4.16	Form of Warrant (InterScan) (incorporated by reference to Exhibit 4.13 to the annual report on Form 10-K for the year ended December 31, 2013, filed March 27, 2014)

__________

2 EGS will continue to review and update.

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4.17	Form of Warrant (November 2011 Private Placement) (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K/A, filed November 28, 2011)
4.18	Form of Warrant (Series B-Tranche A) (incorporated by reference to Exhibit 10.2 to amendment no. 1 to the current report on Form 8-K, filed May 23, 2013)
4.19	Form of Warrant (Series B-Tranche B) (incorporated by reference to Exhibit 10.3 to amendment no. 1 to the current report on Form 8-K, filed May 23, 2013)
4.20	Form of Warrant (Regulation S) (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K, filed September 8, 2014)
4.21	Form of Warrant (2014 Public Offering Placement Agent) (incorporated by reference to Exhibit 4.2 to the current report on Form 8-K filed December 4, 2014)
4.22	Form of Warrant (2014 Public Offering Warrant Exchanges) (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed June 30, 2015)
4.23	Form of Warrant (Series C) (incorporated by reference to Exhibit 4.3 to the current report on Form 8-K filed June 30, 2015)
4.24	Form of Warrant (Senior Secured Convertible Note) (incorporated by reference to Exhibit 10.5 to the current report on Form 8-K filed February 12, 2016)
4.25	Form of Warrant (Series B-Tranche B Exchanges; GPB Exchange) (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed June 14, 2016)
4.26	Common Stock Purchase Warrant (Convertible Promissory Note) (incorporated by reference to Exhibit 4.2 to the current report on Form 8-K filed February 16, 2017)
4.27

Senior Secured Convertible Note, dated December 17, 2019, by and between Guided Therapeutics, Inc. and Auctus Fund, LLC (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

4.28

Common Stock Warrant, dated December 17, 2019, by and between Guided Therapeutics, Inc. and Auctus Fund, LLC (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

4.29	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)
4.30	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)
4.31	Form of 12% debenture (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)
4.32	Form of Warrant (Exchange Agreements) (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)
4.33	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)
4.34*	Form of Pre-Funded Warrant
4.35*	Form of Public Warrant
5.1*	Opinion of Ellenoff Grossman & Schole LLP
10.1	1995 Stock Plan and form of Stock Option Agreement (incorporated by reference to Exhibit 10.2 to the registration statement on Form S-1 (No. 333-22429) filed February 27, 1997)
10.2	2005 Amendment to 1995 Stock Plan (incorporated by reference to Appendix 1 to the proxy statement on Schedule 14A, filed May 10, 2005)
10.3	2010 Amendment to 1995 Stock Plan (incorporated by reference to Exhibit 10.3 to the registration statement on Form S-8 (File No. 333-178261), filed December 1, 2011)
10.4	2012 Amendment to 1995 Stock Plan (incorporated by reference to Annex 1 to the proxy statement on Schedule 14A, filed April 30, 2012)
10.5	Securities Purchase Agreement (Series C), dated June 29, 2015 (incorporated by reference to Exhibit 10.6 to the current report on Form 8-K filed June 30, 2015)
10.6	Registration Rights Agreement (Series C), dated June 29, 2015 (incorporated by reference to Exhibit 10.7 to the current report on Form 8-K filed June 30, 2015)
10.7	Form of Joinder Agreement (Series C) (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed July 13, 2015)
10.8	Interim Securities Purchase Agreement (Series C), dated September 3, 2015 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed September 3, 2015)

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10.9	Securities Purchase Agreement (Senior Secured Convertible Note), dated February 11, 2016 (incorporated by reference to Exhibit 10.3 to the current report on Form 8-K filed February 12, 2016)
10.10	Security Agreement (Senior Secured Convertible Note), dated February 11, 2016 (incorporated by reference to Exhibit 10.4 to the current report on Form 8-K filed February 12, 2016)
10.11	Royalty Agreement, dated September 6, 2016, between the Company and Imhoff and Maloof (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed September 8, 2016)
10.12

Agreement between Shandong Yaohua Medical Instrument Corporation and Guided Therapeutics, Inc., Confidential, Final 22 January 2017 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed January 26, 2017)

10.13	Guided Therapeutics-Shenghuo Medical Agreement, 22 Jan 2017 (incorporated by reference to Exhibit 10.2 to the current report on Form 8-K filed January 26, 2017)
10.14	Securities Purchase Agreement, dated as of February 12, 2018, by and between Guided Therapeutics, Inc. and Adar Bays, LLC
10.15

Securities Purchase Agreement, dated as of February 22, 2018, by and between Guided Therapeutics, Inc. and Power Up (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.16

Lease Modification, dated as of February 23, 2018, by and between Guided Therapeutics, Inc. and TREA Infill Industrial Atlanta, LLC (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.17

Securities Purchase Agreement, dated as of March 12, 2018, by and between Guided Therapeutics, Inc. and Eagle Equities, LLC (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.18

Securities Purchase Agreement, dated as of May 17, 2018, by and between Guided Therapeutics, Inc. and GHS Investments, Inc (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.19

Securities Purchase Agreement, dated as of March 20, 2018, by and between Guided Therapeutics, Inc. and Auctus Fund, LLC (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.20

Securities Purchase Agreement, dated as of April 30, 2018, by and between Guided Therapeutics, Inc. and Power Up (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.21

Securities Purchase Agreement, dated as of June 7, 2018, by and between Guided Therapeutics, Inc. and Power Up (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.22

Securities Purchase Agreement, dated as of June 22, 2018, by and between Guided Therapeutics, Inc. and GHS Investments, Inc (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.23

Securities Purchase Agreement, dated as of July 3, 2018, by and between Guided Therapeutics, Inc. and Auctus Fund, LLC (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.24	Promissory Note, dated as of August 22, 2018, by and between Guided Therapeutics, Inc. and Mr. Case (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)
10.25

Exchange Agreements, dated as of August 31, 2018, by and between Guided Therapeutics, Inc. and Series C1 Preferred Stockholders in exchange for Series C2 Preferred Stock. (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed September 6, 2018)

10.26

Promissory Note, dated as of September 19, 2018, by and between Guided Therapeutics, Inc. and Mr. Gould (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.27

Exchange Agreement, dated as of September 30, 2018, by and between Guided Therapeutics, Inc. and Dr. Faupel (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

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10.28

Exchange Agreement, dated as of September 30, 2018, by and between Guided Therapeutics, Inc. and Dr. Cartwright (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.29

Equity Financing Agreement, dated as of March 1, 2018, by and between Guided Therapeutics, Inc. and GHS Investments, Inc (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.30

Purchase and Sale Agreement, dated as of February 14, 2019, by and between Guided Therapeutics, Inc. and Everest Business Funding (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.31

Promissory Note, dated as of February 15, 2019, by and between Guided Therapeutics, Inc. and Mr. Gould (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.32

Securities Purchase Agreement, dated as of March 29, 2019, by and between Guided Therapeutics, Inc. and Auctus Fund, LLC (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.33

Securities Purchase Agreement, dated as of May 15, 2019, by and between Guided Therapeutics, Inc. and Eagle Equities, LLC (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.34

Securities Purchase Agreement, dated as of May 15, 2019, by and between Guided Therapeutics, Inc. and Adar Bays, LLC (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.35

Loan Agreement, dated as of July 1, 2019, by and between Guided Therapeutics, Inc. and Accilent Capital Management Inc. / Rev Royalty Trust Income and Growth Trust (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.36

License Agreement Modification, dated as of July 24, 2019, by and between Guided Therapeutics, Inc. and Shandong Medical Instrument Corporation (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.37

Addendum to the Exchange Agreement, dated as of September 30, 2018, by and between Guided Therapeutics, Inc. and Dr. Faupel (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.38

Addendum to the Exchange Agreement, dated as of September 30, 2018, by and between Guided Therapeutics, Inc. and Dr. Cartwright (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.39

Exchange Agreement, dated as of December 5, 2019, by and between Guided Therapeutics, Inc. and Aquarius (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.40

Securities Purchase Agreement, dated as of December 17, 2019, by and between Guided Therapeutics, Inc. and Auctus Fund, LLC (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.41

Security Agreement, dated December 17, 2019, by and between Guided Therapeutics, Inc. and Auctus Fund, LLC (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.42

Registration Rights Agreement, dated December 17, 2019, by and between Guided Therapeutics, Inc. and Auctus Fund, LLC (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.43

Form of Securities Purchase Agreement between the Guided Therapeutics, Inc. and investors set forth therein (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.44	Form of Security Agreement between the Guided Therapeutics, Inc. and investors set forth therein (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)
10.46	Securities Purchase Agreement (Series D), dated December 30, 2019 (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)
10.47	Registration Rights Agreement (Series D), dated December 30, 2019 (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

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10.48	Form of Joinder Agreement (Series D), dated December 30, 2019 (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)
10.49

Form of Exchange Agreement, dated as of December 30, 2019, by and between Guided Therapeutics, Inc. and Investors (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.50	Exchange Agreement, dated as of December 30, 2019, by and between Guided Therapeutics, Inc. and K2 (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)
10.51

Exchange Agreement, dated as of December 30, 2019, by and between Guided Therapeutics, Inc. and Mr. Blumberg (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.52

Exchange Agreement, dated as of December 30, 2019, by and between Guided Therapeutics, Inc. and Dr. Imhoff (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.53

Exchange Agreement, dated as of January 6, 2020, by and between Guided Therapeutics, Inc. and Jones Day Law Firm (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.54

Finder’s Fee Agreement, dated as of January 6, 2020, by and between Guided Therapeutics, Inc. and Iron Stone Capital (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.55

Promissory Note, dated as of January 15, 2020, by and between Guided Therapeutics, Inc. and IRTH Communications, LLC (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.56

Exchange Agreement, dated as of January 16, 2020, by and between Guided Therapeutics, Inc. and GPB Debt Holdings II, LLC (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.57

Promotional Agreement, dated as of January 22, 2020, by and between Guided Therapeutics, Inc. and Blumberg & Bowles Consulting, LLC (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.58

Securities Purchase Agreement, dated as of March 31, 2020, by and between Guided Therapeutics, Inc. and Auctus Fund, LLC (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed April 20, 2020)

10.59	2018 Stock Option Plan of the Registrant (incorporated by reference to Annex B of Definitive Proxy Statement filed October 11, 2018)
10.60	Form Securities Purchase Agreement for Series E Preferred Stock
10.61	Exchange Agreement, dated as of June 23, 2020, by and between Guided Therapeutics, Inc. and James Clavijo
21.1	Subsidiaries (incorporated by reference to Exhibit 21.1 to the registration statement on Form S-1 (No. 333-169755) filed October 5, 2010)
23.1*	Consent of UHY LLP
23.2*	Consent of Ellenoff Grossman & Schole LLP (contained in Exhibit 5.1)
24.1*	Power of Attorney

*	To be filed by amendment.

(b)	Financial Statement Schedules
None

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Item 17. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on September 28, 2021.

GUIDED THERAPEUTICS, INC.

By:	/s/ Gene Cartwright
Name:	Gene Cartwright
Title:	President and Chief Executive Officer and Acting Chief Financial Office

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors Guided Therapeutics, Inc., a Delaware corporation, do hereby constitute and appoint Gene Cartwright and Mark Faupel, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gene S. Cartwright	President, Chief Executive Officer and Acting Chief Financial Officer	September 28, 2021
Gene S. Cartwright	(Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ Mark Faupel	Chief Operating Officer and Director	September 28, 2021
Mark Faupel

/s/ Michael C. James	Chairman of the Board and Director	September 28, 2021
Michael C. James

/s/ John E. Imhoff	Director	September 28, 2021
John E. Imhoff

/s/ Richard P. Blumberg	Director	September 28, 2021
Richard P. Blumberg

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